Prospectus Supplement dated August 30, 2007 (to Prospectus dated May 17, 2007)

$913,561,000 (Approximate)
Mortgage Pass-Through Certificates

MortgageIT Securities Corp. Mortgage Loan Trust, Series 2007-2
Issuing Entity
DB Structured Products, Inc.
Sponsor
MortgageIT Securities Corp.
Depositor
Wells Fargo Bank, N.A.
GMAC Mortgage, LLC
Servicers
Wells Fargo Bank, N.A.
Securities Administrator and Master Servicer

The issuing entity will hold one pool of conventional, fixed-rate, first lien residential mortgage loans and will issue the following classes of certificates that are offered under this prospectus supplement:

Class	Original Principal Balance(1)	Pass-Through Rate
A-1	$821,837,000	Floating(2)
A-2	$46,092,000	Variable(3)
B-1	$37,336,000	Variable(4)
B-2	$5,531,000	Variable(4)
B-3	$2,765,000	Variable(4)

See next page for footnotes.

Credit enhancement for all of these certificates will be provided by subordination. The Class A-1 Certificates and Class A-2 Certificates will also have the benefit of an interest rate swap agreement. In addition, the Class A-1 Certificates also may benefit from certain interest and principal amounts otherwise payable to the Class A-2 Certificates.

You should consider carefully the risk factors beginning on page S-13 in this prospectus supplement.

The certificates described in this prospectus supplement will represent an interest in the issuing entity only and will not represent obligations of the depositor, the sponsor or any of their affiliates. No governmental agency or instrumentality or any other person will insure the certificates or the collateral securing the certificates.

You should consult with your own advisors to determine if the offered certificates are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered certificates.

The certificates offered by this prospectus supplement will be purchased by Deutsche Bank Securities Inc. from the depositor, and are being offered by Deutsche Bank Securities Inc. from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. From the sale of the offered certificates, the depositor will receive approximately 100.07% of their initial certificate principal balance, less expenses.

Neither the SEC nor any state securities commission has approved the offered certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Deutsche Bank Securities Underwriter

(1)	These amounts are approximate. They are subject to an upward or downward adjustment of no more than 5%, depending on the total principal amount of the mortgage loans delivered at closing.

(2)
On each distribution date, the pass-through rate for the Class A-1 Certificates will be an annual rate equal to the lesser of: (x) the lesser of (i) One-Month LIBOR plus 0.50% and (ii) 10.50% per annum (the “Class A-1 Formula Rate”) and (y) the Net WAC Pass-Through Rate with respect to the Class A-1 Certificates for such distribution date (appropriately adjusted with respect to the first interest accrual period), as described in this prospectus supplement under “Description of the Certificates—Glossary of Definitions Relating to the Priority of Distributions.”

(3)
On each distribution date, the pass-through rate for the Class A-2 Certificates will be an annual variable rate, expressed as a percentage, (I) the numerator of which equals (A) an amount equal to the product of (x) the excess, if any, of the Net WAC Pass-Through Rate with respect to the Class A-1 Certificates minus the Class A-1 Formula Rate and (y) the certificate principal balance of the Class A-1 Certificates for such distribution date plus (B) an amount equal to the product of (x) the Net WAC Pass-Through Rate with respect to the Class A-2 Certificates for such distribution date and (y) the certificate principal balance of the Class A-2 Certificates for such distribution date minus (C) the product of (x) 12 and (y) the Class A-1 Interest Shortfall Amount (as defined in this prospectus supplement under “Description of the Certificates—Glossary of Definitions Relating to the Priority of Distributions”) for such Distribution Date and (II) the denominator of which is the certificate principal balance of the Class A-2 Certificates for such distribution date (appropriately adjusted with respect to the first interest accrual period).

(4)
The pass-through rates on these classes of certificates are variable and are equal to the weighted average net mortgage rates of the Mortgage Loans as described in this prospectus supplement under “Description of the Certificates—Glossary of Definitions Relating to the Priority of Distributions.”

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TABLE OF CONTENTS

SUMMARY	S-1

TRANSACTION STRUCTURE	S-12

RISK FACTORS	S-13

DESCRIPTION OF THE MORTGAGE POOL	S-22
General	S-22
Mortgage Loan Characteristics	S-23
Tabular Characteristics of the Mortgage Loans	S-24
Additional Information Concerning the Mortgage Loans	S-29

THE ORIGINATOR	S-30

ISSUING ENTITY	S-32

THE DEPOSITOR	S-32

THE SPONSOR	S-32

STATIC POOL INFORMATION	S-33

DESCRIPTION OF THE CERTIFICATES	S-33
General	S-33
Book-Entry Registration	S-34
Transfer Restrictions	S-38
Table of Fees and Expenses	S-38
Available Distribution Amount	S-39
Glossary of Definitions Relating to the Priority of Distributions	S-40
The Class A Swap Agreement	S-47
The Class A Swap Provider	S-52
Distributions from the Supplemental Interest Trust	S-53
Priority of Distributions on the Certificates	S-54
Subordination and Allocation of Losses	S-56
The Class R Certificates	S-57
Last Scheduled Distribution Date	S-58
Calculation of One-Month LIBOR	S-58

SERVICING	S-59
General	S-59
GMAC Mortgage, LLC	S-59
Wells Fargo Bank, N.A.	S-62
Servicing Experience and Procedures of Wells Fargo Bank	S-62
Servicing and Other Compensation and Payment of Expenses	S-65
Payments on Mortgage Loans; Deposits to Custodial Accounts	S-66
Advances	S-66
Compensating Interest	S-67
Modifications	S-67
Special Servicing Agreements; Purchase of Delinquent Mortgage Loans	S-67
Evidence as to Compliance	S-68

THE SECURITIES ADMINISTRATOR AND THE MASTER SERVICER	S-69
Wells Fargo Bank, N.A.	S-69
The Distribution Account	S-70
Master Servicing and Other Compensation and Payment of Expenses	S-71
Events of Default and Removal of Master Servicer	S-71
Transfer of Master Servicing	S-71
Indemnification	S-72

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THE CUSTODIAN	S-72

THE TRUSTEE	S-72

THE CREDIT RISK MANAGER	S-74

POOLING AND SERVICING AGREEMENT	S-74
General	S-74
Assignment of the Mortgage Loans	S-75
Voting Rights	S-76
Optional Termination	S-76
Purchase of Certain Mortgage Loans by the Sponsor	S-78
Reports to Certificateholders	S-78

PREPAYMENT AND YIELD CONSIDERATIONS	S-79
Principal Prepayments and Compensating Interest	S-80
Certificates	S-81
Weighted Average Life	S-81
Prepayment Speed Assumption and Modeling Assumptions	S-81
Yield Considerations With Respect to the Class A-2 Certificates	S-87

FEDERAL INCOME TAX CONSEQUENCES	S-88
General	S-88
Additional Considerations for the Class A-2 Certificateholders	S-90

STATE AND OTHER TAX CONSEQUENCES	S-91

LEGAL PROCEEDINGS	S-92

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS	S-92

LEGAL INVESTMENT ASPECTS	S-92

ACCOUNTING CONSIDERATIONS	S-92

ERISA CONSIDERATIONS	S-93

METHOD OF DISTRIBUTION	S-94

SECONDARY MARKET	S-95

LEGAL MATTERS	S-95

CERTIFICATE RATINGS	S-95

AVAILABLE INFORMATION	S-96

REPORTS TO CERTIFICATEHOLDERS	S-97

INCORPORATION OF INFORMATION BY REFERENCE	S-97

ANNEX I - GLOBAL CLEARANCE AND SETTLEMENT AND DOCUMENTATION PROCEDURES	A-I-1

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Important Notice About Information in This Prospectus Supplement and the Accompanying Prospectus.

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

•	this prospectus supplement, which describes the specific terms of this series of certificates.

If the information regarding the offered certificates is more specific in this prospectus supplement than in the prospectus, then you should rely on the information in this prospectus supplement.

MortgageIT Securities Corp.’s principal offices are located at 33 Maiden Lane, New York, New York, 10038, and its telephone number is (212) 651-7700.

-v-

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The Underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuer; and

(b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

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SUMMARY

The following summary is a very broad overview of the certificates offered by this prospectus supplement and the accompanying prospectus and does not contain all of the information that you should consider in making your investment decision. To understand the terms of the offered certificates, carefully read this entire prospectus supplement and the entire accompanying prospectus. Capitalized terms used in this summary may be defined elsewhere in this prospectus supplement.

Transaction Parties

Issuing Entity
MortgageIT Securities Corp. Mortgage Loan Trust, Series 2007-2, a New York common law trust. The issuing entity will be established pursuant to a pooling and servicing agreement dated as of the cut-off date among MortgageIT Securities Corp., as depositor, Wells Fargo Bank, N.A., as servicer, Wells Fargo Bank, N.A., as master servicer and as securities administrator, and HSBC Bank USA, National Association, as trustee. The issuing entity is also sometimes referred to in this prospectus supplement as the “trust” or the “trust fund”.

Distributions of interest and principal on the Class A-1, Class A-2, Class B-1, Class B-2 and Class B-3 Certificates, which, along with the Class B-4, Class B-5 and Class B-6 Certificates, represent in the aggregate the entire beneficial ownership interest in the issuing entity, will be made only from payments received from the issuing entity as described below.

The Class B-4, Class B-5, Class B-6 and Class R Certificates are not offered by this prospectus supplement.

Sponsor	DB Structured Products, Inc., a Delaware corporation.

Depositor	MortgageIT Securities Corp., a Delaware corporation. See “The Depositor” in the prospectus.

Originator	MortgageIT, Inc., a New York corporation. See “The Originator” in this prospectus supplement.

Master Servicer	Wells Fargo Bank, N.A., a national banking association. See “The Securities Administrator and the Master Servicer” in this prospectus supplement.

Servicers
Initially, Wells Fargo Bank, N.A. and GMAC Mortgage, LLC will service approximately 53.93% and 46.07%, respectively, of the mortgage loans by aggregate principal balance as of the cut-off date. On or about September 1, 2007 (the “Servicing Transfer Date”) the servicing obligations with respect to approximately 39.09% of the mortgage loans by aggregate principal balance as of the cut-off date will transfer from GMAC Mortgage, LLC to Wells Fargo Bank, N.A.

Trustee and Supplemental
Interest Trust Trustee	HSBC Bank USA, National Association, a national banking association. See “The Trustee” in this prospectus supplement.

Securities Administrator	Wells Fargo Bank, N.A. See “The Securities Administrator and the Master Servicer” in this prospectus supplement.

Custodian	Deutsche Bank National Trust Company. See “The Custodian” in this prospectus supplement.

Credit Risk Manager	Clayton Fixed Income Services Inc. See “The Credit Risk Manager” in this prospectus supplement.

Class A Swap Provider
Deutsche Bank AG, New York Branch, a banking institution and a stock corporation incorporated under the laws of Germany. See “Description of the Certificates—The Class A Swap Provider” in this prospectus supplement

Cut-Off Date

August 1, 2007.

Closing Date

On or about August 30, 2007.

The Mortgage Pool. On the closing date, the depositor will deposit a pool of mortgage loans into the trust. The mortgage pool will consist of 1,470 conventional, first lien, fixed-rate mortgage loans on residential real properties with original terms to maturity of not more than forty (40) years.

References to percentages of the mortgage loans under this section are calculated based on the aggregate principal balance of the mortgage loans as of the cut-off date.

Required Repurchases or Substitutions of Mortgage Loans. The trustee will acknowledge the sale, transfer and assignment of the trust fund to it by the depositor and receipt of, subject to further review and the exceptions, the mortgage loans. If the trustee obtains actual knowledge that any mortgage loan is defective on its face due to a breach of the representations and warranties with respect to that mortgage loan in the transaction agreements, the trustee will be required to promptly notify the sponsor of such defect. The sponsor will then be required to correct or cure any such defect within 90 days from the date of notice from the trustee of the defect and if the sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the sponsor will be required, in accordance with the terms of the pooling and servicing agreement, within 90 days of the date of notice, to repurchase such mortgage loan or provide the trustee with a substitute mortgage loan (if within two years of the closing date); provided that, if such defect would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure, repurchase or substitution must occur within 90 days from the date such breach was discovered.

Characteristics of the Mortgage Loans. The mortgage loans will consist of conventional, fixed-rate residential mortgage loans secured by first liens on one-to-four family residential properties. As of the cut-off date, the mortgage loans in the aggregate had the following approximate characteristics:

Mortgage Loans

	Range or Total		Weighted Average(1)
Number of Mortgage Loans	1,470
Aggregate Unpaid Principal Balance	$921,858,139
Unpaid Principal Balances	$381,006 - $2,599,686		$627,114
Interest Rates	5.625% - 7.875%		6.388%
Remaining Terms to Stated Maturity (months)	117 - 480		350
Loan Age (months)	0 - 20		2
Original Loan-to-Value Ratio	20.50% - 95.00%		72.57%
FICO Scores	620 - 819		743
Geographic Concentration of Mortgaged Properties in Excess of 5% of the Aggregate Unpaid Principal Balance	California	36.31%
	New York	14.00%
	Washington	5.53%

Maximum Five-Digit Zip Code Concentration	92679	0.48%

(1) Indicates average or weighted average by aggregate principal balance

Description of the Certificates

The certificates will represent all of the beneficial ownership interest in the trust as described in this prospectus supplement. The securities administrator will execute and authenticate and the trustee will deliver the following certificates under the pooling and servicing agreement.

Class	Original Principal Balance(1)	Type	Pass-Through Rate	Standard & Poor’s Rating(5)	Moody’s Rating(5)	DBRS’s Rating(5)	Last Scheduled Distribution Date(6)
Offered Certificates:
A-1	$821,837,000	Super Senior	Floating(2)	AAA	Aaa	AAA	September 2037
A-2	$46,092,000	Senior Support	Variable(3)	NR	NR	AAA	September 2037
B-1	$37,336,000	Subordinate	Variable(4)	AA	NR	AA (low)	September 2037
B-2	$5,531,000	Subordinate	Variable(4)	A	NR	A (low)	September 2037
B-3	$2,765,000	Subordinate	Variable(4)	BBB	NR	BBB	September 2037
Total:	$913,561,000

Non-Offered Certificates:
B-4	$3,688,000	Subordinate	Variable(4)	BB	NR	NR	September 2037
B-5	$2,765,000	Subordinate	Variable(4)	B	NR	NR	September 2037
B-6	$1,844,139	Subordinate	Variable(4)	NR	NR	NR	September 2037
R	$0	Residual	N/A	NR	NR	NR	September 2037
Total:	$8,297,139

(1)	These amounts are approximate. They are subject to an upward or downward adjustment of no more than 5%, depending on the total principal amount of the mortgage loans delivered at closing.

(2)
On each distribution date, the pass-through rate for the Class A-1 Certificates will be an annual rate equal to the lesser of: (x) the lesser of (i) One-Month LIBOR plus 0.50% and (ii) 10.50% per annum (the “Class A-1 Formula Rate”) and (y) the Net WAC Pass-Through Rate with respect to the Class A-1 Certificates for such distribution date (appropriately adjusted with respect to the first interest accrual period), as described in this prospectus supplement under “Description of the Certificates—Glossary of Definitions Relating to the Priority of Distributions.”

(3)
On each distribution date, the pass-through rate for the Class A-2 Certificates will be an annual variable rate, expressed as a percentage, (I) the numerator of which equals (A) an amount equal to the product of (x) the excess, if any, of the Net WAC Pass-Through Rate with respect to the Class A-1 Certificates minus the Class A-1 Formula Rate and (y) the certificate principal balance of the Class A-1 Certificates for such distribution date plus (B) an amount equal to the product of (x) the Net WAC Pass-Through Rate with respect to the Class A-2 Certificates for such distribution date and (y) the certificate principal balance of the Class A-2 Certificates for such distribution date minus (C) the product of (x) 12 and (y) the Class A-1 Interest Shortfall Amount (as defined in this prospectus supplement under “Description of the Certificates—Glossary of Definitions Relating to the Priority of Distributions”) for such Distribution Date and (II) the denominator of which is the certificate principal balance of the Class A-2 Certificates for such distribution date (appropriately adjusted with respect to the first interest accrual period).

(4)
The pass-through rates on these classes of certificates are variable and are equal to the weighted average net mortgage rates of the mortgage loans as described in this prospectus supplement under “Description of the Certificates—Glossary of Definitions Relating to the Priority of Distributions.”

(5)	See “Certificate Ratings” in this prospectus supplement.

(6)	The actual final payment to any class of certificates could be significantly earlier.

Offered Certificates

Only the Class A-1, Class A-2, Class B-1, Class B-2 and Class B-3 Certificates are offered by this prospectus supplement and are referred to herein as the “offered certificates”. The Class A-1 Certificates and the Class A-2 Certificates are referred to herein together, as the “Class A Certificates” or the “Senior Certificates”. The Class B-1, Class B-2 and Class B-3 Certificates are referred to herein collectively, as the “Offered Subordinate Certificates”.

Distributions of interest and principal on the Class A-1, Class A-2, Class B-1, Class B-2 and Class B-3 Certificates, which, along with the Class B-4, Class B-5 and Class B-6 Certificates, represent in the aggregate the entire beneficial ownership interest in the issuing entity, will be made only from payments received from the issuing entity as described below.

Floating Rate Certificates

The Class A-1 Certificates are floating rate certificates. The interest rate on these certificates will vary depending on fluctuations on the one-month London interbank offered rate, or “One-Month LIBOR.” On each distribution date, interest will accrue on the Class A-1 Certificates at an annual rate equal to the lesser of: (x) the lesser of (i) One-Month LIBOR plus 0.50% and (ii) 10.50% per annum (the “Class A-1 Formula Rate”) and (y) the Net WAC Pass-Through Rate with respect to the Class A-1 Certificates (appropriately adjusted with respect to the first interest accrual period).

Variable Rate Certificates

The Class A-2, Class B-1, Class B-2 and Class B-3 Certificates are variable rate certificates. On each distribution date, interest will accrue on the Class A-2 Certificates at an annual variable rate, expressed as a percentage, (I) the numerator of which equals (A) an amount equal to the product of (x) the excess, if any, of the Net WAC Pass-Through Rate with respect to the Class A-1 Certificates for such distribution date minus the Class A-1 Formula Rate and (y) the certificate principal balance of the Class A-1 Certificates for such distribution date plus (B) an amount equal to the product of (x) the Net WAC Pass-Through Rate with respect to the Class A-2 Certificates for such distribution date and (y) the certificate principal balance of the Class A-2 Certificates for such distribution date minus (C) the product of (x) 12 and (y) the Class A-1 Interest Shortfall Amount for such distribution date, and (II) the denominator of which is the certificate principal balance of the Class A-2 Certificates for such distribution date (appropriately adjusted with respect to the first interest accrual period). The “Class A-1 Interest Shortfall Amount” for any distribution date while the Class A-2 Certificates are still outstanding is equal to (1) the Net WAC Rate Carryover Amount for the Class A-1 Certificates for such distribution date minus (2) the amounts received from the Class A Swap Agreement and distributed from the supplemental interest trust to the Class A-1 Certificates with respect to unpaid Net WAC Rate Carryover Amounts on such distribution date. The “Net WAC Rate Carryover Amount” with respect to each distribution date on or prior to the date on which the optional termination right is exercisable, if the pass-through rate for the Class A-1 Certificates is limited to the Net WAC Pass-Through Rate, the Net WAC Rate Carryover Amount for such class is an amount equal to the sum of (i) the excess of (x) the amount of interest such class would have been entitled to receive on such distribution date if the Net WAC Pass-Through Rate had not been applicable to such class on such distribution date over (y) the amount of interest accrued on such distribution date at the Net WAC Pass-Through Rate plus (ii) the related Net WAC Rate Carryover Amount for any previous distribution date not previously distributed, together with interest thereon at a rate equal to the pass-through rate for the Class A-1 Certificates for the most recently ended interest accrual period determined without taking into account the Net WAC Pass-Through Rate. With respect to each distribution date after the date on which the optional termination right is exercisable, the Net WAC Rate Carryover Amount for the Class A-1 Certificates will equal zero. In addition, the Class A-2 Certificates will be entitled to certain payments made pursuant to the Class A Swap Agreement. Interest will accrue on the Class B-1, Class B-2 and Class B-3 Certificates at a per annum rate based on the weighted average of the net mortgage rates of the mortgage loans.

Non-Offered Certificates

Class B-4, Class B-5 and Class B-6 Certificates

The Class B-4, Class B-5 and Class B-6 Certificates are variable rate certificates which are not offered by this prospectus supplement. The Class B-4, Class B-5 and Class B-6 Certificates are referred to herein collectively, as the “Non-Offered Subordinate Certificates”, and together with the Offered Subordinate Certificates, the “Subordinate Certificates”.

The Class B-4, Class B-5 and Class B-6 Certificates will have initial certificate principal balances of approximately $3,688,000, $2,765,000 and $1,844,139, respectively.

Residual Certificates

The Class R Certificates are residual certificates and represent the residual interests in the trust.

Distribution Dates

Distributions on the offered certificates will be made on the 25th day of each month or, if that day is not a business day, on the next succeeding business day, beginning in September 2007.

Book-Entry Registration

The offered certificates will be available only in book-entry form through the facilities of The Depository Trust Company, except under limited circumstances. See “Description of the Certificates—Book-Entry Registration” in this prospectus supplement.

Available Distribution Amount

On each distribution date, the securities administrator will make distributions to certificateholders from the available distribution amount for such distribution date. The available distribution amount on any distribution date from which principal and interest distributions will be made to certificateholders will generally include the following amounts, net of servicing fees, credit risk manager fees, premiums payable in connection with certain lender paid primary mortgage insurance policies, if applicable, any net swap payments, any swap termination payments payable to the Class A Swap Provider that are not the result of a Class A Swap Provider trigger event, and certain other expenses of the trust:

•	amounts received on the mortgage loans during the related due period in respect of scheduled principal and interest payments (including advances received from the servicers and/or master servicer);

•	full and partial prepayments received on the mortgage loans during the related prepayment period (including compensating interest received from the servicers and/or master servicer); and

•
any other unscheduled amounts received on the mortgage loans during the related prepayment period, including liquidation proceeds and proceeds received in connection with the repurchase of a mortgage loan.

Interest Distributions

On each distribution date, interest will be distributed to the Senior Certificates and the Subordinate Certificates in an amount equal to (i) interest accrued during the related interest accrual period on the related certificate principal balance for such class at the related pass-through rate provided for such class in this prospectus supplement, less any interest shortfalls allocated to such class as described below and such class’s share of certain realized losses on the mortgage loans attributable to interest, plus (ii) interest accrued but unpaid on prior distribution dates, together with interest on such unpaid amounts at the applicable pass-through rate. The interest accrual period for the Senior Certificates will be the period commencing on the distribution date in the calendar month immediately preceding the calendar month in which the distribution date occurs (or, with respect to the first distribution date, the closing date) and ending on the day preceding that distribution date. The interest accrual period for the Subordinate Certificates will be the calendar month preceding the month in which the distribution date occurs. Each interest accrual period for the Senior Certificates and the Subordinate Certificates will be calculated on the basis of a 360-day year and a 30-day month.

On each distribution date, interest accrued on each class of the Senior Certificates and Subordinate Certificates will be reduced by such class’s share of (i) prepayment interest shortfalls on the mortgage loans not covered by compensating interest paid by the servicers or the master servicer, (ii) interest shortfalls on the mortgage loans, as a result of the application of the Servicemembers Civil Relief Act or similar state or local laws and (iii) such class’s share of certain realized losses on the mortgage loans attributable to interest.

The Senior Certificates will be entitled to payments of interest prior to the payment of interest to the Subordinate Certificates. Each class of Subordinate Certificates will be entitled to payments of interest on a pro rata basis.

See “Description of the Certificates—Priority of Distributions on the Certificates” in this prospectus supplement.

Principal Distributions

On each distribution date, the Securities Administrator will make a payment of principal to the Senior Certificates from the available distribution amount remaining after the payment of interest to the Senior Certificates. On each distribution date, the Securities Administrator will make a payment of principal to the Subordinate Certificates from the available distribution amount remaining after the payment of interest and principal to the Senior Certificates and the payment of interest to the Subordinate Certificates. Principal payments to the Senior Certificates and Subordinate Certificates are generally based on the amount of principal received on the mortgage loans in the amounts and in the order of priority described in this prospectus supplement, until the certificate principal balance of each such class has been reduced to zero.

See “Description of the Certificates—Priority of Distributions on the Certificates” in this prospectus supplement.

Subordination and Allocation of Losses. The Senior Certificates will have a payment priority over the Subordinate Certificates. The certificates shown in the second column in the table below will be subordinated in their right to receive interest and principal payments. They will bear all realized losses on the mortgage loans before the certificates shown on the same line in the first column bear such losses, with limited exceptions for certain types of losses. The support provided by the certificates shown in the second column is intended to enhance the likelihood that the certificates shown in the first column will receive expected monthly payments of interest and principal.

Class(es)	Credit Support	Initial Credit Support Percentage(1)
A-1	A-2 and Subordinate Certificates	10.85%
A-2	Subordinate Certificates	5.85%
B-1	B-2, B-3 and Non-Offered Subordinate Certificates	1.80%
B-2	B-3 and Non-Offered Subordinate Certificates	1.20%
B-3	Non-Offered Subordinate Certificates	0.90%
B-4	B-5 and B-6	0.50%
B-5	B-6	0.20%
B-6	N/A	0.00%

(1)
In each row, the initial certificate principal balance of the certificates listed under “credit support” as a percentage of the aggregate principal balance of the mortgage loans, as of the Cut-Off Date.

After the certificate principal balances of the Subordinate Certificates have been reduced to zero, the Class A-2 Certificates will bear all realized losses on the mortgage loans before the Class A-1 Certificates, until the certificate principal balance of the Class A-2 Certificates has been reduced to zero. After the certificate principal balance of the Class A-2 Certificates has been reduced to zero, all realized losses on the mortgage loans will be allocated to the Class A-1 Certificates until the certificate principal balance of the Class A-1 Certificates has been reduced to zero.

Prepayments with respect to the mortgage loans will be distributed in a manner that will enhance the likelihood that investors in the Senior Certificates will be paid the full amount of principal to which they are entitled. During the first five years following the Closing Date, generally all of the principal prepayments from the mortgage loans will be distributed to the Senior Certificates. Then, over the following five years, the distribution of principal prepayments to the Senior Certificates will decrease as an increasingly larger portion of principal prepayments are distributed to the Subordinate Certificates.

See “Description of the Certificates—Subordination and Allocation of Losses” in this prospectus supplement.

Class A Swap Agreement

The Class A Certificates will have the benefit of an interest rate swap agreement provided by Deutsche Bank AG, New York Branch (the “Class A Swap Provider”).

The interest rate swap agreement (the “Class A Swap Agreement”) will commence with the distribution date occurring in September 2007 and terminate on the earlier of (i) the distribution date immediately following the first date on which the optional termination right is exercisable and (ii) the distribution date in December 2015, unless it is terminated earlier in accordance with its provisions. For each distribution date occurring during the term of the Class A Swap Agreement, the notional amount will be equal to the lesser of (x) the certificate principal balance of the Class A-1 Certificates immediately preceding such distribution date and (y) the amount for such distribution date set forth in the schedule under “Description of the Certificates—The Class A Swap Agreement” in this prospectus supplement.

Pursuant to the Class A Swap Agreement, on each distribution date during the term thereof the securities administrator (on behalf of the supplemental interest trust and from funds available in an account, referred to in this prospectus supplement as the “Swap Account”) will be obligated to pay to the Class A Swap Provider an amount equal to the product of (a) 5.22% per annum, (b) the related notional amount for such distribution date and (c) a fraction, the numerator of which is 30 (or, for the first distribution date, the number of days elapsed from and including the effective date (as defined in the Class A Swap Agreement) to but excluding the first distribution date, determined on a 30/360 basis) and the denominator of which is 360, and the Class A Swap Provider will be obligated to pay to the supplemental interest trust for the benefit of the holders of the Class A Certificates an amount equal the product of (a) one-month LIBOR (as calculated pursuant to the Class A Swap Agreement), (b) the related notional amount for such distribution date and (c) a fraction, the numerator of which is 30 (or, for the first distribution date, the number of days elapsed from and including the effective date (as defined in the Class A Swap Agreement) to but excluding the first distribution date, determined on a 30/360 basis) and the denominator of which is 360. However, only the net amount of the two obligations will be paid on each distribution date by the appropriate party.

On each distribution date, to the extent that the amount payable by the securities administrator under the Class A Swap Agreement exceeds the amount payable by the Class A Swap Provider under the Class A Swap Agreement, the securities administrator will be required to deposit the amount of such excess into the Swap Account. The Swap Account will be an asset of a supplemental interest trust and amounts deposited in the Swap Account will be used by the securities administrator, on behalf of the trustee of the supplemental interest trust, to remit net payments to the Class A Swap Provider. On any distribution date on which the Class A Swap Provider is required to make a net payment to the supplemental interest trust pursuant to the Class A Swap Agreement, the Class A Swap Provider will be required to deposit such net amount in the Swap Account.

Any net amounts paid by the Class A Swap Provider to the supplemental interest trust will be used on the applicable distribution date to pay to the Class A Certificates the interest distribution amount, interest amounts due but not paid on previous distribution dates and any interest amounts not distributed to the Class A-1 Certificates on any distribution date due to the fact that the pass-through rate for such distribution date was capped by the related Net WAC Pass-Through Rate, in the order of priority described under “Description of the Certificates—The Class A Swap Agreement” in this prospectus supplement.

Upon early termination of the Class A Swap Agreement, the securities administrator (on behalf of the supplemental interest trust and from funds in the Swap Account) or the Class A Swap Provider may be required to make a termination payment to the other party (regardless of which party caused the termination). Any such termination payment will be computed in accordance with the procedures set forth in the Class A Swap Agreement. In the event that the securities administrator is required to make such a swap termination payment, that payment will be paid on the related distribution date and on any subsequent distribution dates until paid in full. Any swap termination payments due from the securities administrator to the Class A Swap Provider that do not result from the occurrence of a Class A Swap Provider trigger event will be paid to the Class A Swap Provider on the applicable distribution date or dates before any distributions are made to holders of the Class A Certificates.

See “Description of the Certificates—The Class A Swap Agreement” in this prospectus supplement.

Advances

Each servicer will be required to advance delinquent payments of principal and interest on the mortgage loans serviced by it, subject to the limitations described under “Servicing—Advances” in this prospectus supplement. The master servicer or, if Wells Fargo Bank, N.A. is the defaulting servicer, the trustee, in its capacity as successor servicer, will be obligated to make any required delinquency advance if the applicable servicer fails in its obligation to do so, to the extent provided in the pooling and servicing agreement or the servicing agreement, as applicable, as described under “Servicing” in this prospectus supplement. The applicable servicer, the master servicer or the trustee, as the case may be, will be entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement. See “Servicing—Advances” in this prospectus supplement and “Description of the Securities—Advances” in the prospectus.

Retention of Certain Servicing Rights

The sponsor will retain certain rights relating to the servicing of the mortgage loans, including the right to sell the servicing rights with respect to approximately 39.09% of the mortgage loans, which are serviced by GMAC Mortgage, LLC, at any time to a successor servicer as further specified in the pooling and servicing agreement and the servicing agreement. In addition, the sponsor will retain the right to hire a special servicer with respect to any mortgage loan which becomes 90 or more days delinquent after the Closing Date as further specified in the pooling and servicing agreement and the servicing agreement. For purposes of this paragraph, delinquency is calculated based on the OTS method as described under “Description of the Mortgage Pool” in this prospectus supplement. See also “Servicing—Servicing and Other Compensation and Payment of Expenses” and “Pooling and Servicing Agreement—Special Servicing Agreements; Purchase of Delinquent Mortgage Loans” in this prospectus supplement.

Servicing Fee

With respect to each mortgage loan, the servicing fee that will be paid to the related servicer will be equal to approximately 0.250% per annum. Such fee will be payable monthly, computed on the basis of the same principal amount and period with respect to which any interest payment on such mortgage loan is computed. The obligation to pay the servicing fee to the related servicer will be limited to, and the servicing fee will be payable from, the interest portion of such monthly payments collected.

Credit Risk Manager Fee

With respect to each mortgage loan, the fee that will be paid to the credit risk manager will be equal to approximately 0.009% per annum. Such fee will be payable monthly, computed on the basis of the same principal amount and period with respect to which any interest payment on such mortgage loan is computed.

Expected Final Distribution Date

The expected final distribution date for the Senior Certificates and the Subordinate Certificates is June 2019.

The expected final distribution date for the Senior Certificates and the Subordinate Certificates is based upon (i) 300% PSA of the mortgage loans and (ii) the modeling assumptions used in this prospectus supplement, as described under “Prepayment and Yield Considerations—Prepayment Speed Assumption and Modeling Assumptions”, assuming the optional termination is exercised on the earliest possible distribution date, as described in this prospectus supplement under “The Pooling and Servicing Agreement—Optional Termination”. It is possible that the certificate principal balances of the certificates may be fully paid or reduced to zero, as applicable, prior to the expected final distribution date, or may not be fully paid or reduced to zero, as applicable, by the expected final distribution date.

Last Scheduled Distribution Date

The last scheduled distribution date for the certificates is the distribution date in September 2037, which is the distribution date occurring one month after the original scheduled maturity date for the latest maturing thirty (30) year mortgage loan.

The actual last distribution date on any class of certificates will depend on the rate of payments of principal on the mortgage loans which, in turn, may be influenced by a variety of economic, geographic and social factors, as well as the level of prevailing interest rates. No assurance can be given as to the actual payment experience with respect to the mortgage loans.

To the extent that any mortgage loan with an original term to maturity of forty (40) years remains outstanding on the distribution date in July 2037, the sponsor will purchase such mortgage loan from the trust for a purchase price equal to par plus accrued interest in the manner described in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Purchase of Certain Mortgage Loans by the Sponsor” in this prospectus supplement.

Optional Termination

The master servicer may at its option and subject to certain conditions, purchase the mortgage loans (and any properties acquired in respect of the mortgage loans) when the total outstanding principal balance of the mortgage loans (and the fair market value of any properties acquired by the trust in respect of the mortgage loans) on any distribution date is less than or equal to 10% of the aggregate outstanding principal balance of the mortgage loans as of the cut-off date.

See “Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

Federal Income Tax Treatment

Multiple elections will be made to treat designated portions of the trust (exclusive of the Class A Swap Agreement and the supplemental interest trust) as real estate mortgage investment conduits (each a “REMIC”) for federal income tax purposes. See “Federal Income Tax Consequences-REMICs-Taxation of Owners of REMIC Certificates” in the prospectus.

For further information regarding the federal income tax consequences of investing in the offered certificates, see “Federal Income Tax Consequences” in this prospectus supplement and “Federal Income Tax Consequences” in the prospectus.

Legal Investment

As of the date of their issuance, the Senior Certificates and the Class B-1 Certificates will constitute “mortgage-related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, referred to in this prospectus supplement as SMMEA, for so long as the Senior Certificates and the Class B-1 Certificates are rated in one of the two highest rating categories by S&P and Moody’s or another nationally recognized statistical rating organization. Investors should consult their own legal counsel in determining the extent to which the offered certificates constitute legal investments for them. See “Legal Investment Aspects” in this prospectus supplement.

ERISA Considerations

The offered certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. Prior to the termination of the supplemental interest trust that holds the Class A Swap Agreement, plans may invest in offered certificates if they meet the requirements of an investor-based exemption. Plans are encouraged to consult with their legal advisors before investing in the offered certificates.

See “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

TRANSACTION STRUCTURE

RISK FACTORS

The offered certificates may not be suitable investments for you. In particular, you should not purchase certificates of any class unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class.

The certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the prospectus in the context of your financial situation.

The yield of each class of certificates will depend upon, among other things, the price you paid for your certificates and the rate and timing of principal payments on the mortgage loans, including prepayments, defaults and liquidations, as well as the actual characteristics of the mortgage loans. Mortgage prepayment rates are likely to fluctuate significantly from time to time. You should consider the associated risks, including the following:

The ratings on the offered certificates are not a recommendation to buy, sell or hold the offered certificates and are subject to withdrawal at any time, which may result in losses on the offered certificates.

It is a condition to the issuance of the offered certificates that each class of offered certificates be rated not lower than investment grade, that is, in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and, accordingly, there can be no assurance that the ratings assigned to any offered certificate on the date on which the offered certificates are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related offered certificates may be adversely affected. See “Rating” in the prospectus.

Statutory and judicial limitations on foreclosure procedures may delay recovery in respect of the mortgaged property and, in some instances, limit the amount that may be recovered by the foreclosing lender, resulting in losses on the mortgage loans that might be allocated to the offered certificates.

Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted “anti-deficiency” statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates. See “Legal Aspects of Mortgage Loans—Foreclosure on Mortgages and Some Contracts” in the prospectus.

The value of the mortgage loans may be affected by, among other things, a decline in real estate values and changes in the borrowers’ financial condition, which may result in losses on the offered certificates.

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In particular, mortgage loans with high loan to value ratios will be affected by any decline in real estate values. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered certificates.

The mortgage loans were underwritten to non-conforming underwriting standards, which may result in losses or shortfalls to be incurred on the offered certificates.

The mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family “non-conforming” mortgage loans. A “non-conforming” mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under the originator’s non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, will affect the yield to maturity of the offered certificates.

The pass-through rate on the Class A-1 Certificates is subject to a weighted average net rate cap.

The pass-through rate on the Class A-1 Certificates is subject to a cap equal to the weighted average of the net mortgage rates of the mortgage loans, net of any net swap payments and swap termination payments payable to the Class A Swap Provider and not due to a Class A Swap Provider trigger event. Therefore, the prepayment of the mortgage loans with higher mortgage rates may result in a lower pass-through rate on the Class A-1 Certificates.

To the extent that interest paid to the Class A-1 Certificates is calculated based on the cap described in the preceding paragraph, the difference between that rate and the pass-through rate that would otherwise have been applicable to the Class A-1 Certificates absent such cap will create a shortfall. That shortfall will carry forward with interest thereon. These shortfalls, to the extent not covered by payments made under the Class A Swap Agreement or interest and/or principal amounts otherwise payable to the Class A-2 Certificates and paid to the Class A-1 Certificates as described in this prospectus supplement, may remain unpaid on the optional termination date or, if the optional termination is not exercised, on the final distribution date.

Holders of the Class A-1 Certificates will not have voting rights.

Holders of the Class A-1 Certificates will not have any voting rights with respect to any matters. Voting rights that would otherwise be allocable to the Class A-1 Certificates will be exercisable by an entity (other than the depositor or the sponsor) to be designated by the underwriter in writing to the trustee and the securities administrator. Such entity will not have any fiduciary duties with respect to the holders of the Class A-1 Certificates, and may exercise such voting rights in a manner that adversely affects the yield of the Class A-1 Certificates.

Losses and delinquent payments on the mortgage loans may affect the return on the certificates.

If, as a result of losses on the mortgage loans, the certificate principal balance of a class of Subordinate Certificates is reduced to zero, each class of Subordinate Certificates immediately senior to such class will be extremely sensitive to losses on the mortgage loans since such losses will then be allocated to the next most subordinate class of certificates, until the certificate principal balance of such class has been reduced to zero. Losses on the mortgage loans will be allocated to the Class B-6, Class B-5, Class B-4, Class B-3, Class B-2 and Class B-1 Certificates, in that order, until their respective certificate principal balances are reduced to zero. If, as a result of losses on the mortgage loans, the certificate principal balances of the Subordinate Certificates are reduced to zero, the yield on the Senior Certificates will be extremely sensitive to losses on the mortgage loans since such losses will then be allocated first to the Class A-2 Certificates, until the certificate principal balance of the Class A-2 Certificate is reduced to zero and then to the Class A-1 Certificates, until the certificate principal balance of the Class A-1 Certificates is reduced to zero.

Delinquencies that are not covered by amounts advanced by a servicer or any successor servicer (which may be the master servicer or the trustee), because such servicers or successor servicer believe the amounts, if advanced, would not be recoverable, will adversely affect the yield on the Class B-6, Class B-5, Class B-4, Class B-3, Class B-2 and Class B-1 Certificates and the Senior Certificates, in that order. Because of the priority of distributions, shortfalls resulting from delinquencies on the mortgage loans will be borne first by the Subordinate Certificates in the reverse order of their seniority, and then, by the Senior Certificates on a pro rata basis.

The yields on the Senior Certificates and on the Subordinate Certificates, in decreasing order of their seniority, will be progressively more sensitive to the rate and timing of defaults and the severity of losses on the mortgage loans. Losses on the mortgage loans resulting in a reduction in the certificate principal balance of a class of certificates will cause less interest to accrue on such class than would otherwise be the case. The earlier a loss and resulting reduction in certificate principal balance occur, the greater the effect on an investor’s yields. The yield on the Subordinate Certificates will also be affected by the disproportionate allocations of principal prepayments and liquidation proceeds to the Senior Certificates and the allocation of shortfalls in available funds to such classes.

Realized losses will be allocated to a class of certificates by reducing or “writing down” the certificate principal balance thereof by the amount of losses allocated to that class. Such written down amounts will not accrue interest and, except as otherwise provided in this prospectus supplement under “Description of the Certificates—Subordination and Allocation of Losses”, such amounts will not be reinstated.

Amounts otherwise payable to the Class A-2 Certificates in respect of accrued interest and principal may be used to make payments to the Class A-1 Certificates to the extent that the pass-through rate applicable to the Class A-1 Certificates is limited to the Net WAC Pass-Through Rate.

As described in this prospectus supplement, on each distribution date the pass-through rate applicable to the Class A-1 Certificates will be an annual rate equal to the lesser of (i) the Class A-1 Formula Rate and (ii) the Net WAC Pass-Through Rate (as defined under “Description of the Certificates—Glossary of Definitions Relating to the Priority of Distributions” in this prospectus supplement) for such distribution date (appropriately adjusted with respect to the first interest accrual period). The Class A-1 Formula Rate is equal to the lesser of (i) One-Month LIBOR plus 0.50% and (ii) 10.50% per annum. If on any distribution date, the pass-through rate applicable to the Class A-1 Certificates is limited to the Net WAC Pass-Through Rate, there will be a shortfall in interest payable to the Class A-1 Certificates in an amount equal to the difference between the amount of interest that would have been distributed to the Class A-1 Certificates if the pass-through rate applicable thereto was not limited to the Net WAC Pass-Through Rate and the amount of interest actually distributed to the Class A-1 Certificates on such distribution date. As further described in this prospectus supplement, Net WAC Rate Carryover Amounts allocated to the Class A-1 Certificates will first be paid to the Class A-1 Certificates from Net Swap Payments paid by the Class A Swap Provider under the Class A Swap Agreement. In the event that on a given distribution date, the Net Swap Payment payable by the Class A Swap Provider is less than the amount of the outstanding Net WAC Rate Carryover Amounts due the Class A-1 Certificates on such distribution date, interest and principal otherwise payable to the Class A-2 Certificates will be used to make payments to the Class A-1 Certificates in respect of such outstanding Net WAC Rate Carryover Amounts. Investors in the Class A-2 Certificates should note that the certificate principal balance of the Class A-2 Certificates will be reduced by the amount of principal otherwise payable to the Class A-2 Certificates which is used to cover Net WAC Rate Carryover Amounts which will affect the yield to maturity of the Class A-2 Certificates. Notwithstanding the foregoing, any amounts of interest and principal otherwise payable to the Class A-2 Certificates which are used to cover Net WAC Rate Carryover Amounts owed to the Class A-1 Certificates may be reimbursed to the Class A-2 Certificates from Net Swap Payments paid by the Class A Swap Provider and available for this purpose. See “Description of the Certificates” in this prospectus supplement.

The yields to maturity on the offered certificates will depend on a variety of factors.

The yields to maturity on the offered certificates will depend on:

•      the applicable pass-through rate thereon;

•      the applicable purchase price;

•     the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to reduce the certificate principal balance of the offered certificates;

•      the rate, timing and severity of realized losses on the mortgage loans and the allocation to the offered certificates of certain interest shortfalls; and

•      payments due from the supplemental interest trust in respect of payments received from the Class A Swap Provider under the Class A Swap Agreement.

In general, if the offered certificates are purchased at a premium and principal distributions on those certificates occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered certificates are purchased at a discount and principal distributions on those certificates occur at a rate slower than that anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that originally assumed.

The proceeds to the depositor from the sale of the offered certificates were determined based on a number of assumptions, including a prepayment assumption of 300% PSA to call (based on the assumed prepayment rates set forth under “Prepayment and Yield Considerations—Prepayment Speed Assumption and Modeling Assumptions” in this prospectus supplement) and weighted average lives corresponding thereto. No representation is made that the mortgage loans will prepay at such rate or at any other rate. The yield assumptions for the offered certificates will vary as determined at the time of sale.

Violation of consumer protection laws may result in losses on the mortgage loans and your certificates.

Applicable state laws generally regulate interest rates and other charges, require certain disclosure and require licensing of mortgage loan originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

•     the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

•     the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act in the extension of credit;

•     the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor’s credit experience; and

•     the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws.

Violations of certain provisions of these federal and state laws may limit the ability of the related servicer to collect all or part of the principal of or interest on the related mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, the failure of the originator to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the mortgagors’ rescinding the mortgage loans against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that mortgagors be given certain disclosures prior to the consummation of the mortgage loans and restrict the related servicer’s ability to foreclose in response to mortgagor defaults. The failure of the originator to comply with these laws could subject the trust to significant monetary penalties, could result in mortgagors rescinding the mortgage loans against the trust and/or limit the related servicer’s ability to foreclose upon the related mortgaged properties in the event of mortgagor defaults. Under the anti-predatory lending laws of some states, the mortgagor is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan included in the trust fund does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor will be required to purchase that mortgage loan from the trust fund. The sponsor will represent that, as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the sponsor will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus. If the sponsor is unable or otherwise fails to satisfy such obligations, the yield on the offered certificates may be materially and adversely affected.

The Class A Swap Agreement and the Class A Swap Provider.

To the extent that distributions on the Class A Certificates depend in part on payments to be received by the securities administrator (on behalf of the supplemental interest trust) under the Class A Swap Agreement, the ability of the securities administrator to make such distributions on the Class A Certificates will be subject to the credit risk of the Class A Swap Provider. Although there is a mechanism in place to facilitate replacement of the Class A Swap Agreement upon the default or credit impairment of the Class A Swap Provider, there can be no assurance that any such mechanism will result in the ability of the trust to obtain a suitable replacement interest rate swap agreement. See “Description of the Certificates—The Class A Swap Agreement” in this prospectus supplement.

Any amounts received from the Class A Swap Provider under the Class A Swap Agreement will be applied as described in this prospectus supplement to pay interest shortfalls and any Net WAC Rate Carryover Amounts on the Class A Certificates. No assurance can be made that any amounts will be received under the Class A Swap Agreement or that any such amounts that are received will be sufficient to pay interest shortfalls and Net WAC Rate Carryover Amounts on the Class A Certificates. Any net swap payment payable to the Class A Swap Provider under the terms of the Class A Swap Agreement will reduce the amount available for distribution to holders of the Class A Certificates, and may reduce interest payable to the Class A Certificates. Any swap termination amount payable to the Class A Swap Provider upon the early termination of the Class A Swap Agreement that is not due to a Class A Swap Provider trigger event will reduce the amount available for distribution to holders of the Class A Certificates. In addition, any net swap payments or any swap termination payments payable to the Class A Swap Provider remaining unpaid on any distribution date (after deduction from the interest distribution amount for such distribution date) will be deducted from principal payable to the Class A-2 Certificates and then principal payable to the Class A-1 Certificates and the certificate principal balances of the Class A-2 Certificates and Class A-1 Certificates will be reduced accordingly.

Upon early termination of the Class A Swap Agreement, the securities administrator (on behalf of the supplemental interest trust) or the Class A Swap Provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the Class A Swap Agreement. In the event that the securities administrator (on behalf of the supplemental interest trust) is required to make a swap termination payment, that payment will be paid on the related distribution date and on any subsequent distribution dates until paid in full, generally prior to distributions to the holders of the Class A Certificates. This feature may result in losses on the Class A Certificates.

It may not be possible to find an investor to purchase your certificates.

The underwriter intends to make a market for the purchase and sale of the offered certificates after their initial issuance but has no obligation to do so. There is no assurance that such a secondary market will develop for any class of certificates or, if it develops, that it will continue. Consequently, investors may not be able to sell their certificates readily or at prices that will enable them to realize their desired yield. The market values of the certificates are likely to fluctuate. These fluctuations may be significant and could result in significant losses to investors. The secondary markets for mortgage-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means you may not be able to find another investor to buy your certificates, which can have a severely adverse effect on the market value of your certificates. Illiquidity is more likely for classes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors. However, any class of certificates may experience illiquidity.

Payments from the mortgage loans and the Class A Swap Agreement, if applicable, are the sole source of payments on the certificates.

The certificates do not represent an interest in or obligation of the sponsor, the depositor, the master servicer, the securities administrator, the custodian, the servicers, the trustee, the credit risk manager, the underwriter or any of their affiliates. However, each of the depositor and the sponsor does have limited obligations with respect to certain breaches of its representations and warranties. No governmental agency or instrumentality, the depositor, the sponsor, the master servicer, the servicers, the securities administrator, the custodian, the trustee, the credit risk manager, the underwriter or any of their affiliates will guarantee or insure either the certificates or the mortgage loans. Consequently, if payments on the mortgage loans are insufficient or otherwise unavailable to make all payments required on the certificates, you will have no recourse to the depositor, the sponsor, the master servicer, the servicers, the securities administrator, the custodian, the trustee, the credit risk manager, the underwriter or any of their affiliates.

The Senior Certificates will be entitled to payments only from amounts received or advanced in respect of the mortgage loans and amounts paid by the Class A Swap Provider under the Class A Swap Agreement. The Subordinate Certificates will be entitled to payments only from amounts received or advanced in respect of the mortgage loans.

The transfer of servicing may result in higher delinquencies and defaults which may adversely affect the yield on your certificates.

Although Wells Fargo Bank, N.A. has agreed to act as primary servicer of the mortgage loans pursuant to the terms and provisions of the pooling and servicing agreement, the transfer of the servicing obligations with respect to certain mortgage loans was not completed as of the cut-off date. The servicing obligations with respect to approximately 39.09% of the mortgage loans is expected to transfer from GMAC Mortgage, LLC to Wells Fargo Bank, N.A. on or about September 1, 2007. In addition, the sponsor retained the right, subject to certain conditions specified in the pooling and servicing agreement and the servicing agreement, (i) to sell the servicing rights with respect to approximately 6.97% of the mortgage loans, which will be serviced initially by GMAC Mortgage, LLC, at any time to a successor servicer as further specified in the pooling and servicing agreement and the servicing agreement and (ii) to hire a special servicer with respect to any mortgage loan which becomes 90 or more days delinquent after the Closing Date calculated based on the OTS method as described under “Description of the Mortgage Pool” in this prospectus supplement. All transfers of servicing involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities and other reasons. As a result, the rate of delinquencies and defaults is likely to increase at least for a period of time. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yield on your certificates.

Recent Developments in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of Your Securities.

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your securities. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

Regulatory developments regarding servicing of mortgage loans may adversely affect your certificates.

Numerous laws, regulations and rules relating to the servicing of mortgage loans, including foreclosure actions, have been proposed recently by federal, state and local governmental authorities. If enacted, these laws, regulations and rules may result in delays in the foreclosure process, reduced payments by borrowers or increased reimbursable servicing expenses, which are likely to result in delays and reductions in the distributions to be made to certificateholders. Certificateholders will bear the risk that these future regulatory developments will result in losses on their certificates, whether due to delayed or reduced distributions or reduced market value.

The return on your certificates may be particularly sensitive to changes in the real estate markets in certain geographical areas.

Approximately 36.31%, 14.00% and 5.53% of the mortgage loans, by aggregate principal balance as of the cut-off date, are secured by mortgaged properties located in California, New York and Washington, respectively. If the residential real estate market in those states should experience an overall decline in property values, the rates of delinquency, foreclosure, bankruptcy and loss on those mortgage loans may be expected to increase, and may increase substantially, as compared to such rates in a stable or improving real estate market.

A decline in real estate values or changes in mortgage market interest rates may affect the yield on your certificates. If the residential real estate market in the locale of properties securing the mortgage loans should experience an overall decline in property values so that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that these losses are not covered by any applicable insurance policies or other credit enhancement, certificateholders will bear all risk of loss resulting from default by mortgagors. The amount of losses will depend primarily upon the value of the mortgaged properties for recovery of the outstanding principal balance and unpaid interest with respect to the defaulted mortgage loans.

The high percentage of mortgaged properties located in California may cause the rate of delinquencies, defaults and losses on the mortgage loans to be higher than if fewer of the mortgage loans were concentrated in California because the following conditions in California will have a disproportionate impact on the mortgage loans in general:

•
Since 2001, California has experienced intermittent energy shortages that have resulted in unpredictable rolling blackouts and higher energy costs. In addition, recently the cost of crude oil reached record highs. These higher energy and fuel costs could reduce the amount of money that the affected obligors have available to make monthly payments. Higher energy costs and blackouts could also cause business disruptions, which could cause unemployment and an economic downturn.

•	Weak economic conditions, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

•	Declines in the residential real estate market in California may reduce the values of properties, which would result in an increase in the loan-to-value ratios.

•
Properties in California may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, and properties in California may be more susceptible to such hazards as hurricanes, floods, wildfires, mudslides and other natural disasters.

Increased risk of loss on the mortgage loans as a result of interest-only loans.

Approximately 41.35% of the mortgage loans, by aggregate principal balance as of the cut-off date, require the mortgagors to make monthly payments of accrued interest only for the first ten years following origination. After such interest-only period, the mortgagor’s monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will amortize fully on or prior to its final payment date. When the mortgagor’s monthly payment increases, the mortgagor may not be able to pay the increased amount and may default or may refinance the related mortgage loan to avoid the higher payment. Because no principal payments are required to be made on such mortgage loans for ten years following origination, the certificateholders will receive smaller principal distributions during such period than they would have received if the related mortgagors were required to make monthly payments of interest and principal for the entire lives of such mortgage loans. This slower rate of principal distributions may reduce the return on the certificateholders’ investment.

The bankruptcy or insolvency of a servicer or the master servicer could further delay or reduce payments to you.

If a servicer or the master servicer becomes the subject of bankruptcy or similar proceedings, the trustee’s claim to collections in such servicer’s or the master servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Additionally, if a servicer defaults on its obligations under the pooling and servicing agreement or the servicing agreement, as applicable, or the master servicer defaults on its obligations under the pooling and servicing agreement solely because it becomes insolvent, the bankruptcy court or other similar entity might have the power to prevent the appointment of a new servicer or master servicer, as applicable. In this event, the ability of that servicer or the master servicer to service or master service the mortgage loans or to oversee the servicers, as applicable, could be impaired by its bankruptcy or insolvency, and its actions would be supervised by the bankruptcy court or other similar entity, which could cause delays in payments being made on your certificates.

Attempted recharacterization of the transfer from the sponsor to the depositor and from the depositor to the trust could delay or reduce payments to you.

We expect that the transfer of the mortgage loans from the sponsor to the depositor and from the depositor to the trust will each be characterized as a sale. Each of the sponsor and the depositor has documented its respective transfer as a sale. However, a bankruptcy trustee or creditor of the sponsor may take the position that the transfer of the mortgage loans to the depositor should be recharacterized as a pledge of the mortgage loans to secure a loan. If so, the depositor would be required to participate in or appear in court proceedings to establish its rights to collections on the mortgage loans. Similarly, a bankruptcy trustee or creditor of the depositor may take the position that the transfer of the mortgage loans to the trust should be recharacterized as a pledge of the mortgage loans to secure a loan. If so, the trustee would be required to participate in or appear in court proceedings to establish its rights to collections on the mortgage loans. If either or both of these events occur, payments on your certificates could be delayed or reduced.

The return on your certificates could be reduced by shortfalls due to the application of the Servicemembers Civil Relief Act and similar state or local laws.

The Servicemembers Civil Relief Act and similar state or local laws, referred to in this prospectus supplement as the Relief Act, provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act, the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws could result in an interest shortfall because neither the master servicer nor the related servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the related servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. In addition, the Relief Act and similar state or local laws may affect the ability of the trust to foreclose on a mortgage loan the mortgagor of which is in active military service. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local law.

Suitability of the offered certificates as investments.

The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

FICO scores are not an indicator of future performance of mortgagors.

Investors are encouraged to be aware that FICO scores are based on past payment history of the mortgagor. Investors are encouraged not to rely on FICO scores as an indicator of future mortgagor performance. See “Description of the Mortgage Pool—Mortgage Loan Characteristics” in this prospectus supplement.

Information regarding historical performance of other mortgage loans may not be indicative of the performance of the mortgage loans in the trust fund.

A variety of factors may affect the performance of any pool of mortgage loans during any particular period of time. In addition, differing loan characteristics or external factors may cause the performance of the mortgage loans included in the trust fund to differ from the performance of other loans of a similar type. When examining data regarding the historical performance of pools of mortgage loans, prospective investors should consider, among other things:

•	differences in loan type;

•	the relative seasoning of the pools;

•	differences in interest rates, credit quality and any of various other material pool characteristics, both at formation of a pool and over time;

•	the extent to which the loans in a pool have prepayment penalties;

•	whether the loans were originated by different lenders, and the extent to which the underwriting guidelines differed; and

•	whether the loans were serviced by different servicers.

In particular, prospective investors should consider that, both in the case of comparable pools of mortgage loans and of the mortgage loans in the trust fund, historical loan performance during a period of rising home values may differ significantly from the future performance of similar loans during a period of stable or declining home values.

DESCRIPTION OF THE MORTGAGE POOL

General

The pool of mortgage loans (the “Mortgage Pool”) delivered to the trust on the Closing Date will consist of 1,470 conventional one-to-four family, first lien, fixed-rate mortgage loans that have an aggregate outstanding principal balance as of August 1, 2007 (the “Cut-Off Date”), after deducting payments due on or before that date, of approximately $921,858,139 (the “Mortgage Loans”).

None of the Mortgage Loans were delinquent as of the Cut-Off Date. The delinquency status of a Mortgage Loan is determined as of the due date in the following month in accordance with the OTS method, so that, for example, if a borrower failed to make a monthly payment due on May 1 by May 31, that mortgage loan would be considered current in payment. If the payment were not made on June 1 by the close of business, the Mortgage Loan would then be considered to be 30 days delinquent.

The description of the Mortgage Pool in this prospectus supplement is based upon the principal balance of the Mortgage Loans on the Cut-Off Date, after deducting the scheduled principal payments due on or before such date, whether or not received. References to weighted averages refer, in each case, to weighted averages by principal balance of the Mortgage Loans as of the Cut-Off Date (determined as described in the preceding sentence). Prior to the issuance of the certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of principal prepayments in full, delinquencies or otherwise. In such event, other mortgage loans may be included in the Mortgage Pool. The depositor believes that the information set forth herein with respect to the Mortgage Pool is representative of the characteristics of the Mortgage Pool as it will actually be constituted at the time the certificates are issued, although the range of mortgage rates and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary. See “—Additional Information Concerning the Mortgage Loans” in this prospectus supplement.

All percentages with respect to the characteristics of the Mortgage Loans shown in this prospectus supplement are by aggregate scheduled principal balance of the Mortgage Loans as of the Cut-Off Date. All dollar amounts, percentages and other numerical information relating to the Mortgage Loans described herein are subject to a permitted aggregate variance of plus or minus 5%.

Approximately 0.20% of the mortgage loans by aggregate principal as of the Cut-off Date have original terms to maturity of forty (40) years.  Approximately 99.80% of the mortgage loans by aggregate principal as of the Cut-off Date have original terms to maturity of thirty (30) years or less. All of the Mortgage Loans have original terms to maturity of not greater than forty (40) years. All of the Mortgage Loans are fixed-rate mortgage loans. The Mortgage Loans provide for monthly payments in an amount sufficient to fully amortize the Mortgage Loans over their terms. Approximately 41.35% of the Mortgage Loans, by aggregate principal balance as of the Cut-Off Date, are interest only loans (“Interest Only Loans”) which require the related mortgagors to make monthly payments of only accrued interest for the first ten years following origination. After such interest-only period, the mortgagor’s monthly payment will be recalculated to cover both interest and principal so that such Mortgage Loan will amortize fully on or prior to its final payment date.

The Mortgage Loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on one-to-four family residential properties (each, a “Mortgaged Property”). The Mortgaged Properties may include single family residences, two-to-four family dwelling units, townhouses, condominium units, co-ops and planned unit developments, all of which are property subject to the lien of the related mortgage and consist of no more than four units and have the additional characteristics described below and in the prospectus.

The mortgage rate on each Mortgage Loan is the per annum rate of interest specified in the related mortgage note as reduced by application of the Relief Act or similar state or local laws and bankruptcy adjustments.

Mortgage Loan Characteristics

The weighted average FICO Score for the Mortgage Loans, by aggregate principal balance as of the Cut-Off Date, that were scored is approximately 743. “FICO Scores” are statistical credit scores obtained by many mortgage lenders in connection with a loan application to help assess a mortgagor’s creditworthiness as of the time the score is obtained. FICO Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers to establish patterns which are believed to be indicative of the mortgagor’s probability of default. The FICO Score is based on a mortgagor’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience. FICO Scores range from 250 to 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a FICO Score purports only to be a measurement of the relative degree of risk a mortgagor represents to a lender, meaning that a mortgagor with a higher score is statistically expected to be less likely to default in payment than a mortgagor with a lower score. In addition, it should be noted that FICO Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, FICO Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the mortgagor. The depositor does not make any representations or warranties as to the actual performance of any Mortgage Loan or that a particular FICO Score will not change over time or should be relied upon as a basis for an expectation that the mortgagor will repay the Mortgage Loan according to its terms.

Substantially all of the Mortgage Loans, other than the Interest Only Loans, will have principal and interest payable on the first day of each month, which day is called the due date. At origination, the Mortgage Loans had approximate loan-to-value ratios as described in the table below.

Approximate Loan-to-Value Ratio	Percentage of Mortgage Loans by Aggregate Principal Balance as of the Cut-Off Date
Less than or equal to 80%	98.68%
Greater than 80%, but less than or equal to 100%	1.32%

The loan to value ratios were based upon (i) with respect to purchase money Mortgage Loans, the lesser of (a) the purchase price paid for the related Mortgaged Property and (b) the appraisal of the Mortgaged Property and (ii) with respect to non-purchase money Mortgage Loans, the appraisal of the Mortgaged Property. All of the Mortgage Loans having loan-to-value ratios greater than approximately 80% at origination are covered by mortgagor paid or lender paid primary mortgage insurance policies.

Tabular Characteristics of the Mortgage Loans

Subject to a permitted aggregate variance of plus or minus 5%, as of the Cut-Off Date, the Mortgage Loans have the following additional characteristics (the sum in any column may not equal the total indicated due to rounding):

Principal Balances at Origination of the Mortgage Loans

Principal Balance at Origination ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
400,001 - 450,000	107	$46,815,032	5.08%
450,001 - 500,000	295	140,605,679	15.25
500,001 - 550,000	258	134,970,391	14.64
550,001 - 600,000	176	101,578,057	11.02
600,001 - 650,000	160	100,570,483	10.91
650,001 - 700,000	112	75,417,088	8.18
700,001 - 750,000	94	67,976,779	7.37
750,001 - 800,000	55	42,386,402	4.60
800,001 - 850,000	41	33,971,211	3.69
850,001 - 900,000	31	27,000,595	2.93
900,001 - 950,000	30	27,864,069	3.02
950,001 - 1,000,000	77	76,123,203	8.26
Greater than or equal to 1,000,001	34	46,579,150	5.05
Total:	1,470	$921,858,139	100.00%

Principal Balances as of the Cut-Off Date of the Mortgage Loans

Principal Balance as of the Cut-Off Date ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
350,001 - 400,000	1	$381,006	0.04%
400,001 - 450,000	108	47,263,301	5.13
450,001 - 500,000	296	141,152,797	15.31
500,001 - 550,000	260	136,137,866	14.77
550,001 - 600,000	173	99,931,989	10.84
600,001 - 650,000	164	103,111,272	11.19
650,001 - 700,000	110	74,389,493	8.07
700,001 - 750,000	93	67,332,579	7.30
750,001 - 800,000	54	42,069,536	4.56
800,001 - 850,000	41	34,019,029	3.69
850,001 - 900,000	31	27,302,849	2.96
900,001 - 950,000	30	27,864,069	3.02
950,001 - 1,000,000	76	75,223,203	8.16
Greater than or equal to 1,000,001	33	45,679,150	4.96
Total:	1,470	$921,858,139	100.00%

Geographic Distribution of the Mortgaged Properties of the Mortgage Loans

Geographic Distribution	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
California	556	$334,685,074	36.31%
New York	202	129,054,561	14.00
Washington	83	50,933,121	5.53
New Jersey	65	43,608,714	4.73
Virginia	63	39,554,955	4.29
Texas	61	35,780,215	3.88
Connecticut	48	34,193,629	3.71
Maryland	46	28,056,854	3.04
Florida	41	26,913,869	2.92
Oregon	38	22,455,553	2.44
Arizona	34	22,292,822	2.42
North Carolina	23	15,537,447	1.69
Hawaii	17	15,376,982	1.67
Utah	17	11,920,996	1.29
Minnesota	16	10,699,761	1.16
Pennsylvania	16	9,486,667	1.03
Illinois	15	8,719,644	0.95
Massachusetts	14	8,420,674	0.91
Georgia	11	8,265,963	0.90
Colorado	12	7,554,446	0.82
Wisconsin	10	6,914,877	0.75
Nevada	10	6,722,455	0.73
Idaho	9	5,410,322	0.59
Delaware	7	4,772,019	0.52
Kentucky	7	4,266,618	0.46
Michigan	7	4,235,862	0.46
New Mexico	6	3,449,760	0.37
Montana	5	3,307,076	0.36
District of Columbia	5	2,998,517	0.33
South Carolina	4	2,577,156	0.28
Louisiana	4	2,496,354	0.27
Missouri	3	2,090,330	0.23
Ohio	3	2,039,036	0.22
Oklahoma	2	1,134,442	0.12
New Hampshire	2	1,036,526	0.11
Wyoming	1	788,497	0.09
Tennessee	1	732,020	0.08
Indiana	1	713,267	0.08
Maine	1	600,000	0.07
Mississippi	1	595,392	0.06
Alabama	1	547,385	0.06
Nebraska	1	460,000	0.05
Vermont	1	458,282	0.05
Total:	1,470	$921,858,139	100.00%

Interest Rates of the Mortgage Loans

Interest Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
5.500 - 5.999	41	$23,512,965	2.55%
6.000 - 6.499	958	599,234,907	65.00
6.500 - 6.999	420	265,603,952	28.81
7.000 - 7.499	40	25,582,544	2.78
7.500 - 7.999	11	7,923,772	0.86
Total:	1,470	$921,858,139	100.00%

Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
Single Family Residence	971	$608,788,499	66.04%
PUD	333	208,223,552	22.59
Condominium	128	79,283,456	8.60
2-4 Family	25	16,949,192	1.84
Cooperative	9	6,643,795	0.72
Townhouse	4	1,969,644	0.21
Total:	1,470	$921,858,139	100.00%

Original Loan-to-Value Ratios of the Mortgage Loans

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
Less than or equal to 50.00	67	$45,542,933	4.94%
50.01 - 55.00	43	28,174,509	3.06
55.01 - 60.00	68	46,735,084	5.07
60.01 - 65.00	111	74,584,088	8.09
65.01 - 70.00	152	104,621,598	11.35
70.01 - 75.00	169	109,864,011	11.92
75.01 - 80.00	835	500,161,967	54.26
80.01 - 85.00	6	2,817,441	0.31
85.01 - 90.00	11	5,538,498	0.60
90.01 - 95.00	8	3,818,010	0.41
Total:	1,470	$921,858,139	100.00%

Loan Programs of the Mortgage Loans

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
Full Documentation	904	$556,995,553	60.42%
Stated Documentation	566	364,862,586	39.58
Total:	1,470	$921,858,139	100.00%

FICO Scores for the Mortgage Loans

FICO Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
620 - 639	18	$9,424,928	1.02%
640 - 659	26	13,927,722	1.51
660 - 679	101	57,854,190	6.28
680 - 699	141	85,612,435	9.29
700 - 719	215	129,788,736	14.08
720 - 739	173	112,130,053	12.16
740 - 759	208	133,794,776	14.51
760 - 779	234	149,588,500	16.23
780 - 799	250	163,986,117	17.79
Greater than or equal to 800	104	65,750,683	7.13
Total:	1,470	$921,858,139	100.00%

Loan Purpose of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
Purchase	675	$437,187,912	47.42%
Refinance - Rate Term	416	258,278,835	28.02
Refinance - Cashout	379	226,391,392	24.56
Total:	1,470	$921,858,139	100.00%

Occupancy Status of the Mortgage Loans

Occupancy Status*	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
Primary	1,399	$876,835,883	95.12%
Second Home	70	44,470,256	4.82
Investment	1	552,000	0.06
Total:	1,470	$921,858,139	100.00%

* The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

Product Types of the Mortgage Loans

Product Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
Fixed - 10 Year	1	$525,288	0.06%
Fixed - 15 Year	58	37,482,764	4.07
Fixed - 20 Year	8	4,749,930	0.52
Fixed - 30 Year	760	471,137,600	51.11
Fixed - 30 Year - Interest Only	595	381,195,738	41.35
Fixed - 40 Year	3	1,830,324	0.20
Balloon - 30/40	45	24,936,496	2.71
Total:	1,470	$921,858,139	100.00%

Prepayment Penalty Terms at Origination on the Mortgage Loans

Prepayment Penalty Term at Origination (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
None	1,470	$921,858,139	100.00%
Total:	1,470	$921,858,139	100.00%

Originator of the Mortgage Loans

Originator	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
MortgageIT	1,470	$921,858,139	100.00%
Total:	1,470	$921,858,139	100.00%

Pool Delinquency and Loss Experience

The following table sets forth certain information regarding delinquency with respect to the Mortgage Loans as of the Cut-Off Date.

Delinquency Experience

Days Delinquent	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
30-59 Days
0 times	1,463	$918,035,511	99.59%
1 time	7	3,822,628	0.41
Total	1,470	$921,858,139	100.00%

Days Delinquent	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
60-89 Days
0 times	1,462	$916,412,220	99.41%
1 time	8	5,445,919	0.59
Total	1,470	$921,858,139	100.00%

Days Delinquent	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-Off Date	% of Aggregate Principal Balance Outstanding as of the Cut-Off Date
90-119 Days
0 times	1,466	$919,240,061	99.72%
1 time	4	2,618,078	0.28
Grant Total	1,470	$921,858,139	100.00%

Additional Information Concerning the Mortgage Loans

The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted as of the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise if the depositor deems the removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the certificates unless including these mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. The depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the certificates are issued, although the range of mortgage rates and maturities and other characteristics of the Mortgage Loans may vary. If, as of the Closing Date, any material pool characteristic differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement to this prospectus supplement or in a Current Report on Form 8-K.

THE ORIGINATOR

MortgageIT, Inc. (“MortgageIT”) is a New York corporation with an executive and administrative office located at 33 Maiden Lane, New York, New York 10038. MortgageIT is a full-service residential mortgage banking company that is licensed to originate loans throughout the United States. MortgageIT originates single-family mortgage loans of all types, including prime adjustable-rate mortgage loans and fixed-rate, first lien residential mortgage loans.

MortgageIT and its predecessors have been in the residential mortgage banking business since 1988, and have originated Alt-A mortgage loans since that time. For the year ended December 31, 2006, MortgageIT had an origination portfolio of approximately $29.5 billion, of which $4.41 billion were Alt-A mortgage loans, all of which was secured by one- to four-family residential real properties and individual condominium units.

On January 3, 2007, an affiliate of DB Structured Products, Inc., the sponsor, announced the completion of its acquisition of MortgageIT Holdings, Inc. (“MortgageIT Holdings”), MortgageIT’s former parent company. Wells Fargo Bank, N.A., which is the master servicer and securities administrator and, potentially, a custodian, is also the master servicer for issuances of asset-backed securities for which MortgageIT Holdings was the sponsor. GMAC Mortgage, LLC, which is a servicer, serves as the interim servicer for all of the mortgage loans that MortgageIT funds.

The following table describes the size, composition and growth of MortgageIT’s mortgage loan production for Alt-A adjustable-rate mortgage loans over the past three years.

	December 31, 2004		December 31, 2005		December 31, 2006
Loan Type	Number	Total Principal Balance of Loans	Number	Total Principal Balance of Loans	Number	Total Principal Balance of Loans
Alt-A ARMs	10,318	$2,893,893,784	18,154	$5,076,582,539	9,086	$2,723,899,272

MortgageIT Underwriting Guidelines

MortgageIT offers a wide variety of mortgage loan products pursuant to various mortgage loan origination programs. The following generally describes MortgageIT’s underwriting guidelines with respect to mortgage loans originated pursuant to its “prime” underwriting standards for mortgage loans with non-conforming balances and its “Alt-A” underwriting guidelines for mortgage loans with conforming and non-conforming balances.

MortgageIT’s underwriting philosophy is to weigh all risk factors inherent in the loan file, giving consideration to the individual transaction, borrower profile, the level of documentation provided and the property used to collateralize the debt. Because each loan is different, MortgageIT expects and encourages underwriters to use professional judgment based on their experience in making a lending decision. MortgageIT underwrites a borrower’s creditworthiness based solely on information that MortgageIT believes is indicative of the applicant’s willingness and ability to pay the debt they would be incurring.

Every MortgageIT mortgage loan is secured by a property that has been appraised by a licensed appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisers perform on site inspections of the property and report on the neighborhood and property condition in factual and specific terms. Loans in excess of one million dollars require (i) two full appraisals or (ii) one full appraisal and a field review, ordered by a MortgageIT-approved national appraiser, including photographs of the interior and the exterior of the subject property. Each appraisal contains an opinion of value that represents the appraiser’s professional conclusion based on market data of sales of comparable properties, a logical analysis with adjustments for differences between the comparable sales and the subject property and the appraiser’s judgment. In addition, a MortgageIT underwriter or a mortgage insurance company contract underwriter reviews each appraisal for accuracy and consistency.

The appraiser’s value conclusion is used to calculate the ratio (loan-to-value) of the loan amount to the value of the property. For loans made to purchase a property this ratio is based on the lower of the sales price of the property and the appraised value. MortgageIT sets various maximum loan-to-value ratios based on the loan amount, property type, loan purpose and occupancy of the subject property securing the loan. In general, MortgageIT requires lower loan-to-value ratios for those loans that are perceived to have a higher risk, such as high loan amounts, loans in which additional cash is being taken out on a refinance transaction or loans on second homes. A lower loan-to-value ratio requires a borrower to have more equity in the property, which is a significant additional incentive to the borrower to avoid default on the loan. In addition, for all conventional loans in which the loan-to-value ratio exceeds 80%, MortgageIT requires that a private mortgage insurance company that is approved by Fannie Mae and Freddie Mac insure the loan. Higher loan-to-value ratios require higher coverage levels.

The mortgage loans have been originated under “full/alternative”, “stated income/verified assets”, “stated income/stated assets”, “no documentation” or “no ratio” programs. The “full/alternative” documentation programs generally verify income and assets in accordance with Fannie Mae/Freddie Mac underwriting requirements. The stated income/verified assets, stated income/stated assets, no documentation or no ratio programs generally require less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories. Generally, under both “full/alternative” documentation programs, at least one month of income documentation is provided. This documentation is also required to include year-to-date income or prior year income in case the former is not sufficient to establish consistent income. Generally, under a “stated income/verified assets” program, no verification of a mortgagor’s income is undertaken by the origination; however, verification of the mortgagor’s assets is obtained. Under a “stated income/stated assets” program, the originator undertakes no verification of either a mortgagor’s income or a mortgagor’s assets, although both income and assets are stated on the loan application and subject to reasonable underwriting approval. Generally, under a “no documentation” program, the mortgagor is not required to state his or her income or assets and therefore, the originator undertakes no verification of such mortgagor’s income or assets. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score. Generally, under a “no ratio” program, the mortgagor is not required to disclose their income although the nature of employment is disclosed. Additionally, on a “no ratio” program assets are verified. MortgageIT generally conducts a verbal verification of employment prior to closing.

MortgageIT obtains a credit report that summarizes each borrower’s credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and TransUnion. These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant’s credit report. A borrower’s credit score represents a comprehensive view of the borrower’s credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower’s incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower’s existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores. The minimum credit score allowed by MortgageIT loan guidelines for non-conforming loans is 620 and the average is typically over 700. For MortgageIT Alt-A products, the minimum credit score is generally 650.

In addition to reviewing the borrower’s credit history and credit score, MortgageIT underwriters closely review the borrower’s housing payment history. In general, for non-conforming loans the borrower should not have made any mortgage payments over 30 days after the due date for the most recent 24 months. In general, for Alt-A loans the borrower may have no more than one payment that was made over 30 days after the due date for the most recent 24 months.

The Alt-A loans are generally documented to the requirements of Fannie Mae and Freddie Mac in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc. Certain non-conforming stated income or stated asset products allow for less verification documentation than Fannie Mae or Freddie Mac require. Certain Alt-A products also allow for less verification documentation than Fannie Mae or Freddie Mac requires. For these Alt-A products, the borrower may not be required to verify employment income, assets required to close or both. For some other Alt-A products, the borrower is not required to provide any information regarding employment income, assets required to close or both. Alt-A products with less verification documentation generally have other compensating factors such as higher credit score or lower loan-to-value requirements.

Generally, in order to determine if a borrower qualifies for an Alt-A loan, MortgageIT underwriting staff or contract underwriters provided by certain mortgage insurance companies manually underwrite and approve such loans; under certain limited circumstances, if other application safeguards are in place, a borrower’s qualification for an Alt-A loan is determined utilizing automated underwriting systems. For manually underwritten loans, the underwriter must ensure that the borrower’s income will support the total housing expense on an ongoing basis. Underwriters may give consideration to borrowers who have demonstrated an ability to carry a similar or greater housing expense for an extended period. In addition to the monthly housing expense the underwriter must evaluate the borrower’s ability to manage all recurring payments on all debts, including the monthly housing expense. When evaluating the ratio of all monthly debt payments to the borrower’s monthly income (debt-to-income ratio), the underwriter should be aware of the degree and frequency of credit usage and its impact on the borrower’s ability to repay the loan. For example, borrowers who lower their total obligations should receive favorable consideration and borrowers with a history of heavy usage and a pattern of slow or late payments should receive less flexibility.

MortgageIT realizes that there may be some acceptable quality loans that fall outside published guidelines and encourages “common sense” underwriting. Because a multitude of factors are involved in a loan transaction, no set of guidelines can contemplate every potential situation. Therefore, exceptions to these underwriting guidelines are considered, so long as the borrower has other reasonable compensating factors, on a case-by-case basis.

ISSUING ENTITY

MortgageIT Securities Corp. Mortgage Loan Trust, Series 2007-2 is a common law trust formed under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, the MortgageIT Securities Corp. Mortgage Loan Trust, Series 2007-2 will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the other assets of the trust and proceeds therefrom, (ii) issuing the certificates, (iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Pooling and Servicing Agreement. These restrictions cannot be amended without the consent of holders of certificates evidencing at least 51% of the voting rights. For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see “Description of the Agreements-Amendment” in the prospectus.

The assets of the MortgageIT Securities Corp. Mortgage Loan Trust, Series 2007-2 will consist of the Mortgage Loans and certain related assets.

MortgageIT Securities Corp. Mortgage Loan Trust, Series 2007-2’s fiscal year end is December 31.

THE DEPOSITOR

MortgageIT Securities Corp., the depositor, was formed in the State of Delaware on October 6, 2004 as a wholly owned subsidiary of MortgageIT, Inc., a New York corporation. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets. After issuance and registration of the securities contemplated in this prospectus supplement, the prospectus and any supplement thereto, the depositor will have no material duties or responsibilities with respect to the pool assets or the securities.

The depositor maintains its principal office at 33 Maiden Lane, New York, New York, 10038. Its telephone number is (212) 651-7700. For additional information, see “The Depositor” in the prospectus.

THE SPONSOR

DB Structured Products, Inc. is the sponsor. The sponsor was incorporated in the State of Delaware on February 4, 1970 under the name “Sharps Pixley Incorporated”. The name of the sponsor was changed on January 3, 1994 to Deutsche Bank Sharps Pixley Inc., and subsequently changed on January 2, 2002 to DB Structured Products, Inc. The sponsor maintains its principal office at 60 Wall Street, New York, New York 10005. Its telephone number is (212) 250-2500.

Through December 31, 2006, the sponsor has purchased over $32 billion in residential mortgage loans. This includes the purchase of newly originated non-agency loans, as well as seasoned, program exception, sub-performing and non-performing loans. The sponsor is responsible for pooling the mortgage loans to be securitized by the depositor, negotiating the principal securitization transaction documents and participating with the underwriter in the structuring of such transactions.

The sponsor has been securitizing residential mortgage loans since 2004. The following table describes the size, composition and growth of the sponsor’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2005		December 31, 2006
Loan Type	Number	Total Portfolio of Loans ($)	Number	Total Portfolio of Loans ($)
Alt-A/Alt-B ARM	3,466	1,088,327,305	26,609	8,141,028,206
Alt-A/Alt-B Fixed	17,892	3,361,707,721	35,239	4,976,189,203
Scratch & Dent/Reperf	4,913	500,710,103	2,607	468,926,300
Seconds	5,227	258,281,341	36,822	2,082,515,320
SubPrime.	71,747	13,066,859,416	96,052	18,022,392,642
Seasoned	1,827	165,210,069	—	—
TOTAL:	105,072	18,441,095,955	197,329	33,691,051,671

	July 12, 2007
Loan Type	Number	Total Portfolio of Loans ($)
Alt-A/Alt-B ARM	23,987	9,189,305,873
Alt-A/Alt-B Fixed	8,446	2,243,350,108
Scratch & Dent/Reperf	—	—
Seconds	10,254	566,490,497
SubPrime	36,499	6,902,269,021
Seasoned	—	—
TOTAL:	79,186	18,901,415,499

STATIC POOL INFORMATION

Static pool information material to this offering may be found at http://regab.db.com.

Information provided through the Internet addresses above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool formed or vintage before January 1, 2006, or with respect to the Mortgage Pool (if applicable), any period before January 1, 2006.

DESCRIPTION OF THE CERTIFICATES

General

On the closing date, MortgageIT Securities Corp. Mortgage Loan Trust, Series 2007-2 (the “Issuing Entity”) will issue the Class A-1, Class A-2, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class R Certificates (collectively, the “Certificates”).

Only the Class A-1, Class A-2, Class B-1, Class B-2 and Class B-3 Certificates (collectively, the “Offered Certificates”) are offered by this prospectus supplement. The Class B-4, Class B-5, Class B-6 and Class R Certificates (collectively, the “Non-Offered Certificates”) are not offered pursuant to this prospectus supplement. The Class B-1, Class B-2 and Class B-3 Certificates are collectively referred to herein as the “Offered Subordinate Certificates”. The Class B-4, Class B-5 and Class B-6 Certificates are collectively referred to herein as the “Non-Offered Subordinate Certificates” and together with the Offered Subordinate Certificates, the “Subordinate Certificates”.

Distributions on the Offered Certificates will be made on the 25th day of each month or, if that day is not a business day, on the next succeeding business day, beginning in September 2007 (each, a “Distribution Date”), to the persons in whose names such certificates are registered at the close of business on the Record Date. The “Record Date” with respect to any Distribution Date and the Senior Certificates is the business day preceding such Distribution Date. The Record Date with respect to any Distribution Date and the Subordinate Certificates is the last business day of the month immediately preceding the month in which such Distribution Date occurs. The “Due Date” related to each Distribution Date will be the first day of the month in which such Distribution Date occurs. The “Due Period” related to each Distribution Date and the Mortgage Loans will be the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending at close of business on the first day of the month in which such Distribution Date occurs. The “Determination Date” will be a day not later than the 15th day of the month in which such Distribution Date occurs. The “Prepayment Period” related to each Distribution Date will be (i) with respect to the Mortgage Loans serviced by GMAC Mortgage, LLC (“GMACM”), the period commencing on the 16th day of the month preceding the month in which such Distribution Date occurs and ending on the 15th day of the month in which such Distribution Date occurs and (ii) with respect to the Mortgage Loans serviced by Wells Fargo Bank, N.A. (“Wells Fargo Bank”) the calendar month preceding the month in which the related Distribution Date occurs with respect to prepayments in part and the period beginning on the fourteenth day of the month preceding the related Distribution Date and ending on the thirteenth day of the month of such Distribution Date with respect to prepayments in full. The “Interest Accrual Period” with respect to the Class A Certificates will be the period commencing on the Distribution Date in the month immediately preceding the month in which the Distribution Date occurs (or, with respect to the first Distribution Date, the Closing Date) and ending on the day preceding that Distribution Date. The Interest Accrual Period for the Subordinate Certificates will be the calendar month preceding the month in which the Distribution Date occurs. Each interest accrual period for the Offered Certificates will be calculated on the basis of a 360-day year and a 30-day month.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust fund established by the depositor into which the Mortgage Loans will be deposited. The securities administrator will execute and authenticate and the trustee will deliver the certificates pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-Off Date among the depositor, Wells Fargo Bank, as a servicer, the master servicer, the securities administrator and the trustee (the “Pooling and Servicing Agreement”), a form of which is filed as an exhibit to the registration statement of which this prospectus supplement is a part. Reference is made to the prospectus for important additional information regarding the terms and conditions of the Pooling and Servicing Agreement and the certificates. It is a condition to the issuance of the Offered Certificates that they receive the ratings from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) and DBRS, Inc. (“DBRS”) indicated under “Certificate Ratings” in this prospectus supplement.

The Offered Certificates are offered in minimum denominations equivalent to at least $25,000 initial certificate principal balance each and multiples of $1 in excess thereof.

Book-Entry Registration

The Offered Certificates will be book-entry certificates (for so long as they are registered in the name of the applicable depository or its nominee, the “Book-Entry Certificates”). Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) will hold such certificates through the Depository Trust Company (“DTC”) in the United States, or Clearstream Banking Luxembourg, formerly known as Cedelbank SA (“Clearstream”), or the Euroclear System (“Euroclear”) in Europe, if they are participants of such systems (“Clearstream Participants” or “Euroclear Participants”, respectively), or indirectly through organizations which are Clearstream or Euroclear Participants. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate certificate principal balance of such Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, and JPMorgan Chase Bank, N.A. will act as depository for Euroclear (in such capacities, individually the “Relevant Depositary”). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum dollar denominations of $25,000 and integral multiples of $1.00 in excess thereof. Except as described below, no Certificate Owner acquiring a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing such certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only “certificateholder” of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through DTC and participants of DTC (“DTC Participants”).The Certificate Owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the Certificate Owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the securities administrator through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. DTC Participants and indirect participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not DTC Participants may transfer ownership of Book-Entry Certificates only through DTC Participants and indirect participants by instructing such DTC Participants and indirect participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective DTC Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC, and the accounts of the respective DTC Participants at DTC will be debited and credited. Similarly, the DTC Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following the DTC settlement date. For information with respect to tax documentation procedures relating to the Certificates, see “Global Clearance and Settlement and Tax Documentation Procedures-Certain U.S. Federal Income Tax Documentation Requirements” in Annex I hereto.

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and, directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depository; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system, if the transaction meets its settlement requirements, will deliver instructions to the Relevant Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its DTC Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules of DTC, as in effect from time to time.

Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream’s stock.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, the Luxembourg Monetary Authority, which supervises Luxembourg banks.

Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A/N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the securities administrator to Cede & Co. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC’s normal procedures. Each DTC Participant will be responsible for disbursing such payments to the Certificate Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners of the Book-Entry Certificates that it represents.

Under a book-entry format, Certificate Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the securities administrator to Cede & Co. Distributions with respect to certificates held through Clearstream or Euroclear will he credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Considerations-REMIC-Taxation of Certain Foreign Investors” in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

DTC has advised the securities administrator that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the Pooling and Servicing Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

Definitive Certificates will be issued to Certificate Owners of the Book-Entry Certificates, or their nominees, rather than to DTC or its nominee, only if (a) DTC or the depositor advises the securities administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates, and the depositor is unable to locate a qualified successor, (b) the depositor, at its sole option, with the consent of the securities administrator, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default (as defined in the Pooling and Servicing Agreement), Certificate Owners having percentage interests aggregating not less than 51% of the Book-Entry Certificates advise the securities administrator and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of Certificate Owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the securities administrator will be required to cause DTC to notify all Certificate Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the securities administrator will issue Definitive Certificates, and thereafter the securities administrator will recognize the holders of such Definitive Certificates as certificateholders under the Pooling and Servicing Agreement.

In the event any Definitive Certificates are issued, surrender of such Definitive Certificates shall occur at the office designated from time to time for such purposes by the certificate registrar. As of the Closing Date, the certificate registrar designates its offices located at Sixth Street & Marquette Avenue, Minneapolis, Minnesota 55479 for this purpose.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among DTC Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

None of the depositor, the master servicer, the servicers, the securities administrator or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or the transfer thereof.

Transfer Restrictions

Any investor in the Offered Certificates will be deemed to make certain representations described in this prospectus supplement under “ERISA Considerations”.

Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the Mortgage Loans and other assets of the trust fund while the Offered Certificates are outstanding.

All fees are expressed as an annualized rate applied to the outstanding aggregate principal balance of the Mortgage Loans.

Item	Fee or Expense	Paid To	Paid From	Frequency
Servicing Fee(1)	0.250% per annum on the Scheduled Principal Balance of each Mortgage Loan	Servicers	Mortgage Loan interest collections	Monthly

Master Servicing Fee	The investment income with respect to funds deposited in the Distribution Account	Master servicer	Amounts on deposit in the Distribution Account	Monthly

Credit Risk Manager Fee	0.009% per annum of the Scheduled Principal Balance of each Mortgage Loan	Credit risk manager	Mortgage Loan interest collections	Monthly

P&I Advances and Servicing Advances	To the extent of funds available, the amount of any advances and servicing advances	Servicers or master servicer, as applicable
With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan
Time to time

Nonrecoverable Advances and Servicing Advances	The amount of any advances and servicing advances deemed nonrecoverable	Servicers or master servicer, as applicable	All collections on the Mortgage Loans	Time to time

Item	Fee or Expense	Paid To	Paid From	Frequency
Reimbursement for certain expenses, costs and liabilities incurred by the servicers, the master servicer, the securities administrator, the custodian, the sponsor or the depositor in connection with any legal action relating to the Pooling and Servicing Agreement or the certificates(2)
	The amount of the expenses, costs and liabilities incurred	Servicers, master servicer, securities administrator, custodian, sponsor or depositor, as applicable	All collections on the Mortgage Loans	Time to time

Indemnification expenses	Amounts for which the sponsor, the servicers, the master servicer, the securities administrator and the depositor are entitled to indemnification(3)	Servicers, master servicer, securities administrator, sponsor or depositor, as applicable	All collections on the Mortgage Loans (or, in the case of each servicer, the related Mortgage Loans)	Time to time

Indemnification expenses	Amounts for which the trustee or custodian, as applicable, is entitled to indemnification(4)	Trustee or custodian, as applicable	All collections on the Mortgage Loans	Time to time

Reimbursement for any amounts payable by the trustee or master servicer for recording of assignments of mortgages to the extent not paid by the related servicer	The amounts paid by the trustee or master servicer	Trustee or master servicer, as applicable	All collections on the Mortgage Loans	Time to time

Reimbursement for costs associated with the transfer of servicing or master servicing in the event of termination of the master servicer or a defaulting servicer
The amount of costs incurred by the master servicer or the trustee in connection with the transfer of servicing to the master servicer or a successor servicer or by the trustee in the event of termination the master servicer, to the extent not paid by the terminated servicer or master servicer
		Trustee or master servicer, as applicable	All collections on the Mortgage Loans	Time to time

Reimbursement for any expenses incurred by the trustee or securities administrator in connection with a tax audit of the trust	The amount incurred by the trustee or securities administrator in connection with a tax audit of the trust	Trustee and securities administrator	All collections on the Mortgage Loans	Time to time

(1) The servicing fee is paid on a first priority basis from collections allocable to interest on the Mortgage Loans, prior to distributions to the certificateholders.

(2) The master servicer pays trustee fees and ongoing custodial and safekeeping fees out of its compensation.

(3) See “The Securities Administrator and the Master Servicer” in this prospectus supplement.

(4) See “The Trustee” in this prospectus supplement.

Available Distribution Amount

The Available Distribution Amount (as defined below) for any Distribution Date will be distributed, to the extent of funds available therefor, on each Distribution Date by the securities administrator to the certificateholders, as specified in this prospectus supplement.

The “Available Distribution Amount” for any Distribution Date, as more fully described in the Pooling and Servicing Agreement, will equal the sum of the following amounts:

(1)
the total amount of all cash received by or on behalf of the servicers with respect to the Mortgage Loans by the Determination Date for such Distribution Date and not previously distributed (including liquidation proceeds, condemnation proceeds, insurance proceeds and subsequent recoveries), except:

•     all scheduled payments of principal and interest collected on the Mortgage Loans but due on a date after the related Due Date;

•     all partial principal prepayments received with respect to the Mortgage Loans after the related Prepayment Period, together with all interest paid by the mortgagors in connection with such partial principal prepayments;

•     all prepayments in full received with respect to the Mortgage Loans after the related Prepayment Period, together with all interest paid by the mortgagors in connection with such prepayments in full;

•     liquidation proceeds, condemnation proceeds, insurance proceeds and subsequent recoveries received on the Mortgage Loans after the related Prepayment Period;

•     all amounts reimbursable to the servicers pursuant to the terms of the Pooling and Servicing Agreement or the Servicing Agreement, as applicable, or to the master servicer, the securities administrator, the trustee or the custodian pursuant to the terms of the Pooling and Servicing Agreement;

•      reinvestment income on the balance of funds, if any, in the custodial accounts or distribution account; and

•     any fees payable to the Servicers and any premiums payable in connection with any lender paid primary mortgage insurance policies;

(2)	all Advances made by the servicers and/or the master servicer for that Distribution Date;

(3)	any amounts paid as Compensating Interest on the Mortgage Loans by the servicers and/or the master servicer for that Distribution Date; and

(4)	the total amount of any cash deposited in the distribution account in connection with the repurchase of any Mortgage Loans by the depositor or the sponsor.

Glossary of Definitions Relating to the Priority of Distributions

Certain definitions are necessary to understand the priority of interest and principal distributions to the certificates. These terms are defined below and highlighted within the various definitions:

“Administration Fee” with respect to each Mortgage Loan and any Distribution Date, will be equal to the product of one-twelfth of (x) the Administration Fee Rate for such Mortgage Loan multiplied by (y) the principal balance of that Mortgage Loan as of the last day of the immediately preceding due period (or as of the Cut-Off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period.

“Administration Fee Rate” with respect to each Mortgage Loan will be equal to the sum of (i) the servicing fee rate, (ii) the master servicing fee rate, if any, (iii) the rate at which the fee payable to the credit risk manager is calculated and (iv) the rate at which the premium payable in connection with any lender paid primary mortgage insurance policy is calculated, if applicable.

“Bankruptcy Coverage” will be, as of the Cut-Off Date, approximately $345,096.11. Bankruptcy Coverage will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Senior Certificates and Subordinate Certificates.

“Bankruptcy Loss” will be any Debt Service Reduction or Deficient Valuation with respect to a Mortgage Loan.

“Certificate Principal Balance” with respect to an Offered Certificate outstanding at any time represents the then maximum amount that the holder thereof is entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the trust fund. The Certificate Principal Balance of any class of Offered Certificates as of any date of determination is equal to the initial Certificate Principal Balance of such certificate reduced by the aggregate of (i) all amounts allocable to principal previously distributed with respect to that certificate, (ii) any amounts in respect of principal to the Senior Certificates which were used to pay Net Swap Payments or Swap Termination Payments payable to the Class A Swap Provider, (iii) any amounts in respect of principal otherwise payable to the Class A-2 Certificates which was used to cover Net WAC Rate Carryover Amounts payable to the Class A-1 Certificates and (iv) any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement; provided that the Certificate Principal Balance of each class of Offered Certificates to which Realized Losses have been allocated will be increased by the amount of any Subsequent Recoveries on the Mortgage Loans received by the servicers or the master servicer as set forth in this prospectus supplement, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balances thereof and not previously reimbursed to such certificates as amounts allocated as Realized Losses.

“Class A-1 Formula Rate” is equal to the lesser of (i) One-Month LIBOR plus 0.50% per annum and (ii) 10.50% per annum.

“Class A-1 Pass-Through Rate” with respect to any Distribution Date, will be an annual rate equal to the lesser of: (x) the Class A-1 Formula Rate and (y) the applicable Net WAC Pass-Through Rate for that Distribution Date (appropriately adjusted with respect to the first interest accrual period).

“Class A-1 Interest Shortfall Amount” for any Distribution Date while the Class A-2 Certificates are still outstanding is equal to (1) the Net WAC Rate Carryover Amount for the Class A-1 Certificates for such Distribution Date minus (2) the amounts received from the Class A Swap Agreement and distributed from the supplemental interest trust to the Class A-1 Certificates with respect to unpaid Net WAC Rate Carryover Amounts on such Distribution Date.

“Class A-2 Pass-Through Rate” with respect to any Distribution Date, will be an annual rate, expressed as a fraction, (I) the numerator of which equals (A) an amount equal to the product of (x) the excess, if any, of the Net WAC Pass-Through Rate for such Distribution Date minus the Class A-1 Formula Rate and (y) the Certificate Principal Balance of the Class A-1 Certificates for such Distribution Date plus (B) an amount equal to the product of (x) the Net WAC Pass-Through Rate for such Distribution Date and (y) the Certificate Principal Balance of the Class A-2 Certificates for such Distribution Date minus (C) the product of (x) 12 and (y) the Class A-1 Interest Shortfall Amount for such Distribution Date, and (II) the denominator of which is the Certificate Principal Balance of the Class A-2 Certificates for such Distribution Date (appropriately adjusted with respect to the first interest accrual period).

“Credit Support Depletion Date” will be the Distribution Date on which the Certificate Principal Balances of all of the Subordinate Certificates have been reduced to zero (prior to giving effect to distributions of principal and allocations of Realized Losses on the Mortgage Loans on such Distribution Date).

“Debt Service Reduction” will be any reduction of the amount of the monthly payment on a Mortgage Loan made by a bankruptcy court in connection with a personal bankruptcy of a mortgagor.

“Deficient Valuation” will be, in connection with a personal bankruptcy of a mortgagor, the positive difference, if any, resulting from the outstanding principal balance of a Mortgage Loan less a bankruptcy court’s valuation of the related Mortgaged Property.

“Excess Loss” will be a Special Hazard Loss incurred on a Mortgage Loan in excess of the Special Hazard Coverage, a Fraud Loss incurred on a Mortgage Loan in excess of the Fraud Coverage and a Bankruptcy Loss incurred on a Mortgage Loan in excess of the Bankruptcy Coverage.

“Fraud Coverage” will be, as of the Cut-Off Date, approximately $9,218,581.39. As of any date of determination after the Cut-Off Date, the Fraud Coverage will generally be equal to:

(1)	from the first to and including the second anniversary of the Cut-Off Date, an amount equal to:

(a)	1.00% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date, minus

(b)	the aggregate amounts allocated to the Certificates with respect to Fraud Losses on the Mortgage Loans up to such date of determination;

(2)	from the third to and including the fifth anniversary of the Cut-Off Date, an amount equal to:

(a)	0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date, minus

(b)	the aggregate amounts allocated to the Certificates with respect to Fraud Losses on the Mortgage Loans up to such date of determination.

(3)	after the fifth anniversary of the Cut-Off Date, the Fraud Coverage will be zero.

“Fraud Losses” will be losses on a Mortgage Loan arising from fraud, dishonesty or misrepresentation of the mortgagor in the origination of such Mortgage Loan.

“Interest Distribution Amount” with respect to each Distribution Date and a class of Certificates will be the sum of (i) interest accrued on the related Certificates during the related Interest Accrual Period at the pass-through rate for that class, reduced by such class’s allocable share, if any, of Prepayment Interest Shortfalls and Relief Act Interest Shortfalls with respect to the Mortgage Loans, and such class’s allocable share of the interest portion of Realized Losses incurred on the Mortgage Loans and (ii) the amount of interest accrued but unpaid to such class from prior Distribution Dates.

“Liquidated Loan” will be a Mortgage Loan as to which the related servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan, whether from insurance proceeds, Liquidation Proceeds or otherwise, have been recovered.

“Liquidation Principal” will be, for any Distribution Date and any Mortgage Loan which became a Liquidated Loan, the principal portion of net Liquidation Proceeds received with respect to such Mortgage Loan (but not in excess of the principal balance thereof) during the related Prepayment Period.

“Liquidation Proceeds” will be amounts received by the related servicer in connection with the liquidation of a defaulted Mortgage Loan whether through foreclosure or otherwise, other than insurance proceeds.

“Net Interest Shortfall” for any Distribution Date will be, the sum of (1) any Prepayment Interest Shortfall with respect to the Mortgage Loans for such Distribution Date, (2) any Relief Act Interest Shortfall with respect to the Mortgage Loans for such Distribution Date and (3) the portion of Realized Losses attributable to interest allocated to the Certificates on such Distribution Date.

“Net Mortgage Rate” for each Mortgage Loan will be equal to the mortgage interest rate thereon less the Administration Fee Rate.

“Net WAC Pass-Through Rate” for the Class A-1 Certificates and any Distribution Date, is a rate per annum equal to the weighted average Net Mortgage Rate (weighted based on the principal balances of the Mortgage Loans as of the last day of the immediately preceding Due Period (or as of the Cut-Off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period) minus a fraction, expressed as a percentage, (x) the numerator of which is the product of (A) 12 and (B) the sum of any Net Swap Payment and Swap Termination Payment owed to the Class A Swap Provider under the Class A Swap Agreement (not caused by a Class A Swap Provider Trigger Event), in each case for such Distribution Date, and (y) the denominator of which is the aggregate principal balance of the Class A-1 Certificates immediately prior to such Distribution Date.

The Net WAC Pass-Through Rate for the Class A-2 Certificates and any Distribution Date is a rate per annum equal to the weighted average Net Mortgage Rate (weighted based on the principal balance of the Mortgage Loans as of the last day of the immediately preceding Due Period (or as of the Cut-Off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period).

“Net WAC Rate Carryover Amount” with respect to each Distribution Date prior to and including the date on which the optional termination right is exercisable, if the Pass-Through Rate for the Class A-1 Certificates is limited to the applicable Net WAC Pass-Through Rate, the Net WAC Rate Carryover Amount for such class is an amount equal to the sum of (i) the excess of (x) the amount of interest such class would have been entitled to receive on such Distribution Date if the Net WAC Pass-Through Rate had not been applicable to such class on such Distribution Date over (y) the amount of interest accrued on such Distribution Date at the applicable Net WAC Pass-Through Rate plus (ii) the related Net WAC Rate Carryover Amount for any previous Distribution Date not previously distributed, together with interest thereon at a rate equal to the Class A-1 Pass-Through Rate for the most recently ended Interest Accrual Period determined without taking into account the applicable Net WAC Pass-Through Rate. With respect to each Distribution Date after the date on which the optional termination right is exercisable, the Net WAC Rate Carryover Amount for the Class A-1 Certificates will equal zero.

“Prepayment Interest Shortfall” for any Distribution Date will be the sum of all interest shortfalls resulting from prepayments in full or in part on the Mortgage Loans during the related Prepayment Period, to the extent not covered by Compensating Interest payable by the servicers and/or the master servicer.

“Principal Distribution Amount” for any Distribution Date will be the sum of:

(1)	scheduled principal payments on the Mortgage Loans due during the related Due Period;

(2)
the principal portion of repurchase proceeds received with respect to the Mortgage Loans which were repurchased as permitted or required by the Pooling and Servicing Agreement during the related Prepayment Period; and

(3)
any other unscheduled payments of principal which were received on the Mortgage Loans during the related Prepayment Period, other than prepayments in full, prepayments in part or Liquidation Principal.

“Principal Prepayment Amount” for any Distribution Date will be the sum of all partial principal prepayments and all prepayments in full with respect to the related Mortgage Loans which were received during the related Prepayment Period.

“Pro Rata Allocation” for any Distribution Date and any Senior Certificate and Subordinate Certificate, pro rata according to their outstanding Certificate Principal Balances in reduction thereof.

“Realized Loss” with respect to any defaulted Mortgage Loan that is finally liquidated through foreclosure sale or disposition of the related Mortgaged Property (if acquired by the trust on behalf of the certificateholders by deed in lieu of foreclosure or otherwise) the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such Mortgage Loan was finally liquidated or charged-off, after application of all amounts recovered (net of amounts reimbursable to the related servicer or the master servicer for Advances, servicing advances and other related expenses, including attorneys’ fees) towards interest and principal owing on such Mortgage Loan.

“Relief Act Interest Shortfall” for any Distribution Date and a Mortgage Loan will be any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended calendar month immediately preceding the related Distribution Date as a result of the application of the Servicemembers Civil Relief Act, as amended, or similar state or local laws.

“Senior Interest Distribution Amount” For any Distribution Date, an amount equal to the aggregate amount of monthly payments of interest received or advanced on the Mortgage Loans during the related Due Period net of the Administration Fees plus any Compensating Interest payable by the servicers or the master servicer minus the Subordinate Interest Distribution Amount for such Distribution Date.

“Senior Interest Shortfall Amount” for any Distribution Date and a class of Senior Certificates will be equal to that amount by which the aggregate Interest Distribution Amounts payable to that class of Senior Certificates on such Distribution Date exceeds the Senior Interest Distribution Amount.

“Senior Liquidation Amount” for any Distribution Date, is the aggregate, for each Mortgage Loan which became a Liquidated Loan during the calendar month preceding the month of such Distribution Date, of the lesser of:

(1)	the Senior Percentage of the principal balance of such Mortgage Loan; and

(2)	the Senior Prepayment Percentage of the Liquidation Principal with respect to such Mortgage Loan.

“Senior Percentage” will be, for any Distribution Date, the percentage equivalent of a fraction, not less than zero, the numerator of which is the aggregate Certificate Principal Balance of the Senior Certificates immediately prior to that Distribution Date, and the denominator of which is the sum of the principal balances of the Mortgage Loans as of the first day of the related Due Period.

“Senior Prepayment Percentage” for any Distribution Date occurring during the five years beginning on the first Distribution Date, 100%, and for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinate Percentage for the Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinate Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinate Percentage for the Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinate Percentage for the Distribution Date; and for any Distribution Date thereafter, the Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage exceeds the initial Senior Percentage as of the Closing Date, in which case the Senior Prepayment Percentage for such Distribution Date will once again equal 100%).

Notwithstanding the foregoing, the Senior Prepayment Percentage will equal 100% unless both of the step down conditions listed below are satisfied with respect to all of the Mortgage Loans:

•
the aggregate principal balance of all of the Mortgage Loans delinquent 60 days or more (including any Mortgage Loans in foreclosure, real estate owned by the trust fund and Mortgage Loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to a Senior Termination Date, the Subordinate Percentage of the aggregate principal balance of the Mortgage Loans, or (b) if such date is after a Senior Termination Date, the aggregate Certificate Principal Balance of the Subordinate Certificates, is less than 50%, and

•	cumulative Realized Losses on the Mortgage Loans do not exceed:

•     for the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to a Senior Termination Date, the Subordinate Percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date or (ii) if such date is after a Senior Termination Date, the aggregate Certificate Principal Balance of the Subordinate Certificates as of the Closing Date (in either case, the “original subordinate principal balance”),

•      for the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

•      for the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

•      for the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

•      for the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

“Senior Principal Distribution Amount” for any Distribution Date will be the sum of the following for that Distribution Date:

(1) the Senior Percentage of the Principal Distribution Amount;

(2) the Senior Prepayment Percentage of the related Principal Prepayment Amount; and

(3) the Senior Liquidation Amount.

“Senior Termination Date” is the date on which the aggregate Certificate Principal Balance of the Senior Certificates is reduced to zero.

“Special Hazard Coverage” will be, as of the Cut-Off Date, approximately $9,218,581.39. On each anniversary of the Cut-Off Date, the Special Hazard Coverage will be reduced to an amount equal to the lesser of:

(1)	the greatest of:

(a)	the aggregate principal balance of the Mortgage Loans located in the California zip code containing the largest aggregate principal balance of the Mortgage Loans;

(b)	1.00% of the aggregate principal balance of the Mortgage Loans; and

(c)	twice the principal balance of the largest Mortgage Loan, calculated as of the Due Date in the immediately preceding month (after giving effect to all scheduled payments whether or not received); and

(2)	the Special Hazard Coverage as of the Cut-Off Date as reduced by the Special Hazard Losses allocated to the Certificates since the Cut-Off Date.

“Special Hazard Losses” will be losses on a Liquidated Loan that have been the subject of certain hazards (including earthquakes, tidal waves and related water damage) not insured against under any applicable insurance policy. Special Hazard Losses do not include losses occasioned by war, civil insurrection, certain government actions, errors in design, faulty workmanship or materials (except under certain circumstances, nuclear reaction, chemical contamination or waste by the mortgagor).

“Subordinate Amount” on any date of determination will be the excess of the aggregate principal balance of the Mortgage Loans over the aggregate Certificate Principal Balance of the Senior Certificates.

“Subordinate Interest Distribution Amount” for any Distribution Date, an amount equal to interest accrued on the aggregate outstanding Certificate Principal Balance of the Subordinate Certificates at the Subordinate Pass-Through Rate for such Distribution Date after taking into account any reduction in interest payable to the Subordinate Certificates attributable to the allocation of the interest portion of Realized Losses incurred on the Mortgage Loans during the related Due Period.

“Subordinate Pass-Through Rate” with respect any Distribution Date and the Subordinate Certificates, an annual rate equal to the weighted average Net Mortgage Rate (weighted based on the principal balance of the Mortgage Loans as of the last day of the immediately preceding Due Period (or as of the Cut-Off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period).

“Subordinate Liquidation Amount” for any Distribution Date will be the excess, if any, of (i) the aggregate Liquidation Principal for all Mortgage Loans which became Liquidated Loans during the related Prepayment Period minus (ii) the Senior Liquidation Amount for such Distribution Date during the related Prepayment Period.

“Subordinate Percentage” for any Distribution Date will be 100% minus the Senior Percentage.

“Subordinate Prepayment Percentage” for any Distribution Date will be 100% minus the Senior Prepayment Percentage.

“Subordinate Principal Distribution Amount” for any Distribution Date will be the sum of the following for that Distribution Date:

(1)	the Subordinate Percentage of the Principal Distribution Amount;

(2)	the Subordinate Principal Prepayment Amount; and

(3)	the Subordinate Liquidation Amount;

“Subordinate Principal Prepayment Amount” for any Distribution Date will be equal to the Subordinate Prepayment Percentage of the Principal Prepayment Amount.

“Subordination Level” will be, on any specified date with respect to any class of Subordinate Certificates, the percentage obtained by dividing:

(1)
the sum of the Certificate Principal Balances of all classes of Subordinate Certificates which are subordinate in right of payment to such class as of such date before giving effect to distributions of principal or allocations of Realized Losses on the Mortgage Loans on such date; by

(2)
the sum of the Certificate Principal Balances of all classes of Certificates as of such date before giving effect to distributions of principal or allocations of Realized Losses on the Mortgage Loans on such date.

“Subsequent Recoveries” with respect to any Distribution Date will be amounts received during the related Prepayment Period by the related Servicer specifically related to a defaulted Mortgage Loan or disposition of an REO Property prior to the related Prepayment Period that resulted in a Realized Loss, after the liquidation or disposition of such defaulted Mortgage Loan.

The Class A Swap Agreement

HSBC Bank USA, National Association, as the supplemental interest trust trustee (the “Supplemental Interest Trust Trustee”), will enter into an interest rate swap agreement (the “Class A Swap Agreement”) with Deutsche Bank AG, New York Branch (in such capacity, the “Class A Swap Provider”) for the benefit of the holders of the Class A Certificates. The Class A Swap Agreement will be held in the supplemental interest trust (the “Supplemental Interest Trust”). The securities administrator, on behalf of the Supplemental Interest Trust, will be authorized to receive and distribute funds with regards to the Class A Swap Agreement. For the avoidance of doubt, the Supplemental Interest Trust and the Class A Swap Agreement will not be assets of any REMIC.

Under the Class A Swap Agreement, on or before each Distribution Date commencing with the Distribution Date in September 2007 and ending with the earlier of (i) the Distribution Date immediately following the first date on which the optional termination right is exercisable and (ii) the Distribution Date in December 2015 (the “Swap Termination Date”), the securities administrator (on behalf of the Supplemental Interest Trust) will be obligated to pay to the Class A Swap Provider a fixed amount for that Distribution Date, (a “Fixed Swap Payment”), equal to the product of (x) a fixed rate equal to 5.22% per annum, (y) Swap Notional Amount (as defined below) for that Distribution Date, and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from and including the effective date (as defined in the Class A Swap Agreement) to but excluding the first Distribution Date, determined on a 30/360 basis) and the denominator of which is 360, and the Class A Swap Provider will be obligated to pay to the securities administrator (on behalf of the Supplemental Interest Trust) a floating amount for that Distribution Date, (a “Floating Swap Payment”), equal to the product of (x) One-Month LIBOR, as determined pursuant to the Class A Swap Agreement, for the related calculation period (as defined in the Class A Swap Agreement), (y) Swap Notional Amount for that Distribution Date, and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from and including the effective date (as defined in the Class A Swap Agreement) to but excluding the first Distribution Date, determined on a 30/360 basis) and the denominator of which is 360.

The Swap Notional Amount for each Distribution Date will be equal to the lesser of (x) the certificate principal balance of the Class A-1 Certificate immediately preceding such Distribution Date and (y) the amount for such Distribution Date set forth below, which will be substantially the same as the schedule set forth in the Class A Swap Agreement (the “Swap Notional Amount”).

Distribution Date	Swap Notional Amount ($)
September 2007	821,837,000.00
October 2007	819,974,597.30
November 2007	817,669,335.30
December 2007	814,922,058.02
January 2008	811,734,283.17
February 2008	808,108,205.05
March 2008	804,046,695.97
April 2008	799,553,305.84
May 2008	794,632,260.19
June 2008	789,288,456.29
July 2008	783,527,457.75
August 2008	777,355,487.13
September 2008	770,779,417.08
October 2008	763,806,759.47
November 2008	756,445,653.04
December 2008	748,704,849.17
January 2009	740,593,696.10
February 2009	732,122,121.39
March 2009	723,300,612.90
April 2009	714,140,198.11
May 2009	704,652,421.95
June 2009	694,849,323.22
July 2009	684,743,409.57

Distribution Date	Swap Notional Amount ($)
August 2009	674,347,631.20
September 2009	663,675,353.23
October 2009	652,740,327.03
November 2009	641,556,660.33
December 2009	630,138,786.41
January 2010	618,511,897.58
February 2010	607,080,726.13
March 2010	595,843,535.41
April 2010	584,797,084.56
May 2010	573,938,186.61
June 2010	563,263,707.62
July 2010	552,770,565.73
August 2010	542,455,730.38
September 2010	532,316,221.40
October 2010	522,349,108.20
November 2010	512,551,508.97
December 2010	502,920,589.82
January 2011	493,453,564.03
February 2011	484,147,691.28
March 2011	475,000,276.82
April 2011	466,008,670.77
May 2011	457,170,267.38
June 2011	448,482,504.24
July 2011	439,942,861.65
August 2011	431,548,861.82
September 2011	423,298,068.25
October 2011	415,188,085.02
November 2011	407,216,556.09
December 2011	399,381,164.69
January 2012	391,679,632.63
February 2012	384,109,719.69
March 2012	376,669,222.96
April 2012	369,355,976.25
May 2012	362,167,849.46
June 2012	355,102,748.00
July 2012	348,158,612.20
August 2012	341,333,416.71
September 2012	334,625,169.96
October 2012	328,271,496.15
November 2012	322,029,260.62
December 2012	315,896,575.35
January 2013	309,871,583.88
February 2013	303,952,460.74
March 2013	298,137,411.00
April 2013	292,424,669.71
May 2013	286,812,501.44
June 2013	281,299,199.73
July 2013	275,883,086.70
August 2013	270,562,512.49
September 2013	265,335,854.84
October 2013	260,275,919.07
November 2013	255,305,732.87
December 2013	250,423,762.84
January 2014	245,628,501.34
February 2014	240,918,466.00

Distribution Date	Swap Notional Amount ($)
March 2014	236,292,199.35
April 2014	231,748,268.40
May 2014	227,285,264.22
June 2014	222,901,801.54
July 2014	218,596,518.37
August 2014	214,368,075.60
September 2014	210,215,156.62
October 2014	206,272,253.47
November 2014	202,399,786.86
December 2014	198,596,538.13
January 2015	194,861,309.33
February 2015	191,192,922.79
March 2015	187,590,220.85
April 2015	184,052,065.50
May 2015	180,577,338.04
June 2015	177,164,938.76
July 2015	173,813,786.64
August 2015	170,522,819.01
September 2015	167,290,991.26
October 2015	164,236,247.76
November 2015	161,235,599.92
December 2015	158,288,110.23

A net payment, referred to as a net swap payment (“Net Swap Payment”), will be required to be made on or before each applicable Distribution Date (a) by the securities administrator (on behalf of the Supplemental Interest Trust) to the Class A Swap Provider, if the related Fixed Swap Payment for such Distribution Date exceeds the related Floating Swap Payment for such Distribution Date, or (b) by the Class A Swap Provider to the securities administrator, if the related Floating Swap Payment exceeds the related Fixed Swap Payment for such Distribution Date. For each Distribution Date in respect of which the securities administrator is required to make a Net Swap Payment with respect to a Class A Swap Agreement to the Class A Swap Provider, the trust will be required to make a payment to the securities administrator in the same amount prior to distributions to the certificateholders.

The Class A Swap Agreement will terminate on the Swap Termination Date unless the Class A Swap Agreement is terminated earlier upon the occurrence of a Swap Event of Default, a Swap Termination Event or a Swap Additional Termination Event, each as defined below.

The respective obligations of the Class A Swap Provider and the securities administrator to pay specified amounts due under the Class A Swap Agreement (other than Swap Termination Payments (as defined below)) generally will be subject to the following conditions precedent: (1) no Swap Event of Default or event that with the giving of notice or lapse of time or both would become a Swap Event of Default will have occurred and be continuing with respect to the other party and (2) no “early termination date” (as defined in the Class A Swap Agreement) has occurred or been effectively designated.

Events of default under the Class A Swap Agreement (each a “Swap Event of Default”) include the following:

•	failure to make a payment as required under the terms of the Class A Swap Agreement,

•	failure by the Class A Swap Provider to comply with or perform certain agreements or obligations as required under the terms of the Class A Swap Agreement,

•	failure to comply with or perform certain agreements or obligations in connection with any credit support document as required under the terms of the Class A Swap Agreement,

•	certain representations by the Class A Swap Provider or its credit support provider prove to have been incorrect or misleading in any material respect,

•
repudiation or certain defaults by the Class A Swap Provider or any credit support provider in respect of any derivative or similar transactions entered into between the Supplemental Interest Trust Trustee and the Class A Swap Provider and specified for this purpose in the Class A Swap Agreement,

•
cross-default by the Class A Swap Provider or any credit support provider relating generally to its obligations in respect of borrowed money in excess of a threshold specified in the Class A Swap Agreement,

•	certain insolvency or bankruptcy events, and

•	certain mergers, consolidations or asset transfers without an assumption of related obligations under the Class A Swap Agreement,

each as further described in the Class A Swap Agreement.

Termination events under the Class A Swap Agreement (each a “Swap Termination Event”) include the following:

•	illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Class A Swap Agreement),

•
tax event (which generally relates to the application of certain withholding taxes to amounts payable under the Class A Swap Agreement, as a result of a change in tax law or certain similar events), and

•	tax event upon merger (which generally relates to the application of certain withholding taxes to amounts payable under the Class A Swap Agreement as a result of a merger or similar transaction),

each as further described in the Class A Swap Agreement.

Additional termination events under the Class A Swap Agreement (each a “Swap Additional Termination Event”), include the following:

•
failure of the Class A Swap Provider to maintain certain credit ratings or otherwise comply with the downgrade provisions of the Class A Swap Agreement (including certain collateral posting requirements), in each case in certain circumstances as specified in the Class A Swap Agreement,

•
failure of the Class A Swap Provider to comply with the Regulation AB provisions of the Class A Swap Agreement (including, if applicable, the provisions of any additional agreement incorporated by reference into the Class A Swap Agreement), and

•	amendment of the Pooling and Servicing Agreement in a manner contrary to the requirements of the Class A Swap Agreement,

each as further described in the Class A Swap Agreement.

If the Class A Swap Provider’s credit ratings are withdrawn or reduced below certain ratings thresholds specified in the Class A Swap Agreement, the Class A Swap Provider may be required, at its own expense and in accordance with the requirements of the Class A Swap Agreement, to do one or more of the following: (1) obtain a substitute swap provider, or (2) establish any other arrangement as may be specified for such purpose in the Class A Swap Agreement.

After the Closing Date, to the extent provided for in the Class A Swap Agreement, the Class A Swap Provider may transfer its rights and obligations under the Class A Swap Agreement without the consent of the other party, if certain conditions specified in the Class A Swap Agreement are satisfied.

Upon the occurrence of a Swap Event of Default, the non-defaulting party will have the right to designate an early termination date (an “Early Termination Date”). Upon the occurrence of a Swap Termination Event or a Swap Additional Termination Event, an Early Termination Date may be designated by one of the parties as specified in the Class A Swap Agreement, and will occur only upon notice (including, in some circumstances, notice to the rating agencies) and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Class A Swap Agreement to a related entity within a specified period after notice has been given of the Swap Termination Event, and, in the case of downgrade below the second ratings threshold, only if a firm offer from a replacement swap provider remains capable of acceptance by the offeree, all as set forth in the Class A Swap Agreement. The occurrence of an Early Termination Date under the Class A Swap Agreement will constitute a “Swap Early Termination.”

Upon a Swap Early Termination, the securities administrator or the Class A Swap Provider may be liable to make a swap termination payment (the “Swap Termination Payment”) to the other, regardless, if applicable, of which of the parties has caused the termination. The Swap Termination Payment will be computed in accordance with the procedures set forth in the Class A Swap Agreement. In the event that the securities administrator (on behalf of the Supplemental Interest Trust) is required to make a Swap Termination Payment to the Class A Swap Provider, the trust will be required to make a payment to the securities administrator in the same amount (to the extent such Swap Termination Payment has not been paid by the securities administrator (on behalf of the Supplemental Interest Trust) from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee). In the case of a Swap Termination Payment not triggered by a Provider Trigger Event (as defined in this prospectus supplement), the trust will be required to make such payment on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to the certificateholders. In the case of a Swap Termination Payment triggered by a Class A Swap Provider Trigger Event, the trust’s obligation to make such payment generally will be subordinated to certain distributions to the holders of the certificates to the extent described in the Pooling and Servicing Agreement.

Upon a Swap Early Termination, the securities administrator (on behalf of the Supplemental Interest Trust) will use reasonable efforts to appoint a successor swap provider to enter into a new interest rate swap agreement on terms substantially identical to the Class A Swap Agreement, with a successor swap provider meeting all applicable eligibility requirements. If the securities administrator (on behalf of the Supplemental Interest Trust) receives a Swap Termination Payment from the Class A Swap Provider in connection with such Swap Early Termination, the securities administrator (on behalf of the Supplemental Interest Trust) will apply such Swap Termination Payment to any upfront payment required to appoint the successor swap provider. If the securities administrator (on behalf of the Supplemental Interest Trust) is required to pay a Swap Termination Payment to the Class A Swap Provider in connection with such Swap Early Termination, the securities administrator (on behalf of the Supplemental Interest Trust) will apply any upfront payment received from the successor swap provider to pay such Swap Termination Payment.

If the securities administrator (on behalf of the Supplemental Interest Trust) is unable to appoint a successor swap provider within 30 days of the Swap Early Termination, then the securities administrator will deposit any Swap Termination Payment received from the original Class A Swap Provider into a separate, non-interest bearing reserve account and will, on each subsequent Distribution Date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the Net Swap Payment, if any, that would have been paid to the securities administrator by the original Class A Swap Provider calculated in accordance with the terms of the original Class A Swap Agreement, and distribute such amount in accordance with the terms of the Pooling and Servicing Agreement.

A “Class A Swap Provider Trigger Event” will mean: (i) a Swap Event of Default under the Class A Swap Agreement with respect to which the Class A Swap Provider is a Defaulting Party (as defined in the Class A Swap Agreement), (ii) a Swap Termination Event under the Class A Swap Agreement with respect to which the Class A Swap Provider is the sole Affected Party (as defined in the Class A Swap Agreement) or (iii) a Swap Additional Termination Event under the Class A Swap Agreement with respect to which the Class A Swap Provider is the sole Affected Party.

The aggregate “significance percentage” of the Class A Swap Agreement, as calculated in accordance with Regulation AB Item 1115, is less than 10%. As provided in the Class A Swap Agreement, the Class A Swap Provider may be replaced in certain circumstances, including if the aggregate significance percentage of the Class A Swap Agreement is equal to or greater than 10%.

The Class A Swap Agreement will be governed by and construed in accordance with the laws of the State of New York. The obligations of the Class A Swap Provider are limited to those specifically set forth in the Class A Swap Agreement.

The Class A Swap Provider

Deutsche Bank Aktiengesellschaft

Deutsche Bank Aktiengesellschaft (“Deutsche Bank” or the “Bank”) originated from the reunification of Norddeutsche Bank Aktiengesellschaft, Hamburg, Rheinisch-Westf’lische Bank Aktiengesellschaft, Duesseldorf and Süddeutsche Bank Aktiengesellschaft, Munich; pursuant to the Law on the Regional Scope of Credit Institutions, these had been disincorporated in 1952 from Deutsche Bank which was founded in 1870. The merger and the name were entered in the Commercial Register of the District Court Frankfurt am Main on 2 May 1957. Deutsche Bank is a banking institution and a stock corporation incorporated under the laws of Germany under registration number HRB 30 000. The Bank has its registered office in Frankfurt am Main, Germany. It maintains its head office at Taunusanlage 12, 60325 Frankfurt am Main and branch offices in Germany and abroad including in London, New York, Sydney, Tokyo and an Asia-Pacific Head Office in Singapore which serve as hubs for its operations in the respective regions.

The Bank is the parent company of a group consisting of banks, capital market companies, fund management companies, a real estate finance company, instalment financing companies, research and consultancy companies and other domestic and foreign companies (the “Deutsche Bank Group”).

As of 31 December 2006, Deutsche Bank’s issued share capital amounted to Euro 1,343,406,103.04 consisting of 524,768,009 ordinary shares of no par value. The shares are fully paid up and in registered form. The shares are listed for trading and official quotation on all the German Stock Exchanges. They are also listed on the New York Stock Exchange. The Management Board has decided to pursue delisting on certain stock exchanges other than Germany and New York in order to benefit from the integration of financial markets. In respect of the stock exchanges Amsterdam, Brussels, London, Luxembourg, Paris, Vienna, Zurich and Tokyo, this decision has completely been implemented.

As of 31 December 2006, Deutsche Bank Group had total assets of EUR 1,126,230 million, total liabilities of EUR 1,093,422 million and total shareholders' equity of EUR 32,808 million on the basis of United States Generally Accepted Accounting Principles (“U.S. GAAP”). The consolidated financial statements for fiscal years starting 1 January 2007 will be prepared in compliance with the International Financial Reporting Standards (IFRS).

Deutsche Bank’s long-term senior debt has been assigned a rating of AA (outlook stable) by Standard & Poor's, Aa1 (outlook stable) by Moody's Investors Services and AA- (outlook positive) by Fitch Ratings.

Deutsche Bank’s short-term debt has been assigned a rating of A-1+ (outlook stable) by Standard & Poor’s, P-1 (outlook stable) by Moody’s Investors Services and F1+ (outlook positive) by Fitch Ratings.

Deutsche Bank AG, New York Branch

Deutsche Bank AG, New York Branch (the “Branch”) was established in 1978 and is licensed by the New York Superintendent of Banks. Its office is currently located at 60 Wall Street, New York, NY 10005-2858. The Branch is examined by the New York State Banking Department and is subject to the banking laws and regulations applicable to a foreign bank that operates a New York branch. The Branch is also examined by the Federal Reserve Bank of New York.

Distributions from the Supplemental Interest Trust

The securities administrator will establish and maintain a swap account on behalf of the Supplemental Interest Trust and the Class A Swap Provider (the “Swap Account”). With respect to each Distribution Date, the Swap Account will consist of (i) the amount deposited in the Swap Account by the Class A Swap Provider under the Class A Swap Agreement, as described above under “—The Class A Swap Agreement”, (ii) all amounts payable to the Class A Swap Provider by the Securities Administrator on behalf of the Supplemental Interest Trust and (iii) all Net WAC Rate Carryover Amounts payable to the Class A-1 Certificates from interest and principal amounts otherwise payable to the Class A-2 Certificates.

(a) On the business day prior to each Distribution Date on or prior to the Swap Termination Date, the securities administrator, on behalf of the Supplemental Interest Trust, shall distribute, from funds on deposit in the Swap Account which constitute Net Swap Payments or Swap Termination Payments paid by the Class A Swap Provider, the following amounts to the Class A Certificates in the following order of priority:

(i) to the Class A-1 Certificates, the amount of any unpaid interest distributions on the Class A-1 Certificates remaining unpaid after distributions of the Senior Interest Distribution Amount as set forth under “—Priority of Distributions on the Certificates” below;

(ii) to the Class A-1 Certificates, the amount of any unpaid Net WAC Rate Carryover Amounts due to the Class A-1 Certificates;

(iii) to the Class A-1 Certificates, the amount of any unpaid principal distributions which were otherwise payable to the Class A-1 Certificates, but remitted to the Class A Swap Provider pursuant to clause (A)(3) under “—Priority of Distributions on the Certificates” below;

(iv) to the Class A-2 Certificates, the amount of any unpaid interest distributions which were otherwise payable to the Class A-2 Certificates, but remitted to the Class A Swap Provider or allocated to the Class A-1 Certificates pursuant to clauses (A)(2) and (A)(3) under “—Priority of Distributions on the Certificates” below;

(v) to the Class A-2 Certificates, the amount of any interest and/or principal amounts which were otherwise payable to the Class A-2 Certificates, but remitted to the Class A Swap Provider or allocated to the Class A-1 Certificates pursuant to clauses (A)(2) and (A)(3) under “—Priority of Distributions on the Certificates” below; and

(vi) to the Class A-2 Certificates, any remaining amounts.

(b) On the business day prior to each Distribution Date on or prior to the Swap Termination Date, the securities administrator, on behalf of the Supplemental Interest Trust, shall distribute, from funds on deposit in the Swap Account which constitute Net Swap Payments or Swap Termination Payments payable to the Class A Swap Provider by the Supplemental Interest Trust, the following amounts to the Class A Swap Provider in the following order of priority:

(i) to make any Net Swap Payment owed to the Class A Swap Provider pursuant to the Class A Swap Agreement for such Distribution Date;

(ii) to make any Swap Termination Payment not due to a Class A Swap Provider Trigger Event owed to the Class A Swap Provider pursuant to the Class A Swap Agreement (to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the securities administrator); and

(iii) from amounts deposited into the Swap Account pursuant to clauses (I)(E) and (II)(6) under “—Priority of Distributions on the Certificates” below, to the Class A Swap Provider, an amount equal to any Swap Termination Payment owed to the Class A Swap Provider due to a Class A Swap Provider Trigger Event pursuant to the Class A Swap Agreement.

(c) On each Distribution Date, interest and principal amounts otherwise payable to the Class A-2 Certificates will be deposited into the Swap Account pursuant to clauses (I)(A)(2), (I)(A)(3), (II)(2) and (II)(3) below and used to pay any unpaid Net WAC Rate Carryover Amounts payable to the Class A-1 Certificates.

Priority of Distributions on the Certificates

I. Commencing in September 2007, the securities administrator will make the following distributions on each Distribution Date prior to the Credit Support Depletion Date as set forth below.

(A)	On each Distribution Date, the Available Distribution Amount will be distributed as follows:

(1)
first, from the Senior Interest Distribution Amount, to the Swap Account to pay any Net Swap Payment or Swap Termination Payment (not caused by a Class A Swap Provider Trigger Event) owed to the Class A Swap Provider for such Distribution Date;

(2)
second, concurrently, to each class of Senior Certificates, from the Senior Interest Distribution Amount remaining after making payments pursuant to clause (1) above, to pay accrued interest at the related Pass-Through Rate on the Certificate Principal Balance of each such class for such Distribution Date, on a pro rata basis, based on the entitlement of each such class; provided, however, if after taking into account amounts available under the Class A Swap Agreement, there are any unpaid Net WAC Rate Carryover Amounts payable to the Class A-1 Certificates, any interest amounts otherwise payable to the Class A-2 Certificates will be deposited into the Swap Account and used to pay any unpaid Net WAC Rate Carryover Amounts payable to the Class A-1 Certificates;

(3)
third, concurrently, to the Senior Certificates from the Available Distribution Amount remaining after payments pursuant to clauses (A)(1) and (A)(2) above, the Senior Principal Distribution Amount for such Distribution Date, on a pro rata basis, based on the Certificate Principal Balance of each such class, until the Certificate Principal Balance of each such class has been reduced to zero; provided, however, if any Net Swap Payments or Swap Termination Payments, or any portion thereof, payable to the Class A Swap Provider pursuant to Class (A)(1) above remain unpaid, principal payable to the Class A-2 Certificates and then principal payable to the Class A-1 Certificates, will be reduced by the amount of such unpaid Net Swap Payments or Swap Termination Payments and such amounts will be deposited in the Swap Account for payment to the Class A Swap Provider; provided further that if there are any remaining unpaid Net WAC Rate Carryover Amounts due to the Class A-1 Certificates, any principal amounts otherwise payable to the Class A-2 Certificates will be deposited into the Swap Account and used to pay any unpaid Net WAC Rate Carryover Amounts payable to the Class A-1 Certificates.

(B)
From the Available Distribution Amount remaining after payments pursuant to clause (A), to each class of Senior Certificates for which there is a Senior Interest Shortfall Amount on such Distribution Date, the related Senior Interest Shortfall Amount, on a pro rata basis based on the entitlement of each such class.

(C)
From the remaining Available Distribution Amount, after payments pursuant to clauses (A) and (B) above, to the Subordinate Certificates, on a pro rata basis, an amount equal to their respective portions of the Subordinate Interest Distribution Amount for such Distribution Date and their pro rata share, based on the outstanding Certificate Principal Balance of each such class, of the Subordinate Principal Distribution Amount; provided, however, that on any Distribution Date on which the Subordination Level for any class of Subordinate Certificates is less than the Subordination Level as of the Closing Date, the portion of the Subordinate Principal Prepayment Amount otherwise payable to the class or classes of the Subordinate Certificates junior to such class will be distributed to the most senior class of Subordinate Certificates for which the Subordination Level is less than such percentage as of the Closing Date, and to the class or classes of Subordinate Certificates senior thereto, pro rata based on the Certificate Principal Balance of each such class.

(D)
To the Senior Certificates, from the Available Distribution Amount remaining after distributions pursuant to clauses (A) through (C) above, on a pro rata basis based on the entitlement of each such class, the amount of any unreimbursed Realized Losses previously allocated to such classes of certificates and then to the Subordinate Certificates, on a sequential basis, in the order of their numerical class designations, the amount of any unreimbursed Realized Losses previously allocated to such classes of certificates.

(E)	To the Swap Account, an amount equal to any Swap Termination Payment resulting from a Class A Swap Provider Trigger Event owed to the Class A Swap Provider pursuant to the Class A Swap Agreement.

(F)	To the Class R Certificates, the remainder (which is expected to be zero), if any of the Available Distribution Amount remaining after distributions pursuant to clauses (A) through (E) above.

Notwithstanding the foregoing, any amounts remitted to the Swap Account pursuant to clause (A)(3) above from principal otherwise distributable to the Class A-1 Certificates will reduce the Certificate Principal Balance of the Class A-1 Certificates. In addition, any remittances to the Swap Account or any distributions made to the Class A-1 Certificates pursuant to clause (A)(3) above from principal otherwise distributable to the Class A-2 Certificates will reduce the Certificate Principal Balance of the Class A-2 Certificates. Such amounts will be reimbursed to the Class A-1 Certificates and the Class A-2 Certificates from any Net Swap Payments or Swap Termination Payments received under the Class A Swap Agreement, if available, as described in this prospectus supplement.

II. On each Distribution Date on or after the Credit Support Depletion Date, to the extent of the Available Distribution Amount on such Distribution Date, distributions will be made in the following order of priority:

(1)
first, from the Senior Interest Distribution Amount to the Swap Account to pay any Net Swap Payment or Swap Termination Payment (not caused by a Class A Swap Provider Trigger Event) owed to the Class A Swap Provider for such Distribution Date;

(2)
second, concurrently, to each class of Senior Certificates, from the Senior Interest Distribution Amount remaining after making payments pursuant to clause (1) above, to pay accrued interest at the related Pass-Through Rate on the Certificate Principal Balance of each such class for such Distribution Date, on a pro rata basis, based on the entitlement of each such class; provided, however, if after taking into account amounts available under the Class A Swap Agreement, there are any unpaid Net WAC Rate Carryover Amounts payable to the Class A-1 Certificates, any interest amounts otherwise payable to the Class A-2 Certificates will be deposited into the Swap Account and used to pay any unpaid Net WAC Rate Carryover Amounts payable to the Class A-1 Certificates;

(3)
third, concurrently, to the Senior Certificates from the Available Distribution Amount remaining after payments pursuant to clauses (1) and (2) above, the Senior Principal Distribution Amount for such Distribution Date, on a pro rata basis, based on the Certificate Principal Balance of each such class, until the Certificate Principal Balance of each such class has been reduced to zero; provided, however, if any Net Swap Payments or Swap Termination Payments, or any portion thereof, payable to the Class A Swap Provider pursuant to Class (1) above remain unpaid, principal payable to the Class A-2 Certificates and then principal payable to the Class A-1 Certificates, will be reduced by the amount of such unpaid Net Swap Payments or Swap Termination Payments and such amounts will be deposited in the Swap Account for payment to the Class A Swap Provider; provided further that if there are any remaining unpaid Net WAC Rate Carryover Amounts due to the Class A-1 Certificates, any principal amounts otherwise payable to the Class A-2 Certificates will be deposited into the Swap Account and used to pay any unpaid Net WAC Rate Carryover Amounts payable to the Class A-1 Certificates;

(4)
fourth, from the Available Distribution Amount remaining after payments pursuant to clause (1) through (3) above, to each class of Senior Certificates for which there is a Senior Interest Shortfall Amount on such Distribution Date, the related Senior Interest Shortfall Amount, on a pro rata basis, based on the entitlement of each such class;

(5)
fifth, to the Senior Certificates, from the Available Distribution Amount remaining after distributions pursuant to clauses (1) through (4) above, on a pro rata basis based on the entitlement of each such class, the amount of any unreimbursed Realized Losses previously allocated to the Senior Certificates;

(6)
sixth, to the Swap Account, an amount equal to any Swap Termination Payment resulting from a Class A Swap Provider Trigger Event owed to the Class A Swap Provider pursuant to the Class A Swap Agreement; and

(7)
seventh, to the Class R Certificates, the remainder, if any (which is expected to be zero), of the Available Distribution Amount remaining after distributions pursuant to clauses (1) through (6) above.

Subordination and Allocation of Losses

The Subordinate Certificates will be subordinate in right of payment to and provide credit support to the Senior Certificates. Each class of Subordinate Certificates will provide credit support to each class of Subordinate Certificates senior thereto. The support provided by the Subordinate Certificates is intended to enhance the likelihood of regular receipt by the Senior Certificates of the full amount of the monthly distributions of interest and principal to which the Senior Certificates are entitled, and to afford those Certificates protection against certain losses. The protection afforded to the Senior Certificates by the Subordinate Certificates will be accomplished by the preferential right on each Distribution Date of the Senior Certificates to receive distributions of interest and principal before distributions of interest or principal to the Subordinate Certificates. The support provided by each class of Subordinate Certificates with a higher numerical class designation is intended to afford such certificateholders protection against certain losses.

Realized Losses on the Mortgage Loans, other than Excess Losses, will be allocated as follows:

•     first, to the Non-Offered Subordinate Certificates, in the reverse order of their numerical class designation, until the certificate principal balances of each such class thereof has been reduced to zero,

•      second, to the Class B-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero,

•      third, to the Class B-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero,

•      fourth, to the Class B-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero,

•      fifth, to the Class A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, and

•      sixth, to the Class A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

On each Distribution Date, if the aggregate Certificate Principal Balance of the Certificates exceeds the aggregate principal balance of the Mortgage Loans (after giving effect to distributions of principal and the allocation and reimbursement of all losses on the Certificates on such Distribution Date), such excess will be deemed a principal loss and will be allocated to the Subordinate Certificates in reverse order of seniority until the Certificate Principal Balance of each such class has been reduced to zero. If the Certificate Principal Balance of each Subordinate Certificate has been reduced to zero and the aggregate Certificate Principal Balance of all outstanding classes of Senior Certificates exceeds the aggregate principal balance of the Mortgage Loans (after giving effect to distributions of principal and the allocation and reimbursement of all losses on the Certificates on such Distribution Date), such excess will be deemed a principal loss and will be allocated first to the Class A-2 Certificates and then to the Class A-1 Certificates until the Certificate Principal Balance of each such class has been reduced to zero.

In addition, to the extent the related Servicer receives Subsequent Recoveries with respect to any defaulted Mortgage Loan, the amount of the Realized Loss with respect to that defaulted Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Certificate Principal Balance of any class of Certificates on any Distribution Date.

In the event that the related Servicer recovers any amount with respect to a defaulted Mortgage Loan with respect to which a Realized Loss has been incurred after liquidation and disposition of such defaulted Mortgage Loan (any such amount being referred to herein as a Subsequent Recovery) such Subsequent Recovery will be distributed as part of the Available Distribution Amount in accordance with the priorities described under “--Priority of Distributions on the Certificates” in this prospectus supplement. Additionally, the Certificate Principal Balance of each class of Certificates that has been reduced by the allocation of a Realized Loss to such Certificate will be increased, in order of seniority, by the amount of such Subsequent Recovery, but not in excess of the amount of any Realized Losses previously allocated to such class of Certificates. Holders of such Certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs.

In the event of a personal bankruptcy of a mortgagor, the bankruptcy court may establish a Deficient Valuation. The amount of the secured debt could be reduced to such Deficient Valuation amount, and the holder of such Mortgage Loan would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction of the amount of the monthly payment on the related Mortgage Loan.

Excess Losses with respect to the Mortgage Loans will be allocated to the outstanding class or classes of Senior Certificates and the Subordinate Certificates by Pro Rata Allocation.

Special Hazard Coverage, Fraud Coverage or Bankruptcy Coverage may also be reduced upon written confirmation from the Rating Agencies that such reduction will not adversely affect the then current ratings assigned to the Offered Certificates by the Rating Agencies. Such a reduction, in the event of Special Hazard Losses, Fraud Losses or Bankruptcy Losses on the Mortgage Loans, could adversely affect the level of protection afforded the Senior Certificates by subordination of the Subordinate Certificates or the level of protection afforded the Offered Subordinate Certificates by subordination of the Non-Offered Subordinate Certificates.

The Class R Certificates

The Class R Certificates will represent the sole residual interest in the related REMIC.

On each Distribution Date, in addition to payments of interest and principal to the Class R Certificates described herein, the securities administrator will distribute any amounts remaining (which are expected to be zero) in the distribution account from the Available Distribution Amount after distributions of interest and principal on the Senior Certificates and the Subordinate Certificates and payment of expenses, if any, of the related REMIC, to the holders of the Class R Certificates. Distributions of such remaining amounts with respect to the Class R Certificates will be subordinate to all payments required to be made with respect to the Senior Certificates and Subordinate Certificates.

Any amounts remaining in the related distribution account upon reduction of the aggregate Certificate Principal Balance of the Senior Certificates and Subordinate Certificates to zero, payment of any outstanding expenses and termination of the related REMIC will be distributable with respect to the Class R Certificate. Such remaining assets are expected to be minimal. See “Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

Last Scheduled Distribution Date

The last scheduled Distribution Date for the certificates is the Distribution Date in September 2037, which is the Distribution Date occurring one month after the original scheduled maturity date for the latest maturing thirty (30) year Mortgage Loan.

The actual last Distribution Date on any class of certificates will depend on the rate of payments of principal on the Mortgage Loans which, in turn, may be influenced by a variety of economic, geographic and social factors, as well as the level of prevailing interest rates. No assurance can be given as to the actual payment experience with respect to the Mortgage Loans.

Calculation of One-Month LIBOR

With respect to each Interest Accrual Period (other than the initial Interest Accrual Period) and the Class A-1 Certificates, on the second business day preceding such Interest Accrual Period (each such date, an “Interest Determination Date”), the securities administrator will determine One-Month LIBOR for such Interest Accrual Period. With respect to the initial Interest Accrual Period, on the Closing Date, the securities administrator will determine One-Month LIBOR for such Interest Accrual Period based on information available on the second business day preceding the Closing Date. “One Month LIBOR” means, as of any Interest Determination Date, the London interbank offered rate for one month U.S. dollar deposits which appears on Reuters Screen LIBOR01 Page (as defined herein) as of 11:00 a.m. (London time) on such date. If such rate does not appear on Reuters Screen LIBOR01 Page, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined herein) for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. The securities administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate (as defined herein).

As used in this section, “business day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York; “Reuters Screen LIBOR01 Page” means the display page currently so designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); “Reference Banks” means leading banks selected by the securities administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the securities administrator and (iii) not controlling, controlled by, or under common control with, the depositor or the securities administrator, and “Reserve Interest Rate” shall be the rate per annum that the securities administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the securities administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the securities administrator can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the securities administrator are quoting on such Interest Determination Date to leading European banks.

The establishment of One-Month LIBOR on each Interest Determination Date by the securities administrator and the securities administrator’s calculation of the rate of interest applicable to the Class A-1 Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

SERVICING

General

Primary servicing of approximately 53.93% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date will be provided by Wells Fargo Bank, N.A. (“Wells Fargo Bank” or a “Servicer”) in accordance with the Pooling and Servicing Agreement. From the Closing Date until on or about September 1, 2007 (the “Servicing Transfer Date”), GMAC Mortgage, LLC (“GMACM” or a “Servicer”) will be the primary servicer of approximately 46.07% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, pursuant to a separate servicing agreement as modified by the Assignment Agreement (the “Servicing Agreement”) which will be assigned to the depositor pursuant to an assignment, assumption and recognition agreement (the “Assignment Agreement”) among the GMACM, the sponsor and the depositor and by the depositor to the trust pursuant to the pooling and servicing agreement. On and after the Servicing Transfer Date, the primary servicing obligations with respect to 39.09% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date (the “Transferred Loans”), will transfer from GMACM to Wells Fargo Bank. Wells Fargo Bank will service the Transferred Loans pursuant to the terms and conditions of the Pooling and Servicing Agreement. Wells Fargo Bank will have no obligation or liability with respect to the Transferred Loans prior to the Servicing Transfer Date and will be entitled to seek indemnification from the sponsor for any loss, damage or liability incurred by Wells Fargo as a result of GMACM’s failure to service the Transferred Loans in accordance with the terms and provisions of the Servicing Agreement or in accordance with applicable laws and regulations. On and after the Servicing Transfer Date, GMACM will service approximately 6.97% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, until it is terminated by the sponsor as described under “—Servicing and Other Compensation and Payment of Expenses” below or otherwise terminated under the Servicing Agreement.

The master servicer will be required to monitor GMACM’s performance under the Servicing Agreement and Wells Fargo Bank’s performance under the Pooling and Servicing Agreement. In the event of a default by Wells Fargo Bank under the Pooling and Servicing Agreement, the master servicer shall notify the trustee and the trustee shall enforce any remedies against such servicer under the Pooling and Servicing Agreement. In the event of a default by GMACM under the Servicing Agreement, the master servicer shall enforce any remedies against GMACM under the Servicing Agreement.

GMAC Mortgage, LLC

General

GMAC Mortgage, LLC is a Delaware limited liability company and a wholly-owned subsidiary of GMAC Residential Holding Company, LLC, which is a wholly owned subsidiary of Residential Capital, LLC (“ResCap”). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, LLC, which is a wholly-owned subsidiary of GMAC LLC (“GMAC”).

GMAC Mortgage, LLC and its predecessor entity began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMAC Mortgage, LLC.

GMAC Mortgage, LLC maintains its executive and principal offices at 1100 Virginia Drive, Fort Washington, Pennsylvania 19034. Its telephone number is (215) 682 1000.

The diagram below illustrates the ownership structure among the parties affiliated with GMAC Mortgage, LLC.

Servicing Activities

GMAC Mortgage, LLC generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

As of the six months ended June 30, 2007, GMAC Mortgage, LLC acted as primary servicer and owned the corresponding servicing rights on approximately 2,271,474 of residential mortgage loans having an aggregate unpaid principal balance of approximately $284 billion, and GMAC Mortgage, LLC acted as subservicer (and did not own the corresponding servicing rights) on approximately 334,864 loans having an aggregate unpaid principal balance of over $70.5 billion.

The following tables set forth the dollar amount of mortgage loans serviced by GMAC Mortgage, LLC for the periods indicated, and the number of such loans for the same period. GMAC Mortgage, LLC was the servicer of a residential mortgage loan portfolio of approximately $153.6 billion, $13.9 billion, $17.6 billion and $7.0 billion during the year ended December 31, 2003 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMAC Mortgage, LLC was the servicer of a residential mortgage loan portfolio of approximately $211.5 billion, $32.0 billion, $18.2 billion and $22.8 billion during the six months ended June 30, 2007 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

GMAC MORTGAGE, LLC PRIMARY SERVICING PORTFOLIO
($ IN MILLIONS)

	For the Six Months Ended June 30,	For the Year Ended December 31,
	2007	2006	2005	2004	2003
Prime conforming mortgage loans
No. of Loans	1,485,410	1,455,919	1,392,870	1,323,249	1,308,284
Dollar Amount of Loans	$211,462	$203,894	$186,364	$165,521	$153,601
Percentage Change from Prior Year	3.71%	9.41%	12.59%	7.76%	2.11%
Prime non-conforming mortgage loans
No. of Loans	68,062	67,462	69,488	53,119	34,041
Dollar Amount of Loans	$32,035	$32,220	$32,385	$23,604	$13,937
Percentage Change from Prior Year	(0.57)%	(0.51)%	37.20%	69.36%	11.12%
Government mortgage loans
No. of Loans	175,588	181,563	181,679	191,844	191,023
Dollar Amount of Loans	$18,166	$18,843	$18,098	$18,328	$17,594
Percentage Change from Prior Year	(3.59)%	4.12%	(1.25)%	4.17%	(16.91)%
Second-lien mortgage loans
No. of Loans	542,414	514,085	392,261	350,334	282,128
Dollar Amount of Loans	$22,778	$20,998	$13,034	$10,374	$7,023
Percentage Change from Prior Year	8.48%	61.10%	25.64%	47.71%	5.36%
Total mortgage loans serviced
No. of Loans	2,271,474	2,219,029	2,036,298	1,918,546	1,815,476
Dollar Amount of Loans	284,441	$275,955	$249,881	$217,827	$192,155
Percentage Change from Prior Year	3.08%	10.43%	14.72%	13.36%	0.71%

Billing and Payment Procedures. As servicer, GMAC Mortgage, LLC collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMAC Mortgage, LLC sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments. Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand electronic payments made over the internet or via phone.

Wells Fargo Bank, N.A.

Servicing Experience and Procedures of Wells Fargo Bank

Servicing Experience

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974. These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers. As of the date hereof, Wells Fargo Bank has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

Wells Fargo Bank’s servicing portfolio of residential mortgage loans (which includes Alt-A Prime Fixed Rate Loans, Alt-A Prime Adjustable Rate Loan, Alt-A Minus Fixed Rate Loans and Alt-A Minus Adjustable Rate Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $1.37 trillion as of the end of 2006.

Wells Fargo Bank currently services Alt-A Prime Mortgage Loans in the same manner as it services mortgage loans originated pursuant to its “prime” underwriting guidelines. The table below sets forth for each of the dates indicated the number and aggregate unpaid principal balance of first lien, non-subprime, residential mortgage loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae or Freddie Mac and certain mortgage loans serviced for the Federal Home Loan Banks, mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer):

As of December 31, 2004(1)		As of December 31, 2005(1)		As of December 31, 2006(2)
No. of Loans	Aggregate Unpaid Principal Balance of Loans	No. of Loans	Aggregate Unpaid Principal Balance of Loans	No. of Loans	Aggregate Unpaid Principal Balance of Loans
498,174	$166,028,382,042	634,103	$229,014,862,911	646,723	$258,646,782,192

(1)	Includes mortgage loans originated pursuant to Wells Fargo Bank’s underwriting guidelines for Alt-A Minus Mortgage Loans.

(2)	Excludes mortgage loans originated pursuant to Wells Fargo Bank’s underwriting guidelines for Alt-A Minus Mortgage Loans.

Wells Fargo Bank currently services Alt-A Minus Mortgage Loans in the same manner as it services first lien mortgage loans originated pursuant to its “subprime” underwriting guidelines (such mortgage loans, “Subprime First Lien Loans”) and second lien mortgage loans originated pursuant to its “subprime” underwriting guidelines (such mortgage loans, “Subprime Second Lien Loans”). The table below sets forth for each of the dates indicated the number and aggregate unpaid principal balance of Subprime First Lien Loans, Subprime Second Lien Loans and Alt-A Minus Mortgage Loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae or Freddie Mac and certain mortgage loans serviced for the Federal Home Loan Banks, mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer):

	As of December 31, 2004		As of December 31, 2005		As of December 31, 2006
Asset Type	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans
Subprime First Lien Loans	134,893	$19,592,490,281	173,411	$26,214,367,714	190,395	$29,252,542,517
Subprime Second Lien Loans	*	*	9,116	353,218,934	18,483	711,917,795
Alt-A Minus Mortgage Loans**	—	—	—	—	62,351	11,088,435,185

*	Wells Fargo Bank did not have a material servicing portfolio of Subprime Second Lien Loans as of the dates indicated.

**	Prior to 2006, Wells Fargo Bank included Alt-A Minus Mortgage Loans in its servicing portfolio of non-subprime mortgage loans as described in the preceding table.

Servicing Procedures

Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank's automated loan servicing system. Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the Mortgage Loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans. Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

Wells Fargo Bank's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure Mortgaged Property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank's Voice Response Unit (“VRU”) to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank's automated servicing system. If timely payment is not received, Wells Fargo Bank's automated loan servicing system automatically places the Mortgage Loan in the assigned collection queue and collection procedures are generally initiated on the 16th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank's automated loan servicing system automatically removes the Mortgage Loan from that collection queue.

When a Mortgage Loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent Mortgage Loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the Mortgaged Property, the amount of borrower equity in the Mortgaged Property and whether there are any junior liens.

Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the Mortgaged Property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the Mortgaged Property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the Mortgaged Property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis.

If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the Mortgaged Property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

Wells Fargo Bank's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower's expense.

Wells Fargo Bank, in its capacity as servicer, has delivered its 2006 assessment of compliance under Item 1122 of Regulation AB. In its assessment, Wells Fargo Bank reported that it had complied, in all material respects, with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB as of and for the year ended December 31, 2006 with respect to the primary servicing of residential mortgage loans by its Wells Fargo Home Mortgage Division, except for the following:

(i)
For certain loans originated by third parties and sub-serviced by Wells Fargo Bank or for which servicing rights were acquired on a bulk-acquisition basis, Wells Fargo Bank determined it provided incomplete data to some third parties who use such data to calculate delinquency ratios and determine the status of loans with respect to bankruptcy, foreclosure or real estate owned. The incomplete reporting only affected securitizations that included delinquent loans. Instead of the actual due date being provided for use in calculating delinquencies, the date of the first payment due to the security was provided. Wells Fargo Bank subsequently included additional data in the monthly remittance reports, providing the actual borrower due date and unpaid principal balance, together with instructions to use these new fields if such monthly remittance reports are used to calculate delinquency ratios.

(ii)
Wells Fargo Bank determined that, as required by certain servicing agreements, it did not provide mortgage loan purchasers with prior notifications of intent to foreclose. While mortgage loan purchasers received monthly delinquency status reports that listed loans in foreclosure, such reports were received after such loans had been referred to an attorney. A new process is being implemented to send such notifications if contractually required, unless an mortgage loan purchaser opts out in writing.

Servicing and Other Compensation and Payment of Expenses

Each servicer will provide customary servicing functions with respect to the Mortgage Loans serviced by such servicer pursuant to the Pooling and Servicing Agreement or the Servicing Agreement, as applicable. Among other things, the servicers are obligated under some circumstances to make Advances with respect to the Mortgage Loans. In managing the liquidation of defaulted Mortgage Loans, the servicers will have sole discretion to take such action in maximizing recoveries to the certificateholders including, without limitation, selling defaulted Mortgage Loans and REO properties as described in the Pooling and Servicing Agreement and the Servicing Agreement.

With respect to each Mortgage Loan, the amount of the servicing fee that will be paid to the related servicer is for a period of one full month, equal to one-twelfth of the product of (a) approximately 0.250% and (b) the outstanding principal balance of such Mortgage Loan (the “Servicing Fee”). The Servicing Fee will be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on such Mortgage Loan is computed; provided however that, with respect to certain of the mortgage loans serviced by GMACM, a portion of the Servicing Fee will be paid to GMACM, as appropriate, pursuant to the terms a side letter between GMACM and DB Structured Products, Inc. As additional servicing compensation, the applicable servicer is entitled to retain all assumption fees, late payment charges and other miscellaneous servicing compensation in respect of the Mortgage Loans serviced by it, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Custodial Account and any escrow accounts established by such servicer. In addition, each Servicer is entitled to retain any Prepayment Interest Excess (as defined in the Pooling and Servicing Agreement or the Servicing Agreement, as applicable) received in respect of the Mortgage Loans serviced by such Servicer.

Each servicer is obligated to pay insurance premiums and other ongoing expenses associated with the Mortgage Loans serviced by it incurred by such servicer in connection with its responsibilities under the related Servicing Agreement and is entitled to reimbursement for these expenses as provided in the related Servicing Agreement. See “Servicing of Mortgage Loans—Servicing and Other Compensation and Payment of Expenses; Retained Interest” in the prospectus for information regarding expenses payable by the applicable servicer.

The sponsor has the right to transfer the servicing of approximately 6.97% of the mortgage loans, all of which are serviced by GMACM, to a successor servicer which is qualified to service mortgage loans for Fannie Mae or Freddie Mac. The appointment of any successor servicer requires the consent of the master servicer, which consent may not be unreasonably withheld, and confirmation from the rating agencies that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the offered certificates, although there can be no guaranty that such transfer will not have an adverse impact on rates of delinquencies, defaults and losses. See “Risk Factors— The transfer of servicing may result in higher delinquencies and defaults which may adversely affect the yield on your certificates” in this prospectus supplement. Any expenses incurred by the master servicer related to the transfer of servicing to a successor servicer will be reimbursed by the sponsor or the successor servicer.

In light of the sponsor’s continued ownership of the servicing rights with respect to approximately 6.97% of the mortgage loans, all of which are serviced by GMACM, GMACM will be party to a side letter between GMACM and the sponsor, relating to the servicing of such mortgage loans pursuant to which, among other things, a portion of the Servicing Fee will be payable to the sponsor and the sponsor may be obligated to reimburse GMACM, for certain servicer payment obligations. As a result of the side letter, GMACM’s net compensation for performing the servicing activities for the related mortgage loans will resemble that of a subservicer. If GMACM, on one hand, and the sponsor, on the other hand, agree to terminate the side letter or if the servicing with respect to such mortgage loans is transferred from GMACM to a qualified successor pursuant to the Pooling and Servicing Agreement, the servicing fee payable to GMACM, or any successor servicer would not be in excess of the Servicing Fee due to GMACM as set forth above. Notwithstanding the existence of the side letter, GMACM has each agreed to service and administer all of the mortgage loans serviced by them in accordance with the terms of their respective Servicing Agreement.

In addition, the Sponsor has the right to hire a special servicer with respect to any Mortgage Loan which becomes 90 or more days delinquent after the Closing Date (calculated based on the OTS method as described under “Description of the Mortgage Pool” in this prospectus supplement), subject to certain conditions set forth in the Pooling and Servicing Agreement, including payment of unreimbursed P&I Advances, servicing advances, servicing fees and applicable expenses of the related Servicer in connection with the transfer of such Mortgage Loans to a special servicer which is qualified to service mortgage loans for Fannie Mae or Freddie Mac. The appointment of any special servicer requires the consent of the master servicer, which consent may not be unreasonably withheld, and the receipt of confirmation from the rating agencies that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the Offered Certificates, although there can be no guaranty that such transfer will not have an adverse impact on rates of delinquencies, defaults and losses; provided, however, no such confirmation from the rating agencies will be required if the proposed special servicer is (a) (1) an affiliate of the master servicer that services mortgage loans similar to the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located or (2) a servicer having a rating of at least “Above Average” by S&P and either a rating of at least “RPS2” by Fitch Ratings or a rating of at least “SQ2” by Moody’s, and (b) the proposed special servicer has a net worth of at least $25,000,000. See “Risk Factors—A transfer of servicing of certain of the Mortgage Loans may result in higher delinquencies and defaults which may adversely affect the yield on your certificates” in this prospectus supplement.

Payments on Mortgage Loans; Deposits to Custodial Accounts

Each servicer will establish and maintain or cause to be established and maintained a separate trust account (the “Custodial Account”) for the benefit of the certificateholders. Each Custodial Account will be an eligible account (or similar term as defined in the Pooling and Servicing Agreement or the Servicing Agreement, as applicable). Upon receipt by the applicable servicer of amounts in respect of the Mortgage Loans serviced by it (excluding amounts representing the applicable Servicing Fee or other servicing compensation, reimbursement for Advances and servicing advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the applicable servicer will deposit such amounts in the related Custodial Account. Amounts so deposited may be invested in accordance with the terms of the Pooling and Servicing Agreement or the Servicing Agreement, as applicable in investments maturing no later than one business day prior to the date on which the amount on deposit therein is required to be remitted to the securities administrator, if such investment is managed by a person other than the related servicer or the securities administrator, or maturing on the business day on which the amount on deposit therein is required to be remitted to the master servicer if such investment is managed by the related servicer or the securities administrator. All investment income on funds in the related Custodial Account will be for the benefit of the applicable servicer.

Advances

Subject to the limitations set forth in the following paragraph, each servicer will be obligated to advance or cause to be advanced on or before each Determination Date from its own funds, an amount equal to the aggregate of all payments of principal and interest, net of its servicing fee, that were due on the Mortgage Loans serviced by it and that were delinquent on the related Determination Date, plus amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (any such advance, an “Advance”).

Advances are required to be made only to the extent they are deemed by the applicable servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making the Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses.

All Advances will be reimbursable to the applicable servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which the Advance was made. In addition, any Advances previously made in respect of any Mortgage Loan that are deemed by the applicable servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds will be reimbursed to the applicable servicer out of any funds in the related Custodial Account prior to the distributions on the certificates. In the event that the applicable servicer fails in its obligation to make any required Advance, the master servicer, or, in the case of a default by Wells Fargo Bank, in its capacity as servicer, the trustee, in its capacity as successor servicer, or other successor servicer will be obligated to make the Advance, in each case, to the extent required in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the trustee is required to make, subject to its determination of recoverability and applicable law, any Advance that the master servicer is required to make, but fails to make.

Compensating Interest

The servicers or the master servicer, as applicable, will pay amounts referred to herein as “Compensating Interest” in the manner and to the extent set forth below to reduce the adverse effect on certificateholders from the deficiency in interest collected as a result of prepayments in full or in part on the related Mortgage Loans.

Each servicer will be required to deposit into the related Custodial Account, prior to distribution to the master servicer for any Distribution Date, an amount equal to (a) with respect to the Mortgage Loans serviced by GMACM, the lesser of (x) any shortfall in interest collections for the related month resulting from prepayments in full made during the portion of the Prepayment Period occurring between the 16th day of the month preceding the month in which such Distribution Date occurs and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs and (y) the aggregate Servicing Fee payable to GMACM for the related Due Period as set forth in the Servicing Agreement, and (b) with respect to the Mortgage Loans serviced by Wells Fargo Bank, the lesser of (x) any shortfall in interest collections attributable to voluntary principal prepayments in full by the mortgagors on the Mortgage Loans received from the 14th day of the month prior to the month of the related Distribution Date to the last day of such prior month and (y) the Servicing Fee payable to Wells Fargo Bank for the related Due Period.

With respect to the master servicer, if the servicers fail to pay the amount of any Compensating Interest required to be paid on that Distribution Date, the master servicer will be required to deposit into the Distribution Account as a payment of Compensating Interest the lesser of (i) the amount required to be paid by the servicers and not so paid and (ii) the aggregate master servicing compensation for such Distribution Date.

Modifications

In instances in which a Mortgage Loan is in default or if default is reasonably foreseeable, and if determined by the servicer to be in the best interest of the certificateholders, the servicer may permit servicing modifications of the Mortgage Loan rather than proceeding with foreclosure. However, the servicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following: any amounts added to the principal balance of the Mortgage Loan, or capitalized amounts added to the Mortgage Loan, will be required to be fully amortized over the remaining term, or the extended term, of the Mortgage Loan; all capitalizations are to be implemented in accordance with the servicer’s standards and may be implemented only by the servicer for that purpose; the final maturity of any Mortgage Loan will not be extended beyond the assumed final Distribution Date; and no servicing modification with respect to a Mortgage Loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the Cut-Off Date, but not less than the Servicing Fee Rate.

Any Advances made on any Mortgage Loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and net mortgage rate as to any Mortgage Loan will be deemed not reduced by any servicing modification, so that the calculation of the Interest Distribution Amount (as defined in this prospectus supplement) payable on the Offered Certificates will not be affected by the servicing modification.

Special Servicing Agreements; Purchase of Delinquent Mortgage Loans

Upon any Mortgage Loan becoming ninety (90) days or more delinquent based on the OTS method, the sponsor shall have the option to transfer servicing with respect to such delinquent Mortgage Loan to a special servicer. Immediately upon the transfer of servicing to the special servicer with respect to any Mortgage Loan, the special servicer shall service such Mortgage Loan in accordance with (i) all provisions of the Pooling and Servicing Agreement or the Servicing Agreement, as applicable, and (ii) any special servicing agreement. Upon the exercise of such option and with respect to Mortgage Loans that currently or subsequently become ninety (90) days or more delinquent based on the OTS method, servicing on such Mortgage Loans will transfer to the special servicer, with the prior consent of the master servicer, which consent may not be unreasonably withheld, and upon prior written notice to the credit risk manager, without any further action by the sponsor; provided, that, the requirements set forth in the Pooling and Servicing Agreement and described under “—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement, are met. Any special servicing agreement shall be acceptable to the master servicer, the trustee and the rating agencies and will not modify any material terms of the Pooling and Servicing Agreement.

Upon designation of the special servicer, the prior Servicer of that Mortgage Loan will have no further rights or obligations with respect to that Mortgage Loan. The Pooling and Servicing Agreement will provide that if the sponsor has not exercised such option, then Wells Fargo Bank as a servicer may purchase from the trust fund within ninety days of a Mortgage Loan becoming ninety days delinquent that Mortgage Loan serviced by Wells Fargo Bank at a price equal to 100% of the outstanding principal balance plus accrued and unpaid interest, plus unreimbursed Advances and servicing advances, plus any unpaid Servicing Fees and credit risk manager fees.

Upon appointment of a special servicer, all provisions of the Pooling and Servicing Agreement or the Servicing Agreement, as applicable, shall be binding on the special servicer. In addition, the special servicer will enter into a special servicing agreement with the sponsor, the master servicer and the trustee that must be acceptable to the rating agencies rating the Offered Certificates.

Evidence as to Compliance

The Pooling and Servicing Agreement and the Servicing Agreement will provide that each year on or before the date set forth in the Pooling and Servicing Agreement or the Servicing Agreement, as applicable, beginning with the first year after the year in which the Cut-off Date occurs, each party responsible for the servicing function will provide to the depositor and the master servicer a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Pooling and Servicing Agreement and the Servicing Agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The Pooling and Servicing Agreement and the Servicing Agreement will also provide for delivery to the securities administrator each year, on or before the date set forth in the Pooling and Servicing Agreement or the Servicing Agreement, as applicable, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, such entity has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement or the Servicing Agreement, as applicable, throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify such failure and the nature and status thereof.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance, if not available on the securities administrator’s website, may be obtained by securityholders without charge upon written request to the securities administrator at the address of the securities administrator set forth under “The Securities Administrator and the Master Servicer” in this prospectus supplement. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

THE SECURITIES ADMINISTRATOR AND THE MASTER SERVICER

The information set forth in the following five paragraphs has been provided by the master servicer and the securities administrator.

Wells Fargo Bank, N.A.

General

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) will act as securities administrator and master servicer under the Pooling and Servicing Agreement and may act as a Custodian under a custodial agreement (the “Wells Fargo Custodial Agreement”) by and among the trustee, the applicable servicers and Wells Fargo Bank as custodian. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $540 billion in assets and 158,000+ employees as of June 30, 2007, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsor and the servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank’s assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank’s data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Securities Administrator

Under the terms of the pooling and servicing agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust REMICs and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2007, Wells Fargo Bank was acting as securities administrator with respect to more than $1,112,082,000,000 of outstanding residential mortgage-backed securities.

Master Servicer

Wells Fargo Bank acts as master servicer pursuant to the pooling and servicing agreement. The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of the pooling and servicing agreement and the servicing agreement. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling and servicing agreement and the servicing agreement. In addition, upon the occurrence of certain servicer events of default under the terms of the pooling and servicing agreement and the servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the issuing entity and at the direction of the trustee against such defaulting servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of June 30, 2007, Wells Fargo Bank was acting as master servicer for approximately 1,646 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $846,202,000,000.

The Distribution Account

Pursuant to the terms of the Pooling and Servicing Agreement, the securities administrator will establish and maintain a separate account (the “Distribution Account”) for the benefit of the certificateholders. The Distribution Account will be an Eligible Account (as defined in the Pooling and Servicing Agreement). Amounts on deposit therein may be invested in permitted investments (at the direction and for the benefit of the master servicer) maturing no later than one Business Day prior to the related Distribution Date unless such permitted investments are invested in investments managed or advised by the securities administrator or an affiliate thereof, in which case such permitted investments may mature on the related Distribution Date. All investment income on funds in the Distribution Account will be for the benefit of the master servicer.

Any one or more of the following obligations or securities held in the name of the trustee for the benefit of the certificateholders will be considered a permitted investment:

(i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iii) certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the trustee in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced in writing;

(iv) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced in writing;

(v) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody’s, such rating will be the highest commercial paper rating of Moody’s for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced by a signed writing delivered by each rating agency;

(vi) interests in any money market fund (including any such fund managed or advised by the securities administrator or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency rating such fund or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(vii) short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the trustee or the master servicer or any affiliate thereof) which on the date of acquisition has been rated by each rating agency rating such fund in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing; and

(viii) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency.

Master Servicing and Other Compensation and Payment of Expenses

The principal compensation to be paid to the master servicer on each Distribution Date in respect of its master servicing activities will be interest or other income earned on funds held in the Distribution Account to the extent provided in the Pooling and Servicing Agreement.

In the event that the servicers fail to pay the amount of any Compensating Interest required to be paid on any Distribution Date, the master servicer will be required to pay such amounts up to the master servicing compensation payable to the master servicer on such Distribution Date.

Events of Default and Removal of Master Servicer

Upon the occurrence of events of default described under “The Agreements—Events of Default and Rights Upon Events of Default—Pooling and Servicing Agreement” in the prospectus, the master servicer may be removed as master servicer of the Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement.

Any successor to the master servicer appointed under the Pooling and Servicing Agreement must be a housing loan servicing institution, acceptable to each rating agency, with a net worth at the time of the appointment of at least $10,000,000. See “The Agreements—Events of Default and Rights Upon Events of Default—Pooling and Servicing Agreement” in the prospectus.

Transfer of Master Servicing

The master servicer may sell and assign its rights and delegate its duties and obligations in its entirety as master servicer under the Pooling and Servicing Agreement; provided, however, that: (i) the purchaser or transferee accept in writing such assignment and delegation and assume the obligations of the master servicer under the Pooling and Servicing Agreement and (a) shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) will be required to have a net worth of not less than $10,000,000 (unless otherwise approved by each rating agency pursuant to clause (ii) below); (c) will be required to be reasonably satisfactory to the trustee (as evidenced in a writing signed by the trustee); and (d) will be required to execute and deliver to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under the Pooling and Servicing Agreement; (ii) each rating agency will be given prior written notice of the identity of the proposed successor to the master servicer and each rating agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the master servicer and the trustee; and (iii) the master servicer assigning and selling the master servicing will be required to deliver to the trustee an officer’s certificate and an opinion of independent counsel, each stating that all conditions precedent to such action under the Pooling and Servicing Agreement have been completed and such action is permitted by and complies with the terms of the Pooling and Servicing Agreement. No such assignment or delegation will affect any liability of the master servicer arising out of acts or omissions prior to the effective date thereof.

Indemnification

The master servicer and any director, officer, employee or agent of the master servicer will be indemnified and held harmless by the trust against any loss, liability or expense as set forth in the Pooling and Servicing Agreement.

The securities administrator and any director, officer, employee or agent of the securities administrator will be indemnified and held harmless by the trust against any loss, liability or expense as set forth in the Pooling and Servicing Agreement.

THE CUSTODIAN

Deutsche Bank National Trust Company (“DBNTC”) will act as custodian of mortgage loan files pursuant to a custodial agreement (the “Custodial Agreement”) dated as of August 1, 2007, by and among the trustee, the servicers and DBNTC. DBNTC has performed this custodial role in numerous mortgage-backed transactions since 1991. DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC’s custody but will be kept in shared facilities. However, DBNTC’s proprietary document tracking system will show the location within DBNTC’s facilities of each mortgage file and will show that the mortgage loan documents are held by the trustee on behalf of the trust. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as custodian on behalf of the holders. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC will remain liable for the duties and obligations required of it under the Custodial Agreement.

DBNTC is providing the information in the foregoing paragraph at the depositor’s request in order to assist the depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB. Otherwise, DBNTC has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

The custodian and any director, officer, employee or agent of the custodian will be indemnified and held harmless by the trust against any loss, liability or expense as set forth in the Custodial Agreement.

THE TRUSTEE

HSBC Bank USA, National Association, a national banking association, will be the trustee under the Pooling and Servicing Agreement. The depositor and the master servicer may maintain other banking relationships in the ordinary course of business with the trustee. The trustee’s corporate trust office is located at 452 Fifth Avenue, New York, New York 10018, Attention: Corporate Trust, MortgageIT Securities Corp. Mortgage Loan Trust, Series 2007-2 or at such other address as the trustee may designate from time to time.

HSBC Bank USA, National Association, has been, and currently is serving as trustee for numerous securities transactions involving similar pool assets to those found in this transaction.

The trustee, prior to the occurrence of an event of default and after the curing or waiver of all events of default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement as duties of the trustee, including:

1. Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the trustee pursuant to the Pooling and Servicing Agreement, the trustee (or the custodian, if applicable) will be required to examine them to determine whether they are in the required form; provided, however, that neither the trustee nor the custodian will be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; and provided, further, that the trustee will not be responsible for the accuracy or verification of any calculation provided to it pursuant to the Pooling and Servicing Agreement.

2. The trustee will be required to promptly remit to the servicer any complaint, claim, demand, notice or other document (collectively, the “Notices”) delivered to the trustee as a consequence of the assignment of any Mortgage Loan hereunder and relating to the servicing of the Mortgage Loans; provided that any such notice (i) is delivered to the trustee at its Corporate Trust Office, (ii) contains information sufficient to permit the trustee to make a determination that the real property to which such document relates is a Mortgaged Property (as defined in the Pooling and Servicing Agreement). The trustee will have no duty under the Pooling and Servicing Agreement with respect to any Notice it may receive or which may be alleged to have been delivered to or served upon it unless such Notice is delivered to it or served upon it at its Corporate Trust Office and such Notice contains the information required pursuant to clause (ii) of the preceding sentence.

3. Except for those actions that the trustee is required to take under the Pooling and Servicing Agreement, the trustee will not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the Pooling and Servicing Agreement.

If an Event of Default has occurred and has not been cured or waived, the trustee will be required to exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

Without limiting the generality of the foregoing, if an Event of Default occurs, the trustee will be required to, and at the direction of at least 51% of the Voting Rights, by notice in writing to the master servicer and to the depositor, with a copy to each rating agency, terminate all of the rights and obligations of the master servicer in its capacity as master servicer under the Pooling and Servicing Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the master servicer of such written notice, all authority and power of the master servicer with respect to the Certificates (other than as a holder of any Certificate) or the Mortgage Loans or otherwise including, without limitation, the compensation payable to the master servicer under the Pooling and Servicing Agreement, will pass to and be vested in the trustee, and, without limitation, the trustee will be authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the master servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Notwithstanding the foregoing, the trustee will be permitted to, if it is unwilling to so to act, or will be required to, if it is legally unable to act, appoint, or petition a court of competent jurisdiction to appoint, a successor master servicer in accordance with the terms of the Pooling and Servicing Agreement.

To the extent that the costs and expenses of the trustee related to the termination of the master servicer, appointment of a successor master servicer or the transfer and assumption of the master servicing by the trustee (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the master servicer as a result of an Event of Default and (ii) all costs and expenses associated with the complete transfer of the master servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor master servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor master servicer to master service the Mortgage Loans in accordance with the Pooling and Servicing Agreement) are not fully and timely reimbursed by the terminated master servicer, the trustee will be entitled to reimbursement of such costs and expenses from the Distribution Account.

For further discussion of the duties of the trustee, please see “The Agreements—Duties of the Trustee” in the prospectus.

The master servicer will pay the trustee’s fee to the trustee in respect of its obligations under the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be indemnified by the trust and will be held harmless against any loss, liability, expense or cost including, without limitation, attorneys fees and expenses (not including expenses and disbursements incurred or made by the trustee in the ordinary course of the trustee’s performance in accordance with the provisions of the Pooling and Servicing Agreement) incurred by the trustee in connection with any pending or threatened legal action or arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreement, other than any loss, liability or expense (i) resulting from a breach of the obligations and duties of the servicer under the Pooling and Servicing Agreement (for which the trustee receives indemnity from the servicer) or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee’s duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreement or by reason of reckless disregard, of the trustee’s obligations and duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreement.

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the Pooling and Servicing Agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of the certificates evidencing not less a majority of the voting rights in the trust fund. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. If the trustee resigns or is removed for cause, the expenses associated with the change of trustee will be paid by the former trustee. If the depositor removes the trustee, the expenses associated with the change of trustees in connection with such removal will be paid from the Distribution Account. If the trustee is removed by holders of certificates, such holders will be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

THE CREDIT RISK MANAGER

Clayton Fixed Income Services Inc., as credit risk manager for the trust, will monitor the performance of the servicers and make recommendations to the servicers regarding certain delinquent and defaulted Mortgage loans and will report to the depositor on the performance of such Mortgage Loans, pursuant to a Credit Risk Management Agreement to be entered into by the credit risk manager and each servicer and/or the master servicer on or prior to the Closing Date. The credit risk manager will rely upon mortgage loan data that is provided to it by the servicers and/or master servicer in performing its advisory and monitoring functions. The credit risk manager will be entitled to receive a “Credit Risk Manager’s Fee” until the termination of the trust or until its removal by a vote of at least 66 2/3% of the certificateholders. Such fee will be paid by the trust and will be equal to one-twelfth of the product of 0.009% multiplied by the then current aggregate principal balance of the Mortgage Loans.

POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued under the Pooling and Servicing Agreement, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the Certificates containing a copy of the Pooling and Servicing Agreement as executed will be filed by the depositor with the Securities and Exchange Commission following the initial issuance of the Certificates. The trust fund created under the Pooling and Servicing Agreement will consist of (i) all of the depositor’s right, title and interest in the Mortgage Loans, the related mortgage notes, mortgages and other related documents; (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date, together with any proceeds of the Mortgage Loans; (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on these mortgaged properties; (iv) the rights of the trustee under all insurance policies required to be maintained under the Pooling and Servicing Agreement; and (v) the rights of the depositor under the Mortgage Loan Purchase Agreement, the Servicing Agreement and the assignment, assumption and recognition agreement related to the Servicing Agreement.

The Class A Swap Agreement and the right to any Net Swap Payment or Swap Termination Payment made by the Class A Swap Provider are not assets of the trust, but instead are assets of the separate Supplemental Interest Trust.

Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust fund, the terms and conditions of the Pooling and Servicing Agreement and the Certificates. The depositor will provide to a prospective or actual certificateholder without charge, on written request, a copy, without exhibits, of the Pooling and Servicing Agreement. Requests should be addressed to 33 Maiden Lane, New York, New York 10038.

Assignment of the Mortgage Loans

The depositor will acquire all of the Mortgage Loans included in the Mortgage Pool pursuant to a mortgage loan purchase agreement (the “Mortgage Loan Purchase Agreement”), to be dated as of August 30, 2007, between the sponsor and the depositor. The Mortgage Loans were previously purchased by the sponsor either directly or indirectly from the originator. See “The Originator” in this prospectus supplement.

Pursuant to the terms of the Mortgage Loan Purchase Agreement, the sponsor will make certain representations and warranties with respect to the Mortgage Loans, which the depositor will assign to the trustee for the benefit of the certificateholders. If the sponsor breaches any of the representations and warranties with respect to any Mortgage Loan which materially and adversely affects (i) the value of any of the Mortgage Loans actually delivered or (ii) the interests of the certificateholders therein, the sponsor will be obligated to cure such breach in all material respects or repurchase the Mortgage Loan or any property acquired in respect thereof.

In addition, the depositor will make representations and warranties regarding the Mortgage Loans in the Pooling and Servicing Agreement, but its assignment of the Mortgage Loans to the trustee will be without recourse and the depositor’s obligations relating to the Mortgage Loans will be limited to the representations and warranties made by it under the Pooling and Servicing Agreement. If the depositor breaches any of the representations and warranties with respect to any Mortgage Loan which breach materially and adversely affects the interests of the certificateholders in the related Mortgage Loan, the depositor will be obligated to cure such breach in all material respects or repurchase the Mortgage Loan or any property acquired in respect thereof.

On the Closing Date, the depositor will transfer to the trust all of its right, title and interest in and to each Mortgage Loan, the related mortgage note, mortgage, assignment of mortgage in recordable form to the trustee and other related documents (collectively, the “Related Documents”), including all scheduled payments with respect to each such Mortgage Loan due after the Cut-Off Date. The trustee, concurrently with such transfer, will deliver the certificates to the depositor. Each Mortgage Loan transferred to the trust will be identified on a schedule delivered to the trustee pursuant to the Pooling and Servicing Agreement. The mortgage loan schedule will include information such as the principal balance of each Mortgage Loan as of the Cut-Off Date, its mortgage interest rate as well as other information with respect to each Mortgage Loan.

The Pooling and Servicing Agreement will require that, within the time period specified therein, the depositor will deliver or cause to be delivered to the trustee (or the custodian, as the trustee’s agent for such purpose) the original mortgages and original mortgage notes endorsed in blank. If such original is not available or is lost, the depositor may, in lieu of delivery of the original mortgage or mortgage note, deliver or cause to be delivered true and correct copies thereof, and, with respect to a lost mortgage note, a lost note affidavit.

On or prior to the Closing Date, the trustee or the custodian on its behalf will review the Related Documents pursuant to the Pooling and Servicing Agreement. If any Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the sponsor by the trustee or the custodian, the sponsor will be required to either (i) substitute for such Mortgage Loan pursuant to the Pooling and Servicing Agreement; provided, however, that such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the trustee, the master servicer and the depositor to the effect that such substitution will not disqualify any REMIC (as defined in the Pooling and Servicing Agreement) as a REMIC or result in a prohibited transaction tax under the Internal Revenue Code or (ii) purchase such Mortgage Loan at a price (the “Purchase Price”) equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon at the mortgage interest rate from the date interest was last paid by the mortgagor to the next scheduled due date, plus the amount of any unreimbursed Advances and servicing advances made by the applicable servicer and/or the master servicer plus all unreimbursed costs and damages incurred by the trust and the trustee in connection with any violation of any such Mortgage Loan of any predatory or abusive lending law. The Purchase Price will be remitted to the securities administrator for deposit in the related Distribution Account no later than the day prior to the related Distribution Date. The obligation of the sponsor to repurchase or substitute for a deleted Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the certificateholders.

Voting Rights

At all times, 99% of all voting rights will be allocated among the holders of the Senior Certificates and the Subordinate Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates; provided, that, voting rights that would otherwise be allocable to the holders of the Class A-1 Certificates will not be exercisable by such holders but instead will be exercisable only by an entity (other than the depositor or the sponsor) to be designated by the underwriter in writing to the trustee and the securities administrator. At all times, 1% of all voting rights will be allocated to the holders of the Residual Certificates. The initial owner of the Residual Certificates is Deutsche Bank Securities Inc.

Optional Termination

The circumstances under which the obligations created by the Pooling and Servicing Agreement will terminate in respect of the certificates are described in The Agreements—Termination; Retirement of Securities” in the prospectus. The master servicer will have the right to purchase all remaining Mortgage Loans and any properties acquired in respect thereof and thereby effect early retirement of the certificates on any Distribution Date (each such date, an “Optional Termination Date”) following the Due Period during which the aggregate principal balance of the Mortgage Loans and properties acquired in respect thereof remaining in the trust fund at the time of purchase is reduced to less than or equal to 10% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-Off Date. In the event the master servicer exercises its option, the purchase price payable in connection with the option will be equal to par with respect to the Mortgage Loans and the fair market value of all properties acquired by the trust in respect of any Mortgage Loans, plus accrued interest for each Mortgage Loan at the related mortgage rate to but not including the first day of the month in which the repurchase price is distributed, together with (to the extent not covered by the foregoing) all amounts due and owing to the trustee, the servicers, the master servicer, the custodian and the securities administrator as of the termination date and any Swap Termination Payment payable to the Class A Swap Provider not due to a Class A Swap Provider Trigger Event pursuant to the Class A Swap Agreement (the “Termination Price”). In the event the master servicer exercises this option, the purchase price, will be distributed to certificateholders, to the extent of available funds, in accordance with the priorities set forth in “Description of the Certificates—Priority of Distributions on the Certificates” in this prospectus supplement. In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Pooling and Servicing Agreement. See “The Agreements—Termination; Retirement of Securities” in the prospectus.

The securities administrator will be required to give notice of any termination to the certificateholders, upon which the certificateholders will surrender their Certificates to the securities administrator for payment of the final distribution and cancellation. Such notice will be given by letter, mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution, and will specify (i) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the securities administrator therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the securities administrator therein specified.

In the event such notice is given in connection with the purchase of all of the Mortgage Loans by the master servicer, the master servicer will deliver to the securities administrator for deposit in the Distribution Account not later than the business day prior to the Distribution Date on which the final distribution on the Certificates is to be made, an amount in immediately available funds equal to the above-described Termination Price. The securities administrator will remit to the servicers, the master servicer, the trustee, the custodian and the swap providers from such funds deposited in the Distribution Account (i) any amounts which the servicers would be permitted to withdraw and retain from the Collection Account as if such funds had been deposited therein (including all unpaid Servicing Fees and all outstanding Advances and Servicing Advances) and (ii) any other amounts otherwise payable by the securities administrator to the servicers, the master servicer, the trustee, the custodian and the Class A Swap Provider from amounts on deposit in the Distribution Account pursuant to the terms of the Pooling and Servicing Agreement prior to making any final distributions to certificateholders. Upon certification to the trustee by the securities administrator of the making of such final deposit, the trustee will promptly release or cause to be released to the master servicer the Mortgage Files for the remaining Mortgage Loans, and the trustee will execute all assignments, endorsements and other instruments delivered to it and necessary to effectuate such transfer.

Upon presentation of the Certificates by the certificateholders on the final Distribution Date, the securities administrator will distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in respect of the Certificates so presented and surrendered. Any funds not distributed to any holder or holders of Certificates being retired on such Distribution Date because of the failure of such holder or holders to tender their Certificates will, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering holder or holders. If any Certificates as to which notice has been given are not surrendered for cancellation within six months after the time specified in such notice, the securities administrator will mail a second notice to the remaining non-tendering certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates have not been surrendered for cancellation, the securities administrator will, directly or through an agent, mail a final notice to the remaining non-tendering certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such certificateholders will be paid out of the assets remaining in the trust fund. If within one (1) year after the final notice any such Certificates have not been surrendered for cancellation, the securities administrator will pay to the depositor all such amounts, and all rights of non-tendering certificateholders in or to such amounts will thereupon cease. No interest will accrue or be payable to any certificateholder on any amount held in trust by the securities administrator as a result of such certificateholder’s failure to surrender its Certificate(s) on the final Distribution Date for final payment thereof. Any such amounts held in trust by the securities administrator will be held uninvested in an eligible account.

In the event that the master servicer purchases all the Mortgage Loans or upon the final payment on or other liquidation of the last Mortgage Loan, the trust fund will be terminated in accordance with the following additional requirements:

(i) The securities administrator will specify the first day in the 90-day liquidation period in a statement attached to each trust REMIC’s final tax return pursuant to Treasury regulation Section 1.860F-1 and will satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an opinion of counsel obtained by and at the expense of the master servicer;

(ii) During such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the trustee will sell all of the assets of REMIC I to the master servicer for cash; and

(iii) At the time of the making of the final payment on the Certificates, the securities administrator will distribute or credit, or cause to be distributed or credited, to the holders of the Residual Certificates all cash on hand in the trust fund (other than cash retained to meet claims), and the trust fund will terminate at that time.

At the expense of the master servicer (or if the trust fund is being terminated as a result of the Last Scheduled Distribution Date, at the expense of the trust fund), the master servicer will prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each trust REMIC.

By their acceptance of Certificates, the holders thereof hereby agree to authorize the securities administrator to specify the 90-day liquidation period for each trust REMIC, which authorization will be binding upon all successor certificateholders.

Purchase of Certain Mortgage Loans by the Sponsor

To the extent that any Mortgage Loan with an original term to maturity of forty (40) years remains outstanding on the Distribution Date in July 2037, the Sponsor will purchase such Mortgage Loan from the trust for a purchase price equal to par plus accrued interest in the manner described in the Pooling and Servicing Agreement.

Reports to Certificateholders

On each Distribution Date, the securities administrator will make available to each certificateholder and the depositor a statement generally setting forth, among other information:

(1) the applicable Interest Accrual Periods and general Distribution Dates;

(2) the total cash flows received and the general sources thereof;

(3) the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

(4) the amount of the related distribution to holders of the Offered Certificates (by class) allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein and (B) the aggregate of all scheduled payments of principal included therein;

(5) the amount of such distribution to holders of the Offered Certificates (by class) allocable to interest;

(6) any Net WAC Rate Carryover Amounts for the Class A-1 Certificates, if any;

(7) the Certificate Principal Balance of the Offered Certificates before and after giving effect to the distribution of principal and allocation of Realized Losses on such Distribution Date;

(8) the number and Scheduled Principal Balance of all the Mortgage Loans for the following Distribution Date;

(9) the Pass-Through Rate for each class of Offered Certificates for such Distribution Date;

(10) the aggregate amount of Advances included in the distributions on the Distribution Date;

(11) the number and aggregate principal balance of any Mortgage Loans (A) that were delinquent (exclusive of Mortgage Loans in foreclosure) using the “OTS” Method (1) one scheduled payment, (2) two scheduled payments and (3) three scheduled payments and (B) as to which foreclosure proceedings have been commenced, and loss information for the period;

(12) with respect to any Mortgage Loan that was liquidated during the preceding calendar month, the loan number and scheduled principal balance of, and Realized Loss on, such Mortgage Loan as of the end of the related Prepayment Period;

(13) the total number and principal balance of any real estate owned, or REO, properties as of the end of the related Prepayment Period;

(14) the cumulative Realized Losses through the end of the preceding month;

(15) the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate scheduled principal balance of the Mortgage Loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the scheduled principal balances of all of the Mortgage Loans; and

(16) the amount of any Net Swap Payment payable to the Supplemental Interest Trust, any related Net Swap Payment payable to the Class A Swap Provider, any Swap Termination Payment payable to the Supplemental Interest Trust and any Swap Termination Payment payable to the Class A Swap Provider.

On each Distribution Date, the securities administrator will make the monthly statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the securities administrator’s internet website, initially located at www.ctslink.com. Assistance in using the website can be obtained by calling the securities administrator’s customer service desk at 1-866-846-4526. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the securities administrator’s customer service desk and indicating such. The securities administrator will have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the certificateholders and the depositor and the securities administrator will provide timely and adequate notification to the certificateholders and the depositor regarding any such changes.

The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports, in each case prepared and filed by the securities administrator with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act, will be made available on the website of the securities administrator as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission.

In addition, within a reasonable period of time after the end of each calendar year, the securities administrator will, upon written request, prepare and deliver to each holder of record of a Certificate during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

PREPAYMENT AND YIELD CONSIDERATIONS

The yield to maturity of each class of Offered Certificates will depend upon, among other things, the price at which such certificates are purchased, the applicable pass-through rate, the actual characteristics of the Mortgage Loans, the rate and timing of principal payments (including principal prepayments) on the related Mortgage Loans and the rate of liquidations on the related Mortgage Loans.

The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the Mortgage Loans, the rate of prepayment and refinancing would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the certificates. See “Yield Considerations” in the prospectus.

The rate of principal payments on the certificates entitled to receive principal is directly related to the rate of principal payments on the related Mortgage Loans, which may be in the form of scheduled payments or principal prepayments. See “Risk Factors” in this prospectus supplement and “Yield Considerations” in the prospectus. A higher than anticipated rate of principal prepayments would reduce the principal balance of the related Mortgage Loans more quickly than expected. As a result, interest payments with respect to the related Mortgage Loans would be substantially less than expected; therefore, a higher rate of principal prepayments could result in a lower than expected yield to maturity on each class of certificates purchased at a premium, and in certain circumstances such investors may not fully recoup their initial investments. Conversely, a lower than anticipated rate of principal prepayments with respect to the related Mortgage Loans would reduce the return to investors on any class of certificates purchased at a discount, in that principal payments with respect to the related Mortgage Loans would occur later than anticipated. There can be no assurance that certificateholders will be able to reinvest amounts received with respect to the certificates at a rate which is comparable to the interest rate on their certificates. Investors should fully consider all of the associated risks.

The rate of principal payments on the certificates, the aggregate amount of distributions on such certificates and the yield to maturity of such certificates will be related to the rate and timing of payments of principal on the related Mortgage Loans, as applicable. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the related Mortgage Loans as they change from time to time by the rate of principal prepayments thereon (including for this purpose, payments resulting from refinancings, liquidations of the related Mortgage Loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the depositor or the sponsor).

Prepayments, liquidations and repurchases of Mortgage Loans will result in distributions in respect of principal to the holders of the class or classes of related certificates then entitled to receive distributions that otherwise would be distributed over the remaining terms of the related Mortgage Loans. Since the rates of payment of principal on the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of any class of certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments on the related Mortgage Loans. Further, an investor should consider, in the case of any certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the related Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield. In the case of any such certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier prepayments of principal are made on the related Mortgage Loans, the greater the effect on the yield to maturity of the related certificates. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

It is highly unlikely that the Mortgage Loans will prepay at any constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate. Moreover, the timing of prepayments on the Mortgage Loans may significantly affect the yield to maturity on the related certificates, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor’s default on a Mortgage Loan, there can be no assurance that recourse will be available beyond the specific Mortgaged Property pledged as security for repayment.

Principal Prepayments and Compensating Interest

When a mortgagor prepays a mortgage loan in full or in part, the mortgagor pays interest on the amount prepaid only to the date of prepayment, instead of for the entire month. In addition, when a mortgagor makes a partial principal prepayment, together with its scheduled monthly payment, the principal balance of the Mortgage Loan is reduced by the amount of the partial principal prepayment as of such Due Date.

The servicers will pay Compensating Interest in the manner and to the extent set forth in the following paragraph to reduce the adverse effect on certificateholders from the deficiency in interest collected as a result of prepayments in full or in part on the Mortgage Loans.

Each servicer will be required to deposit into the related Custodial Account, prior to distribution to the master servicer for any Distribution Date, an amount equal to (a) with respect to GMACM, the lesser of (i) any shortfall in interest collections for the related month resulting from prepayments in full made during the portion of the Prepayment Period occurring between the 16th day of the month preceding the month in which such Distribution Date occurs and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs and (ii) the aggregate servicing fee payable to GMACM for the related Due Period, and (b) with respect to the Mortgage Loans serviced by Wells Fargo Bank, the lesser of (x) any shortfall in interest collections attributable to voluntary principal prepayments in full by the mortgagors on the Mortgage Loans received from the 14th day of the month prior to the month of the related Distribution Date to the last day of such prior month and (y) Servicing Fee payable to Wells Fargo Bank for the related Due Period.

In the event that the servicers fail to pay the amount of any Compensating Interest required to be paid by them on any Distribution Date, the master servicer will be required to pay the lesser of the amount required to be paid by the servicers and not so paid and the aggregate compensation payable to the master servicer for such Distribution Date.

To the extent that the amount allocated to pay Compensating Interest is insufficient to cover the deficiency in interest payable as a result of a full or partial principal prepayment on a Mortgage Loan, such deficiency will be allocated to the certificates as described under “Description of the Certificates—Glossary of Definitions Relating to the Priority of Distributions”. In addition, any deficiencies in interest due to the application of the Relief Act will be allocated to the certificates as described under “Description of the Certificates—Glossary of Definitions Relating to the Priority of Distributions”.

Certificates

Because principal distributions are paid to certain classes of certificates before other classes, holders of offered certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal. This is because the certificates having a later priority of payment will represent an increasing percentage interest in the trust fund during the period prior to the commencement of distributions of principal on these certificates.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of the certificates will be influenced by the rate at which principal on the related Mortgage Loans is paid, which may be in the form of scheduled payments or prepayments (including repurchases and prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the related Mortgage Loans), and the timing of these payments.

Prepayment Speed Assumption and Modeling Assumptions

The Standard Prepayment Assumption (the “PSA”) represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. 100% PSA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans. Multiples may be calculated from this prepayment rate sequence. For example, 300% PSA assumes prepayment rates of 0.6% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.6% per annum in each month thereafter (for example, 1.2% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 300% PSA assumes a constant prepayment rate of 18.0% per annum.

The depositor makes no representation as to the specific factors that will affect the prepayment of the Mortgage Loans or the relative importance of such factors. Factors not identified by the depositor or discussed in this prospectus supplement may significantly affect the prepayment rate of the Mortgage Loans. In particular, the depositor makes no representation as to the percentage of the principal amount of the Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment.

The tables entitled “Percent of Initial Certificate Principal Balance Outstanding at Various Percentages of PSA” have been prepared on the basis of the characteristics of the Mortgage Loans that are expected to be included in the Mortgage Pool, as described under “Description of the Mortgage Pool” and assuming, among other things, the following modeling assumptions (collectively, the “Modeling Assumptions”). All computational materials will be prepared on the basis of the following Modeling Assumptions:

•	scheduled payments on all Mortgage Loans are received on the first day of each month beginning in September 2007 and are computed prior to giving effect to any prepayments received in the prior month;

•
prepayments representing prepayments in full on the Mortgage Loans are received on the last day of each month, beginning in August 2007 and include a full month’s interest thereon assuming the prepayment assumption described above regardless of seasoning;

•
any amounts paid to the Class A-2 Certificates under the Class A Swap Agreement, after making any distributions to the Class A-1 Certificates from Net Swap Payments received under the Class A Swap Agreement in respect of interest shortfalls and Net WAC Rate Carryover Amounts, are assumed to be payments in respect of additional interest;

•	there are no defaults or delinquencies on the related Mortgage Loans;

•	optional termination of the REMIC does not occur, except where specified;

•	the Mortgage Loans prepay at the indicated constant percentages of PSA;

•	the date of issuance for the certificates is August 30, 2007;

•	cash distributions are received by the certificateholders on the 25th day of each month when due beginning in September 2007;

•
the scheduled monthly payments for each related Mortgage Loan are computed based upon its unpaid principal balance, mortgage interest rate and amortized remaining term, such that the related Mortgage Loan will fully amortize on its maturity date;

•	One Month LIBOR remains constant at 5.508% per annum;

•	the Mortgage Loans were aggregated into assumed mortgage loans having the following characteristics:

Assumed Loan Characteristics for the Mortgage Loans

Principal Balance ($)	Remaining Term to Maturity (months)	Remaining Amortization Term (months)	Mortgage Rate (%)	Net Mortgage Rate (%)	Age (months)	Original Interest Only Term (months)	Original Prepayment Penalty Term (months)	Prepayment Penalty Type
23,369,321.89	357	477	6.3407357647	6.0817357647	3	0	N/A	None
525,287.54	117	117	5.8750000000	5.6160000000	3	0	N/A	None
35,482,001.63	178	178	6.0361917839	5.7771917839	2	0	N/A	None
4,749,929.54	238	238	6.2446873857	5.9856873857	2	0	N/A	None
451,352,885.86	358	358	6.3750090553	6.1160090553	2	0	N/A	None
381,195,738.31	358	240	6.4346789011	6.1756789011	2	120	N/A	None
1,830,324.00	479	479	7.0060265682	6.7470265682	1	0	N/A	None
1,567,173.91	359	479	6.9967993796	6.7377993796	1	0	N/A	None
2,000,762.69	178	178	6.1254533446	5.8664533446	2	0	N/A	None
19,784,713.69	358	358	6.4194969287	6.1604969287	2	0	N/A	None

Variations in actual prepayment experience may increase or decrease the percentages of the initial outstanding certificate principal balances and the weighted average lives shown in the tables entitled “Percent of Initial Certificate Principal Balance Outstanding at Various Percentages of PSA”. Such variations may occur even if the average prepayment experience of all the Mortgage Loans equals the indicated percentage of the prepayment speed assumption. There is no assurance, however, that prepayment of the Mortgage Loans will conform to any given percentage of the prepayment speed assumption. The depositor makes no representation that the actual rates of prepayments on the Mortgage Loans will in any way correspond to any of the assumptions made in this prospectus supplement.

Based on the foregoing assumptions, the tables entitled “Percent of Initial Certificate Principal Balance Outstanding at Various Percentages of PSA” indicate the weighted average lives of the related Offered Certificates and set forth the percentages of the initial certificate principal balances of each such class of Offered Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of the prepayment speed assumption.

There are no historical prepayment data available for the Mortgage Pool, and comparable data is not available because the Mortgage Loans do not constitute a representative sample of mortgage loans generally. In addition, historical data available with respect to mortgage loans underlying mortgage pass-through certificates issued by the Government National Mortgage Association, Federal National Mortgage Association and Federal Home Loan Mortgage Corporation may not be comparable to prepayments expected to be experienced by the Mortgage Pool because the Mortgage Loans may have characteristics which differ from the mortgage loans underlying certificates issued by these entities.

The depositor makes no representation that the Mortgage Loans will prepay in the manner or at any of the rates assumed above. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase any of the certificates. Since the rate of principal payments (including prepayments) with respect to, and repurchases of, the Mortgage Loans will significantly affect the yields to maturity on the related Offered Certificates, prospective investors are urged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the related Mortgage Loans and the suitability of the related certificates to their investment objectives.

Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of PSA*

	Class A-1 and Class A-2
Distribution Date	0%	150%	300%	450%	600%
Initial Percentage	100	100	100	100	100
August 25, 2008	99	96	94	91	88
August 25, 2009	98	89	81	72	64
August 25, 2010	97	80	65	51	39
August 25, 2011	96	72	52	35	23
August 25, 2012	95	64	41	24	12
August 25, 2013	94	57	32	16	6
August 25, 2014	93	51	26	11	3
August 25, 2015	92	46	20	7	1
August 25, 2016	91	41	16	5	1
August 25, 2017	89	37	13	4	0
August 25, 2018	86	32	10	3	0
August 25, 2019	84	29	8	2	0
August 25, 2020	81	25	7	1	0
August 25, 2021	78	22	5	1	0
August 25, 2022	75	19	4	1	0
August 25, 2023	71	17	3	0	0
August 25, 2024	68	14	3	0	0
August 25, 2025	65	13	2	0	0
August 25, 2026	61	11	2	0	0
August 25, 2027	57	9	1	0	0
August 25, 2028	53	8	1	0	0
August 25, 2029	48	6	1	0	0
August 25, 2030	44	5	0	0	0
August 25, 2031	38	4	0	0	0
August 25, 2032	33	3	0	0	0
August 25, 2033	27	2	0	0	0
August 25, 2034	21	2	0	0	0
August 25, 2035	15	1	0	0	0
August 25, 2036	8	1	0	0	0
August 25, 2037	0	0	0	0	0

Weighted Average Life to Maturity(1)	20.12	9.09	5.40	3.78	2.91
Weighted Average Life to Call(1)(2)	20.06	8.69	5.05	3.58	2.83

(1) The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

(2)  Assumes the master servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

*  Rounded to the nearest whole percentage.

Percent of Initial Certificate Principal Balance Outstanding
at Various Percentages of PSA*

	Class B-1, Class B-2 and Class B-3
Distribution Date	0%	150%	300%	450%	600%
Initial Percentage	100	100	100	100	100
August 25, 2008	99	99	99	99	99
August 25, 2009	98	98	98	98	98
August 25, 2010	97	97	97	97	97
August 25, 2011	96	96	96	96	96
August 25, 2012	95	95	95	95	95
August 25, 2013	94	92	89	86	83
August 25, 2014	93	87	81	75	68
August 25, 2015	92	81	71	61	52
August 25, 2016	91	74	60	47	36
August 25, 2017	89	66	48	34	22
August 25, 2018	86	59	38	24	14
August 25, 2019	84	52	30	17	9
August 25, 2020	81	45	24	12	5
August 25, 2021	78	40	19	8	3
August 25, 2022	75	35	15	6	2
August 25, 2023	71	30	12	4	1
August 25, 2024	68	26	9	3	1
August 25, 2025	65	23	7	2	0
August 25, 2026	61	19	6	1	0
August 25, 2027	57	17	4	1	0
August 25, 2028	53	14	3	1	0
August 25, 2029	48	12	2	0	0
August 25, 2030	44	10	2	0	0
August 25, 2031	38	8	1	0	0
August 25, 2032	33	6	1	0	0
August 25, 2033	27	5	1	0	0
August 25, 2034	21	3	0	0	0
August 25, 2035	15	2	0	0	0
August 25, 2036	8	1	0	0	0
August 25, 2037	0	0	0	0	0

Weighted Average Life to Maturity(1)	20.12	13.46	10.63	9.20	8.35
Weighted Average Life to Call(1)(2)	20.06	12.73	9.35	7.38	5.91

(1) The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

(2)   Assumes the master servicer exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement-Optional Termination” in this prospectus supplement.

*  Rounded to the nearest whole percentage.

Yield Considerations With Respect to the Class A-2 Certificates

The yields to investors in the Class A-2 Certificates will be sensitive to the level of One-Month LIBOR and the rate and timing of principal payments (including prepayments) of the Mortgage Loans. As indicated in the table below, an increasing level of prepayments and/or One-Month LIBOR will have a negative effect on the yields to investors in the Class A-2 Certificates.

Changes in the level of One-Month LIBOR may not correlate with changes in prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of One-Month LIBOR.

The following table was prepared on the basis of the Modeling Assumptions and the assumptions that (i) the pass-through rate applicable to the Class A-2 Certificates for each Interest Accrual Period, subsequent to the initial Interest Accrual Period, will be based on the indicated level of One-Month LIBOR and (ii) the purchase price for the Class A-2 Certificates is 90.00% of its initial Certificate Principal Balance.

Sensitivity of the Class A-2 Certificates to Prepayments and One-Month LIBOR
(Pre-Tax Yield to Maturity)

	Percentage of PSA
One-Month LIBOR	0%	150%	300%	450%	600%
4.508%	22.172%	20.421%	18.498%	19.086%	19.969%
5.008%	18.054%	18.078%	18.116%	18.957%	19.870%
5.508%	12.786%	15.324%	17.711%	18.825%	19.769%
6.008%	5.186%	11.948%	17.360%	18.790%	19.743%
6.508%	-4.874%	7.412%	17.022%	18.790%	19.743%

It is highly unlikely that all of the Mortgage Loans will have the characteristics assumed or that the Mortgage Loans will prepay at the same rate until maturity or that all of the Mortgage Loans will prepay at the same rate or time. In addition, there can be no assurance that One-Month LIBOR will correspond to the levels shown herein and it is highly unlikely that the level of One-Month LIBOR will remain constant. As a result of these factors, the pre-tax yields on the Class A-2 Certificates are likely to differ from those shown in the table above, even if all of the Mortgage Loans prepay at the indicated percentage of the PSA and One-Month LIBOR is at the indicated level. No representation is made as to the actual rate of principal payments on the Mortgage Loans, the level of One-Month LIBOR for any period or over the life of the Class A-2 Certificates or as to the yields on the Class A-2 Certificates. Investors must make their own decisions as to the appropriate combinations of prepayment assumptions and assumptions regarding the level of One-Month LIBOR to be used in deciding whether to purchase the Class A-2 Certificates.

FEDERAL INCOME TAX CONSEQUENCES

General

In the opinion of Thacher Proffitt & Wood LLP, counsel to the Depositor, assuming compliance with the provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each of the REMICs established under the Pooling and Servicing Agreement will qualify as a REMIC under the Code.

For federal income tax purposes (i) the Residual Certificates will represent the “residual interests” in each REMIC elected by the trust and (ii) the Offered Certificates (exclusive of any right of the holder of such certificates to receive payments or any obligation to make payments in respect of Net WAC Rate Carryover Amounts or with respect to the Supplemental Interest Trust) will represent the “regular interests” in, and will be treated as debt instruments of, a REMIC. See “Federal Income Tax Consequences-REMICS” in the prospectus.

For federal income tax purposes, the Class A-1 Certificates may be, and the other classes of Offered Certificates will be, treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to 300% PSA (calculated based on the assumed prepayment rates set forth under “Prepayment and Yield Considerations—Prepayment Speed Assumption and Modeling Assumptions” in this prospectus supplement). No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See “Federal Income Tax Consequences- REMICs—Taxation of Owners of REMIC Certificates” in the Prospectus.

The holders of the Offered Certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting.

The Internal Revenue Service (the “IRS”) has issued original issue discount regulations (the “OID Regulations”) under sections 1271 to 1275 of the Code that address the treatment of debt instruments issued with original issue discount, Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate such as the Offered Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Offered Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the Issuing Entity. Accordingly, the holder of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trust in preparing reports to the certificateholders and the IRS.

If the method for computing original issue discount described above results in a negative amount for any period with respect to a Certificateholder, the amount of original issue discount allocable to that period would be zero and the Certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those Certificates.

Certain of the certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a certificate will be treated as holding such certificate with amortizable bond premium will depend on such certificateholders purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder. Holders of such certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See “Federal Income Tax Consequences- REMICs—Taxation of Owners of REMIC Certificates” in the Prospectus.

Each holder of an Offered Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and an obligation to make payments to the Supplemental Interest Trust. In addition, (i) each holder of a Class A-1 Certificate has the right to receive payments in respect of Net WAC Rate Carryover Amounts and (ii) each holder of a Class A-2 Certificate is deemed to (a) own the Supplemental Interest Trust and (c) have written one or more notional principal contracts. See “Federal Income Tax Consequences—Additional Considerations for the Class A-2 Certificateholders” below. The Class A Swap Agreement and the Supplemental Interest Trust are not assets of any REMIC. The REMIC regular interest corresponding to an Offered Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that any Swap Termination Payment will be treated as being payable solely from net monthly excess cashflow. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to an Offered Certificate may exceed the actual amount of distributions on the Offered Certificate.

The treatment of amounts received by a holder of a Class A-1 Certificate under such holder’s right to receive any Net WAC Rate Carryover Amount, will depend on the portion, if any, of such holder’s purchase price allocable thereto. Under the REMIC Regulations, each holder of a Class A-1 Certificate must allocate its purchase price for the Class A-1 Certificate among its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive payments in respect of any Net WAC Rate Carryover Amount in accordance with the relative fair market values of each property right. The Securities Administrator will, as required, treat payments made to the holders of the Class A-1 Certificates with respect to any Net WAC Rate Carryover Amount, as includible in income based on the regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The OID Regulations provide that the Trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Trust’s allocation. For tax reporting purposes, the right to receive payments in respect of Net WAC Rate Carryover Amount with respect to the Class A-1 Certificates may be treated as having more than a de minimis value as provided in the pooling and servicing agreement. Upon request, the Securities Administrator will make available information regarding such amounts as has been provided to it. Under the REMIC Regulations, the Securities Administrator is required to account for the REMIC regular interest, the right to receive payments in respect of any Net WAC Rate Carryover Amount as discrete property rights. Holders of the Class A-1 Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such Certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Class A-1 Certificates will be unable to use the integration method provided for under such regulations with respect to those Certificates. If the Securities Administrator’s treatment of payments of any Net WAC Rate Carryover Amount is respected, ownership of the right to any Net WAC Rate Carryover Amount will entitle the owner to amortize the price paid for the right to any Net WAC Rate Carryover Amount under the Notional Principal Contract Regulations.

Any payments made to a beneficial owner of a Class A-1 Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of any Net WAC Rate Carryover Amount, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year.

In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Offered Certificate to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners pursuant to a notional principal contract, and such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction for such taxable year. Although not clear, net income or a net deduction with respect to any such notional principal contract should be treated as ordinary income or as an ordinary deduction. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to a Swap Termination Payment.

A beneficial owner of an Offered Certificate may have income that exceeds cash distributions on the Offered Certificate as a result of owning rights and obligations that are in addition to owning an undivided beneficial ownership interest in a REMIC regular interest in any period and over the term of the Offered Certificate. As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to any Net WAC Rate Carryover Amount would be subject to the limitations described above.

Upon the sale of a Class A-1 Certificate, the amount of the sale allocated to the selling certificateholder’s right to receive payments in respect of any Net WAC Rate Carryover Amount would be considered a “termination payment” under the Notional Principal Contract Regulations allocable to the related Class A-1 Certificate, as the case may be. A holder of an Class A-1 Certificate will have gain or loss from such a termination of the right to receive payments in respect of any Net WAC Rate Carryover Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive payments in respect of any Net WAC Rate Carryover Amount.

Gain or loss realized upon the termination of the right to receive payments in respect of any Net WAC Rate Carryover Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

It is possible that the right to receive payments in respect of any Net WAC Rate Carryover Amount could be treated as a partnership among the holders of all of the Certificates, in which case holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Net WAC Rate Carryover Amount. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.

The REMIC regular interest component of each Offered Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Offered Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Notional Principal Contract component of each Offered Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Offered Certificates generally may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

Because any Net WAC Rate Carryover Amount is treated as separate rights of the Class A-1 Certificates not payable by any REMIC elected by the Trust, such rights will not be treated as qualifying assets for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or REMIC. In addition, any amounts received in respect of any Net WAC Rate Carryover Amount will not be qualifying real estate income for real estate investment trusts or qualifying income for REMICs.

Additional Considerations for the Class A-2 Certificateholders

For federal income tax information reporting purposes, the Securities Administrator will treat each holder of a Class A-2 Certificate as (i) owning an undivided interest in a REMIC regular interest, (ii) owning the Supplemental Interest Trust and (iii) having written one or more notional principal contracts. For this purpose, the REMIC regular interest component of a Class A-2 Certificate will be entitled to receive payments at the times and in the amounts equal to those made on the Class A-2 Certificates, except that such payments will be increased by the amount of payments of Net WAC Rate Carryover Amounts made to classes of Class A-1 Certificates. A holder of a Class A-2 Certificate will be required to accrue interest with respect to the REMIC regular interest component of the Class A-2 Certificate as described under “Federal Income Tax Consequences- REMICs—Taxation of Owners of REMIC Certificates” in the Prospectus. In addition, the Securities Administrator will treat any payments of Net WAC Rate Carryover Amounts as payments made by the holder of the Class A-2 Certificate pursuant to a notional principal contract. Any premium the holder of the Class A-2 Certificates is considered to have received for undertaking such obligation should be amortized and taken into income in accordance with the Treasury regulations addressing the treatment of notional principal contracts and such amounts would increase such certificateholder’s basis in the REMIC regular interest component of the Class A-2 Certificates.

As a result of the foregoing treatment, the holder of the Class A-2 Certificates will be required to accrue income with respect to the assets represented by the Class A-2 Certificates and may be able to take deductions with respect to the obligations represented by the Class A-2 Certificates. As described in the Prospectus, the ability of certain taxpayers to claim a deduction with respect to a notional principal contract may be limited for purposes of calculating regular taxable income or unavailable for purposes of calculating alternative minimum tax income. If the deductions with respect to the notional principal contract were limited, the holder of the Class A-2 Certificates could be required to recognize income in an amount greater than the amount of distributions to which the holder would be entitled to receive on the Class A-2 Certificates. As a result, the Class A-2 Certificates may not be an appropriate investment for any investor whose ability to take such deductions would be limited, and potential investors should consult their own tax advisors regarding the tax consequences to them of an investment in the Class A-2 Certificates.

In the event that there is only a single holder of the Class A-2 Certificates, the Securities Administrator intends to treat certain assets, rights and obligations represented by the Class A-2 Certificates as assets and obligations of one or more disregarded entities that are beneficially owned by the holder of the Class A-2 Certificates. Under this treatment, such holder would be deemed to own such assets and to have such rights and obligations directly. If there is more than one holder of the Class A-2 Certificates, the arrangements giving rise to such assets, rights and obligations would instead be treated as one or more partnerships or grantor trusts for United States federal income tax purposes, and the Class A-2 Certificates would constitute the equity in any such partnership or grantor trust for all United States federal income tax purposes, which itself would not be subject to federal income tax. The Securities Administrator would, however, be required to submit annual federal information returns identifying all the holders of Class A-2 Certificates and stating the amount of each holders’ distributive share of such entity’s income, gain, loss, deduction or credit for the taxable year, and the cost of such annual returns will be deducted from amounts otherwise distributable to the Class A-2 Certificates as described in the pooling and servicing agreement. In computing its federal income tax liability for a taxable year, each holder of a Class A-2 Certificate would be required to take into account its distributive share of all items of the entity’s income, gain, loss, deduction and credit for the taxable year of the entity ending within or with the taxable year of such holder, regardless of whether such holder has received any distributions from the entity. Such items of income generally would have the same character (i.e., ordinary or capital, short-term or long-term) and source in the hands of each holder of Class A-2 Certificates as they would have in the hands of the entity.

All holders of Class A-2 Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Class A-2 Certificates.

For further information regarding federal income tax consequences of investing in the Offered Certificates, see “Federal Income Tax Consequences—REMICS” in the prospectus.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences”, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion described under “Material Federal Income Tax Consequences” does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the securities offered hereunder.

LEGAL PROCEEDINGS

There are no legal proceedings pending against the sponsor, the depositor, the trustee, the issuing entity, the master servicer, the servicers, the originator, the credit risk manager, the securities administrator, the Class A Swap Provider or the custodian, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings that are material to the certificateholders against any of the foregoing transaction parties are known to be contemplated by governmental authorities.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

The sponsor and the depositor are affiliates of the originator, the Class A Swap Provider and the custodian. There are no affiliations between the sponsor, the depositor and the issuing entity and any of the master servicer, the servicers, the trustee or the securities administrator. Wells Fargo Bank serves as a servicer, master servicer and securities administrator, but there are no other affiliations among Wells Fargo Bank and any other party to this transaction. There are no affiliations between the trustee or GMACM. Except as disclosed herein, there are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the second sentence of this paragraph, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor’s understanding of the Certificates, or that relate to the Certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

LEGAL INVESTMENT ASPECTS

As of the date of their issuance, the Senior Certificates and the Class B-1 Certificates will constitute “mortgage-related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”) for so long as such Senior Certificates and Class B-1 Certificates are rated in one of the two highest rating categories by S&P, Moody’s or another nationally recognized statistical rating organization, and as such will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of any of such entities with respect to “mortgage-related securities”, certain classes of the Offered Certificates, will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain states have enacted such legislation. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with certain classes of the Offered Certificates, without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in certain classes of the Offered Certificates and national banks may purchase certain classes of the Offered Certificates for their own accounts without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh); in each case subject to such regulations as the applicable federal regulatory authority may prescribe. See “Legal Matters” in the prospectus.

Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

ACCOUNTING CONSIDERATIONS

Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of mortgage-backed securities. Accounting standards, and the application and interpretation of such standards, are subject to change from time to time. Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the Offered Certificates.

ERISA CONSIDERATIONS

A fiduciary of any Plan, any insurance company, whether through its general or separate accounts, or any other person investing Plan assets of any Plan, as defined under “ERISA Considerations” in the related base prospectus, should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. The purchase or holding of the offered certificates, by or on behalf of, or with Plan assets of, a Plan may qualify for exemptive relief under the Exemption, as described under “ERISA Considerations” in the related base prospectus and as amended on March 20, 2007 by Prohibited Transaction Exemption 2007-05 at 72 Fed. Reg. 13130, provided that those certificates are rated at least “BBB-” (or its equivalent) by Standard & Poor’s, Moody’s, Fitch, Dominion Bond Rating Service Limited (known as DBRS Limited) or Dominion Bond Rating Service, Inc. (known as DBRS, Inc.) (each, an “Exemption Rating Agency”) at the time of purchase, that the purchaser is an accredited investor and that the other requirements are met. As noted in the base prospectus, one requirement for eligibility under the Exemption is that all of the mortgage loans must have a loan-to-value ratio of not more than 100%, based on the outstanding principal balance of the loan and the fair market value of the mortgaged property as of the closing date. It is possible that, if the fair market value of any of the mortgaged properties has declined substantially since origination, this requirement may not be satisfied. This possibility is greater for the seasoned loans than it is for the other mortgage loans.

For so long as the holder of an offered certificate also holds an interest in the supplemental interest trust that holds the Class A Swap Agreement (the “Supplemental Interest Trust”), the holder will be deemed to have acquired and be holding the offered certificate without the right to receive payments from the Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental Interest Trust. In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of the offered certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that may apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold an offered certificate while the Supplemental Interest Trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under Prohibited Transaction Class Exemption, or PTCE, 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”). For so long as the Supplemental Interest Trust is in existence, each beneficial owner of a related offered certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of such certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such certificate and any separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

Subsequent to the termination of the Supplemental Interest Trust, it is expected that the Exemption will apply to the acquisition and holding of an offered certificate by Plans if the conditions of the Exemption are met. A fiduciary of or other investor of Plan assets contemplating purchasing such certificate must make its own determination that the conditions described above will be satisfied.

Each beneficial owner of an Offered Subordinate Certificate or any interest therein that is acquired after termination of the Supplemental Interest Trust shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such certificate in reliance on the Exemption, and it understands that there are certain conditions to the availability of the Exemption, including that the Offered Subordinate Certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by an Exemption Rating Agency or (iii) (A) it is an insurance company, (B) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Section V(e) of PTCE 95-60, and (C) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

If any certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraphs, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner.

Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the conditions described in the preceding paragraphs shall indemnify and hold harmless the depositor, the trustee, the master servicer, the securities administrator, the servicer, any subservicer, the underwriter and the issuing entity from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

Any fiduciary or other investor of plan assets that proposes to acquire or hold the offered certificates on behalf of or with plan assets of any Plan is encouraged to consult with its counsel with respect to: (i) whether the specific and general conditions and the other requirements in the Exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code to the proposed investment, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio, and with respect to the Class A-1 Certificates, the fact that holders of such certificates will not be able to exercise any voting rights with respect to such certificates. See “ERISA Considerations” in the related base prospectus.

The sale of any of the offered certificates to a Plan is in no respect a representation by the depositor or the underwriter that such an investment meets all relevant legal requirements relating to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the amended and restated underwriting agreement dated as of May 30, 2007, and the related terms agreement dated August 30, 2007 (together, the “Underwriting Agreement”), between Deutsche Bank Securities Inc. (the “Underwriter”) and the depositor, the depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the depositor, the Offered Certificates.

Distribution of the Offered Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the Offered Certificates, before deducting expenses payable by the depositor, will be 100.07% of the aggregate initial Certificate Principal Balance of the Offered Certificates, plus accrued interest. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

The Offered Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter’s right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Offered Certificates will be made through the facilities of DTC, Clearstream and the Euroclear System on or about the Closing Date. The Offered Certificates will be offered in Europe and the United States of America.

The Underwriting Agreement provides that the depositor will indemnify the Underwriter against those civil liabilities set forth in the Underwriting Agreement, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect of these liabilities.

SECONDARY MARKET

There is currently no secondary market for the Offered Certificates and there can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriter intends to establish a market in the Offered Certificates but it is not obligated to do so. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the Offered Certificates will be available on an ongoing basis. The limited nature of the information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed herein under “Pooling and Servicing Agreement—Reports to Certificateholders” which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement.

LEGAL MATTERS

Certain legal matters will be passed upon for the depositor and the Underwriter by Thacher Proffitt & Wood, llp, New York, New York.

CERTIFICATE RATINGS

It is a condition to the issuance of the certificates that the Senior Certificates and Offered Subordinate Certificates receive at least the following ratings from Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) and DBRS, Inc. (“DBRS”):

Offered Certificates	S&P	Moody’s	DBRS
Class A-1	AAA	Aaa	AAA
Class A-2	NR	NR	AAA
Class B-1	AA	NR	AA (low)
Class B-2	A	NR	A (low)
Class B-3	BBB	NR	BBB

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

S&P’s ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of payments required under the operative agreements. S&P’s ratings take into consideration the credit quality of the Mortgage Pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream of the Mortgage Pool is adequate to make payment required under the certificates. S&P’s ratings on mortgage pass-through certificates do not, however, constitute a statement regarding the frequency of prepayments on the mortgage loans. S&P’s ratings do not address the possibility that investors may suffer a lower-than-anticipated yield or the likelihood of receipt of Net WAC Rate Carryover Amounts.

The ratings assigned by Moody’s to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which the certificates are issued. Moody’s ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates. The rating assigned by Moody’s to the interest only certificates does not addresses whether investors will recoup their initial investment. The ratings of the certificates do not address the possibility that, as a result of principal prepayments, the certificateholders may receive a lower than anticipated yield.

The ratings of the Class A Certificates by DBRS are subject to the qualifications set forth in this paragraph. The level of credit enhancement, with respect to the Class A Certificates, is sized to address credit losses under a “AAA” rating scenario; however the ratings for the Class A Certificates do not address interest rate risk. Accordingly, volatility in One-Month LIBOR may cause the Class A-1 Certificates to receive Net WAC Rate Carryover Amounts from interest payments otherwise payable to the Class A-2 Certificates, such that an investor in the Class A-2 Certificates may realize interest shortfalls under certain interest rate environments. In addition, periods of interest rate volatility that exceed the “AAA” interest rate assumptions of DBRS, may cause the Class A-1 Certificates to receive Net WAC Rate Carryover Amounts from principal payments otherwise payable to the Class A-2 Certificates. This would result in a reduction in the Certificate Principal Balance of the Class A-2 Certificates; however, the Class A-2 Certificates may be reimbursed on future Distribution Dates for interest and principal distributions that were owed to the Class A-2 Certificates but remitted to the Class A-1 Certificates pursuant to the Class A Swap Agreement, to the extent of any amounts available for this purpose.

The ratings on the Offered Certificates address the likelihood of the receipt by certificateholders of all distributions with respect to the underlying Mortgage Loans to which they are entitled. The ratings do not represent any assessment of the likelihood that the rate of principal prepayments by mortgagors might differ from those originally anticipated. As a result of such differences in the rate of principal prepayments, certificateholders might suffer a lower-than-anticipated yield to maturity. See “Risk Factors” and “Prepayment and Yield Considerations” in this prospectus supplement.

The depositor has not requested a rating on the Offered Certificates by any rating agency other than S&P, Moody’s and DBRS. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by any such other rating agency. A rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the rating assigned to the Offered Certificates by S&P, Moody’s and DBRS.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided by them in accordance with the rating agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor its ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

AVAILABLE INFORMATION

The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The depositor does not intend to send any financial reports to certificateholders.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Pooling and Servicing Agreement-Reports to Certificateholders” and “Servicing—Evidence as to Compliance” in this prospectus supplement, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, as will be prepared by the securities administrator and filed by it with the Commission will be posted on the securities administrator’s internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: www.ctslink.com

REPORTS TO CERTIFICATEHOLDERS

So long as the issuing entity is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information”.

If the issuing entity is no longer required to file reports under the Exchange Act, periodic distribution reports will be made available on the securities administrator’s website referenced above under “Available Information” on each Distribution Date. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See “Servicing—Evidence as to Compliance” and “Pooling and Servicing Agreement—Reports to Certificateholders” in this prospectus supplement.

INCORPORATION OF INFORMATION BY REFERENCE

There are incorporated into this prospectus supplement by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to the trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Certificates. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of the offering prior to the termination of the offering of the Offered Certificates will also be deemed incorporated by reference into this prospectus supplement.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus supplement is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus supplement by reference, in each case to the extent the reports relate to one or more of such classes of the Offered Certificates, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to MortgageIT Securities Corp., 33 Maiden Lane, New York, New York 10038, and its telephone number is 212-651-7700. The depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

ANNEX I

GLOBAL CLEARANCE AND SETTLEMENT AND DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the Offered Certificates will be offered globally (the “Global Securities”) and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and sellers accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

A-I-1

Trading between DTC seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depository, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

A-I-2

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants For deliver to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income ineffectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Certificate Owners or his agent.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payers Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

A-I-3

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20,1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

A-I-4

PROSPECTUS

MORTGAGEIT SECURITIES CORP.
Depositor

MORTGAGE PASS-THROUGH CERTIFICATES
MORTGAGE-BACKED NOTES

You should consider carefully the risk factors in the prospectus supplement.

The Offered Securities
The depositor proposes to establish one or more trusts to issue and sell from time to time one or more classes of offered securities, which shall be mortgage pass-through certificates or mortgage-backed notes.

The Trust Fund
Each series of securities will be secured by a trust fund consisting primarily of a segregated pool of mortgage loans, including:

•	mortgage loans secured by first and junior liens on the related mortgage property;
•	home equity revolving lines of credit;
•	mortgage loans where the borrower has little or no equity in the related mortgaged property;
•	mortgage loans secured by one-to-four-family residential properties;
•	mortgage loans secured by multifamily properties, commercial properties and mixed residential and commercial properties, provided that the concentration of these properties is less than 10% of the pool; and
•	manufactured housing conditional sales contracts and installment loan agreements or interests therein.

in each case acquired by the depositor from one or more affiliated or unaffiliated institutions.

Credit Enhancement
If so specified in the related prospectus supplement, the issuing entity for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy or reserve fund, currency or interest rate exchange agreements or other type of credit enhancement described in this prospectus. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization.

The securities of each series will represent interests or obligations of the Issuing Entity, and will not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

The offered securities may be offered to the public through different methods as described in “Methods of Distribution” in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered hereby or determined that this prospectus or the prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 17, 2007.

i

Formaldehyde Litigation with Respect to Contracts	88
Servicemembers Relief Act	88
Forfeitures in Drug and RICO Proceedings	89
Junior Mortgages	89
Negative Amortization Loans	90
FEDERAL INCOME TAX CONSEQUENCES	90
General	90
REMICS	91
Notes	109
Grantor Trust Funds	109
Callable Classes	118
STATE AND OTHER TAX CONSEQUENCES	119
ERISA CONSIDERATIONS	119
Underwriter Exemption	122
Other Exemptions	128
ERISA Considerations Relating to Notes	128
Tax Exempt Investors	130
Consultation with Counsel	130
LEGAL INVESTMENT MATTERS	131
USE OF PROCEEDS	132
METHODS OF DISTRIBUTION	132
LEGAL MATTERS	134
FINANCIAL INFORMATION	134
RATING	134
AVAILABLE INFORMATION	134
REPORTS TO SECURITYHOLDERS	135
INCORPORATION OF INFORMATION BY REFERENCE	135
GLOSSARY	136

ii

INTRODUCTION

All capitalized terms in this prospectus are defined in the glossary at the end.

General

The mortgage pass-through certificates or mortgage-backed notes offered by this prospectus and the related prospectus supplement will be offered from time to time in series. The securities of each series will consist of the offered securities of the series, together with any other mortgage pass-through certificates or mortgage-backed notes of the series.

Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes will represent indebtedness of, a trust fund to be established by the depositor. Each trust fund will consist primarily of a pool of mortgage loans or interests therein, acquired or purchased by the depositor from one or more affiliated or unaffiliated sellers. See “The Depositor” and “The Mortgage Pools.” The trust fund assets, may also include, if applicable, reinvestment income, reserve funds, cash accounts, swaps and other derivatives and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related securityholders pursuant to: (1) with respect to each series of certificates, a pooling and servicing agreement or other agreement, or (2) with respect to each series of notes, an indenture, in each case as more fully described in this prospectus and in the related prospectus supplement. Information regarding the offered securities of a series, and the general characteristics of the mortgage loans and other trust fund assets in the related trust fund, will be set forth in the related prospectus supplement.

Each series of securities will include one or more classes. Each class of securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the securities, to receive a specified portion of payments of principal or interest or both on the mortgage loans and the other trust fund assets in the related trust fund in the manner described in this prospectus under “Description of the Securities” and in the related prospectus supplement. A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

The depositor’s only obligations with respect to a series of securities will be pursuant to representations and warranties made by the depositor. The master servicer and each principal servicer for any series of securities will be named in the related prospectus supplement. The principal obligations of the master servicer will be pursuant to its contractual servicing obligations, which include its limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans if the servicer of a mortgage loan fails to make such advance. See “Description of the Securities.”

The trust fund for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, reserve fund, or currency or interest rate exchange agreements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization. See “Description of Credit Enhancement.”

The rate of payment of principal of each class of securities entitled to a portion of principal payments on the mortgage loans in the related mortgage pool and the trust fund assets will depend on the priority of payment of the class and the rate and timing of principal payments on the mortgage loans and other trust fund assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage loans. A rate of principal payments lower or faster than that anticipated may affect the yield on a class of securities in the manner described in this prospectus and in the related prospectus supplement. See “Yield Considerations.”

With respect to each series of securities, one or more separate elections may be made to treat the related trust fund or a designated portion thereof as a REMIC for federal income tax purposes. If applicable, the prospectus supplement for a series of securities will specify which class or classes of the securities will be considered to be regular interests in the related REMIC and which class of securities or other interests will be designated as the residual interest in the related REMIC. See “Federal Income Tax Consequences” in this prospectus.

The offered securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under “Methods of Distribution” and in the related prospectus supplement.

There will be no secondary market for the offered securities of any series prior to the offering thereof. There can be no assurance that a secondary market for any of the offered securities will develop or, if it does develop, that it will continue. The offered securities will not be listed on any securities exchange.

THE MORTGAGE POOLS

General

Each mortgage pool will consist primarily of mortgage loans. The mortgage loans may consist of single family loans, multifamily loans, commercial loans, mixed-use loans and Contracts, each as described below.

The single family loans will be evidenced by mortgage notes and secured by mortgages that, in each case, create a first or junior lien on the related mortgagor’s fee or leasehold interest in the related mortgaged property. The related mortgaged property for a single family loan may be owner-occupied or may be a vacation, second or non-owner-occupied home.

If specified in the related prospectus supplement relating to a series of securities, the single family loans may include cooperative apartment loans evidenced by a mortgage note secured by security interests in the related mortgaged property including shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

The multifamily loans will be evidenced by mortgage notes and secured by mortgages that create a first or junior lien on residential properties consisting of five or more dwelling units in high-rise, mid- rise or garden apartment structures or projects.

The commercial loans will be evidenced by mortgage notes and secured mortgages that create a first or junior lien on commercial properties including office building, retail building and a variety of other commercial properties as may be described in the related prospectus supplement.

The mixed-use loans will be evidenced by mortgage loans and secured by mortgages that create a first or junior lien on properties consisting of mixed residential and commercial structures.

The aggregate concentration by original principal balance of commercial, multifamily and mixed-use loans in any mortgage pool will be less than 10% of the original principal balance of the mortgage pool.

Mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico.

The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates. However, mortgage loans may be insured by the FHA or guaranteed by the VA. See “Description of Primary Insurance Policies—FHA Insurance” and “—VA Mortgage Guaranty.”

A mortgage pool may include mortgage loans that are delinquent as of the date the related series of securities is issued. In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective investor to make an investment decision. No mortgage loan in a mortgage pool shall be non-performing. Mortgage loans which are more than 30 days delinquent included in any mortgage pool will have delinquency data relating to them included in the related prospectus supplement. No mortgage pool will include a concentration of mortgage loans which is more than 30 days delinquent of 20% or more.

A mortgage pool may contain more than one mortgage loan made to the same borrower with respect to a single mortgaged property, and may contain multiple mortgage loans made to the same borrower on several mortgaged properties.

The mortgage loans may include “sub-prime” mortgage loans. “Sub-prime” mortgage loans will be underwritten in accordance with underwriting standards which are less stringent than guidelines for “A” quality borrowers. Mortgagors may have a record of outstanding judgments, prior bankruptcies and other credit items that do not satisfy the guidelines for “A” quality borrowers. They may have had past debts written off by past lenders.

A mortgage pool may include mortgage loans that do not meet the purchase requirements of Fannie Mae and Freddie Mac. These mortgage loans are known as nonconforming loans. The mortgage loans may be nonconforming because they exceed the maximum principal balance of mortgage loans purchased by Fannie Mae and Freddie Mac, known as jumbo loans, because the mortgage loan may have been originated with limited or no documentation, because they are sub-prime loans, or because of some other failure to meet the purchase criteria of Fannie Mae and Freddie Mac for these programs. The related prospectus supplement will detail to what extent the mortgage loans are nonconforming mortgage loans.

Each mortgage loan will be selected by the depositor or its affiliates for inclusion in a mortgage pool from among those purchased by the depositor, either directly or through its affiliates, from Unaffiliated Sellers or Affiliated Sellers. As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes. If a mortgage pool is composed of mortgage loans acquired by the depositor directly from Unaffiliated Sellers, the related prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans will be as described in the related prospectus supplement. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

The mortgage loans may be delivered to the trust fund pursuant to a Designated Seller Transaction, concurrently with the issuance of the related series of securities. These securities may be sold in whole or in part to the Seller in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under “Methods of Distribution.” The related prospectus supplement for a mortgage pool composed of mortgage loans acquired by the depositor pursuant to a Designated Seller Transaction will generally include information, provided by the related Seller, about the Seller, the mortgage loans and the underwriting standards applicable to the mortgage loans.

In addition, United States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuing entities established by federal statute may be included in the trust fund. Such securities will be backed by the full faith and credit of the United States or will represent the obligations of the U.S. Government or such agency or such other issuer or obligations payable from the proceeds of U.S. Government Securities, as specified in the related prospectus supplement.

The Mortgage Loans

Each of the mortgage loans will be a type of mortgage loan described or referred to below:

•
Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 40 years;

•
Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 40 years;

•
Fully-amortizing ARM Loans having an original or modified term to maturity of not more than approximately 40 years with a related mortgage rate which generally adjusts initially either three months, six months or one, two, three, five, seven or ten years or other intervals subsequent to the initial payment date, and thereafter at either three- month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and the note Index. The related prospectus supplement will set forth the relevant Index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related mortgage pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum mortgage rate at the time of any adjustment. An ARM Loan may include a provision that allows the mortgagor to convert the adjustable mortgage rate to a fixed rate at some point during the term of the ARM Loan generally not later than six to ten years subsequent to the initial payment date;

•
Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 40 years with mortgage rates which generally adjust initially on the payment date referred to in the related prospectus supplement, and on each of specified periodic payment dates thereafter, to equal the sum of the Note Margin and the Index. The scheduled monthly payment will be adjusted as and when described in the related prospectus supplement to an amount that would fully amortize the mortgage loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to limitations as specified in the related prospectus supplement. Any Deferred Interest will be added to the principal balance of the mortgage loan;

•
Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 40 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 30-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

•
Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 40 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan over the remainder of its approximately 40-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

•
Balloon loans having payment terms similar to those described in one of the preceding paragraphs, calculated on the basis of an assumed amortization term, but providing for a balloon payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than the assumed amortization term;

•	Mortgage loans that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time;

•
Mortgage loans that require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method. This method calculates interest using the outstanding principal balance of the mortgage loan multiplied by the loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received on simple interest mortgage loans, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance of the mortgage loan; or

•	Mortgage loans which provide for an interest only period and do not provide for the payment of principal for the number of years specified in the related prospectus supplement;

The mortgage pool may contain mortgage loans secured by junior liens. The related senior lien, which may have been made at the same time as the first lien, may or may not be included in the mortgage pool as well. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan secured by a junior lien. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if the proceeds are sufficient, before the Issuing Entity as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer or a servicer were to foreclose on a mortgage loan secured by a junior lien, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the Issuing Entity, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is sought and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions or the mortgage loan may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

A mortgage loan may require payment of a prepayment charge or penalty, the terms of which will be more fully described in the prospectus supplement. Prepayment penalties may apply if the borrower makes a substantial prepayment, or may apply only if the borrower refinances the mortgage loans. A multifamily, commercial or mixed-use loan may also contain a prohibition on prepayment or lock-out period.

A multifamily, commercial or mixed-use loan may contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the related mortgaged property. If the holders of any class or classes of offered securities of a series will be entitled to all or a portion of this type of equity participation, the related prospectus supplement will describe the equity participation and the method or methods by which distributions in respect thereof will be made to such holders.

The mortgage loans may be “equity refinance” mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be “rate and term refinance” mortgage loans, as to which substantially all of the proceeds (net of related costs incurred by the mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The mortgage loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or thereafter. In addition, some or all of the single family loans secured by junior liens may be High LTV Loans.

A mortgage pool may contain convertible mortgage loans which allow the mortgagors to convert the interest rates on these mortgage loans from a fixed rate to an adjustable rate, or an adjustable rate to a fixed rate, at some point during the life of these mortgage loans. In addition, a mortgage pool may contain mortgage loans which may provide for modification to other fixed rate or adjustable rate programs offered by the Seller. Upon any conversion or modification, the depositor, the related master servicer, the related servicer, the applicable Seller or a third party will repurchase the converted or modified mortgage loan as and to the extent set forth in the related prospectus supplement. Upon the failure of any party so obligated to repurchase any converted or modified mortgage loan, it will remain in the mortgage pool.

The mortgage loans may include buydown mortgage loans. Under the terms of a buydown mortgage loan, the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan. The resulting difference will be made up from:

•	funds contributed by the seller of the mortgaged property or another source and placed in a custodial account,

•	if funds contributed by the seller are contributed on a present value basis, investment earnings on these funds, or

•	additional funds to be contributed over time by the mortgagor’s employer or another source.

See “Description of the Securities—Payments on Mortgage Loans; Deposits to Distribution Account.”

Generally, the mortgagor under each buydown mortgage loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for some buydown mortgage loans, during the Buydown Period.

The prospectus supplement for each series of securities will contain information as to the type of mortgage loans that will be included in the related mortgage pool. Each prospectus supplement applicable to a series of securities will include information, generally as of the cut-off date and to the extent then available to the depositor, on an approximate basis, as to the following:

•	the aggregate principal balance of the mortgage loans,

•	the type of property securing the mortgage loans,

•	the original or modified terms to maturity of the mortgage loans,

•	the range of principal balances of the mortgage loans at origination or modification,

•	the earliest origination or modification date and latest maturity date of the mortgage loans,

•	the Loan-to-Value Ratios of the mortgage loans,

•	the mortgage rate or range of mortgage rates borne by the mortgage loans,

•	if any of the mortgage loans are ARM Loans, the applicable Index, the range of Note Margins and the weighted average Note Margin,

•	the geographical distribution of the mortgage loans,

•	the percentage of buydown mortgage loans, if applicable, and

•	the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable.

A Current Report on Form 8-K will be sent, upon request, to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, owner trust agreement and indenture, with respect to each series of notes, with the Commission after the initial issuance of the securities. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

The depositor will cause the mortgage loans included in each mortgage pool, to be assigned, without recourse, to the trustee named in the related prospectus supplement, for the benefit of the holders of the securities of a series. Except to the extent that servicing of any mortgage loan is to be transferred to a special servicer, the master servicer named in the related prospectus supplement will service the mortgage loans, directly or through servicers, pursuant to a pooling and servicing agreement, with respect to each series of certificates, or a servicing agreement, with respect to each series of notes, and will receive a fee for these services. See “Servicing of Mortgage Loans,” “Description of the Securities” and “The Agreements.” The master servicer’s obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement (including its obligation to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements), as more fully described in this prospectus under “Servicing of Mortgage Loans—Servicers,” and, if and to the extent set forth in the related prospectus supplement, its obligation to make cash advances in the event of delinquencies in payments on or with respect to the mortgage loans as described in this prospectus under “Description of the Securities—Advances”). The obligations of a master servicer to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement so provides.

Underwriting Standards

Mortgage loans to be included in a mortgage pool will be purchased on the closing date by the depositor either directly or indirectly from Affiliated Sellers or Unaffiliated Sellers. The depositor will acquire mortgage loans utilizing re-underwriting criteria which it believes are appropriate, depending to some extent on the depositor’s or its affiliates’ prior experience with the Seller and the servicer, as well as the depositor’s prior experience with a particular type of mortgage loan or with mortgage loans relating to mortgaged properties in a particular geographical region. A standard approach to re-underwriting is to compare loan file information and information that is represented to the depositor on a tape with respect to a percentage of the mortgage loans the depositor deems appropriate in the circumstances. The depositor will not undertake any independent investigations of the creditworthiness of particular obligors.

The mortgage loans will have been originated in accordance with underwriting standards described below.

The underwriting standards to be used in originating the mortgage loans are primarily intended to assess the creditworthiness of the mortgagor, the value of the mortgaged property and the adequacy of the property as collateral for the mortgage loan.

The mortgage loans will be originated under “full/alternative”, “stated income/verified assets”, “stated income/stated assets”, “no documentation” or “no ratio” programs. The “full/alternative” documentation programs generally verify income and assets in accordance with Fannie Mae/Freddie Mac automated underwriting requirements. The stated income/verified assets, stated income/stated assets, no documentation or no ratio programs generally require less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories. Generally, under both “full/alternative” documentation programs, at least one month of income documentation is provided. This documentation is also required to include year-to-date income or prior year income in case the former is not sufficient to establish consistent income. Generally under a “stated income verified assets” program no verification of a mortgagor’s income is undertaken by the origination however, verification of the mortgagor’s assets is obtained. Under a “stated income/stated assets” program, no verification of either a mortgagor’s income or a mortgagor’s assets is undertaken by the originator although both income and assets are stated on the loan application and a “reasonableness test” is applied. Generally, under a “no documentation” program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor’s income or assets is undertaken by the originator. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score. Generally, under a “no ratio” program, the mortgagor is not required to disclose their income although the nature of employment is disclosed. Additionally, on a “no ratio” program assets are verified.

The primary considerations in underwriting a mortgage loan are the mortgagor’s employment stability and whether the mortgagor has sufficient monthly income available (1) to meet the mortgagor’s monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the home (including property taxes and hazard insurance) and (2) to meet monthly housing expenses and other financial obligations and monthly living expenses. However, the Loan-to-Value Ratio of the mortgage loan is another critical factor. In addition, a mortgagor’s credit history and repayment ability, as well as the type and use of the mortgaged property, are also considerations.

High LTV Loans are underwritten with an emphasis on the creditworthiness of the related mortgagor. High LTV Loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property.

In the case of the multifamily loans, commercial loans or mixed-use loans, lenders typically look to the debt service coverage ratio of a loan as an important measure of the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the debt service coverage ratio of a multifamily loan, commercial loan or mixed-use loan at any given time is the ratio of (1) the net operating income of the related mortgaged property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the related mortgage. The net operating income of a mortgaged property is the total operating revenues derived from a multifamily, commercial or mixed-use property, as applicable, during that period, minus the total operating expenses incurred in respect of that property during that period other than (a) non-cash items such as depreciation and amortization, (b) capital expenditures and (c) debt service on loans (including the related mortgage loan) secured by liens on that property. The net operating income of a multifamily, commercial or mixed-use property, as applicable, will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a multifamily, commercial or mixed-use property, as applicable, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned multifamily property) may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a multifamily, commercial or mixed-use loan. Lenders also look to the Loan-to-Value Ratio of a multifamily, commercial or mixed-use loan as a measure of risk of loss if a property must be liquidated following a default.

Each prospective mortgagor will generally complete a mortgage loan application that includes information on the applicant’s liabilities, income, credit history, employment history and personal information. One or more credit reports on each applicant from national credit reporting companies generally will be required. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. In the case of a multifamily loan, commercial loan or mixed-use loan, the mortgagor will also be required to provide certain information regarding the related mortgaged property, including a current rent roll and operating income statements (which may be pro forma and unaudited). In addition, the originator will generally also consider the location of the mortgaged property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the mortgagor’s prior experience in owning and operating properties similar to the multifamily properties or commercial properties, as the case may be.

Mortgaged properties generally will be appraised by licensed appraisers or through an automated valuation system. A licensed appraiser will generally address neighborhood conditions, site and zoning status and condition and valuation of improvements. In the case of mortgaged properties secured by single family loans, the appraisal report will generally include a reproduction cost analysis (when appropriate) based on the current cost of constructing a similar home and a market value analysis based on recent sales of comparable homes in the area. With respect to multifamily properties, commercial properties and mixed-use properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property’s projected net cash flow, capitalization and other operational information in determining the property’s value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property’s area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must support, and support in the future, the outstanding loan balance. All appraisals by licensed appraisers are required to be on forms acceptable to Fannie Mae or Freddie Mac. Automated valuation systems generally rely on publicly available information regarding property values and will be described more fully in the related prospectus supplement. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

Notwithstanding the foregoing, Loan-to-Value Ratios will not necessarily provide an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of securities may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Mortgage loans which are subject to negative amortization will have Loan-to-Value Ratios which will increase after origination as a result of negative amortization. Also, even when current, an appraisal is not necessarily a reliable estimate of value for a multifamily property or commercial property. As stated above, appraised values of multifamily, commercial and mixed-use properties are generally based on the market analysis, the cost analysis, the income analysis, or upon a selection from or interpolation of the values derived from those approaches. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expenses and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

The underwriting of a multifamily loan, commercial loan or mixed-use loan may also include environmental testing. Under the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, this type of lien has priority over an existing mortgage lien on that property. In addition, under the laws of some states and under CERCLA, a lender may be liable, as an “owner” or “operator”, for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage as described under “Legal Aspects of Mortgage Loans—Environmental Legislation” in this prospectus.

With respect to any FHA loan or VA loans the mortgage loan Seller will be required to represent that it has complied with the applicable underwriting policies of the FHA or VA, respectively. See “Description of Primary Insurance Policies—FHA Insurance” and “—VA Insurance” in this prospectus.

FICO Scores

The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company (“Fair, Isaac”) and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300’s to the 900’s. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Scores is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter’s judgment.

Qualifications of Originators and Sellers

Each mortgage loan generally will be originated, directly or through mortgage brokers and correspondents, by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the Housing Act, unless otherwise provided in the related prospectus supplement.

Representations by Sellers

Each Seller will have made representations and warranties in respect of the mortgage loans sold by the Seller and evidenced by a series of securities. In the case of mortgage loans, representations and warranties will generally include, among other things, that as to each mortgage loan:

•
with respect to each mortgage loan other than a Contract or a cooperative mortgage loan, if required, (A) a title insurance policy, binder, or other assurance of title customary in the relevant jurisdiction insuring (subject only to permissible title insurance exceptions) the lien status of the mortgage was effective at the origination of the mortgage loan and the policy remained in effect on the date of purchase of the mortgage loan from the Seller by the depositor, (B) if the mortgaged property securing the mortgage loan is located in an area where these policies are generally not available, there is in the related mortgage file an attorney’s certificate of title indicating (subject to permissible exceptions set forth therein) the lien status of the mortgage or (C) with respect to a mortgage loan which is a refinanced mortgage loan, a title search was done by the Seller or some other type of “short-form” title insurance was obtained;

•
the Seller has good title to the mortgage loan and the mortgage loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a buydown mortgage loan;

•
there are no mechanics’ liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the related mortgage (subject only to permissible title insurance exceptions);

•
the mortgage loan constituted a valid first or other applicable lien on, or a perfected security interest with respect to, the mortgaged property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and the related mortgaged property is free from damage and in good repair;

•	there are no delinquent tax or assessment liens against the related mortgaged property;

•	the mortgage loan is not more than 90 days delinquent as to any scheduled payment of principal and/or interest; and

•
to the best of the Seller’s knowledge, each mortgage loan at the time it was made complied in all material respects with applicable federal, state and local laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws; and, to the best of the Seller’s knowledge, each mortgage loan has been serviced in all material respects in accordance with applicable federal, state and local laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and the terms of the related mortgage note, the mortgage and other loan documents.

If the mortgage loans include cooperative mortgage loans, representations and warranties with respect to title insurance or hazard insurance may not be given. Generally, the cooperative itself is responsible for the maintenance of hazard insurance for property owned by the cooperative, and the borrowers (tenant-stockholders) of the cooperative do not maintain hazard insurance on their individual dwelling units. In the event of a breach of a Seller’s representation or warranty that materially adversely affects the interests of the securityholders in a mortgage loan, the related Seller will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan as described below. However, there can be no assurance that a Seller will honor its obligation to repurchase or, if permitted, replace any mortgage loan as to which a breach of a representation or warranty arises.

All of the representations and warranties of a Seller in respect of a mortgage loan will have been made as of the date on which the mortgage loan was purchased from the Seller by or on behalf of the depositor, unless a specific representation or warranty relates to an earlier date, in which case such representation or warranty shall be made as of such earlier date. As a result, the date as of which the representations and warranties were made may be a date prior to the date of initial issuance of the related series of securities or, in the case of a Designated Seller Transaction, will be the date of closing of the related sale by the applicable Seller. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of securities. Accordingly, the Seller’s repurchase obligation (or, if specified in the related prospectus supplement, limited replacement option) described below will not arise if, during the period commencing on the date of sale of a mortgage loan by the Seller, an event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan. The only representations and warranties to be made for the benefit of holders of securities in respect of any related mortgage loan relating to the period commencing on the date of sale of the mortgage loan by the Seller to or on behalf of the depositor will be the limited corporate representations of the depositor and the master servicer described under “Description of the Securities—Assignment of Trust Fund Assets” below.

The depositor will assign to the trustee for the benefit of the holders of the related series of securities all of its right, title and interest in each purchase agreement by which it purchased a mortgage loan from a Seller insofar as the purchase agreement relates to the representations and warranties made by the Seller in respect of the mortgage loan and any remedies provided for with respect to any breach of representations and warranties with respect to the mortgage loan. If a Seller cannot cure a breach of any representation or warranty made by it in respect of a mortgage loan which materially and adversely affects the interests of the securityholders therein within a specified period after having discovered or received notice of a breach, then, the Seller will be obligated to repurchase the mortgage loan at a purchase price set forth in the related pooling and servicing agreement or other agreement which purchase price generally will be equal to the principal balance thereof as of the date of repurchase plus accrued and unpaid interest through or about the date of repurchase at the related mortgage rate or pass-through rate, as applicable (net of any portion of this interest payable to the Seller in respect of master servicing compensation, special servicing compensation or servicing compensation, as applicable, and any interest retained by the depositor).

As to any mortgage loan required to be repurchased by a Seller as provided above, rather than repurchase the mortgage loan, the Seller, if so specified in the related prospectus supplement, will be entitled, at its sole option, to remove the Deleted Mortgage Loan from the trust fund and substitute in its place a Qualified Substitute Mortgage Loan; however, with respect to a series of certificates for which no REMIC election is to be made, the substitution must be effected within 120 days of the date of the initial issuance of the related series of certificates. With respect to a trust fund for which a REMIC election is to be made, the substitution of a defective mortgage loan must be effected within two years of the date of the initial issuance of the related series of certificates, and may not be made if the substitution would cause the trust fund, or any portion thereof, to fail to qualify as a REMIC or result in a Prohibited Transaction Tax under the Code. Any Qualified Substitute Mortgage Loan generally will, on the date of substitution:

•
have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Distribution Account by the related Seller or the master servicer in the month of substitution for distribution to the securityholders),

•
have a mortgage rate and a Net Mortgage Rate not less than (and not materially greater than) the mortgage rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution,

•	have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution,

•	have a remaining term to maturity not materially earlier or later than (and not later than the latest maturity date of any mortgage loan) that of the Deleted Mortgage Loan, and

•	comply with all of the representations and warranties made by the Seller as of the date of substitution.

The related mortgage loan purchase agreement may include additional requirements relating to ARM Loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously.

The master servicer or the trustee will be required under the applicable pooling and servicing agreement or servicing agreement to use reasonable efforts to enforce this repurchase or substitution obligation for the benefit of the trustee and the securityholders, following those practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this repurchase or substitution obligation will not become an obligation of the master servicer in the event the applicable Seller fails to honor the obligation. In instances where a Seller is unable, or disputes its obligation, to repurchase affected mortgage loans, the master servicer or the trustee, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with the related Seller that could provide for the repurchase of only a portion of the affected mortgage loans. Any settlement could lead to losses on the mortgage loans which would be borne by the related securities. In accordance with the above described practices, the master servicer or trustee will not be required to enforce any repurchase obligation of a Seller arising from any misrepresentation by the Seller, if the master servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan. If the Seller fails to repurchase and no breach of any other party’s representations has occurred, the Seller’s repurchase obligation will not become an obligation of the depositor or any other party. In the case of a Designated Seller Transaction where the Seller fails to repurchase a mortgage loan and neither the depositor nor any other entity has assumed the representations and warranties, the repurchase obligation of the Seller will not become an obligation of the depositor or any other party. The foregoing obligations will constitute the sole remedies available to securityholders or the trustee for a breach of any representation by a Seller or for any other event giving rise to the obligations as described above.

Neither the depositor nor the master servicer will be obligated to repurchase a mortgage loan if a Seller defaults on its obligation to do so, and no assurance can be given that the Sellers will carryout their repurchase obligations. A default by a Seller is not a default by the depositor or by the master servicer. However, to the extent that a breach of the representations and warranties of a Seller also constitutes a breach of a representation made by the depositor or the master servicer, as described below under “Description of the Securities—Assignment of Trust Fund Assets,” the depositor or the master servicer may have a repurchase or substitution obligation. Any mortgage loan not so repurchased or substituted for shall remain in the related trust fund and any losses related thereto shall be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of securities.

If a person other than a Seller makes the representations and warranties referred to in the first paragraph of this “—Representations by Sellers” section, or a person other than a Seller is responsible for repurchasing or replacing any mortgage loan for a breach of those representations and warranties, the identity of that person will be specified in the related prospectus supplement. The master servicer’s responsibilities for enforcing these representations and warranties will be as provided in the second preceding paragraph.

Optional Purchase of Defaulted Mortgage Loans

The master servicer or another entity identified in the prospectus supplement may, at its option, purchase from the Issuing Entity any mortgage loan which is delinquent in payment by 90 days or more or is an REO Mortgage Loan as the date of such purchase. Any such purchase shall be at the price described in the related prospectus supplement.

STATIC POOL INFORMATION

For each mortgage pool discussed above, the Issuing Entity will provide static pool information, with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material, if available.

With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

SERVICING OF MORTGAGE LOANS

General

The mortgage loans included in each mortgage pool will be serviced and administered pursuant to either a pooling and servicing agreement or a servicing agreement. A form of pooling and servicing agreement and a form of servicing agreement have each been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement or servicing agreement will vary depending upon the nature of the related mortgage pool. The following summaries describe the material servicing-related provisions that may appear in a pooling and servicing agreement or servicing agreement for a mortgage pool that includes mortgage loans. The related prospectus supplement will describe any servicing-related provision of its related pooling and servicing agreement or servicing agreement that materially differs from the description thereof contained in this prospectus.

The Master Servicer

The master servicer, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the depositor. The master servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under a pooling and servicing agreement or a servicing agreement.

The master servicer shall supervise, monitor and oversee the obligation of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In addition, the Master Servicer shall oversee and consult with each servicer as necessary from time-to-time to carry out the master servicer’s obligations under the pooling and servicing agreement or servicing agreement, shall receive, review and evaluate all reports, information and other data provided to the master servicer by each servicer and shall cause each servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such servicer under its applicable servicing agreement. Each pooling and servicing agreement or servicing agreement, as applicable, for a series of securities, will provide that in the event a servicer fails to perform its obligations in accordance with its servicing agreement, the master servicer shall terminate such servicer and act as servicer of the related mortgage loans or cause the trustee to enter into a new servicing agreement with a successor servicer selected by the master servicer.

The Servicers

Each of the servicers, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the depositor or the Seller of the mortgage loans for which it is acting as servicer. Each servicer will service the mortgage loans pursuant to a servicing agreement between the master servicer and the related servicer, which servicing agreement will not contain any terms which are inconsistent with the related pooling and servicing agreement or other agreement that governs the servicing responsibilities of the master servicer, as specified in the related prospectus supplement. Each servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the servicer in connection with its activities under a servicing agreement.

Collection and Other Servicing Procedures; Mortgage Loan Modifications

The master servicer for any mortgage pool will be obligated under the pooling and servicing agreement or servicing agreement to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in the mortgage pool for the benefit of the related securityholders, in accordance with applicable law, the terms of the pooling and servicing agreement or servicing agreement, the mortgage loans and any instrument of credit enhancement included in the related trust fund, and, to the extent consistent with the foregoing, the customs and standards of prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related mortgaged properties are located. Subject to the foregoing, the master servicer will have full power and authority to do any and all things in connection with servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, the master servicer will be required to, and to cause each of the servicers to, make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services. The master servicer and each servicer will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, so long as these procedures are consistent with the servicing standard of and the terms of the related pooling and servicing agreement or servicing agreement and the servicing standard generally described in the preceding paragraph, and do not impair recovery under any instrument of credit enhancement included in the related trust fund. Consistent with the foregoing, the master servicer or any servicer will be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan. In any event, no waiver of a prepayment premium, late payment charge or other charge in connection with any mortgage loan shall effect the potential cash flow from the pool assets.

Under a pooling and servicing agreement or a servicing agreement, a master servicer and each servicer will be granted discretion to extend relief to mortgagors whose payments become delinquent. In the case of single family loans and Contracts, a master servicer or servicer may, for example, grant a period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment of delinquent amounts within a specified period from the date of execution of the plan. However, the master servicer or servicer must first determine that any waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for the mortgage loan. In addition, if a material default occurs or a payment default is reasonably foreseeable with respect to a multifamily loan, commercial loan or mixed-use loan, the master servicer or servicer will be permitted, subject to any specific limitations set forth in the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of such mortgage loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that the modification, waiver or amendment (1) is reasonably likely to produce a greater recovery with respect to that mortgage loan on a present value basis than would liquidation and (2) will not adversely affect the coverage under any applicable instrument of credit enhancement.

In the case of multifamily loans, commercial loans and mixed-use loans, a mortgagor’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor under a multifamily, commercial or mixed-use loan that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. Generally, the related master servicer or servicer will be required to monitor any multifamily loan or commercial loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related mortgaged property and take any other actions as are consistent with the servicing standard described above and in the pooling and servicing agreement or servicing agreement. A significant period of time may elapse before the master servicer or servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the master servicer or servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the securityholders of the related series may vary considerably depending on the particular multifamily, commercial or mixed-use loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume that loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the master servicer or servicer may not be permitted to accelerate the maturity of the related multifamily, commercial or mixed-use loan or to foreclose on the mortgaged property for a considerable period of time. See “Legal Aspects of Mortgage Loans.”

Some or all of the mortgage loans in a mortgage pool may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. In any case in which a mortgaged property is being conveyed by the mortgagor, the master servicer will in general be obligated, to the extent it has knowledge of the conveyance, to exercise its rights, or cause the servicer of the mortgage loan to exercise its rights, to accelerate the maturity of the related mortgage loan under any due-on-sale clause applicable thereto, but only if the exercise of these rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Insurance Policy or applicable credit enhancement arrangements. If applicable law prevents the master servicer or servicer from enforcing a due-on-sale or due-on-encumbrance clause or if the master servicer or servicer determines that it is reasonably likely that the related mortgagor would institute a legal action to avoid enforcement of a due-on-sale or due-on-encumbrance clause, the master servicer or servicer may enter into (1) an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which this person becomes liable under the mortgage note subject to specified conditions and the mortgagor, to the extent permitted by applicable law, remains liable thereon or (2) a substitution of liability agreement pursuant to which the original mortgagor is released from liability and the person to whom the property has been or is about to be conveyed is substituted for the original mortgagor and becomes liable under the mortgage note, subject to specified conditions. The original mortgagor may be released from liability on a single family loan if the master servicer or servicer shall have determined in good faith that the release will not adversely affect the collectability of the mortgage loan. The master servicer or servicer will determine whether to exercise any right the trustee may have under any due-on-sale or due-on-encumbrance provision in a multifamily loan, commercial loan or mixed-use loan in a manner consistent with the servicing standard. The master servicer or servicer generally will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See “Legal Aspects of Mortgage Loans—Enforceability of Certain Provisions.” FHA loans do not contain due-on-sale or due-on-encumbrance clauses and may be assumed by the purchaser of the mortgaged property.

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer or the servicer may approve a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related mortgage loan, that approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer or servicer for processing these requests will be retained by the master servicer or servicer, as the case may be, as additional servicing compensation.

In the case of mortgage loans secured by junior liens on the related mortgaged properties, the master servicer will be required to file, or cause the servicer of the mortgage loans to file, of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee’s interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose the junior lienholder’s equity of redemption. The master servicer also will be required to notify, or cause the servicer of the mortgage loan to notify, any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer or a servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, the master servicer will be required to take, or cause the servicer of the related mortgaged property to take, on behalf of the related trust fund, whatever actions are necessary to protect the interests of the related securityholders, and/or to preserve the security of the related mortgage loan, subject to the REMIC Provisions, if applicable. The master servicer will be required to advance, or cause the servicer of the mortgage loan to advance, the necessary funds to cure the default or reinstate the superior lien, if the advance is in the best interests of the related securityholders and the master servicer or the servicer, as the case may be, determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.

The master servicer for any mortgage pool will also be required to perform, or cause the servicers of the mortgage loans in the mortgage pool to perform, other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; adjusting mortgage rates on ARM Loans; maintaining Buydown Accounts; supervising foreclosures and similar proceedings; managing REO properties; and maintaining servicing records relating to the mortgage loans in the mortgage pool. The master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit enhancement. See “Description of Credit Enhancement.”

Special Servicers

A special servicer may be a party to the related pooling and servicing agreement or servicing agreement or may be appointed by the master servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the master servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any special servicer will be specified in the related prospectus supplement, and the master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in that prospectus supplement.

Realization Upon or Sale of Defaulted Mortgage Loans

Except as described below, the master servicer will be required, in a manner consistent with the servicing standard, to, or to cause the servicers of the mortgage loans to, foreclose upon or otherwise comparably convert the ownership of properties securing any mortgage loans in the related mortgage pool that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, the foreclosure process will commence no later than 90 days after delinquency of the related mortgage loan. The master servicer and each servicer will be authorized to institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if the action is consistent with the servicing standard. The master servicer’s or applicable servicer’s actions in this regard must be conducted, however, in a manner that will permit recovery under any instrument of credit enhancement included in the related trust fund. In addition, neither the master servicer nor any other servicer will be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (1) the foreclosure and/or restoration will increase the proceeds of liquidation of the mortgage loan to the related securityholders after reimbursement to itself for these expenses and (2) these expenses will be recoverable to it from related Insurance Proceeds, Liquidation Proceeds or amounts drawn out of any fund or under any instrument constituting credit enhancement (respecting which it shall have priority for purposes of withdrawal from the Distribution Account in accordance with the pooling and servicing agreement or servicing agreement).

However, neither the master servicer nor any other servicer may acquire title to any multifamily property or commercial property securing a mortgage loan or take any other action that would cause the related trustee, for the benefit of securityholders of the related series, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such mortgaged property within the meaning of federal environmental laws, unless the master servicer or the servicer of the mortgage loan has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that either:

(1)  the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking actions as are necessary to bring the mortgaged property into compliance with these laws is reasonably likely to produce a greater recovery on a present value basis than not taking those actions; and

(2)  there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which any such action could be required, taking those actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking those actions. See “Legal Aspects of Mortgage Loans—Environmental Legislation.”

Neither the master servicer nor any other servicer will be obligated to foreclose upon or otherwise convert the ownership of any mortgaged property securing a single family loan if it has received notice or has actual knowledge that the property may be contaminated with or affected by hazardous wastes or hazardous substances; however, environmental testing will not be required. The master servicer or servicer, as applicable, will not be liable to the securityholders of the related series if, based on its belief that no such contamination or effect exists, the master servicer or such servicer forecloses on a mortgaged property and takes title to the mortgaged property, and thereafter the mortgaged property is determined to be so contaminated or affected.

With respect to a mortgage loan in default, the master servicer or servicer of the mortgage loan may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, neither the master servicer nor the servicer of the mortgage loan is required to continue to pursue both remedies if it determines that one remedy is more likely than the other to result in a greater recovery. Upon the first to occur of final liquidation (by foreclosure or otherwise) or a repurchase or substitution pursuant to a breach of a representation and warranty, the mortgage loan will be removed from the related trust fund if it has not been removed previously. The master servicer or servicer may elect to treat a defaulted mortgage loan as having been finally liquidated if a substantial portion or all of the amounts expected to be received from that mortgage loan have been received. Any additional liquidation expenses relating to the mortgage loan thereafter incurred will be reimbursable to the master servicer or servicer, as applicable, from any amounts otherwise distributable to holders of securities of the related series, or may be offset by any subsequent recovery related to the mortgage loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit support, the master servicer and servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

As provided above, the master servicer or a servicer may pass through less than the full amount it expects to receive from the related mortgage loan; however, the master servicer or servicer may only do this if the master servicer or servicer reasonably believes it will maximize the proceeds to the securityholders in the aggregate. To the extent the master servicer or servicer receives additional recoveries following liquidation, the amount of the Realized Loss will be restated, and the additional recoveries will be passed through the trust as Liquidation Proceeds. In the event the amount of the Realized Loss is restated, the amount of overcollateralization or the principal balance of the most subordinate class of securities in the trust may be increased. However, the holders of any securities whose principal balance is increased will not be reimbursed interest for the period during which the principal balance of their securities was lower.

With respect to a series of securities, if so provided in the related prospectus supplement, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan will be removed from the trust fund prior to the final liquidation thereof. In addition, a pooling and servicing agreement or servicing agreement may grant to the depositor, an affiliate of the depositor, the master servicer, a special servicer, a provider of credit enhancement and/or the holder or holders of specified classes of securities of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price, any mortgage loan as to which a specified number of scheduled payments are delinquent. If the purchase price is insufficient to fully fund the entitlements of securityholders to principal and interest, it will be specified in the related prospectus supplement. Furthermore, a pooling and servicing agreement or a servicing agreement may authorize the master servicer or servicer of the mortgage loan to sell any defaulted mortgage loan if and when the master servicer or servicer determines, consistent with the servicing standard, that the sale would produce a greater recovery to securityholders on a present value basis than would liquidation of the related mortgaged property.

In the event that title to any mortgaged property is acquired by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of securityholders of the related series. Notwithstanding any acquisition of title and cancellation of the related mortgage loan, the REO Mortgage Loan will be considered for most purposes to be an outstanding mortgage loan held in the trust fund until the mortgaged property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to the defaulted mortgage loan. For purposes of calculations of amounts distributable to securityholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an ARM Loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as the REO Mortgage Loan is considered to remain in the trust fund.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell, or cause the servicer of the mortgage loan to sell, the mortgaged property within three years of acquisition, unless (1) the IRS grants an extension of time to sell the property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related constraints, the master servicer generally will be required to solicit bids, or to cause a servicer to solicit bids, for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer will also be required to ensure that the mortgaged property is administered so that it constitutes “foreclosure property”within the meaning of Section 860G(a)(8) of the Code at all times, that the sale of the property does not result in the receipt by the trust fund of any income from non-permitted assets as described in Section 860F(a)(2)(B) of the Code, and that the trust fund does not derive any “net income from foreclosure property” within the meaning of Section 860G(c)(2) of the Code with respect to the property.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus accrued interest plus the aggregate amount of reimbursable expenses incurred by the master servicer or the servicer, as applicable, with respect to the mortgage loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement, the trust fund will realize a loss in the amount of the difference. The master servicer or servicer, as applicable, will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of Liquidation Proceeds to securityholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. The applicable form of credit enhancement may provide for reinstatement subject to specified conditions in the event that, following the final liquidation of a mortgage loan and a draw under the credit enhancement, subsequent recoveries are received. In addition, if a gain results from the final liquidation of a defaulted mortgage loan or an REO Mortgage Loan which is not required by law to be remitted to the related mortgagor, the master servicer or servicer, as applicable, will be entitled to retain the gain as additional servicing compensation unless the related prospectus supplement provides otherwise. For a description of the master servicer’s (or other specified person’s) obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans, see “Description of Credit Enhancement” and “Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder.”

Servicing and Other Compensation and Payment of Expenses; Retained Interest

The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related trust fund at the time the collections are deposited into the applicable Distribution Account. This portion of the servicing fee will be calculated with respect to each mortgage loan by multiplying the fee by the principal balance of the mortgage loan. In addition, to the extent not permitted to be retained by the servicer of the mortgage loan, the master servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Distribution Account. Any additional servicing compensation will be described in the related prospectus supplement.

The principal servicing compensation to be paid to each servicer in respect of its servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan serviced by such servicer, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related trust fund at the time the collections are deposited into such servicer’s Protected Account. This portion of the servicing fee will be calculated with respect to each mortgage loan serviced by a servicer by multiplying the fee by the principal balance of the mortgage loan. In addition, each servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in its Protected Account. Any additional servicing compensation will be described in the related prospectus supplement.

The master servicer will pay or cause to be paid some of the ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the pooling and servicing agreement or servicing agreement, including, if so specified in the related prospectus supplement, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee and the security registrar, and payment of expenses incurred in enforcing the obligations of the servicers and the Sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of the servicers and the Sellers under limited circumstances. In addition, the master servicer and each servicer will be entitled to reimbursements for some of its expenses incurred in connection with liquidated mortgage loans and in connection with the restoration of mortgaged properties, this right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds or Insurance Proceeds. If and to the extent so provided in the related prospectus supplement, the master servicer and each servicer will be entitled to receive interest on amounts advanced to cover reimbursable expenses for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the master servicer and each servicer will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement.

The master servicer and the servicers may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to any Prepayment Interest Shortfalls resulting from mortgagor prepayments during that period. See “Yield Considerations.”

Evidence as to Compliance

Each pooling and servicing agreement and servicing agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

Each pooling and servicing agreement and servicing agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Each pooling and servicing agreement and servicing agreement will also provide for delivery to the trustee, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the master servicer or trustee. These items will be filed with the Issuing Entity’s annual report on Form 10-K, to the extent required under Regulation AB.

DESCRIPTION OF THE SECURITIES

General

The securities will be issued in series. Each series of certificates (or, in some instances, two or more series of certificates) will be issued pursuant to a pooling and servicing agreement, similar to one of the forms filed as an exhibit to the registration statement of which this prospectus is a part. Each pooling and servicing agreement will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Each series of notes (or, in some instances, two or more series of notes) will be issued pursuant to an indenture between the related Issuing Entity and the trustee, similar to the form filed as an exhibit to the registration statement of which this prospectus is a part. The trust fund will be created pursuant to an owner trust agreement between the depositor and the owner trustee. Each indenture, along with the related servicing agreement and owner trust agreement, will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Qualified counsel will render an opinion to the effect that the trust fund assets will not be considered assets of the Seller or the depositor in the event of the bankruptcy of the Seller or the depositor. The following summaries (together with additional summaries under “The Agreements” below) describe the material provisions relating to the securities common to each Agreement.

Certificates of each series covered by a particular pooling and servicing agreement will evidence specified beneficial ownership interests in a separate trust fund created pursuant to the pooling and servicing agreement. Each series of notes covered by a particular indenture will evidence indebtedness of a separate trust fund created pursuant to the related owner trust agreement. A trust fund will consist of, to the extent provided in the pooling and servicing agreement or owner trust agreement:

•
the mortgage loans (and the related mortgage documents) or interests therein underlying a particular series of securities as from time to time are subject to the pooling and servicing agreement or servicing agreement, exclusive of, if specified in the related prospectus supplement, any interest retained by the depositor or any of its affiliates with respect to each mortgage loan;

•
all payments and collections in respect of the mortgage loans due after the related cut-off date, as from time to time are identified as deposited in respect thereof in the related Protected Account, Distribution Account or any other account established pursuant to the Agreement as described below;

•	any property acquired in respect of mortgage loans in the trust fund, whether through foreclosure of a mortgage loan or by deed in lieu of foreclosure;

•	hazard insurance policies, Primary Insurance Policies, FHA insurance policies and VA guarantees, if any, maintained in respect of mortgage loans in the trust fund and the proceeds of these policies;

•	U.S. Government Securities;

•	the rights of the depositor under any mortgage loan purchase agreement, including in respect of any representations and warranties therein; and

•
any combination, as and to the extent specified in the related prospectus supplement, of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, or currency or interest rate exchange agreements as described under “Description of Credit Enhancement”.

The original principal amount of a series of securities may exceed the principal balance of the mortgage loans initially being delivered to the trustee. Cash in an amount equal to this difference will be deposited into a pre-funding account maintained with the trustee. During the period set forth in the related prospectus supplement, amounts on deposit in the pre-funding account may be used to purchase additional mortgage loans for the related trust fund. Any amounts remaining in the pre-funding account at the end of the period will be distributed as a principal prepayment to the holders of the related series of securities at the time and in the manner set forth in the related prospectus supplement.

Each series of securities may consist of any one or a combination of the following types of classes:

Accretion Directed	A class of securities designated to receive principal payments primarily from the interest that accrues on specified Accrual Classes.

Accrual
A class of securities where the accrued interest otherwise payable to such certificates is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance. The certificate principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.

Companion
A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component
A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this list.

Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.

Floating Rate
A class that receives interest payments based on an interest rate that fluctuates each payment period based on a designated index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, plus a specified margin.

Interest Only or IO	A class of securities with no principal balance and which is not entitled to principal payments. Interest usually accrues based on a specified notional amount.

Inverse Floating Rate
A class of securities where the pass-through rate adjusts based on the excess between a specified rate and LIBOR or another index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds.

Lock Out	A class of securities which is “locked out” of certain payments, usually principal, for a specified period of time.

Partial Accrual
A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable distribution date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Principal Only	A class of securities which is not entitled to interest payments.

Planned Amortization Class or PAC	A class of securities with a principal balance that is reduced based on a schedule of principal balances, assuming a certain range of prepayment rates on the underlying assets.

Scheduled Principal
A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Senior Support
A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior Class after the related classes of subordinated securities are no longer outstanding.

Sequential Pay
Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Super Senior
A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “support class” until the class principal balance of the support class is reduced to zero.

Target Amortization or TAC	A class of securities with a principal balance that is reduced based on a scheduled of principal balances, assuming a certain targeted rate of prepayments on the related collateral.

Variable Rate
A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the loan rates borne by the underlying loans).

With respect to any series of notes, the related Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuing Entity, will be subordinate to the related notes. As to each series, the offered securities will be rated in one of the four highest rating categories by one or more Rating Agencies. Credit support for the offered securities of each series may be provided by a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, reserve fund, currency or interest rate exchange agreement, overcollateralization, cross-collateralization or by the subordination of one or more other classes of securities, each, as described under “Description of Credit Enhancement,” or by any combination of the foregoing.

If so specified in the prospectus supplement relating to a series of certificates, one or more elections may be made to treat the related trust fund, or a designated portion thereof, as a REMIC. If an election is made with respect to a series of certificates, one of the classes of certificates in the series will be designated as evidencing the sole class of “residual interests” in each related REMIC, as defined in the Code; alternatively, a separate class of ownership interests will evidence the residual interests. All other classes of certificates in the series will constitute “regular interests” in the related REMIC, as defined in the Code. As to each series of certificates as to which a REMIC election is to be made, the master servicer, trustee or other specified person will be obligated to take specified actions required in order to comply with applicable laws and regulations.

Form of Securities

Except as described below, the offered securities of each series will be issued as physical certificates or notes in fully registered form only in the denominations specified in the related prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the registrar named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of offered securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. A “securityholder” or “holder” is the entity whose name appears on the records of the registrar (consisting of or including the security register) as the registered holder of a security.

Specified classes of a series of securities will be initially issued through the book-entry facilities of DTC. As to any class of DTC Registered Securities, the recordholder of the securities will be DTC’s nominee. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Intermediaries have indirect access to DTC’s clearance system.

If securities are issued as DTC Registered Securities, no Beneficial Owner will be entitled to receive a security representing its interest in registered, certificated form, unless either (1) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or (2) the depositor elects in its sole discretion to discontinue the registration of the securities through DTC. Prior to one of these events, Beneficial Owners will not be recognized by the trustee or the master servicer as holders of the related securities for purposes of the related pooling and servicing agreement or indenture, and Beneficial Owners will be able to exercise their rights as owners of the securities only indirectly through DTC, participants and Intermediaries. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in DTC Registered Securities may do so only through DTC, either directly if the Beneficial Owner is a participant or indirectly through participants and, if applicable, Intermediaries. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any DTC Registered Securities will be required to be made in minimum denominations specified in the related prospectus supplement. The ability of a Beneficial Owner to pledge DTC Registered Securities to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical certificates or notes evidencing the securities and because DTC may act only on behalf of participants.

Distributions in respect of the DTC Registered Securities will be forwarded by the trustee or other specified person to DTC, and DTC will be responsible for forwarding the payments to participants, each of which will be responsible for disbursing the payments to the Beneficial Owners it represents or, if applicable, to Intermediaries. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their securities. Under DTC’s procedures, DTC will take actions permitted to be taken by holders of any class of DTC Registered Securities under the pooling and servicing agreement or indenture only at the direction of one or more participants to whose account the DTC Registered Securities are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of holders of securities of any class to the extent that participants authorize these actions. None of the master servicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Securities, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Global Securities

Some of the offered securities may be Global Securities. Except in some limited circumstances, the Global Securities will be available only in book-entry form. Investors in the Global Securities may hold those Global Securities through any of DTC, Clearstream, or Euroclear System (in Europe). The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors through Clearstream and Euroclear System will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear System and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear System and DTC participants holding interests in Global Securities will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear System (in that capacity) and as DTC participants.

Non-U.S. holders (as described below) of interests in Global Securities will be subject to U.S. withholding taxes unless those holders meet various requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear System will hold positions on behalf of their participants through their relevant depositary which in turn will hold those positions in their accounts as DTC participants.

Investors electing to hold their interests in Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their interests in Global Securities through Clearstream or Euroclear System accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Secondary market trading between DTC participants will occur in accordance with DTC rules. Secondary market trading between Clearstream participants or Euroclear System participants will be settled using the procedures applicable to conventional eurobonds in same-day funds. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear System participant, the purchaser will send instructions to Clearstream or Euroclear System through a Clearstream participant or Euroclear System participant at least one business day prior to settlement. Clearstream or Euroclear System will instruct the relevant depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depositary to the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear System participant’s account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails),the Clearstream or Euroclear System cash debit will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear System participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear System. Under this approach, they may take on credit exposure to Clearstream or Euroclear System until the Global Securities are credited to their account one day later. As an alternative, if Clearstream or Euroclear System has extended a line of credit to them, Clearstream participants or Euroclear System participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear System participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although the result will depend on each Clearstream participant’s or Euroclear System participant’s particular cost of funds. Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting Global Securities to the respective European depositary for the benefit of Clearstream participants or Euroclear System participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

Due to time zone differences in their favor, Clearstream participants and Euroclear System participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear System through a Clearstream participant or Euroclear System participant at least one business day prior to settlement. In these cases Clearstream or Euroclear System will instruct the respective depositary, as appropriate, to credit the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear System participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear System participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear System participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant’s or Euroclear System participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear System and that purchase interests in Global Securities from DTC participants for delivery to Clearstream participants or Euroclear System participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•
borrowing through Clearstream or Euroclear System for one day (until the purchase side of the trade is reflected in their Clearstream or Euroclear System accounts) in accordance with the clearing system’s customary procedures;

•
borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear System account in order to settle the sale side of the trade; or

•
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear System participant.

A beneficial owner of interests in Global Securities holding securities through Clearstream or Euroclear System (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate: Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial holders of interests in Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Holdership, Exemption or Reduced Rate Certificate). Form W-8BEN may be filed by Noteholders or their agent.

U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

The holder of an interest in a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective for three calendar years. The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. The term “Non-U.S. Person” means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

Assignment of Issuing Entity Assets

At the time of issuance of a series of securities, the depositor will assign, or cause to be assigned, to the related trustee (or its nominee),without recourse, the mortgage loans being included in the related trust fund, together with, all principal and interest received on or with respect to the mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The depositor or any of its affiliates may retain an interest in the trust fund assets, if any, for itself or transfer the same to others. The trustee will, concurrently with the assignment, deliver the securities of the series to or at the direction of the depositor in exchange for the mortgage loans in the related trust fund. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement or servicing agreement. The schedule will include, among other things, information as to the principal balance of each mortgage loan in the related trust fund as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the Loan-to-Value Ratio at origination or modification (without regard to any secondary financing).

In addition, the depositor will, as to each mortgage loan, other than Contracts, deliver, or cause to be delivered, to the related trustee (or to the custodian described below) the following documents:

•	the mortgage note endorsed, without recourse, either in blank or to the order of the trustee (or its nominee),

•
the mortgage with evidence of recording indicated on the mortgage (except for any mortgage not returned from the public recording office) or, in the case of a cooperative mortgage loan, on the related financing statement,

•
an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form (or, with respect to a cooperative mortgage loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements),

•	any intervening assignments of the mortgage with evidence of recording on the assignment (except for any assignment not returned from the public recording office),

•	if applicable, any riders or modifications to the mortgage note and mortgage,

•	if the mortgage loan is secured by additional collateral, certain security and assignment documents relating to the pledge of the additional collateral, and

•	any other documents set forth in the related pooling and servicing agreement, mortgage loan purchase agreement or servicing agreement.

The assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law.

Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or the custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment as submitted for recording within one year. The depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the mortgage or assignment with evidence of recording indicated on the assignment after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because the mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment with evidence of recording on the mortgage or assignment. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment because the applicable jurisdiction retains the originals of such documents, the depositor will deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded. Assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the appropriate public recording office, except (1) where recordation is not required by the Rating Agencies rating the applicable securities, (2) in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan or (3) where Mortgage Electronic Registration Systems, Inc. is identified on the mortgage or a properly recorded assignment of mortgage as the mortgagee of record solely as nominee for a Seller and its successors and assigns. In addition, the depositor shall not be required to deliver intervening assignments or mortgage note endorsements between the underlying sellers of the mortgage loans and the Seller, between the Seller and the depositor and between the depositor and the trustee.

As to each Contract, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the following documents:

•	the original Contract endorsed, without recourse, to the order of the trustee,

•	copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, and

•	a blanket assignment to the trustee of all Contracts in the related trust fund and the related documents and instruments.

In order to give notice of the right, title and interest of the securityholders to the Contracts, the depositor will cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Contracts as collateral.

The trustee (or the custodian) will hold the documents in trust for the benefit of the related securityholders, and generally will review the documents within 180 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related pooling and servicing agreement or indenture, and within the time period specified in the related pooling and servicing agreement or indenture in the case of all other documents delivered. If any document is found to be missing or defective in any material respect, the trustee (or the custodian) will be required to promptly so notify the master servicer, the depositor, and the related Seller. If the related Seller does not cure the omission or defect within a specified period after notice is given thereto by the trustee, and the omission or defect materially and adversely affects the interests of securityholders in the affected mortgage loan, then, the related Seller will be obligated to repurchase the mortgage loan from the trustee at its purchase price (or, if and to the extent it would otherwise be permitted to do so for a breach of representation and warranty as described under “The Mortgage Pools—Representations of Sellers,” to substitute for the mortgage loan). The trustee will be obligated to enforce this obligation of the Seller to the extent described above under “The Mortgage Pools—Representations by Sellers,” but there can be no assurance that the applicable Seller will fulfill its obligation to repurchase (or substitute for) the affected mortgage loan as described above. The depositor will not be obligated to repurchase or substitute for the mortgage loan if the Seller defaults on its obligation to do so. This repurchase or substitution obligation constitutes the sole remedy available to the related securityholders and the related trustee for omission of, or a material defect in, a constituent document. Any affected mortgage loan not so repurchased or substituted for shall remain in the related trust fund.

The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any mortgage pool, and to maintain possession of and, if applicable, to review, the documents relating to the mortgage loans, in any case as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the securities will be set forth in the related prospectus supplement. A custodian may be an affiliate of the depositor or the master servicer.

The Seller will make representations and warranties as to the types and geographical concentrations of the mortgage loans and as to the accuracy of some of the information furnished to the related trustee in respect of each mortgage loan (for example, the original Loan-to-Value Ratio, the principal balance as of the cut-off date, the mortgage rate and maturity). Upon a breach of any of these representations which materially and adversely affects the interests of the securityholders in a mortgage loan, the Seller will be obligated to cure the breach in all material respects, to repurchase the mortgage loan at its purchase price or, to substitute for the mortgage loan a Qualified Substitute Mortgage Loan in accordance with the provisions for substitution by Sellers as described above under “The Mortgage Pools—Representations by Sellers.” This repurchase or substitution obligation constitutes the sole remedy available to securityholders or the trustee for a breach of a representation by the depositor. Any mortgage loan not so repurchased or substituted for shall remain in the related trust fund.

Pursuant to the related pooling and servicing agreement or servicing agreement, the master servicer for any mortgage pool, either directly or through servicers, will service and administer the mortgage loans included in the mortgage pool and assigned to the related trustee as more fully set forth under “Servicing of Mortgage Loans.” Each of the depositor and the master servicer will make limited representations and warranties regarding its authority to enter into, and its ability to perform its obligations, under the pooling and servicing agreement or servicing agreement.

Distribution Account

General. The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained a Distribution Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. A Distribution Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. The master servicer will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture. Any Permitted Investments shall not cause the depositor to register under the Investment Company Act of 1940. Any interest or other income earned on funds in the Distribution Account will be paid to the related master servicer or trustee as additional compensation or will be available for payments on the securities as provided in the prospectus supplement. If permitted by the Rating Agency or Agencies, a Distribution Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

Deposits. With respect to each series of securities, the related master servicer, servicers, trustee or special servicer will be required to deposit or cause to be deposited in the Distribution Account for the related trust fund within a period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the servicers, the trustee or any special servicer subsequent to the cut-off date with respect to the mortgage loans in the trust fund (other than payments due on or before the cut-off date):

•	all payments on account of principal, including principal prepayments, on the mortgage loans;

•
all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any servicer, or any special servicer as its servicing compensation or as compensation to the trustee, and further net of any retained interest of the depositor;

•	all Insurance Proceeds and Liquidation Proceeds;

•	any amounts paid under any instrument or drawn from any fund that constitutes credit enhancement for the related series of securities as described under “Description of Credit Enhancement”;

•	any advances made as described under “—Advances” below;

•	any Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) required to be paid to securityholders, as described below;

•
any amounts paid by the master servicer and the servicers to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under “Servicing of Mortgage Loans—Servicing and Other Compensation and Payment of Expenses; Retained Interest”;

•
to the extent that any item does not constitute additional servicing compensation to the master servicer, a servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans;

•
any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Distribution Account; and

•
any other amounts required to be deposited in the Distribution Account as provided in the related pooling and servicing agreement or the related servicing agreement and indenture and described in this prospectus or in the related prospectus supplement.

With respect to each buydown mortgage loan, the master servicer will be required to deposit, or cause the related servicer to deposit, the related Buydown Funds provided to it in a Buydown Account which will comply with the requirements set forth in this prospectus with respect to the Distribution Account. The terms of all buydown mortgage loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either (1) the total payments to be made from the funds pursuant to the related buydown plan or (2) if the Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings on the Buydown Funds at a rate as will support the scheduled level of payments due under the buydown mortgage loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to any discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the Seller, distributions to securityholders may be affected. With respect to each buydown mortgage loan, the master servicer will be required monthly to withdraw from the Buydown Account and deposit, or cause the servicer of the mortgage loans to withdraw from the Buydown Account and deposit, in the Distribution Account as described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) for each buydown mortgage loan that, when added to the amount due from the mortgagor on the buydown mortgage loan, equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan.

If the mortgagor on a buydown mortgage loan prepays the mortgage loan in its entirety during the Buydown Period, the master servicer or servicer of the mortgage loan will be required to withdraw from the Buydown Account and remit to the mortgagor or the other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a buydown mortgage loan, the master servicer or servicer of the mortgage loan generally will be required to withdraw from the Buydown Account and deposit in the Distribution Account the Buydown Funds and investment earnings on the Buydown Funds, if any, which together with the prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buydown Funds so remitted to the master servicer or the servicer of the mortgage loan in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related mortgagor or the other designated party pursuant to the Buydown Agreement relating to each buydown mortgage loan. If the mortgagor defaults during the Buydown Period with respect to a buydown mortgage loan and the property securing the buydown mortgage loan is sold in liquidation (either by the master servicer, the servicer of the mortgage loan, the primary insurer, any pool insurer or any other insurer), the master servicer or related servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings on the Buydown Funds, if any, and either deposit the same in the Distribution Account or, alternatively, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default.

Prior to the deposit of funds into the Distribution Account, as described under “—Deposits” above, funds related to the mortgage loans serviced by a master servicer or a servicer may be maintained by a master servicer or a servicer in a Protected Account which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. Each Protected Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in a Protected Account will be paid to the master servicer or servicer, as applicable, as additional compensation. If permitted by the Rating Agency or Agencies, a Protected Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others. In the event that a trust fund has multiple servicers, funds from the Protected Accounts may first be remitted to a Master Servicer Collection Account, meeting the same eligibility standards as the Protected Accounts, prior to being deposited into the Distribution Account.

Withdrawals. With respect to each series of securities, the master servicer, trustee or special servicer generally may make withdrawals from the Distribution Account for the related trust fund for any one or more of the following purposes described in the related prospectus supplement:

(1)	to make distributions to the related securityholders on each distribution date;

(2)
to reimburse the master servicer, any servicer or any other specified person for unreimbursed amounts advanced by it in respect of mortgage loans in the trust fund as described under “—Advances” below, these reimbursements to be made out of amounts received which were identified and applied by the master servicer or a servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans;

(3)
to reimburse the master servicer, a servicer or a special servicer for unpaid servicing fees earned by it and some unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, these reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans and properties;

(4)
to reimburse the master servicer, a servicer or any other specified person for any advances described in clause (2) above made by it and any servicing expenses referred to in clause (3) above incurred by it which, in the good faith judgment of the master servicer, the applicable servicer or the other person, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the trust fund or, if and to the extent so provided by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate securities of the related series;

(5)
if and to the extent described in the related prospectus supplement, to pay the master servicer, a servicer, a special servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in clause (2) above made by it and the servicing expenses described in clause (3) above incurred by it while these remain outstanding and unreimbursed;

(6)
to reimburse the master servicer, a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under “The Agreements—Certain Matters Regarding the Master Servicer and the Depositor”;

(7)	if and to the extent described in the related prospectus supplement, to pay the fees of the trustee;

(8)
to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under “The Agreements—Certain Matters Regarding the Trustee”;

(9)	to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Distribution Account;

(10)
to pay (generally from related income) the master servicer, a servicer or a special servicer for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or by deed in lieu of foreclosure;

(11)
if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “Federal Income Tax Consequences—REMICS—Prohibited Transactions and Other Possible REMIC Taxes”;

(12)
to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the mortgage loan or property;

(13)
to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement or the related servicing agreement and indenture for the benefit of the related securityholders;

(14)
to pay to itself, the depositor, a Seller or any other appropriate person all amounts received with respect to each mortgage loan purchased, repurchased or removed from the trust fund pursuant to the terms of the related pooling and servicing agreement or the related servicing agreement and indenture and not required to be distributed as of the date on which the related purchase price is determined;

(15)	to make any other withdrawals permitted by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement;

(16)
to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to multifamily or commercial properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on that mortgaged properties, as described under “Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans”; and

(17)	to clear and terminate the Distribution Account upon the termination of the trust fund.

Distributions

Distributions on the securities of each series will be made by or on behalf of the related trustee on each distribution date as specified in the related prospectus supplement from the available funds for the series and the distribution date. The available funds for any series of securities and any distribution date will generally refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage loans and any other assets included in the related trust fund that are available for distribution to the securityholders of the series on that date. The particular components of the available funds for any series on each distribution date will be more specifically described in the related prospectus supplement.

Distributions on the securities of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names the securities are registered on the Record Date, and the amount of each distribution will be determined as of the Determination Date. All distributions with respect to each class of securities on each distribution date will be allocated in accordance with the holder’s Percentage Interest in a particular class. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities therefor, if the securityholder has provided the trustee or other person required to make the payments with wiring instructions no later than five business days prior to the related Record Date or other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, the securityholder holds securities in any requisite amount or denomination specified therein), or by check mailed to the address of the securityholder as it appears on the security register; provided, however, that the final distribution in retirement of any class of securities will be made only upon presentation and surrender of the securities at the location specified in the notice to securityholders of the final distribution.

Distributions of Interest and Principal on the Securities

Each class of securities of each series, other than Strip Securities and REMIC Residual Certificates that have no security interest rate, may have a different per annum rate at which interest accrues on that class of securities, which may be fixed, variable or adjustable, or any combination of rates. The related prospectus supplement will specify the security interest rate or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate, for each class. For example, the security interest rate will be based upon an index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, plus a specified margin. The related prospectus supplement will specify whether interest on the securities of the series will be calculated on the basis of a 360-day year consisting of twelve 30-day months or on a different method.

Distributions of interest in respect of the securities of any class, other than any class of Accrual Securities, Strip Securities or REMIC Residual Certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the accrued interest for the class and the distribution date, subject to the sufficiency of the portion of the available funds allocable to the class on the distribution date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of accrued interest otherwise distributable on the class will be added to the principal balance thereof on each distribution date. With respect to each class of interest-bearing securities, accrued interest for each distribution date will be equal to interest at the applicable security interest rate accrued for a specified period (generally one month) on the outstanding principal balance thereof immediately prior to the distribution date. Accrued interest for each distribution date on Strip Securities entitled to distributions of interest will be similarly calculated except that it will accrue on a notional amount that is based on either (1) the principal balances of some or all of the mortgage loans in the related trust fund or (2) the principal balances of one or more other classes of securities of the same series. Reference to a notional amount with respect to a class of Strip Securities is solely for convenience in making calculations of accrued interest and does not represent the right to receive any distribution of principal. If so specified in the related prospectus supplement, the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) one or more classes of the securities of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under “Yield Considerations”, exceed the amount of any sums (including, if and to the extent specified in the related prospectus supplement, the master servicer’s or applicable servicer’s servicing compensation) that are applied to offset the shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of securities of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) a class of offered securities may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related mortgage loans or application of the Relief Act with respect to the mortgage loans. Any reduction in the amount of accrued interest otherwise distributable on a class of securities by reason of the allocation to the class of a portion of any Deferred Interest on or in respect of the related mortgage loans will result in a corresponding increase in the principal balance of the class.

As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of securities will be made on each distribution date to the holders of the class or classes of securities of the series entitled thereto until the principal balance or balances of the securities have been reduced to zero. In the case of a series of securities which includes two or more classes of securities, the timing, order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of senior securities or subordinate securities), shall be as set forth in the related prospectus supplement. Distributions of principal with respect to one or more classes of securities may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage loans in the related trust fund, may not commence until the occurrence of events such as the retirement of one or more other classes of securities of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage loans. In addition, distributions of principal with respect to one or more classes of securities may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of securities, may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage loans in the related trust fund are received.

Pre-Funding Account

The pooling and servicing agreement or other agreement may provide for the transfer by the Sellers of additional mortgage loans to the related trust after the Closing Date. The additional mortgage loans will be required to conform to the requirements set forth in the related pooling and servicing agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage loans initially included in the trust fund as described in the prospectus supplement. As specified in the related prospectus supplement, the transfer may be funded by the establishment of a pre-funding account established with the trustee. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited in the account to be released as additional mortgage loans are transferred. A pre-funding account will be required to be maintained as an Eligible Account, the amounts therein may be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 50% of the proceeds of the offering of the related securities. The related pooling and servicing agreement or other agreement providing for the transfer of additional mortgage loans generally will provide that the transfers must be made within up to three months (with respect to any series of certificates) or up to, but not in excess of, one year (with respect to any series of notes) after the Closing Date, and that amounts set aside to fund the transfers (whether in a pre-funding account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the prospectus supplement. To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the securities may receive an additional prepayment, which may affect their yield to maturity. In addition, securityholders may not be able to reinvest amounts received from any pre-funding account in comparable securities, or may only be able to do so at a lower interest rate.

Distributions on the Securities in Respect of Prepayment Premiums

Prepayment premiums will generally be retained by the master servicer, a servicer, or by the Seller as additional compensation. However, if so provided in the related prospectus supplement, prepayment premiums received on or in connection with the mortgage loans in any trust fund will be distributed on each distribution date to the holders of the class or classes of securities of the related series entitled thereto in accordance with the provisions described in the prospectus supplement.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage loans in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit enhancement or applied against overcollateralization) will be allocated among the respective classes of securities of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. These allocations may result in reductions in the entitlements to interest and/or principal balances of one or more classes of securities, or may be effected simply by a prioritization of payments among classes of securities.

Advances

If and to the extent provided in the related prospectus supplement, and subject to any limitations specified therein, the related master servicer or any servicer will be obligated to advance, or have the option of advancing, on or before each distribution date, from its own funds or from excess funds held in the related Master Servicing Collection Account or Protected Account that are not part of the available funds for the related series of securities for that distribution date, an amount up to the aggregate of any scheduled payments of interest (and, if specified in the related prospectus supplement, principal) on the mortgage loans that were delinquent on, or not received by, the related Determination Date (or such other date specified in the Agreement, but in any event prior to the related distribution date). No notice will be given to the certificateholders of these advances. Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the master servicer’s or a servicer’s own funds will be reimbursable out of related recoveries on the mortgage loans (including, to the extent described in the prospectus supplement, amounts received under any fund or instrument constituting credit enhancement) respecting which advances were made and other specific sources as may be identified in the related prospectus supplement, including amounts which would otherwise be payable to the offered securities. No Nonrecoverable Advance will be required to be made by the master servicer or a servicer; and, if previously made by a master servicer or a servicer, a Nonrecoverable Advance will be reimbursable from any amounts in the related Master Servicer Collection Account or Protected Account prior to any distributions being made to the related series of securityholders. If advances have been made from excess funds in a Master Servicer Collection Account, the master servicer will be required to replace the funds in such account on any future distribution date to the extent that funds then in such account are insufficient to permit full distributions to securityholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer or a servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, a surety bond, will be set forth in the related prospectus supplement. If any person other than the master servicer has any obligation to make advances as described above, the related prospectus supplement will identify the person. If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the entity will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement.

Modifications

In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the securityholders, the master servicer or servicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure. However, the master servicer’s and the servicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan. All capitalizations are to be implemented in accordance with the sponsor’s standards and may be implemented only by servicers that have been approved by the master servicer for that purpose. The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date. No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the cut off date, but not less than the servicing fee rate. Further, the aggregate current principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the cut off date, but this limit may increase from time to time with the consent of the rating agencies.

Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of accrued certificate interest (as defined in the prospectus supplement) payable on the offered securities will not be affected by the servicing modification.

Reports to Securityholders

With each distribution to securityholders of a particular class of offered securities, the related master servicer, trustee or other specified person will make available to each holder of record of the class of securities a statement or statements with respect to the related trust fund setting forth the information specifically described in the related pooling and servicing agreement or the related servicing agreement or indenture, which generally will include the following as applicable except as otherwise provided therein:

•	the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

•	the total cash flows received and the general sources thereof;

•	the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

•	the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

•	the amount, if any, of the distribution allocable to principal (by class);

•	the amount, if any, of the distribution allocable to interest (by class and any shortfalls or carry-forwards);

•	the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

•	interest rates, as applicable, to the pool assets and securities;

•	the beginning and ending balance of the reserve fund or similar account, if any, together with any material activity;

•	the amounts drawn on any credit enhancement, or other support, and the amount of coverage remaining under any enhancement;

•	the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

•	number and amount of pool assets, together with updated pool composition information;

•
the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

•	if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

•	material breaches of pool asset representation or warranties or transaction covenants;

•
information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

•
information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals in connection with a prefunding and pool asset substitutions and repurchases, and cash flows available for future purchases, such as the balances of any prefunding, if applicable;

•
any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets;

•
the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period; and

•
the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts.

In the case of information furnished pursuant to the first two items above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered securities or per a specified portion of the minimum denomination. In addition to the information described above, reports to securityholders will contain other information as is set forth in the applicable pooling and servicing agreement or the applicable servicing agreement or indenture, which may include prepayments, reimbursements to subservicers and the master servicer and losses borne by the related trust fund. In addition, within a reasonable period of time after the end of each calendar year, the master servicer or trustee will furnish a report to each holder of record of a class of offered securities at any time during the calendar year which, for example, will include information as to the aggregate of amounts reported pursuant to the first three items above for the calendar year or, in the event the person was a holder of record of a class of securities during a portion of the calendar year, for the applicable portion of the year. Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class. In addition, the monthly reports will be posted on a website as described below under “Available Information” and “Reports to Securityholders.”

DESCRIPTION OF CREDIT ENHANCEMENT

General

As set forth below and in the applicable prospectus supplement, credit enhancement may be provided by one or more of a financial guaranty insurance policy, a special hazard insurance policy, a mortgage pool insurance policy or a letter of credit. In addition, if provided in the applicable prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover the losses, subordination of one or more classes of subordinate securities for the benefit of one or more classes of senior securities, of cross-collateralization or overcollateralization, or a combination of the foregoing. The credit support may be provided by an assignment of the right to receive specified cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by guarantees provided by a third-party or any combination thereof identified in the applicable prospectus supplement. Each component will have limitations and will provide coverage with respect to Realized Losses on the related mortgage loans. Credit support will cover Defaulted Mortgage Losses, but coverage may be limited or unavailable with respect to Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses. To the extent that the credit support for the offered securities of any series is exhausted, the holders thereof will bear all further risk of loss.

The amounts and types of credit enhancement arrangements as well as the providers thereof, if applicable, with respect to the offered securities of each series will be set forth in the related prospectus supplement. To the extent provided in the applicable prospectus supplement and the pooling and servicing agreement or indenture, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the mortgage loans covered thereby or the principal amount or interest due on one or more classes of securities. See “Description of Credit Enhancement—Reduction or Substitution of Credit Enhancement.” If specified in the related prospectus supplement, the coverage provided by one or more forms of external credit support (for example, financial guaranty insurance or other insurance policies) may apply concurrently to one or more related loan groups. If applicable, the related prospectus supplement will identify the loan groups to which the external credit support relates and the manner of determining the amount of the coverage provided and the application of the coverage to the identified loan groups.

In general, references to “mortgage loans” under this “Description of Credit Enhancement” section are to mortgage loans in a trust fund. The related prospectus supplement will specify, as to each form of credit support, the information indicated below with respect thereto, to the extent the information is material and available.

Subordinate Securities

One or more classes of securities of a series may be subordinate securities. Subordinate securities may be offered securities. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive distributions from the Distribution Account on any distribution date will be subordinated to the corresponding rights of the holders of senior securities. In addition, as provided in the prospectus supplement, losses or shortfalls will be allocated to subordinate securities before they are allocated to more senior securities. The subordination of a class may apply only in the event of (or may be limited to) some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of subordinate securities in a series and the circumstances under which the subordination will be available.

Cross-Collateralization

If the mortgage loans in any trust fund are divided into separate groups, each supporting a separate class or classes of securities of the related series, credit enhancement may be provided by cross-collateralization support provisions requiring that distributions be made on senior securities evidencing interests in one group of mortgage loans prior to distributions on subordinate securities evidencing interests in a different group of mortgage loans within the trust fund. The prospectus supplement for a series that includes a cross-collateralization provision will describe the manner and conditions for applying the provisions.

Overcollateralization

Interest collections on the mortgage loans may exceed interest payments on the offered securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as a payment of principal on the securities. To the extent excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. Overcollateralization may also be provided as to any series of securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the related mortgage loans.

Financial Guaranty Insurance Policy

A financial guaranty insurance policy may be obtained and maintained for a class or series of securities. The insurer with respect to a financial guaranty insurance policy will be described in the related prospectus supplement.

A financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to the holders will be received by the trustee or its agent on behalf of the holders for payment on each distribution date. The specific terms of any financial guaranty insurance policy will be set forth in the related prospectus supplement. A financial guaranty insurance policy may have limitations and generally will not insure the obligation of the Sellers or the master servicer to repurchase or substitute for a defective mortgage loan, will not insure Prepayment Interest Shortfalls or interest shortfalls due to the application of the Relief Act and will not guarantee any specific rate of principal payments. The insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

Mortgage Pool Insurance Policies

Any mortgage pool insurance policy obtained by the depositor for a trust fund will be issued by the insurer named in the applicable prospectus supplement. Each mortgage pool insurance policy will cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the applicable prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date, or will cover a portion of Defaulted Mortgage Losses on any mortgage up to a specified percentage of the Value of that mortgage loan. As set forth under “Maintenance of Credit Enhancement,” the master servicer will use reasonable efforts to maintain, or cause the servicers to maintain, any mortgage pool insurance policy and to present claims thereunder to the insurer on behalf of itself, the related trustee and the related securityholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of the terms of the related policy. Any exceptions to coverage will be described in the related prospectus supplement. Unless specified in the related prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor.

Letter of Credit

If any component of credit enhancement as to the offered securities of a series is to be provided by a letter of credit, a bank will deliver to the related trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the mortgage loans. The bank that delivered the letter of credit, as well as the amount available under the letter of credit with respect to each component of credit enhancement, will be specified in the applicable prospectus supplement. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The letter of credit may also provide for the payment of required advances which the master servicer or any servicer fails to make. The amount available under the letter of credit will, in all cases, be reduced to the extent of any unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The letter of credit will expire on the expiration date set forth in the related prospectus supplement, unless earlier terminated or extended in accordance with its terms.

Special Hazard Insurance Policies

Any special hazard insurance policy covering Special Hazard Losses obtained by the depositor for a trust fund will be issued by the insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to limitations described below, protect holders of the related series of securities from Special Hazard Losses. See “Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder.” However, a special hazard insurance policy will not cover losses occasioned by war, civil insurrection, some governmental actions, errors in design, faulty workmanship or materials (except under some circumstances), nuclear reaction, chemical contamination, waste by the mortgagor and other risks. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related prospectus supplement and will be subject to reduction as described in the related prospectus supplement.

Subject to the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, special servicer or the servicer, the insurer will pay the lesser of (1) the cost of repair or replacement of the property or (2) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and expenses incurred by the master servicer, special servicer or servicer with respect to the property. If the property is transferred to a third party in a sale approved by the issuer of the special hazard insurance policy, the amount that the issuer will pay will be the amount under (2) above reduced by the net proceeds of the sale of the property. No claim may be validly presented under the special hazard insurance policy unless hazard insurance on the property securing a defaulted mortgage loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance by the issuer of the special hazard insurance policy). If the unpaid principal balance plus accrued interest and expenses is paid by the insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (1) above will satisfy the condition under each mortgage pool insurance policy that the property be restored before a claim under the mortgage pool insurance policy may be validly presented with respect to the defaulted mortgage loan secured by the property. The payment described under (2) above will render presentation of a claim in respect of the mortgage loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

As and to the extent set forth in the applicable prospectus supplement, coverage in respect of Special Hazard Losses for a series of securities may be provided, in whole or in part, by a type of instrument other than a special hazard insurance policy or by means of a special hazard representation of the Seller or the depositor.

Reserve Funds

If so provided in the related prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, or any other instrument satisfactory to the relevant Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate securities, from the retained interest of the depositor or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate securities, any retained interest of the depositor or other cash flows attributable to the related mortgage loans or reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated. In addition, with respect to any series of securities as to which credit enhancement includes a letter of credit, if so specified in the related prospectus supplement, if specified conditions are met, the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer or a servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement will disclose whether a reserve fund is part of the related trust fund. If set forth in the related prospectus supplement, a reserve fund may provide coverage to more than one series of securities.

In connection with the establishment of any reserve fund, the reserve fund will be structured so that the trustee will have a perfected security interest for the benefit of the securityholders in the assets in the reserve fund. However, to the extent that the depositor, any affiliate thereof or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and corresponding payments to the securityholders which could adversely affect the yield to investors on the related securities.

Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the master servicer or any other person named in the related prospectus supplement.

Cash Flow Agreements

The trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The principal terms of a guaranteed investment contract, and the identity of the obligor, will be described in the prospectus supplement for a series of notes.

Maintenance of Credit Enhancement

If a financial guaranty insurance policy has been obtained for one or more classes of securities of a series, the trustee will be obligated to exercise reasonable efforts to keep the financial guaranty insurance policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, until the specified class or classes of securities have been paid in full, unless coverage thereunder has been exhausted through payment of claims, or until the financial guaranty insurance policy is replaced in accordance with the terms of the applicable pooling and servicing agreement or servicing agreement. The trustee will agree to remit the premiums for each financial guaranty insurance policy, from available funds of the related trust, in accordance with the provisions and priorities set forth in the applicable pooling and servicing agreement or servicing agreement, on a timely basis. In the event the insurer ceases to be a qualified insurer as described in the related prospectus supplement, or fails to make a required payment under the related financial guaranty insurance policy, neither the trustee nor any other person will have any obligation to replace the insurer. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related securityholders.

If a mortgage pool insurance policy has been obtained for some or all of the mortgage loans related to a series of securities, the master servicer will be obligated to exercise reasonable efforts to keep the mortgage pool insurance policy (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement to the extent provided in the related prospectus supplement. The master servicer will agree to pay the premiums for each mortgage pool insurance policy on a timely basis. In the event the pool insurer ceases to be a qualified insurer because it ceases to be qualified by law to transact pool insurance business or coverage is terminated for any reason other than exhaustion of the coverage, the master servicer will use reasonable efforts to obtain from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy, provided that, if the cost of the replacement policy is greater than the cost of the mortgage pool insurance policy, the coverage of the replacement policy will, unless otherwise agreed to by the depositor, be reduced to a level such that its premium rate does not exceed the premium rate on the mortgage pool insurance policy.

If a letter of credit or alternate form of credit enhancement has been obtained for a series of securities, the trustee will be obligated to exercise reasonable efforts cause to be kept or to keep the letter of credit (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or indenture, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under “—Reduction or Substitution of Credit Enhancement.” If a letter of credit obtained for a series of securities is scheduled to expire prior to the date the final distribution on the securities is made and coverage under the letter of credit has not been exhausted and no substitution has occurred, the trustee will draw the amount available under the letter of credit and maintain the amount in trust for the securityholders.

If a special hazard insurance policy has been obtained for the mortgage loans related to a series of securities, the master servicer will also be obligated to exercise reasonable efforts to maintain and keep the policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise or substitution therefor is made as described below under “—Reduction or Substitution of Credit Enhancement.” If coverage for Special Hazard Losses takes the form of a special hazard insurance policy, the policy will provide coverage against risks of the type described in this prospectus under “Description of Credit Enhancement—Special Hazard Insurance Policies.” The master servicer may obtain a substitute policy for the existing special hazard insurance policy if prior to the substitution the master servicer obtains written confirmation from the Rating Agency or Agencies that rated the related securities that the substitution shall not adversely affect the then-current ratings assigned to the securities by the Rating Agency or Agencies.

The master servicer, on behalf of itself, the trustee and securityholders, will provide the trustee information required for the trustee to draw under the letter of credit and will present claims to each pool insurer, to the issuer of each special hazard insurance policy, and, in respect of defaulted mortgage loans for which there is no servicer, to each primary insurer and take any reasonable steps as are necessary to permit recovery under the letter of credit, insurance policies or comparable coverage respecting defaulted mortgage loans or mortgage loans which are the subject of a bankruptcy proceeding. As set forth above, all collections by the master servicer under any mortgage pool insurance policy or any Primary Insurance Policy and, where the related property has not been restored, a special hazard insurance policy, are to be deposited in the related Distribution Account, subject to withdrawal as described above. All draws under any letter of credit are also to be deposited in the related Distribution Account. In those cases in which a mortgage loan is serviced by a servicer, the servicer, on behalf of itself, the trustee and the securityholders will present claims to the primary insurer, and all paid claims shall initially be deposited in a Protected Account prior to being delivered to the master servicer for ultimate deposit to the related Distribution Account.

If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy, neither the master servicer nor any servicer is required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the proceeds to one or more classes of securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (2) that the expenses will be recoverable by it through liquidation Proceeds or Insurance Proceeds. If recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy is not available because the master servicer or a servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer and each servicer is nevertheless obligated to follow the normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted mortgage loan and in the event the determinations have been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

Reduction or Substitution of Credit Enhancement

The amount of credit support provided pursuant to any form of credit enhancement may be reduced. The amount available pursuant to any form of credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related pooling and servicing agreement or indenture. Additionally, the form of credit support (and any replacements therefor) may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud losses may be changed, without the consent of the securityholders, upon the written assurance from each applicable Rating Agency that its then-current rating of the related series of securities will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating or ratings of the related series of securities may be downgraded to a corresponding level, and, neither the master servicer nor any other person will be obligated to obtain replacement credit support in order to restore the rating or ratings of the related series of securities. The master servicer will also be permitted to replace the credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating or ratings of the related series of securities are maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or the other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.

OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

Derivatives

The trust fund may include one or more derivative instruments, as described in this section. All derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In a typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates. An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

The trustee on behalf of a trust fund may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure would provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA. These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Standard ISDA definitions also will be incorporated by reference. Each confirmation will provide for payments to be made by the derivative counterparty to the trust, and in some cases by the trust fund to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement. The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust fund on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations. Posting of collateral will be documented using the ISDA Credit Support Annex.

There can be no assurance that the trustee will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a derivative when it would be economically advantageous to the trust fund to do so. The terms of any derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

Purchase Obligations

Some types of trust fund assets and some classes of securities of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events. The issuing entity will not issue any redeemable securities as defined under Section 2(a)(32) of the Investment Company Act of 1940. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to trust fund assets may apply to those trust fund assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to Issuing Entity assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.

A purchase commitment is a contractual obligation of an obligor to purchase either specified trust fund assets or classes of securities of any series, on one or more specified dates, or upon the occurrence of one or more specified events. A liquidity facility is an obligation of a lender to advance funds, which may be used to purchase specified trust fund assets from the trust fund on one or more specified dates, or upon the occurrence of one or more specified events. A remarketing agreement is an obligation of a remarketing agent to sell specified trust fund assets on behalf of the trust fund on one or more specified dates, or upon the occurrence of one or more specified events, and may include an obligation of the remarketing agent to cover any shortfall between the sale proceeds and a specified level. A maturity guaranty is a contractual obligation of an obligor to purchase either specified trust fund assets or classes of securities of any series, on one or more specified maturity dates. A put option is a contractual obligation of an obligor to purchase either specified trust fund assets or classes of securities of any series upon the exercise of the option by a specified party, on one or more specified dates, or upon the occurrence of one or more specified events. A demand feature is a contractual obligation of an obligor to purchase either specified trust fund assets or classes of securities of any series upon demand made by a specified party, on one or more specified dates, or upon the occurrence of one or more specified events.

DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
CLAIMS THEREUNDER

General

The mortgaged property with respect to each mortgage loan will be required to be covered by a hazard insurance policy and, if required as described below, a Primary Insurance Policy. The following is only a brief description of these insurance policies and does not purport to summarize or describe all of the provisions of these policies. The insurance is subject to underwriting and approval of individual mortgage loans by the respective insurers.

Primary Mortgage Insurance Policies

In a securitization of single family loans, single family loans included in the related mortgage pool having a Loan-to-Value Ratio at origination of over 80% (or other percentage as described in the related prospectus supplement) may be required by the depositor to be covered by a Primary Insurance Policy. The Primary Insurance Policy will insure against default on a mortgage loan as to at least the principal amount thereof exceeding 75% of the Value of the related mortgaged property (or other percentage as described in the related prospectus supplement) at origination of the mortgage loan, unless and until the principal balance of the mortgage loan is reduced to a level that would produce a Loan-to-Value Ratio equal to or less than at least 80% (or other percentage as described in the prospectus supplement). This type of mortgage loan will not be considered to be an exception to the foregoing standard if no Primary Insurance Policy was obtained at origination but the mortgage loan has amortized to below the above Loan-to-Value Ratio percentage as of the applicable cut-off date. Mortgage loans which are subject to negative amortization will only be covered by a Primary Insurance Policy if the coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause the mortgage loan’s Loan-to-Value Ratio, based on the then-current balance, to subsequently exceed the limits which would have required the coverage upon their origination. Multifamily, commercial and mixed-use loans will not be covered by a Primary Insurance Policy, regardless of the related Loan-to-Value Ratio.

While the terms and conditions of the Primary Insurance Policies issued by a primary insurer will differ from those in Primary Insurance Policies issued by other primary insurers, each Primary Insurance Policy will in general cover the Primary Insurance Covered Loss. The primary insurer generally will be required to pay:

•	the insured percentage of the Primary Insurance Covered Loss;

•	the entire amount of the Primary Insurance Covered Loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

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at the option of the primary insurer, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of (1) the date the mortgage loan would have been discharged in full if the default had not occurred or (2) an approved sale.

As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

•
advance or discharge (1) hazard insurance premiums and (2) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

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in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and

•	tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

For any single family loan for which the coverage is required under the standard described above, the master servicer will maintain, or will cause each servicer to maintain, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each single family loan, provided that the Primary Insurance Policy was in place as of the cut-off date and the depositor had knowledge of the Primary Insurance Policy. The master servicer or the Seller will not cancel or refuse to renew a Primary Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable pooling and servicing agreement or indenture unless the replacement Primary Insurance Policy for the canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency or Agencies that rated the series of securities for mortgage pass-through certificates having a rating equal to or better than the highest then-current rating of any class of the series of securities. For further information regarding the extent of coverage under any mortgage pool insurance policy or primary Insurance Policy, see “Description of Credit Enhancement—Mortgage Pool insurance Policies.”

Hazard Insurance Policies

The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy for their mortgage loan. Additionally, the pooling and servicing agreement or servicing agreement will require the master servicer to cause to be maintained for each mortgage loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. The coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and 100% of the insurable value of the improvements securing the mortgage loan; provided, that in any case, such amount shall be sufficient to prevent the mortgagor and/or mortgagee from becoming a co-insurer. The ability of the master servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on it, or the servicer of the mortgage loan, being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer by mortgagors or servicers.

As set forth above, all amounts collected by the master servicer or a servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with teamster servicer’s normal servicing procedures) will be deposited in the related Distribution Account. The pooling and servicing agreement or servicing agreement will provide that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining, or causing a servicer to maintain, a blanket policy insuring against losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit, or will cause the applicable servicer to deposit, in the related Distribution Account all sums which would have been deposited therein but for the clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, depending on the case, vandalism. The foregoing list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of the mortgage loan, the pooling and servicing agreement or servicing agreement requires the master servicer to cause to be maintained for this mortgage loan, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the clause generally provides that the insurer’s liability in the event of partial loss does not exceed the greater of (1) the replacement cost of the improvements damaged or destroyed less physical depreciation or (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances of the related mortgage loans decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See “Description of Credit Enhancement—Special Hazard Insurance Policies” for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

Under the terms of the mortgage loans, mortgagors are generally required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The master servicer, on behalf of the trustee and securityholders, is obligated to present claims, or cause the servicer of the mortgage loans to present claims, under any special hazard insurance policy and any blanket insurance policy insuring against hazard losses on the mortgaged properties. However, the ability of the master servicer or servicer to present the claims is dependent upon the extent to which information in this regard is furnished to the master servicer or the servicers by mortgagors.

FHA Mortgage Insurance

The Housing Act authorizes various FHA mortgage insurance programs. Some of the mortgage loans may be insured under either Section 203(b), Section 221, Section 223, Section 234 or Section 235 of the Housing Act. Under Section 203(b), FHA insures mortgage loans of up to 30 years’ duration for the purchase of one- to four-family dwelling units or for the refinance of indebtedness on existing one- to four-family housing. Mortgage loans for the purchase of multifamily residential rental properties are insured by the FHA under Section 221 and Section 223. Mortgage loans for the purchase or refinance of condominium units are insured by FHA under Section 234. Trust fund assets insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller-paid closing costs for the property, up to certain specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible borrowers for as long as the borrowers continue to be eligible for the payments. To be eligible, a borrower must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

The regulations governing these programs provide that insurance benefits are payable either on foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or on assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs on the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes: (a) the unpaid principal amount of the mortgage loan; (b) any mortgage interest accrued and unpaid at the time of assignment; (c) reimbursement of any advances made under the mortgage and approved by HUD; (d) reimbursement for approved costs and attorney’s fees; and (e) debenture interest on the net claims amount (excluding mortgage interest) from the date of assignment to the date of payment. The insurance payment is reduced by the amount of any cash retained by the Issuing Entity or any damage or insurance recovery.

When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee’s foreclosure costs. Any FHA insurance relating to the mortgage loans underlying a series of securities will be described in the related prospectus supplement.

The mortgage loans may also be insured under Title I Program of the FHA. The applicable provisions of this program will be described in the related prospectus supplement. The master servicer will be required to take steps, or cause the servicers of the mortgage loans to take steps, reasonably necessary to keep any FHA insurance in full force and effect.

VA Mortgage Guaranty

The Servicemen’s Readjustment Act of 1944, as amended, permits a veteran or, in some instances, his or her spouse, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit to be occupied as the veteran’s home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment for the purchaser in most circumstances and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Mortgage Insurance Policy may be required by the depositor for VA loans in excess of amounts specified by the VA. The amount of the additional coverage will be set forth in the related prospectus supplement. Any VA guaranty relating to Contracts underlying a series of certificates will be described in the related prospectus supplement.

THE DEPOSITOR

The depositor will be MortgageIT Securities Corp. for each series of securities. The depositor was formed in the State of Delaware on October 6, 2004 as a wholly owned subsidiary of MortgageIT, Inc., a New York corporation. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets. After issuance and registration of the securities contemplated in this prospectus and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

The depositor maintains its principal office at 33 Maiden Lane, New York, New York, 10038. Its telephone number is (212) 651-7700. For additional information, see “The Depositor” in the prospectus supplement.

THE AGREEMENTS

General

Each series of certificates will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer. All parties to each pooling and servicing agreement under which securities of a series are issued will be identified in the related prospectus supplement. Each series of notes will be issued pursuant to an indenture. The parties to each indenture will be the related Issuing Entity and the trustee. The Issuing Entity will be created pursuant to an owner trust agreement between the depositor and the owner trustee and the mortgage loans securing the notes will be serviced pursuant to a servicing agreement between the Issuing Entity and the master servicer.

Forms of the Agreements have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of each Agreement will vary depending upon the nature of the related securities and the nature of the related trust fund. The following summaries describe provisions that may appear in a pooling and servicing agreement with respect to a series of certificates or in either the servicing agreement or indenture with respect to a series of notes. The prospectus supplement for a series of securities will describe material provisions of the related Agreements that differ from the description thereof set forth below. The depositor will provide a copy of each Agreement (without exhibits) that relates to any series of securities without charge upon written request of a holder of an offered security of the series addressed to it at its principal executive offices specified in this prospectus under “The Depositor”. As to each series of securities, the related agreements will be filed with the Commission in a current report on Form 8-K following the issuance of the securities.

Certain Matters Regarding the Master Servicer and the Depositor

The pooling and servicing agreement or servicing agreement for each series of securities will provide that the master servicer may not resign from its obligations and duties except upon a determination that performance of the duties is no longer permissible under applicable law or except (1) in connection with a permitted transfer of servicing or (2) upon appointment of a successor servicer reasonably acceptable to the trustee and upon receipt by the trustee of letter from each Rating Agency generally to the effect that the resignation and appointment will not, in and of itself, result in a downgrading of the securities. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s responsibilities, duties, liabilities and obligations under the pooling and servicing agreement or servicing agreement.

Each pooling and servicing agreement and servicing agreement will also provide that the master servicer, the depositor and their directors, officers, employees or agents will not be under any liability to the trust fund or the securityholders for any action taken or for refraining from the taking of any action in good faith, or for errors in judgment, unless the liability which would otherwise be imposed was by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties. Each pooling and servicing agreement and servicing agreement will further provide that the master servicer, the depositor, and any director, officer, employee or agent of the master servicer or the depositor are entitled to indemnification by the Issuing Entity and will be held harmless against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred in connection with any legal action relating to the pooling and servicing agreement or servicing agreement or the related series of securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except a loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties. In addition, each pooling and servicing agreement and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement or servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the pooling and servicing agreement or servicing agreement and the rights and duties of the parties to that agreement and the interests of the securityholders. The legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled reimbursement from funds otherwise distributable to securityholders.

Any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the related pooling and servicing agreement or servicing agreement, provided that (1) the person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and (2) the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of securities of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights under a pooling and servicing agreement or servicing agreement, provided clauses (1) and (2) above are satisfied and the person is reasonably satisfactory to the depositor and the trustee. In the case of an assignment, the master servicer will be released from its obligations under the pooling and servicing agreement or servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.

Events of Default and Rights Upon Event of Default

Pooling and Servicing Agreement

Events of default under the pooling and servicing agreement in respect of a series of certificates, will include:

•
any failure by the master servicer to make a required deposit to the Distribution Account (other than a Monthly Advance) which continues unremedied for 5 days (or other time period described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related Issuing Entity;

•
any failure by the master servicer to observe or perform in any material respect any other of its material covenants or agreements in the pooling and servicing agreement with respect to the series of certificates which continues unremedied for 30 days (15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the pooling and servicing agreement) after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund;

•
events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related pooling and servicing agreement;

•
any failure of the master servicer to make advances as described in this prospectus under “Description of the Securities—Advances,” by the date and time set forth in the pooling and servicing agreement;

•
any assignment or delegation by the master servicer of its rights and duties under the pooling and servicing agreement, in contravention of the provisions permitting assignment and delegation in the pooling and servicing agreement; and

•	any other event of default as set forth in the pooling and servicing agreement.

Additional events of default will be described in the related prospectus supplement.

So long as an event of default remains unremedied, either the depositor or the trustee may, and at the direction of the holders of certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund the trustee shall, by written notification to the master servicer and to the depositor or the trustee, as applicable, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement (other than any rights of the master servicer as certificateholder) covering the trust fund and in and to the mortgage loans and the proceeds thereof, whereupon the trustee or, upon notice to the depositor and with the depositor’s consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement (unless otherwise set forth in the pooling and servicing agreement). Pending an appointment, the trustee is obligated to act as master servicer. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the pooling and servicing agreement.

No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless (1) that holder previously gave the trustee written notice of a default that is continuing, (2) the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund requested the trustee in writing to institute the proceeding in its own name as trustee, (3) the trustee receives reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding and (4) the trustee for a reasonable time after receipt of the request and indemnity has neglected or refused to institute any proceeding.

The holders of certificates representing at least 66% of the aggregate undivided interests (or, if applicable, voting rights) evidenced by those certificates affected by a default or event of default may waive the default or event of default (other than a failure by the master servicer to make an advance); provided, however, that (1) a default or event of default under the first or fourth items listed under “—Events of Default” above may be waived only by all of the holders of certificates affected by the default or event of default and (2) no waiver shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed to, or otherwise materially adversely affect, any non-consenting certificateholder.

Servicing Agreement

For a series of notes, a servicing default under the related servicing agreement generally will include:

•
any failure by the master servicer to make a required deposit to the Distribution Account or, if the master servicer is so required, to distribute to the holders of any class of notes or Equity Certificates of the series any required payment which continues unremedied for 5 business days (or other period of time described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer by the trustee or the Issuing Entity;

•
any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the servicing agreement with respect to the series of securities which continues unremedied for 45 days after the giving of written notice of the failure to the master servicer by the trustee or the Issuing Entity;

•
events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related servicing agreement; and

•	any other servicing default as set forth in the servicing agreement.

So long as a servicing default remains unremedied, either the trustee or holders of the notes evidencing not less than 51% of the then aggregate outstanding amount of the notes of the series may, by written notification to the master servicer (and the trustee if given by the noteholders), with the consent of the Sponsor, terminate all of the rights and obligations of the master servicer under the servicing agreement (other than any right of the master servicer as noteholder or as holder of the Equity Certificates and other than the right to receive servicing compensation and expenses for master servicing the mortgage loans during any period prior to the date of the termination), whereupon the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the servicing agreement (unless otherwise set forth in the servicing agreement). Pending the appointment, the trustee is obligated to act in the capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

Indenture

For a series of notes, an event of default under the indenture generally will include:

•	a default for five days or more (or other period of time described in the related prospectus supplement) in the payment of any principal of or interest on any note of the series;

•
failure to perform any other covenant of the Issuing Entity in the indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

•
any representation or warranty made by the Issuing Entity in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting the series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

•	events of bankruptcy, insolvency, receivership or liquidation of the Issuing Entity, as specified in the related indenture; or

•	any other event of default provided with respect to notes of that series.

If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount of all the notes of the series to be due and payable immediately. The declaration may, in some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless (1) the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale, (2) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or (3) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series.

In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of the liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount that is unamortized.

No noteholder or holder of an Equity Certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the Agreement unless (1) that holder previously has given to the trustee written notice of default and the continuance thereof, (2) the holders of notes or Equity Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting that class (a) have made written request upon the trustee to institute the proceeding in its own name as trustee and (b) have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding, (3) the trustee has neglected or refused to institute the proceeding for 60 days after receipt of the request and indemnity and (4) no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the aggregate Percentage Interests constituting that class.

Amendment

Each pooling and servicing agreement and indenture may be amended by the parties thereto, without the consent of any of the holders of securities covered by the pooling and servicing agreement,

•	to cure any ambiguity,

•	to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein,

•
if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to the extent as shall be necessary to maintain the qualification of the trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain the qualification or to avoid or minimize the risk, and (2) the action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling and servicing agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that the amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee,

•
to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not materially inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any certificateholder, or

•	to comply with any changes in the Code.

The pooling and servicing agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected thereby evidencing, in each case, at least 66% of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of certificates covered by the pooling and servicing agreement, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of the certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of the class covered by the pooling and servicing agreement then outstanding.

Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor, the trustee or any other specified person in accordance with the amendment will not result in the imposition of a tax on the related trust fund or cause the trust fund to fail to qualify as a REMIC.

With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties thereto without the consent of any of the holders of the notes covered by the Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any holder of notes covered by the Agreement. Each Agreement may also be amended by the parties thereto with the consent of the holders of notes evidencing not less than 66%of the voting rights, for any purpose; provided, however, that the amendment may not:

(1)
reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any certificate without the consent of the holder of the certificate,

(2)
adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in (1), without the consent of the holders of notes of the class evidencing not less than 66% of the aggregate voting rights of the class, or

(3)	reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all notes covered by the Agreement then outstanding.

The voting rights evidenced by any security will be the portion of the voting rights of all of the securities in the related series allocated in the manner described in the related prospectus supplement.

The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under the transaction documents.

Termination; Retirement of Securities

The obligations created by the related Agreements for each series of securities (other than the limited payment and notice obligations of the trustee) will terminate upon the payment to securityholders of that series of all amounts held in the Distribution Account or by the master servicer and required to be paid to them pursuant to the Agreements following the earlier of (1) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last mortgage loan and REO property subject thereto and (2) the purchase by (a) the master servicer, a servicer, the depositor or its designee, (b) if specified in the related prospectus supplement with respect to each series of certificates, by the holder of the REMIC Residual Certificates (see “Federal Income Tax Consequences” below) or (c) if specified in the prospectus supplement with respect to each series of notes, by the holder of the Equity Certificates, from the trust fund for the series of all remaining mortgage loans, REO properties. In addition to the foregoing, the master servicer, a servicer, the depositor or its designee will have the option to purchase, in whole but not in part, the securities specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. With respect to any series of certificates which provides for such purchase, the purchase shall not be made unless either: (1) the aggregate principal balance of the certificates as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the certificates as of the Closing Date or (2) the aggregate principal balance of the mortgage loans as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the mortgage loans as of the cut-off date. With respect to any series of notes which provides for such purchase, the purchase shall not be made unless the aggregate principal balance of the notes as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the notes as of the Closing Date or a period specified in the related prospectus supplement has elapsed since the initial distribution date. In the event that any series of certificates or notes which provides for such a purchase at 25%, the certificates or notes will use the word “Callable” in their title. Upon the purchase of the securities or at any time thereafter, at the option of the master servicer, a servicer, the depositor or its designee, the assets of the trust fund may be sold, thereby effecting a retirement of the securities and the termination of the trust fund, or the securities so purchased may be held or resold by the master servicer, a servicer, the depositor or its designee. In no event, however, will a trust fund created by a pooling and servicing agreement related to a series of certificates continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. Written notice of termination of the pooling and servicing agreement will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination. If the securityholders are permitted to terminate the trust fund under the applicable pooling and servicing agreement, a penalty may be imposed upon the securityholders based upon the fee that would be foregone by the master servicer because of the termination.

The purchase of mortgage loans and property acquired in respect of mortgage loans evidenced by a series of securities shall be made at the option of the master servicer, a servicer, the depositor, its designee or, if applicable, the holder of the REMIC Residual Certificates or Equity Certificates at the price specified in the related prospectus supplement. The exercise of the right will effect early retirement of the securities of that series, but the right of the master servicer, the depositor or, if applicable, the holder to so purchase is subject to the aggregate principal balance of the mortgage loans in the trust fund for that series as of the distribution date on which the purchase is to occur being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans for that series at the cut-off date or closing date, as specified in the prospectus supplement. The prospectus supplement for each series of securities will set forth the amounts that the holders of the securities will be entitled to receive upon the early retirement. The early termination may adversely affect the yield to holders of the securities. With respect to any series of certificates, an optional purchase of the mortgage loans in the related trust fund may not result in the related certificates receiving an amount equal to the principal balance thereof plus accrued and unpaid interest and any undistributed shortfall on the related certificates. If a REMIC election has been made, the termination of the related trust fund will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

Following any optional termination, there will be no continuing direct or indirect liability of the trust fund or any securityholder as sellers of the assets of the trust fund.

The Trustee

The trustee under each pooling and servicing agreement and indenture will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates. The trustee shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $15,000,000 and subject to supervision or examination by federal or state authority.

Duties of the Trustee

The trustee for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer, servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans, or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. If no event of default has occurred and is continuing, the trustee for each series of securities will be required to perform only those duties specifically required under the related pooling and servicing agreement or indenture. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a trustee will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

If an event of default shall occur, then, and in each and every such case, so long as such event of default shall not have been remedied, the Trustee or the securityholders entitled to at least 51% of the voting rights, by notice in writing to the Master Servicer (and to the Trustee if given by such Holders of Certificates), with a copy to the Rating Agencies, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer and in and to the trust fund, other than its rights as a securityholder; provided, however, that the successor to the Master Servicer shall have accepted the duties of Master Servicer effective upon the resignation or termination of the Master Servicer. On or after the delivery to the Master Servicer of such notice, all authority and power of the Master Servicer, whether with respect to the securities (other than as a Holder thereof) or the mortgage loans or otherwise, shall pass to and be vested in the Trustee, and, without limitation, the Trustee is authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise at the expense of the Master Servicer. The Master Servicer agrees to cooperate with (and pay any related costs and expenses of) the Trustee in effecting the termination of the Master Servicer’s responsibilities and right, including, without limitation, the transfer to the Trustee or another successor master servicer for administration by it of (i) the property and amounts which are then or should be part of the trust fund or which thereafter become part of the trust fund; (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable a successor to assume the Master Servicer’s duties; (iii) the rights and obligations of the Master Servicer under the Subservicing Agreements with respect to the mortgage loans; and (iv) all cash amounts which shall at the time be deposited by the Master Servicer or should have been deposited to the Distribution Account or thereafter be received with respect to the mortgage loans.

Within 90 days of the time the Master Servicer receives a notice of termination, the Trustee another successor appointed as set forth herein shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under the related Agreement and the transactions set forth or provided for therein and shall be subject thereafter to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer including the obligation to make Advances which have been or will be required to be made by the terms and provisions thereof; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer’s failure to provide information required by the related Agreement shall not be considered a default by the successor master servicer. As compensation therefor, the Trustee or another successor master servicer shall be entitled to all funds relating to the mortgage loans which the Master Servicer would have been entitled to charge to the Distribution Account if the Master Servicer had continued to act. If the Trustee has become the successor to the Master Servicer, then notwithstanding the above, if the Trustee shall be unwilling to so act, or shall be unable to so act, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a Fannie Mae- or Freddie Mac-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer. Pending appointment of a successor to the Master Servicer, the Trustee shall act in such capacity as herein above provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer. Each of the Company, the Trustee and such successor shall take such action, consistent with the related Agreement, as shall be necessary to effectuate any such succession. In no event shall the successor master servicer be liable for the acts or omissions of the predecessor Master Servicer.

Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt notice thereof to securityholders and to the Rating Agencies. Within 60 days after the occurrence of any event of default, the Trustee shall transmit by mail to all securityholders notice of each such event of default hereunder known to the Trustee, unless such event of default shall have been cured or waived.

Upon written request of three or more securityholders of record, for purposes of communicating with other securityholders with respect to their rights under this Agreement, the Trustee will afford such securityholders access during business hours to the most recent list of securityholders held by the Trustee.

Some Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

The trustee for each series of securities generally will be entitled to indemnification, from amounts held in the Distribution Account for the series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

YIELD CONSIDERATIONS

The yield to maturity of an offered security will depend on the price paid by the holder for the security, the security interest rate on a security entitled to payments of interest (which security interest rate may vary if so specified in the related prospectus supplement) and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to reduce the principal balance of the security (or notional amount thereof if applicable) and other factors.

A class of securities may be entitled to payments of interest at a fixed security interest rate, a variable security interest rate or adjustable security interest rate, or any combination of security interest rates, each as specified in the related prospectus supplement. A variable security interest rate may be calculated based on the weighted average of the Net Mortgage Rates of the related mortgage loans, for the month preceding the distribution date if so specified in the related prospectus supplement. As will be described in the related prospectus supplement, the aggregate payments of interest on a class of securities, and their yield to maturity, will be affected by the rate of payment of principal on the securities (or the rate of reduction in the notional balance of securities entitled only to payments of interest), in the case of securities evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans. See “Maturity and Prepayment Considerations” below. The yield on the securities will also be affected by liquidations of mortgage loans following mortgagor defaults and by purchases of mortgage loans in the event of breaches of representations and warranties made in respect of the mortgage loans by the depositor, the master servicer and others, or conversions of ARM Loans to a fixed interest rate. See “The Mortgage Pools—Representations by Sellers” and “Descriptions of the Securities—Assignment of Trust Fund Assets” above. Holders of Strip Securities or a class of securities having a security interest rate that varies based on the weighted average mortgage rate of the underlying mortgage loans may be affected by disproportionate prepayments and repurchases of mortgage loans having higher Net Mortgage Rates or rates applicable to the Strip Securities, as applicable.

With respect to any series of securities, a period of time will elapse between the date upon which payments on the related mortgage loans are due and the distribution date on which the payments are passed through to securityholders. That delay will effectively reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to securityholders on or near the date they were due.

In general, if a class of securities is purchased at initial issuance at a premium and payments of principal on the related mortgage loans occur at a rate faster than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than that assumed at the time of purchase. Similarly, if a class of securities is purchased at initial issuance at a discount and payments of principal on the related mortgage loans occur at a rate slower than that assumed at the time of purchase, the purchaser’s actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of securities having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which the class is entitled. Such a class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to its holders. Extremely rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including Accrual Securities and securities with a security interest rate which fluctuates inversely with or at a multiple of an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities.

The timing of changes in the rate of principal payments on or repurchases of the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on the underlying mortgage loans or a repurchase thereof, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

When a principal prepayment in full is made on a mortgage loan, the borrower is generally charged interest only for the period from the due date of the preceding scheduled payment up to the date of the prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. In addition, a partial principal prepayment may likewise be applied as of a date prior to the next scheduled due date (and, accordingly, be accompanied by accrued interest for less than the full accrual period). However, interest accrued and distributable on any series of securities on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to securityholders on a particular distribution date, but the prepayment is not accompanied by accrued interest for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor) may be less than the corresponding amount of interest accrued and otherwise payable on the related mortgage loan, and a Prepayment Interest Shortfall will result. If and to the extent that the shortfall is allocated to a class of offered securities, its yield will be adversely affected. The prospectus supplement for a series of securities will describe the manner in which the shortfalls will be allocated among the classes of the securities. If so specified in the related prospectus supplement, the master servicer or related servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of the shortfalls. The related prospectus supplement will also describe any other amounts available to off set the shortfalls. See “Servicing of Mortgage Loans—Servicing and Other Compensation and Payment of Expenses; Retained Interest”.

The trust fund with respect to any series may include ARM Loans. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their refinancing in a low interest rate environment. For example, if prevailing interest rates fall significantly, ARM Loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate or other adjustable-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgages to “lock in” a lower fixed interest rate or to take advantage of the availability of other adjustable-rate mortgage loans. A rising interest rate environment may also result in an increase in the rate of defaults on the mortgage loans.

The trust fund with respect to any series may include convertible ARM Loans. Convertible ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their conversion to fixed interest rate loans in a low interest rate environment. The conversion feature may also be exercised in a rising interest rate environment as mortgagors attempt to limit their risk of higher rates. A rising interest rate environment may also result in an increase in the rate of defaults on these mortgage loans. If the related servicer or the master servicer purchases convertible ARM Loans, a mortgagor’s exercise of the conversion option will result in a distribution of the principal portion thereof to the securityholders, as described in this prospectus. Alternatively, to the extent a servicer or the master servicer fails to purchase converting ARM Loans, the mortgage pool will include fixed-rate mortgage loans.

The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans and thus the yield on the securities. In general, defaults on single family loans are expected to occur with greater frequency in their early years. The rate of default on single family loans which are refinanced or limited documentation mortgage loans, and on mortgage loans, with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

With respect to some mortgage loans in a mortgage pool, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each mortgage loan generally will be qualified, or the mortgage loan otherwise approved, on the basis of the mortgage rate in effect at origination. The repayment of the mortgage loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the mortgage rate. In addition, the periodic increase in the amount paid by the mortgagor of a buydown mortgage loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

The mortgage rates on ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the Indices applicable at origination and the related Note Margins), the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of their minimum scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become Deferred Interest which will be added to the principal balance thereof and will bear interest at the applicable mortgage rate. The addition of the Deferred Interest to the principal balance of any related class or classes of securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which the securities were purchased. In addition, with respect to ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on the mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since the excess will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of the securities will be reduced and may adversely affect the yield to holders thereof, depending upon the price at which the securities were purchased.

MATURITY AND PREPAYMENT CONSIDERATIONS

As indicated above under “The Mortgage Pools,” the original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in the mortgage pool. The prospectus supplement for a series of securities will contain information with respect to the types and maturities of the mortgage loans in the related mortgage pool. The prepayment experience with respect to the mortgage loans in a mortgage pool will affect the life and yield of the related series of securities.

With respect to balloon loans, payment of the balloon payment (which, based on the amortization schedule of the mortgage loans, is expected to be a substantial amount) will generally depend on the mortgagor’s ability to obtain refinancing of the mortgage loans or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the mortgagor’s financial situation, prevailing mortgage loan interest rates, the mortgagor’s equity in the related mortgaged property, tax laws and prevailing general economic conditions. None of the depositor, the master servicer, a servicer or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

The extent of prepayments of principal of the mortgage loans may be affected by a number of factors, including solicitations and the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located and, in the case of multifamily, commercial and mixed-use loans, the quality of management of the mortgage properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, as well as due-on-sale and due-on-encumbrance provisions, and by the extent to which the provisions may be practicably enforced. See “Servicing of Mortgage Loans—Collection and Other Servicing Procedures” and “Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” for a description of provisions of the pooling and servicing agreement and legal aspects of mortgage loans that may affect the prepayment experience on the mortgage loans.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby “locking in” the rate or (2) taking advantage of the initial “teaser rate” (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan. Moreover, although the mortgage rates on ARM Loans will be subject to periodic adjustments, the adjustments generally will not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date, will not increase the mortgage rates over a fixed percentage amount during the life of any ARM Loan and will be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the mortgage rates on the ARM Loans at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In high interest rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently high in relation to the then-current mortgage rates on newly originated ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no assurance as to the rate of prepayments on the mortgage loans during any period or over the life of any series of securities.

If the applicable pooling and servicing agreement for a series of securities provides for a pre-funding account or other means of funding the transfer of additional mortgage loans to the related trust fund, as described under “Description of the Securities—Pre-Funding Account” in this prospectus, and the trust fund is unable to acquire the additional mortgage loans within any applicable time limit, the amounts set aside for the purpose may be applied as principal payments on one or more classes of securities of the series. See “Yield Considerations.”

There can be no assurance as to the rate of prepayment of the mortgage loans. The depositor is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the mortgage loans over an extended period of time. All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. No representation is made as to the particular factors that will affect the prepayment of the mortgage loans or as to the relative importance of these factors.

As described in this prospectus and in the prospectus supplement, the master servicer, a servicer, the depositor or a person specified in the related prospectus supplement (other than holder of any class of offered certificates, other than the REMIC Residual Certificates, if offered) may have the option to purchase the assets in a trust fund and effect early retirement of the related series of securities. See “The Agreements—Termination; Retirement of Securities.”

LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion summarizes legal aspects of mortgage loans that is general in nature. The summaries do not purport to be complete. They do not reflect the laws of any particular state nor the laws of all states in which the mortgaged properties may be situated. This is because these legal aspects are governed in part by the law of the state that applies to a particular mortgaged property and the laws of the states may vary substantially. You should refer to the applicable federal and state laws governing the mortgage loans.

Mortgages

Each single family, multifamily, commercial and mixed-use loan and, if applicable, the Contracts (in each case other than cooperative mortgage loans),will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located, and may have first, second or third priority. Mortgages and deeds to secure debt are referred to as”mortgages.” Contracts evidence both the obligation of the obligor to repay the loan evidenced thereby and grant a security interest in the related Manufactured Homes to secure repayment of the loan. However, as Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. See “—Contracts” below. In some states, a mortgage or deed of trust creates a lien upon the real property encumbered by the mortgage or deed of trust. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor or agreements, the knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor who is the borrower-homeowner; the beneficiary who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee’s authority under a deed of trust, the grantee’s authority under a deed to secure debt and the mortgagee’s authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trustor mortgage, and, in deed of trust transactions, the directions of the beneficiary.

Cooperative Mortgage Loans

If specified in the prospectus supplement relating to a series of certificates, the mortgage loans and Contracts may include cooperative mortgage loans. Each mortgage note evidencing a cooperative mortgage loan will be secured by a security interest in shares issued by the related Cooperative, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative’s building. The security agreement will create a lien upon the shares of the Cooperative, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement (or financing statements related thereto) in the appropriate recording office.

Cooperative buildings relating to the cooperative mortgage loans are located primarily in the State of New York. Generally, each Cooperative owns in fee or has a long-term leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the Cooperative’s building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessor, as the case may be, is also responsible for fulfilling the mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative’s building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (1) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the mortgagee who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the mortgage loans, the collateral securing the cooperative mortgage loans.

Each Cooperative is owned by shareholders (referred to as tenant-stockholders) who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative pursuant to the proprietary lease, which payment represents the tenant-stockholder’s proportional share of the Cooperative’s payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a cooperative mortgage loan evidenced by a mortgage note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The mortgagee generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the mortgagee’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the mortgage note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See “—Foreclosure on Shares of Cooperatives” below.

Tax Aspects of Cooperative Ownership

In general, a “tenant-stockholder” (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a “cooperative housing corporation”within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the cooperative mortgage loans will qualify under the section for any particular year. In the event that the Cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative mortgage loans could be significantly impaired because no deduction would be allowable to tenant- stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that a failure would be permitted to continue over a period of years appears remote.

Leases and Rents

Mortgages that encumber income-producing multifamily and commercial properties often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

Contracts

Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the appropriate motor vehicle registration office, depending on state law.

The master servicer will be required under the related pooling and servicing agreement or servicing agreement to, or to cause the servicer of the Contract to, effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the master servicer or servicer, as applicable, fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the Seller and transferred to the depositor.

The depositor will assign or cause to be assigned a security interest in the Manufactured Homes to the trustee, on behalf of the securityholders. Neither the depositor, the master servicer, any servicer, nor the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor’s rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the depositor or Seller.

In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

In the event that the owner of a Manufactured Home moves it to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after the relocation and thereafter until the owner re-registers the Manufactured Home in the state of relocation. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in that state, and if the depositor did not take steps to re-perfect its security interest in that state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the depositor must surrender possession if it holds the certificate of title to the Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the depositor would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the depositor would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related pooling and servicing agreement or servicing agreement, the master servicer will be obligated to, or to cause each of the servicers to, take these steps, at the master servicer’s or servicer’s expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The depositor will obtain the representation of the related Seller that it has no knowledge of any of these liens with respect to any Manufactured Home securing a Contract. However, these liens could arise at any time during the term of a Contract. No notice will be given to the trustee or securityholders in the event this type of lien arises.

Foreclosure on Mortgages and Some Contracts

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee’s sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. In general, in these states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of the note plus the accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor’s debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys’ fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making the repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates. See “Description of Credit Enhancement”.

A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. The junior mortgagee must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or undertake to pay on any senior mortgages on which the mortgagor is currently in default. Under either course of action, the junior mortgagee may add the amounts paid to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those single family loans which are junior mortgage loans, if the lender purchases the property, the lender’s title will be subject to all senior liens and claims and governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

Foreclosure on Shares of Cooperatives

The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant- stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The Cooperative may cancel the proprietary lease or occupancy agreement, even while pledged, for failure by the tenant-stockholder to pay the obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the Cooperative’s building incurred by the tenant-stockholder. Generally, obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the Cooperative may generally terminate a proprietary lease or occupancy agreement in the event the borrower breaches its covenants in the proprietary lease or occupancy agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative’s right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the cooperative mortgage loan and accrued and unpaid interest on the loan.

Recognition agreements also generally provide that in the event the lender succeeds to the tenant- shareholder’s shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a cooperative mortgage loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. The approval or consent is usually based on the prospective purchaser’s income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

Because of the nature of cooperative mortgage loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative’s building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York UCC and the security agreement relating to those shares. Article 9 of the New York UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “—Anti-Deficiency Legislation and other Limitations on Lenders” below.

Repossession with respect to Contracts

General. Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home in the event of a default by the obligor generally will be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in small particulars, the general repossession procedure established by the UCC is as follows:

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Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

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Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

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Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit deficiency judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner’s strained financial condition.

Louisiana Law. Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff’s sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

Rights of Redemption

Single Family, Multifamily and Commercial Properties. The purposes of a foreclosure action in respect of a mortgaged property is to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchase through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Manufactured Homes. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor’s right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

Anti-Deficiency Legislation and Other Limitations on Lenders

Single Family, Multifamily and Commercial Loans. Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following non-judicial foreclosure by power of sale. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust fund where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust fund following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust fund assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting the election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

Generally, Article 9 of the UCC governs foreclosure on Cooperative Shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral (which, in the case of a cooperative mortgage loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under the federal Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in a bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien. Moreover, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor’s residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor’s petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender’s security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor’s principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender’s receipt of the rents.

Tax liens arising under the Code may have priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Contracts. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Environmental Legislation

Under CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

The Conservation Act amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of certificates. Moreover, federal statutes and states by statute may impose a lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on the property generally are subordinated to the lien and, in some states, even prior recorded liens are subordinated to such lien. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to the lien could be adversely affected.

Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make the evaluations prior to the origination of the secured contracts. Neither the depositor, the master servicer, nor any servicer will be required by any Agreement to undertake these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, neither the master servicer nor any servicer will be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

Consumer Protection Laws

In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator’s failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors’ rescinding the mortgage loans either against the originators or assignees. Further, the failure of the borrower to use the correct form of notice of right to cancel in connection with non purchase money transactions could subject the originator and assignees to extended borrower rescission rights.

Homeownership Act and Similar State Laws

Some of the mortgage loans, known as High Cost Loans, may be subject to special rules, disclosure requirements and other provisions that were added to the federal TILA by the Homeownership Act, if such trust fund assets were originated after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits the inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan under the federal TILA or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the mortgage loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

In addition to the Homeownership Act, a number of legislative proposals have been introduced at the federal, state and local level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. In some cases, state or local law may impose requirements and restrictions greater than those in the Homeownership Act. An originators’ failure to comply with these laws could subject the trust fund (and other assignees of the mortgage loans) to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust fund or subsequent holders of the mortgage loans.

Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Under the anti predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti predatory lending law, in which case the related seller will be required to purchase that mortgage loan from the trust.

Additional Consumer Protections Laws with Respect to Contracts

Contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. Federal and state law may specifically limit the amount of late charges that may be collected. Under the related pooling and servicing agreement or servicing agreement, late charges will be retained by the master servicer or servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Securityholders.

Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

The FTC Rule has the effect of subjecting a seller (and some related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the Contract, and the holder of the Contract may also be unable to collect amounts still due under the Contract. Most of the Contracts in a trust fund will be subject to the requirements of the FTC Rule. Accordingly, the trust fund, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Manufactured Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting the claim or defense, and if the Seller had or should have had knowledge of the claim or defense, the master servicer will have the right to require the Seller to repurchase the Contract because of breach of its Seller’s representation and warranty that no claims or defenses exist that would affect the obligor’s obligation to make the required payments under the Contract. The Seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer any losses suffered by the Seller with respect to which the dealer would have been primarily liable to the obligor.

Enforceability of Certain Provisions

Transfer of Mortgaged Properties. Unless the related prospectus supplement indicates otherwise, the mortgage loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the lender. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, Garn-St Germain Act preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include, amongst others, intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by the buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

Transfer of Manufactured Homes. Generally, Contracts contain provisions prohibiting the sale or transfer of the related Manufactured Home without the consent of the obligee on the Contract and permitting the acceleration of the maturity of the Contracts by the obligee on the Contract upon a sale or transfer that is not consented to. The master servicer will, or will cause the servicer of the Contract, to the extent it has knowledge of the conveyance or proposed conveyance, to exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In some cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

In the case of a transfer of a Manufactured Home as to which the master servicer or the servicer of the Contract desires to accelerate the maturity of the related Contract, the master servicer’s or servicer’s ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases the master servicer or servicer may be prohibited from enforcing a due-on-sale clause in respect of a Manufactured Home.

Late Payment Charges and Prepayment Restrictions. Notes and mortgages, as well as manufactured housing conditional sales contracts and installment loan agreements, may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments or the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid even when the loans expressly provide for the collection of those charges. Although the Parity Act permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the bonds. The Office of Thrift Supervision (OTS), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003. However, the OTS’s ruling does not retroactively affect loans originated before July 1, 2003.

Subordinate Financing

When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Installment Contracts

The trust fund assets may also consist of installment sales contracts. Under an installment contract the seller (referred to in this section as the “lender”) retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the “borrower”) for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the installment contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for the maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the lender under an installment contract varies on a state-by- state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer’s equitable interest in the property is forfeited. The lender in this situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, the lender’s procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Applicability of Usury Laws

Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on some kinds of Manufactured Housing. Contracts would be covered if they satisfy conditions including, among other things, terms governing any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the trust fund.

Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum mortgage rates for ARM Loans, as set forth in the related prospectus supplement.

As indicated above under “The Mortgage Pools—Representations by Sellers,” each Seller of a mortgage loan will have represented that the mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders historically have been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII. Title VIII provides that, notwithstanding any state law to the contrary, (1) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks,(2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and (3) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Some states have taken this action.

Formaldehyde Litigation with Respect to Contracts

A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

Under the FTC Rule, which is described above under “Consumer Protection Laws”, the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. In the event an obligor is successful in asserting this claim, the related securityholders could suffer a loss if (1) the related Seller fails or cannot be required to repurchase the affected Contract for a breach of representation and warranty and (2) the master servicer, the servicer of the Contract or the trustee were unsuccessful in asserting any claim of contribution or subornation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from these manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

Servicemembers Relief Act

Under the terms of the Relief Act, a mortgagor who enters military service after the origination of the mortgagor’s mortgage loan (including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the mortgagor’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. With respect to any mortgage loan subject to the Relief Act with an interest rate in excess of 6% per annum, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or servicer to collect full amounts of interest on that mortgage loan. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by advances by the master servicer, any servicer or other entity or by any form of credit enhancement provided in connection with the related series of securities, unless described in the prospectus supplement. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or servicer to foreclose on an affected single family loan or enforce rights under a Contract during the mortgagor’s period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

Certain states have enacted or may enact their own versions of the Relief Act which may provide for more enhanced consumer protection provisions than those set forth in the Relief Act. The Relief Act may not preempt those state laws.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of RICO can be seized by the government if the property was used in, or purchased with the proceeds of, these crimes. Under procedures contained in the Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property”, including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, “reasonably without cause to believe” that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Junior Mortgages

Some of the mortgage loans may be secured by mortgages or deeds of trust which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, which may extinguish the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of this notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

Negative Amortization Loans

A notable case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the DIDMC and as a result, a mortgage loan that provided for negative amortization violated New Hampshire’s requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982,which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit’s decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion is the opinion of Thacher Proffitt & Wood llp and McKee Nelson llp, counsel to the depositor, with respect to the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered securities offered under this prospectus and the prospectus supplement insofar as it relates to matters of law or legal conclusions with respect thereto. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuing entity) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers are encouraged to consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See “State and Other Tax Consequences.”

The following discussion addresses securities of three general types:

•	REMIC Certificates representing interests in a trust fund, or a portion thereof, that the REMIC Administrator will elect to have treated as a REMIC under the REMIC Provisions of the Code,

•	notes representing indebtedness of a trust fund as to which no REMIC election will be made, and

•	Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no REMIC election will be made.

The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust fund and, if this election is to be made, will identify all “regular interests” and “residual interests” in the REMIC. For purposes of this tax discussion, references to a “securityholder,” “certificateholder” or a “holder” are to the beneficial owner of a security or certificate, as the case may be.

The following discussion is based in part upon the OID Regulations and in part upon REMIC Regulations. The OID Regulations do not adequately address issues relevant to securities such as the offered securities. In some instances, the OID Regulations provide that they are not applicable to securities such as the offered securities.

REMICS

Classification of REMICS. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of REMIC Certificates, Thacher Proffitt & Wood llp and McKee Nelson llp, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the related trust fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the related trust fund’s status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

Characterization of Investments in REMIC Certificates. In general, the REMIC Certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as “real estate assets”within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be “qualified mortgages” within the meaning of Section860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The REMIC Administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether the assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections mentioned in the immediately preceding paragraph. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as “real estate assets” under Section 856(c)(4)(A) of the Code.

Tiered REMIC Structures. For some series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related pooling and servicing agreement, each of the REMICs in that trust fund will qualify as a REMIC and the REMIC Certificates issued by these REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC Certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Code, all of the REMICs in that trust fund will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates.

General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

Original Issue Discount. A REMIC Regular Certificate may be issued with “original issue discount” within the meaning of Section 1273(a) of the Code. Any holder of a REMIC Regular Certificate issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the “constant yield” method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be the fair market value of that class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on the certificate other than “qualified stated interest.” “Qualified stated interest” is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC Regular Certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

The first interest payment on a REMIC Regular Certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the “accrual period” (as defined below) for original issue discount is each monthly period that ends on the day prior to each distribution date, in some cases, as a consequence of this “long first accrual period,” some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect the accrued interest. In such cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of the REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date) and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first distribution date should be included in the stated redemption price of the REMIC Regular Certificate. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years (rounding down for partial years) from the issue date until that payment is expected to be made (presumably taking into account the Prepayment Assumption) by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “Taxation of Owners of REMIC Regular Certificates—Market Discount” for a description of this election under the OID Regulations.

If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the “daily portions” of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

As to each “accrual period,” that is, each period that ends on a date that corresponds to the day prior to each distribution date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on the REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

A subsequent purchaser of a REMIC Regular Certificate that purchases a certificate that is treated as having been issued with original issue discount at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, each such daily portion will be reduced, if the cost of the certificate is in excess of its “adjusted issue price,” in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

Market Discount. A certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See “Taxation of Owners of REMIC Regular Certificates—Premium” below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable, except with the approval of the IRS.

However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See “Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder’s option: (1) on the basis of a constant yield method, (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under Section 171of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See “Taxation of Owners of REMIC Regular Certificates—Market Discount” above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether the certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code. The use of an assumption that there will be no prepayments may be required.

Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and non-corporate holders of the REMIC Regular Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a non-corporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder’s certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the certificate underlying the REMIC Certificates, as the case may be, until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. See “—Prohibited Transactions and Other Possible REMIC Taxes” below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in “Taxable Income of the REMIC” and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be “portfolio income” for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of “passive losses.”

A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds the REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that some modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than (or less than) the adjusted basis (as defined below) the REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of the REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC Residual Certificates are encouraged to consult their tax advisors concerning the treatment of these payments for income tax purposes.

The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with the income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to “excess inclusions” and “noneconomic” residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by the REMIC Residual Certificateholders for the corresponding period may significantly adversely affect the REMIC Residual Certificateholders’ after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any income from premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by the prospectus), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC Certificates will be determined in the manner described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See “—Taxation of Owners of REMIC Regular Certificates” above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC’s basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by this prospectus) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by this prospectus) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under “—Taxation of Owners of REMIC Regular certificates—Original Issue Discount,” except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by this prospectus) described therein will not apply.

If a class of REMIC Regular Certificates is issued with Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely clear, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—Taxation of Owners of REMIC Regular certificates—Original Issue Discount.”

As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See “—Prohibited Transactions and Other Possible REMIC Taxes” below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows these deductions only to the extent they exceed in the aggregate two percent of the taxpayer’s adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See “—Possible Pass-Through of Miscellaneous Itemized Deductions” below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for the REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC Residual Certificateholder’s adjusted basis in its REMIC Residual Certificate as of the close of the calendar quarter (determined without regard to the net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders are encouraged to consult their tax advisors.

Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Certificates will initially equal the amount paid for the REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent the REMIC Residual Certificateholders’ initial bases are less than the distributions to the REMIC Residual Certificateholders, and increases in initial bases either occur after the distributions or (together with their initial bases) are less than the amount of the distributions, gain will be recognized to the REMIC Residual Certificateholders on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See “—Sales of REMIC Certificates” below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original holder, see “—Taxation of Owners of REMIC Residual Certificates—General” above.

Excess Inclusions. Any “excess inclusions” with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the”excess inclusions” with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate over (2) the sum of the “daily accruals” (as defined below) for each day during the quarter that the REMIC Residual Certificate was held by the REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the “adjusted issue price” of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the “long-term Federal rate” in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The “long-term Federal rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are not considered to have “significant value.”

For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as “unrelated business taxable income” to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, “—Foreign investors in REMIC Certificates,” below.

Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer’s excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer’s income tax to an amount lower than the tentative minimum tax on excess inclusions.

In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of the Issuing Entity in proportion to the dividends received by the shareholders from the Issuing Entity, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC Regulations currently do not address this subject.

Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of “noneconomic” REMIC Residual Certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.” If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the “non-economic” REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is non-economic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC’s organizational documents, (1) the present value of the expected future distributions (discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute non-economic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future. The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income “to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer” and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same “safe harbor” provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000. Prior to purchasing a REMIC Residual Certificate, prospective purchasers are encouraged to consider the possibility that a purported transfer of the REMIC Residual Certificate by such a purchaser to another purchaser at some future day may be disregarded in accordance with the above described rules which would result in the retention of tax liability by that purchaser.

The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered “noneconomic” residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered “noneconomic” will be based upon assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered “noneconomic” for purposes of the above-described rules. See “—Foreign Investors in REMIC Certificates—REMIC Residual Certificates” below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

On May 11, 2004, the IRS issued final regulations relating to the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC Residual Certificates are encouraged to consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

Mark-to-Market Rules. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable Code provision and the related regulations. However, the IRS has issued regulations which provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus may not be marked to market.

Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a “pass-through entity” beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to the individual’s, estate’s or trust’s share of the fees and expenses will be added to the gross income of the holder and (2) the individual’s, estate’s or trust’s share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits these deductions only to the extent they exceed in the aggregate two percent of taxpayer’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual’s adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a “pass-through entity” beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder’s gross income. Accordingly, these REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors are encouraged to consult with their tax advisors prior to making an investment in the certificates.

Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of the REMIC Regular Certificate to the certificateholder, increased by income reported by the certificateholder with respect to the REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on the REMIC Regular Certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under “—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.” Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided the REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.

Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller’s income with respect to the REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the “applicable Federal rate” (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption applicable to the certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of the REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller’s income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC Certificate was held by the holder, reduced by any market discount included in income under the rules described above under “—Taxation of Owners of REMIC Regular Certificates—Market Discount” and”—Premium.”

REMIC Certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate” (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a “taxable mortgage pool” (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the “wash sale” rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder’s adjusted basis in the newly-acquired asset.

Losses on the sale of a REMIC Residual Certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors are encouraged to consult with their tax advisors as to the need to file such form.

Prohibited Transactions and Other Possible REMIC Taxes. In the event a REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. In general, subject to specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, a contribution to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize “net income from foreclosure property” subject to federal income tax.

To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the Closing Date, tax on “net income from foreclosure property” or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer’s or the trustee’s obligations, as the case may be, under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the master servicer or the trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a “disqualified organization” (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in the entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

In addition, if a “pass-through entity” (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity (1) the holder’s social security number and a statement under penalties of perjury that the social security number is that of the recordholder or (2) a statement under penalties of perjury that the record holder is not a disqualified organization. Notwithstanding, the preceding two sentences, in the case of a REMIC Residual Certificate held by an “electing large partnership,” all interests in the partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for the tax paid by the partnership).

For these purposes, a “disqualified organization” means:

•
the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac),

•	any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code,

•	any organization described in Section 1381(a)(2)(C) of the Code, or

•	an electing large partnership within the meaning of Section 775 of the Code.

For these purposes, a “pass-through entity” means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual Certificateholder’s adjusted basis in the certificate, the REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. The REMIC Administrator (or other party described in the related prospectus supplement) will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the “tax matters person” with respect to the REMIC in all respects or (2) will be designated as and will act as the “tax matters person” with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

The REMIC Administrator, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification. REMIC Residual Certificateholders generally will be required to report these REMIC items consistently with their treatment on the REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as either tax matters person or as agent for the tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder’s return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose the information to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “—Taxation of Owners of REMIC Regular certificates—Market Discount.”

The responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator or other party designated in the related prospectus supplement.

Backup Withholding With Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the “backup withholding tax” under Section 3406 of the Code if recipients of the payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder. This statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within 3 calendar years after the statement is first delivered. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

In addition, in certain circumstances the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder’s allocable portion of the interest income received by the controlled foreign corporation.

Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non- resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

Except as stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

Notes

On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, Thacher Proffitt & Wood llp and McKee Nelson llp, counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness to a noteholder thereof other than the owner of the owner trust certificates and (2) depending on the structure of the transaction, either (A) the Issuing Entity, as created pursuant to the terms and conditions of the owner trust agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool or (B) the Issuing Entity will be treated as a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code. The related prospectus supplement will specify which of the above opinions is applicable to the related transaction. For purposes of this tax discussion, references to a “noteholder” or a “holder” are to the beneficial owner of a note.

Status as Real Property Loans

(1) Notes held by a domestic building and loan association will not constitute “loans . . . secured by an interest in real property” within the meaning of Code section 7701(a)(19)(C)(v); and (2) notes held by a real estate investment trust will not constitute “real estate assets” within the meaning of Code section 856(c)(4)(A) and interest on notes will not be considered “interest on obligations secured by mortgages on real property” within the meaning of Code section 856(c)(3)(B).

Taxation of Noteholders

Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, as described above, except that (1) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to the notes. See “—REMICs—Taxation of Owners of REMIC Regular Certificates” and “—Sales of REMIC Certificates.”

Grantor Trust Funds

Classification of Grantor Trust Funds. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, Thacher Proffitt & Wood llp and McKee Nelson llp, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) “obligation[s] (including any participation or Certificate of beneficial ownership therein) which [are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3) of the Code; and (3) “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code, and “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying these sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material are encouraged to consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

The Grantor Trust Strip Certificates will be “obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual’s adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder’s alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, the fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the “stripped bond” rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or (2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established “safe harbors.” The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Certificates may be higher than the “safe harbors” and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the preceding “safe harbor” rules apply.

If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with “original issue discount” within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See “—Taxation of Owners of Grantor Trust Fractional Interest Certificates—Market Discount” below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate’s stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than “qualified stated interest,” if any, as well as the certificate’s share of reasonable servicing fees and other expenses. See “—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” for a definition of “qualified stated interest.” In general, the amount of the income that accrues in any month would equal the product of the holder’s adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month (see “Sales of Grantor Trust Certificates”) and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield would be computed at the rate (compounded based on the regular interval between distribution dates) that, if used to discount the holder’s share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses.

To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, for taxable years beginning after August 5, 1997, Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or for taxable years beginning prior to August 5, 1997 or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than the principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder’s interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

It is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in “Characteristics of Investments in Grantor Trust Certificates—If Stripped Bond Rules Do Not Apply” and”—Market Discount” below.

If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder’s normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than “qualified stated interest.” “Qualified stated interest” is interest that is unconditionally payable at least annually at a single fixed rate, or at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any “points” paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate’s allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate “adjusted issue prices” of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate’s allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the mortgage loan at the beginning of the accrual period that includes the day and (2) the daily portions of original issue discount for all days during the accrual period prior to the day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See “Grantor Trust Reporting” below.

Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a “market discount,” that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of the discount that has accrued (under the rules described in the next paragraph) through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by (or, in the case of accrual basis certificateholders, due to) the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to the holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in “—Taxation of Owners of REMIC Regular Certificates—Market Discount” above.

Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, some rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder’s option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of the discount income.

Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” with the exception that it is less likely that a prepayment assumption will be used for purposes of these rules with respect to the mortgage loans.

Further, under the rules described in “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount,” above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made (or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due).

It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See “REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue discount.” It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

Taxation of Owners of Grantor Trust Strip Certificates. The “stripped coupon” rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in “Characterization of Investments in Grantor Trust Certificates—If Stripped Bond Rules Apply,” no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates are encouraged to consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

The OID Regulations do not apply to “stripped coupons,” although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under “—Possible Application of Contingent Payment Rules” and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder’s adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See “Characterization of Investments in Grantor Trust Certificates—If Stripped Bond Rules Apply” above.

As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates for taxable years beginning after August 5, 1997. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool or for taxable years beginning prior to August 5, 1997, or whether use of a prepayment assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates are encouraged to consult their own tax advisors regarding the use of the Prepayment Assumption.

It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment, except possibly if prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

Possible Application of Contingent Payment Rules. The coupon stripping rules’ general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated, regarding contingent payment debt instruments (the “Contingent Payment Regulations”), but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities(such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the “noncontingent bond method.” Under the “noncontingent bond method,” the issuing entity of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuing entity’s projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the “applicable Federal rate” that, as of the issue date, reflects general market conditions, the credit quality of the issuing entity, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

Assuming that a prepayment assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under “Taxation of Owners of Grantor Trust Strip Certificates”. Certificateholders are encouraged to consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

Sales of Grantor Trust Certificates. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust Certificate.

Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a “conversion transaction”within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate” (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting. The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of servicing compensation received by the master servicer and subservicer (if any) and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund’s information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

Backup Withholding. In general, the rules described in “—REMICS—Backup Withholding with Respect to REMIC Certificates” will also apply to Grantor Trust Certificates.

Foreign Investors. In general, the discussion with respect to REMIC Regular certificates in “REMICS—Foreign Investors in REMIC Certificates” applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion.

To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder’s trade or business in the United States, the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

Callable Classes

The tax consequences of holding or selling a Callable Class will be discussed in the related Prospectus Supplement.

PENALTY AVOIDANCE

The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Federal Income Tax Consequences”, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus and the prospectus supplement. State tax and local law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their own tax advisors with respect to the various state and other tax consequences of investments in the securities offered under this prospectus and the prospectus supplement.

ERISA CONSIDERATIONS

Sections 404 and 406 of ERISA impose fiduciary and prohibited transaction restrictions on ERISA Plans and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on Tax Favored Plans. ERISA and the Code prohibit a broad range of transactions involving assets of Plans and persons having obtained specified relationships to a Plan, called Parties in Interest, unless a statutory or administrative exemption is available with respect to any such transaction.

Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject the ERISA requirements. Accordingly, assets of these plans may be invested in the securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made for the exclusive benefit of Plan participants and their beneficiaries and in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of a Plan’s assets, or “Plan Assets,” and any person who provides investment advice with respect to Plan Assets for a fee is a fiduciary of the investing Plan. If the mortgage loans and other assets included in the trust fund were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan “fiduciary,” and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available. Further, ERISA and the Code prohibit a broad range of transactions involving Plan Assets and Parties in Interest, unless a statutory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available with respect to any transaction of this sort.

Some transactions involving the Issuing Entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the securities, if the mortgage loans and other assets included in a trust fund are deemed to be assets of the Plan. The DOL has promulgated the DOL Regulations concerning whether or not a Plan’s assets would be deemed to include an interest in the underlying assets of an entity, including a Issuing Entity, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an “equity interest” in another entity (such as the Issuing Entity), the underlying assets of that entity may be considered to be Plan Assets unless an exception applies. Exceptions contained in the DOL Regulations provide that Plan Assets will not include an undivided interest in each asset of an entity in which the Plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the Plan is either a “publicly-offered security” that is “widely held,” both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. In addition, the DOL Regulations provide that the term “equity interest” means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no “substantial equity features.” Under the DOL Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a certificate or a note with “substantial equity features”), and, because of the factual nature of some of the rules set forth in the DOL Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the Issuing Entity). Without regard to whether the notes or certificates are characterized as equity interests, the purchase, sale and holding of notes or certificates by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuing Entity, the trustee or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan. Neither Plans nor persons investing Plan Assets should acquire or hold securities solely in reliance upon the availability of any exception under the DOL Regulations.

Class Exemptions

The DOL has issued Prohibited Transaction Class Exemptions (“PTCEs”) which provide exemptive relief to parties to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which may be available for investments in securities follows. Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. The prospectus supplement for a particular offering of securities may tell you whether the securities themselves satisfy the conditions of these exemptions. You should consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption’s availability.

Class exemptions for purchases and sales of securities.

The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand:

•	PTCE 84-14, which exempts certain transactions approved on behalf of the Plan by a qualified professional asset manager.
•	PTCE 86-128, which exempts certain transactions between a Plan and certain broker-dealers.
•	PTCE 90-1, which exempts certain transactions entered into by insurance company pooled separate accounts in which Plans have made investments.
•	PTCE 91-38, which exempts certain transactions entered into by bank collective investment funds in which Plans have made investments.

•	PTCE 96-23, which exempts certain transaction approved on behalf of a Plan by an in-house investment manager.

These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust. The Issuing Entity cannot assure you that a purchase or sale of securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.

Class exemptions for purchases and sales of securities and transactions incidental to the operation of the trust.

The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand, and may also apply to prohibited transactions that may result from transactions incident to the operation of the trust:

•	PTCE 95-60, which exempts certain transactions involving insurance company general accounts.
•
PTCE 83-1, which exempts certain transactions involving the purchase of pass-through certificates in mortgage pool investment trusts from, and the sale of such certificates to, the pool sponsor, as well as transactions in connection with the servicing and operation of the pool.

Prohibited Transaction Class Exemption 83-1. The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 (“PTCE 83-1”), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a “mortgage pool” and the purchase, sale and holding of “mortgage pool pass-through certificates.” A “mortgage pool” is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A “mortgage pool pass-through certificate” is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

For the exemption to apply, PTCE 83-1 requires that:

•
the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

•	the trustee may not be an affiliate of the depositor;

•
and the payments made and retained by the depositor in connection with the trust fund, together with all funds inuring to the depositor’s benefit for administering the trust fund, represent no more than “adequate consideration” for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

In addition, if it is applicable, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which the depositor, the special hazard insurer, the pool insurer, the master servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the assets of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

In the case of any Plan with respect to which the depositor, the master servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

•	the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;

•	the Plan pays no more for the certificates than would be paid in an arm’s length transaction;

•	no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of certificates to the Plan;

•	the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

•	at least 50% of the aggregate amount of certificates is acquired by persons independent of the depositor, the trustee, the master servicer, and the special hazard insurer or pool insurer.

Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a “mortgage pool,” that the certificates constitute “mortgage pool pass-through certificates,” and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

Underwriter Exemption

The DOL has issued Exemptions to some underwriters, which generally exempt from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, some transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates or other “securities” underwritten by an Underwriter, as defined below, provided that the conditions set forth in the Exemption are satisfied. For purposes of this section “ERISA Considerations”, the term “Underwriter” includes (1) the underwriter, (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter and (3) any member of the underwriting syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to a class of securities.

General Conditions of Exemption. The Exemption sets forth six general conditions which must be satisfied for the Exemption to apply.

First, the acquisition of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

Second, the Exemption applies only to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by other securities of the same trust, unless none of the mortgage loans has a Loan-to-Value Ratio at the date of issuance of the securities that exceeds 100%.

Third, the securities at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by an Exemption Rating Agency. However, the securities must be rated in one of the two highest generic categories by an Exemption Rating Agency if the Loan-to-Value Ratio of any one- to four-family residential mortgage loan or home equity loan held in the trust fund exceeds 100% but does not exceed 125% at the date of issuance of the securities, and in that case the Exemption will not apply: (1) to any of the securities if any mortgage loan or other asset held in the trust fund (other than a one- to four-family residential mortgage loan or home equity loan) has a Loan-to-Value Ratio that exceeds 100% at the Closing Date or (2) to any subordinate securities.

Fourth, the trustee cannot be an affiliate of any member of the “Restricted Group” other than the Underwriter. The Restricted Group consists of any Underwriter, the depositor, the master servicer, the special servicer, any servicer, any counterparty to an “eligible swap” (as described below) and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the Issuing Entity as of the date of initial issuance of the securities.

Fifth, the sum of all payments made to and retained by the Underwriter or Underwriters must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the trust fund must represent not more than the fair market value of the obligations; and the sum of all payments made to and retained by the master servicer, the special servicer and any servicer must represent not more than reasonable compensation for the person’s services under the related Agreement and reimbursement of the person’s reasonable expenses in connection therewith.

Sixth, the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

Insurance company general accounts.

In the event that securities which are certificates, but not notes, do not meet the requirements of the Exemption solely because they are subordinate certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Sections I and III of PTCE 95-60 which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

Certain permitted assets.

The Exemption permits an interest-rate swap or yield supplement agreement to be held by the Issuing Entity if it meets the conditions of the Exemption.

An interest-rate swap (a “swap” or “swap agreement”) is a permitted trust fund asset if it: (a) is an “eligible swap;” (b) is with an “eligible counterparty;” (c) meets certain additional specific conditions which depend on whether the swap is a “ratings dependent swap” or a “non-ratings dependent swap” and (e) permits the Issuing Entity to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller. Securities to which one or more swap agreements apply may be acquired or held only by “qualified plan investors.”

An “eligible swap” is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the Issuing Entity pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the Issuing Entity receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“allowable interest rate”); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“allowable notional amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable exemption rating agency.

A “qualified plan investor” is a plan where the decision to buy such class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and such fiduciary is either (a) a “qualified professional asset manager” (“QPAM”) under PTCE 84-14, (b) an “in-house asset manager” under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

In “ratings dependent swaps” (where the rating of a class of securities is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

“Non-ratings dependent swaps” (those where the rating of the securities does not depend on the terms and conditions of the swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the Issuing Entity in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.

A yield supplement agreement is a permitted trust fund asset if it satisfies the conditions of an “eligible yield supplement agreement.” Generally, any yield supplement agreement will be an eligible yield supplement agreement, provided that if such yield supplement agreement is an interest rate cap contract, a corridor contract or similar arrangement with a notional principal amount and is purchased by or on behalf of the Issuing Entity to supplement the interest rates otherwise payable on obligations held by the trust fund, then such yield supplement agreement will be an eligible yield supplement agreement only if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the Issuing Entity and an eligible counterparty and (f) it has an allowable notional amount.

Permitted trust funds include owner-trusts, as well as grantor-trusts and REMICs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) securities evidencing interests in the other investment pools must have been rated in one of the four highest generic categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of securities by or on behalf of a Plan or with Plan Assets; and (3) securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of securities by or on behalf of a Plan or with Plan Assets.

A fiduciary of a Plan or any person investing Plan Assets to purchase a security must make its own determination that the conditions set forth above will be satisfied with respect to the security.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange or transfer of securities in the initial issuance of the securities or the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets or the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of an Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If the specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

1.
The direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the securities is

a.	a mortgagor with respect to 5% or less of the fair market value of the trust fund assets or

b.	an affiliate of such a person, provided that:

i.
(a) the Plan is not an Excluded Plan; (b) each Plan’s investment in each class of securities does not exceed 25% of the outstanding securities in the class; (c) after the Plan’s acquisition of the securities, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of a trust fund containing assets which are sold or serviced by the same entity; and (d) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of securities and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group;

2.	The direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan assets provided that the conditions in (i)(a), (c), and (d) above are met; and

3.	The continued holding of securities acquired by a Plan or with Plan Assets in an initial issuance or secondary market transaction meeting the foregoing requirements.

Further, if the specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having a specified relationship to such a person) solely as a result of the Plan’s ownership of securities.

The Exemption generally extends exemptive relief to mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing securities. With respect to the securities, the Exemption will generally allow mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by a trust fund, to be transferred to the trust fund within the Pre-Funding Period instead of requiring that all the mortgage loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

•	as mentioned, the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%;

•
all additional mortgage loans transferred to the related trust fund after the Closing Date must meet the same terms and conditions for eligibility as the original mortgage loans used to create such trust fund, which terms and conditions have been approved by one of the Exemption Rating Agencies;

•
the transfer of the additional mortgage loans to the trust fund during the Pre-Funding Period must not result in the securities to be covered by the Exemptions receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust fund;

•
solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for the mortgage loans included in the related trust fund on the Closing Date and all additional mortgage loans transferred to the related trust fund after the Closing Date at the end of the Pre-Funding Period must not be more than 100 basis points lower than the rate for the mortgage loans which were transferred to the trust fund on the Closing Date;

•	either:

(1)  the characteristics of the additional mortgage loans transferred to the related trust fund after the Closing Date must be monitored by an insurer or other credit support provider which is independent of the depositor; or

(2)  an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the Exemption Rating Agency rating the securities, the Underwriter and the trustee) stating whether or not the characteristics of the additional mortgage loans transferred to the related trust fund after the Closing Date conform to the characteristics described in the prospectus or prospectus supplement and/or agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the related trust fund as of the Closing Date;

•
the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in some circumstances if the pre-funding accounts falls below the minimum level specified in the Agreement or an event of default occurs;

•
amounts transferred to any pre-funding accounts and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption Rating Agencies rating the securities and must:

(1)  be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that the obligations are backed by the full faith and credit of the United States); or

(2)  have been rated (or the obligor has been rated) in one of the three highest generic rating categories by one of the Exemption Rating Agencies (“ERISA Permitted Investments”);

•	the prospectus or prospectus supplement must describe the duration of the Pre-Funding Period;

•
the trustee (or any agent with which the trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA. The trustee, as legal owner of the trust fund, must enforce all the rights created in favor of securityholders of the trust fund, including employee benefit plans subject to ERISA.

Revolving pool features.

The Exemption only covers certificates backed by “fixed” pool of loans which require that all the loans must be transferred to the related trust fund or identified at closing (or transferred within the Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, certificates issued by an Issuing Entity which is a trust fund that features revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in “ERISA Considerations Relating to Notes.”

Other Exemptions

Insurance companies contemplating the investment of general account assets in the securities are encouraged to consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA.

ERISA Considerations Relating to Notes

Under the DOL Regulations, the assets of the trust fund would be treated as “plan assets” of a Plan for the purposes of ERISA and the Code only if the Plan acquires an “equity interest” in the trust fund and none of the exceptions contained in the DOL Regulations is applicable. An equity interest is defined under the DOL Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the DOL Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an “equity interest” for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

The Exemption permits trust funds which are grantor trusts, owner-trusts, REMICs or FASITS to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund’s assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund’s assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. Nevertheless, because other prohibited transactions might be involved, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein.

In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by “qualified professional asset managers”), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by “in-house asset managers”) (collectively, the “Investor-Based Exemptions”). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

In the event that the Exemption is not applicable to the notes, there can be no assurance that any class of notes will be treated as indebtedness without substantial equity features for purposes of the DOL Regulations. There is increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating of a class of notes, the subsequent transfer of such notes or any interest therein to a Plan trustee or other person acting on behalf of a Plan, or using Plan Assets to effect such transfer, will be restricted. Unless otherwise stated in the related prospectus supplement, by acquiring a note, each purchaser will be deemed to represent that either (1) it is not acquiring the note with Plan Assets; or (2) (A) either (i) none of the issuing entity, the depositor any underwriter, the trustee, the master servicer, any other servicer or any of their affiliates is a party in interest with respect to such purchaser that is an ERISA plan or (ii) PTCE 90-1, PTCE 91-38, PTCE 84-14, PTCE 95-60, PTCE 96-23 or some other prohibited transaction exemption is applicable to the acquisition and holding of the note by such purchaser and (B) the notes are rated investment grade or better and such person believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the notes. Alternatively, regardless of the rating of the notes, such person may provide the trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the issuing entity, the depositor, the trustee, the master servicer or any other servicer, which opines that the purchase, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the issuing entity, the depositor, the trustee, the master servicer or any other servicer to any obligation in addition to those undertaken in the indenture.

EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

ANY PLAN INVESTOR WHO PROPOSES TO USE “PLAN ASSETS” OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS ARE ENCOURAGED TO CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

Callable Securities

With respect to classes of securities which were eligible for exemptive relief under the Exemption and were issued as a Callable Class, the exercise of the Call would be covered under the Exemption. However, with respect to classes of exchangeable securities and Callable Classes which were not eligible for exemptive relief under the Exemption when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a party in interest with respect to such Plan are involved in the transaction. However, one or more Investor-Based Exemptions discussed above may be applicable to these transactions.

Tax Exempt Investors

A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” within the meaning of Section 512 of the Code. All “excess inclusion” of a REMIC allocated to a REMIC Residual Certificate and held by such an investor will be considered “unrelated business taxable income” and thus will be subject to federal income tax. See “Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions.”

Consultation with Counsel

There can be no assurance that the Exemptions or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust fund. Prospective Plan investors are encouraged to consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the depositor, the trustees, the master servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

Before purchasing an offered security in reliance on the Exemption, or an Investor-Based Exemption or any other exemption, a fiduciary of a Plan or other Plan Asset investor should itself confirm that (a) all the specific and general conditions set forth in the Exemption, an Investor-Based Exemption or other exemption, would be satisfied and (b) in the case of a security purchased under the Exemption, the security constitutes a “security” for purposes of the Exemption. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, and Investor-Based Exemption or other exemption, the Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase the securities on behalf of a Plan.

A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

LEGAL INVESTMENT MATTERS

Each class of certificates offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related prospectus supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute “mortgage related securities” for purposes of SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for the entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to “mortgage related securities,” such securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in “mortgage related securities,” or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in “high-risk mortgage securities.” The policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution’s overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of offered securities will be treated as high-risk under the policy statement.

The predecessor to the OTS issued a bulletin, entitled, “Mortgage Derivative Products and Mortgage Swaps”, which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain “high-risk” mortgage derivative securities and limitations on the use of the securities by insolvent, undercapitalized or otherwise “troubled” institutions. According to the bulletin, such “high-risk” mortgage derivative securities include securities having specified characteristics, which may include some classes of offered securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in specified types of securities, which may include some classes of offered securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

Any class of securities that is not rated in one of the two highest rating categories by at least one Rating Agency, and any other class of securities specified in the related prospectus supplement, will not constitute “mortgage related securities” for purposes of SMMEA. Prospective investors in these classes of securities, in particular, should consider the matters discussed in the following paragraph.

There may be other restrictions on the ability of investors either to purchase some classes of offered securities or to purchase any class of offered securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of offered securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered securities of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

USE OF PROCEEDS

Substantially all of the net proceeds to be received from the sale of certificates will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage loans in the respective mortgage pools and to pay other expenses. The depositor expects that it will make additional sales of securities similar to the offered securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHODS OF DISTRIBUTION

The certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from the sale.

As to any offering of securities, in addition to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b).

The depositor intends that offered securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered securities of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

•	By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

•	By placements by the depositor with institutional investors through dealers; and

•	By direct placements by the depositor with institutional investors.

If underwriters are used in a sale of any offered securities (other than in connection with an underwriting on a best efforts basis), the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of the offered securities of a particular series will be set forth on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

In connection with the sale of the offered securities, underwriters may receive compensation from the depositor or from purchasers of the certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered securities may be deemed to be underwriters in connection with the certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

It is anticipated that the underwriting agreement pertaining to the sale of offered securities of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all such securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against specified civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of offered securities of the series.

The depositor anticipates that the securities offered by this prospectus and the prospectus supplement will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of offered securities, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of the certificates. Holders of offered securities are encouraged to consult with their legal advisors in this regard prior to any such reoffer or sale.

LEGAL MATTERS

Legal matters in connection with the securities of each series, including both federal income tax matters and the legality of the securities being offered, will be passed upon for the depositor by Thacher Proffitt & Wood llp, New York, New York and McKee Nelson llp, New York, New York.

FINANCIAL INFORMATION

With respect to each series, a new trust fund will be formed, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

RATING

It is a condition to the issuance of any class of offered securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuing entity-related aspects associated with the certificates and notes, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and mortgage-backed notes do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest securities in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

AVAILABLE INFORMATION

The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The depositor does not intend to send any financial reports to security holders.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Securities — Reports to Securityholders” and “Servicing of Mortgage Loans — Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the internet web site specified in the prospectus supplement as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission.

This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities Act and to which reference is hereby made.

REPORTS TO SECURITYHOLDERS

The master servicer or another designated person will be required to provide periodic unaudited reports concerning each issuing entity to all registered holders of offered securities of the related series with respect to each issuing entity as are required under the Exchange Act and the Commission’s related rules and regulations, and under the terms of the applicable agreements.

As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information”.

As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the website referenced above under “Available Information” as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See “Servicing of Mortgage Loans — Evidence as to Compliance” and “Description of the Securities—Reports to Securityholders.”

INCORPORATION OF INFORMATION BY REFERENCE

There are incorporated into this prospectus and in the related prospectus supplement by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to a trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities shall also be deemed incorporated by reference into this prospectus and the related prospectus supplement.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to MortgageIT Securities Corp., 33 Maiden Lane, New York, New York, 10038, or by telephone at (212) 651-7700. The depositor has determined that its financial statements will not be material to the offering of any offered securities.

GLOSSARY

Accrual Security— A security with respect to which some or all of its accrued interest will not be distributed as interest but rather an amount equal to that interest will be added to the principal balance thereof on each distribution date for the period described in the related prospectus supplement.

Affiliated Seller— MortgageIT, Inc., the parent of the depositor, and their respective affiliates.

Agreement— An owner trust agreement, servicing agreement, indenture or pooling and servicing agreement.

ARM Loan— A mortgage loan with an adjustable interest rate.

Bankruptcy Amount - The amount of Bankruptcy Losses that may be allocated to the credit enhancement of the related series.

Bankruptcy Code— Title 11 of the United States Code, as amended from time to time.

Bankruptcy Loss— A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

Beneficial Owner— A person acquiring an interest in any DTC Registered Security.

Benefit Plan Investors— Plans, as well as any “employee benefit plan” (as defined in Section 3(3) or ERISA) which is not subject to Title I of ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans(as defined in Section 3(33) of ERISA) which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include Plan Assets by reason of a plan’s investment in the entity.

Buydown Account— With respect to a buydown mortgage loan, the custodial account where the Buydown Funds are placed.

Buydown Funds— With respect a buydown mortgage loan, the amount contributed by the seller of the mortgaged property or another source and placed in the Buydown Account.

Buydown Period — The period during which funds on a buydown mortgage loan are made up for from the Buydown Account.

Call Class— A class of securities which entitles the holder thereof to direct the trustee to redeem a Callable class of securities.

Callable Class— A class of securities of a series which is redeemable, directly or indirectly, at the direction of the holder of the related Call Class, as provided in the related prospectus supplement. A Callable Class may have a “lock-out period” during which such securities cannot be called and generally will be called only if the market value of the assets in the trust fund for such Callable Class exceeds the outstanding principal balance of such assets.

CERCLA— The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

Clearstream - Clearstream Banking, société anonyme, formerly known as Cedelbank SA.

Closing Date— With respect to any series of securities, the date on which the securities are issued.

Code— The Internal Revenue Code of 1986.

Commission— The Securities and Exchange Commission.

Committee Report— The Conference Committee Report accompanying the Tax Reform Act of 1986.

Conservation Act— The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996.

Contract— Manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home.

Contributions Tax— With respect to specific contributions to a REMIC made after the Closing Date, a tax on the REMIC equal to 100% of the value of the contributed property.

Cooperative— With respect to a cooperative mortgage loan, the corporation that owns the related apartment building.

Crime Control Act— The Comprehensive Crime Control Act of 1984.

Defaulted Mortgage Loss— A Realized Loss other than a Special Hazard Loss, Extraordinary Loss or other losses resulting from damage to a mortgaged property, Bankruptcy Loss or Fraud Loss.

Deferred Interest — If an adjustment to the mortgage rate on a mortgage loan has caused the amount of accrued interest on the mortgage loan in any month to exceed the scheduled monthly payment on the mortgage loan, the resulting amount of interest that has accrued but is not then payable;

Deleted Mortgage Loan — A mortgage loan which has been removed from the related trust fund.

Designated Seller Transaction— A series of securities where the related mortgage loans are provided either directly or indirectly to the depositor by one or more Sellers identified in the related prospectus supplement.

Determination Date — The close of business on the date on which the amount of each distribution to securityholders will be determined, which shall be stated in each prospectus supplement.

DIDMC— The Depository Institutions Deregulation and Monetary Control Act of 1980.

Distribution Account— One or more separate accounts for the collection of payments on the related mortgage loans constituting the related trust fund, which may be a Master Servicer Collection Account.

DOL— The U.S. Department of Labor.

DOL Regulations— Regulations by the DOL promulgated at 29 C.F.R. § 2510.3-101.

DTC - The Depository Trust Company.

DTC Registered Security— Any security initially issued through the book-entry facilities of the DTC.

Eligible Account — An account maintained with a federal or state chartered depository institution (i) the short-term obligations of which are rated by each of the Rating Agencies in its highest rating at the time of any deposit therein, or (ii) insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel (obtained by and at the expense of the person requesting that the account be held pursuant to this clause (ii)) delivered to the trustee prior to the establishment of the account, the securityholders will have a claim with respect to the funds in the account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Instruments) securing the funds that is superior to claims of any other depositors or general creditors of the depository institution with which the account is maintained or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iv) an account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Distribution Account will not have an adverse effect on the then-current ratings assigned to the classes of the securities then rated by the Rating Agencies). Eligible Accounts may or may not bear interest.

Equity Certificates — With respect to any series of notes, the certificate or certificates representing a beneficial ownership interest in the related issuing entity.

ERISA— The Employee Retirement Income Security Act of 1974, as amended.

ERISA Plans — Employee pension and welfare benefit plans subject to Sections 404 and 406 of ERISA.

Exemption— An individual prohibited transactions exemption issued by the DOL to an underwriter, as amended by Prohibited Transaction Exemption (“PTE”) 97-34, 62 Fed. Reg. 39021 (July 21,1997), PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000), and PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002).

Exemption Rating Agency — Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., or Fitch, Inc.

Exchange Act — The Securities Exchange Act of 1934, as amended.

Extraordinary Loss — Any Realized Loss occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks.

Fraud Loss — A Realized Loss incurred on a defaulted mortgage loan as to which there was fraud in the origination of the mortgage loan.

Fraud Loss Amount - The amount of Fraud Losses that may be allocated to the credit enhancement of the related series.

FTC Rule — The so-called “Holder-in-Due-Course” Rule of the Federal Trade Commission.

Garn-St Germain Act— The Garn-St Germain Depository Institutions Act of 1982.

Ginnie Mae— The Government National Mortgage Association.

Global Securities — The certificated securities registered in the name of DTC, its nominee or another depository representing interests in the class or classes specified in the related prospectus supplement which are held in book-entry form.

Grantor Trust Certificate — A certificate representing an interest in a Grantor Trust Fund.

Grantor Trust Fractional Interest Certificate— A Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

Grantor Trust Strip Certificate — A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees and any retained interest of the depositor) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the Grantor Trust Fund. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

Grantor Trust Fund — A trust fund as to which no REMIC election will be made and which qualifies as a “grantor trust” within the meaning of Subpart E, part I of subchapter J of the Code.

High Cost Loans— Mortgage loans subject to the Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rate and/or points and fees thresholds.

High LTV Loans — Mortgage loans with Loan-to-Value Ratios in excess of 80% and as high as 150% and which are not be insured by a Primary Insurance Policy.

Homeownership Act—The Home Ownership and Equity Protection Act of 1994.

Housing Act — The National Housing Act of 1934, as amended.

Index — With respect to an ARM Loan, the related index will be specified in the related prospectus supplement, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds and may include one of the following indexes: (1) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (2) the weekly auction average investment yield of U.S. Treasury bills of six months, (3) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (4) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, (5) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related prospectus supplement or (6) any other index described in the related prospectus supplement.

Insurance Proceeds — Proceeds received under any hazard, title, primary mortgage, FHA or other insurance policy that provides coverage with respect to a particular mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage.

Intermediary — An institution that is not a participant in the DTC but clears through or maintains a custodial relationship with a participant.

IRS— The Internal Revenue Service.

Issue Premium — The excess of the issue price of a REMIC Regular Certificate over its stated redemption price.

Issuing Entity — With respect to a series of notes, the Delaware statutory trust or other trust, created pursuant to the owner trust agreement, that issues the notes.

Liquidation Proceeds — (1) All amounts, other than Insurance Proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the related issuing entity through foreclosure or otherwise and (2) all proceeds of any mortgage loan purchased (or, in the case of a substitution, amounts representing a principal adjustment) by the master servicer, the depositor, a Seller or any other person pursuant to the terms of the related pooling and servicing agreement or servicing agreement as described under “The Mortgage Pools—Representations by Sellers,” “Servicing of Mortgage Loans—Realization Upon and Sale of Defaulted Mortgage Loans,” “—Assignment of Trust Fund Assets” above and “The Agreements—Termination.”

Loan-to-Value Ratio — With respect to any mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan plus the principal balance of any senior mortgage loan to the Value of the related mortgaged property.

Manufactured Home — Manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a “manufactured home” as “a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter.”

Master Servicer Collection Account— One or more separate accounts established by a master servicer, into which each of the related servicers are required to remit collections of payments on the related mortgage loans included in the related trust fund.

Net Mortgage Rate — With respect to a mortgage loan, the mortgage rate net of the per annum rate or rates applicable to the calculation of servicing and administrative fees and any retained interest of the depositor.

Nonrecoverable Advance — An advance which, in the good faith judgment of the master servicer or a servicer, as applicable, will not be recoverable from recoveries on the related mortgage loan or another specifically identified source.

Note Margin — With respect to an ARM Loan, the fixed percentage set forth in the related mortgage note, which when added to the related Index, provides the mortgage rate for the ARM Loan.

OID Regulations — The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

OTS— The Office of Thrift Supervision.

Parties in Interest — With respect to a Plan, persons who have specified relationships to the Plans, either “Parties in Interest” within the meaning of ERISA or “Disqualified Persons” within the meaning of Section 4975 of the Code.

Percentage Interest — With respect to a security of a particular class, the percentage obtained by dividing the initial principal balance or notional amount of the security by the aggregate initial amount or notional balance of all the securities of the class.

Permitted Investments — United States government securities and other investment grade obligations specified in the related pooling and servicing agreement or the related servicing agreement and indenture.

Plan Assets —“Plan assets” of a Plan, within the meaning of the DOL Regulations.

Plans— ERISA Plans and Tax Favored Plans.

Prepayment Assumption — With respect to a REMIC Regular Certificate or a Grantor Trust Certificate, the prepayment assumption used in pricing the initial offering of that security.

Prepayment Interest Shortfall— With respect to any mortgage loan with a prepayment in part or in full the excess, if any, of interest accrued and otherwise payable on the related mortgage loan over the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor).

Primary Insurance Covered Loss — With respect to a mortgage loan covered by a Primary Insurance Policy, the amount of the related loss covered pursuant to the terms of the Primary Insurance Policy, which will generally consist of the unpaid principal amount of the mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of specific expenses, less (1) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property, (2) hazard insurance proceeds in excess of the amount required to restore the related mortgaged property and which have not been applied to the payment of the mortgage loan, (3) amounts expended but not approved by the primary insurer, (4) claim payments previously made on the mortgage loan and (5) unpaid premiums and other specific amounts.

Primary Insurance Policy— A primary mortgage guaranty insurance policy.

Primary Insurer— An issuer of a Primary Insurance Policy.

Protected Account— One or more separate accounts established by each servicer servicing the mortgage loans, for the collection of payments on the related mortgage loans included in the related trust fund.

PTCE— Prohibited Transaction Class Exemption.

Qualified Substitute Mortgage Loan— A mortgage loan substituted for a Deleted Mortgage Loan, meeting the requirements described under “The Mortgage Pools— Representations by Sellers” in this prospectus.

Rating Agency — A “nationally recognized statistical rating organization” within the meaning of Section 3(a)(41) of the Exchange Act.

Realized Loss — Any loss on a mortgage loan attributable to the mortgagor’s failure to make any payment of principal or interest as required under the mortgage note.

Record Date — The close of business on the last business day of the month preceding the month in which the applicable distribution date occurs.

Relief Act— The Servicemembers Relief Act, as amended.

REMIC— A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

REMIC Administrator— The trustee, the master servicer or another specified party who administers the related REMIC.

REMIC Certificates— Certificates evidencing interests in a trust fund as to which a REMIC election has been made.

REMIC Provisions — Sections 860A through 860G of the Code.

REMIC Regular Certificate— A REMIC Certificate designated as a “regular interest” in the related REMIC.

REMIC Regular Certificateholder— A holder of a REMIC Regular Certificate.

REMIC Residual Certificate— A REMIC Certificate designated as a “residual interest” in the related REMIC.

REMIC Residual Certificateholder— A holder of a REMIC Residual Certificate.

REMIC Regulations— The REMIC Provisions and the related Treasury regulations.

REO Mortgage Loan— A mortgage loan where title to the related mortgaged property has been obtained by the trustee or to its nominee on behalf of securityholders of the related series.

RICO— The Racketeer Influenced and Corrupt Organizations statute.

Securities Act— The Securities Act of 1933, as amended.

Seller— The seller of the mortgage loans included in a trust fund to the depositor with respect a series of securities, who shall be an Affiliated Seller or an Unaffiliated Seller.

Single Family Property — An attached or detached one-family dwelling unit, two-to four-family dwelling unit, condominium, townhouse, row house, individual unit in a planned-unit development and other individual dwelling units.

SMMEA— The Secondary Mortgage Market Enhancement Act of 1984.

Special Hazard Amount - The amount of Special Hazard Losses that may be allocated to the credit enhancement of the related series.

Special Hazard Loss — (1) losses due to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (2) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies.

Strip Security — A security which will be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions or (2) interest distributions, with disproportionate, nominal or no principal distributions.

Tax Favored Plans — Plans that meet the definition of “plan” in Section 4975(e)(1) of the Code, including tax-qualified retirement plans described in Section 401(a) of the Code and individual retirement accounts and annuities described in Section 408 of the Code.

TILA — The Federal Truth-in-Lending Act.

Title V— Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

Title VIII— Title VIII of the Garn-St Germain Act.

Unaffiliated Sellers — Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Resolution Trust Corporation, the FDIC and other mortgage loan originators or sellers not affiliated with the depositor.

United States Person — A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations),or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

Value— With respect to a mortgaged property securing a single family, multifamily, commercial or mixed-use loan, the lesser of (x) the appraised value determined in an appraisal obtained at origination of the mortgage loan, if any, or, if the related mortgaged property has been appraised subsequent to origination, the value determined in the subsequent appraisal and (y) the sales price for the related mortgaged property (except in circumstances in which there has been a subsequent appraisal). However, in the case of refinanced, modified or converted single family, multifamily, commercial or mixed-use loans, the “Value” of the related mortgaged property will be equal to the lesser of (x) the appraised value of the related mortgaged property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related mortgaged property or, if the mortgage loan is not a rate and term refinance mortgage loan and if the mortgaged property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related mortgaged property plus the added value of any improvements. With respect to a new Manufactured Home, the “Value” is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site), including “accessories” identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to a used Manufactured Home, the “Value” is the least of the sale price, the appraised value, and the National Automobile Dealer’s Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

$913,561,000
(Approximate)

MortgageIT Securities Corp.
Depositor

DB Structured Products, Inc.
Sponsor

MORTGAGEIT SECURITIES CORP. MORTGAGE LOAN
TRUST, SERIES 2007-2
Mortgage Pass-Through Certificates

Prospectus Supplement
Dated August 30, 2007

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

Deutsche Bank Securities
Underwriter

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates offered by this prospectus supplement in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date of this prospectus supplement.